      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        FLORIDA PANTHERS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             7990                            65-0676005
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

           (FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS"
                             ON THE FOLLOWING PAGE)

                          450 EAST LAS OLAS BOULEVARD
                           FORT LAUDERDALE, FL 33301
                                 (954) 712-1300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            RICHARD L. HANDLEY, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        FLORIDA PANTHERS HOLDINGS, INC.
                          450 EAST LAS OLAS BOULEVARD
                           FORT LAUDERDALE, FL 33301
                                 (954) 712-1300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                          STEPHEN K. RODDENBERRY, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                       ONE S.E. THIRD AVENUE, 28TH FLOOR
                              MIAMI, FL 33131-1704
                                 (305) 374-5600
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED
                                        AMOUNT                 MAXIMUM                 PROPOSED               AMOUNT OF
     TITLE OF EACH CLASS                TO BE               OFFERING PRICE             MAXIMUM               REGISTRATION
OF SECURITIES TO BE REGISTERED        REGISTERED             PER NOTE(1)            OFFERING PRICE               FEE
------------------------------------------------------------------------------------------------------------------------------
9 7/8% Senior Subordinated
  Notes due 2009..............       $340,000,000                100%                $340,000,000              $94,520
------------------------------------------------------------------------------------------------------------------------------
Guarantees(2).................           (3)                     (3)                     (3)                     (3)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) The Company's domestic subsidiaries, listed in the table on the following page (the "Guarantors"), have guaranteed on a senior subordinated unsecured basis, jointly and severally, the payment of the principal of, premium, if any, and interest on the 9 7/8% Senior Subordinated Notes due 2009 being registered hereby (the "Guarantees"). The Guarantors are registering the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.
(3) Not applicable.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                              PRIMARY STANDARD
                                                 STATE OF        INDUSTRIAL      I.R.S. EMPLOYER
                                              INCORPORATION/   CLASSIFICATION    IDENTIFICATION
       NAME OF ADDITIONAL REGISTRANT            FORMATION           CODE              CODE
       -----------------------------          --------------  ----------------   ---------------
2301 Mgt., Ltd..............................  Florida                7990         65-0430545
2301 SE 17th St, Inc........................  Florida                7990         65-0396845
2301 SE 17th St., Ltd.......................  Florida                7990         65-0407836
Arena Development Company, Inc..............  Florida                7990         65-0679602
Arena Development Company, Ltd..............  Florida                7990         65-0683997
Arena Operating Company, Inc................  Florida                7990         65-0679603
Arena Operating Company, Ltd................  Florida                7990         65-0683996
Biltmore Hotel Partners, L.L.L.P............  Arizona                7990         86-0704894
Boca By Design, Inc.........................  Florida                7990             --
Boca Raton Caterers, Inc....................  Florida                7990             --
Boca Raton Resort and Club, Inc.............  Florida                7990             --
Coyote Holdings, Inc........................  Delaware               7990         65-0812749
Decoma Investment, Inc. I...................  Texas                  7990         76-0154871
Decoma Investment, Inc. II..................  Texas                  7990         76-0156358
Desert Jewel Destinations LLC...............  Arizona                7990             --
Florida Golf Management, Inc................  Florida                7990         65-0793088
Florida Hospitality Services, Inc...........  Florida                7990         65-0301371
Florida Panthers Hockey Club, Inc...........  Florida                7990         65-0379490
Florida Panthers Hockey Club, Ltd...........  Florida                7990         65-0401302
Florida Panthers Hotel Corporation..........  Delaware               7990         65-0909990
Florida Panthers Ice Ventures, Inc..........  Florida                7990         65-0722833
Florida Panthers Naples, Inc................  Florida                7990         65-0792647
FPH Management, Inc.........................  Florida                7990         65-0792649
FPH/RHI Merger Corp.........................  Florida                7990         65-0911243
LeHill Partners L.P.........................  Delaware               7990         36-4005255
Mizner Center, Inc..........................  Florida                7990             --
Panthers AHL Hockey Corp....................  Florida                7990         65-0815101
Panthers Boca General Partner, Inc..........  Florida                7990         65-0762243
Panthers Boca Limited Partner, Inc..........  Florida                7990         65-0762244
Panthers BRGP Corporation...................  Florida                7990         65-0762241
Panthers BRHC Limited.......................  Florida                7990         65-0762249
Panthers BRHC Management Corporation........  Florida                7990         65-0762234
Panthers BRLP Corporation...................  Florida                7990         65-0762238
Panthers Edgewater Resort, Inc..............  Delaware               7990         65-0811827
Panthers Grey Oaks, Inc.....................  Florida                7990         65-0851608
Panthers Planation Golf, Inc................  Florida                7990         65-0863399
Panthers RPN Limited........................  Florida                7990         65-0826143
Pelican Hill Associates, L.P................  Delaware               7990         36-4005258
PER, L.L.C..................................  Delaware               7990             --
Rahn Bahia, Inc.............................  Florida                7990         65-0498957
Rahn Bahia Mar, G.P.........................  Florida                7990         65-0498953
Rahn Bahia Mar, Inc.........................  Florida                7990         65-0498959
Rahn Bahia Mar, Ltd.........................  Florida                7990         65-0485440
Rahn Bahia Mar Mgmt., Inc...................  Florida                7990         65-0500488
Rahn Pier, Inc..............................  Florida                7990         65-0418131
Rahn Pier Mgt., Inc.........................  Florida                7990         65-0093227
ResortHill, Inc.............................  Illinois               7990         36-4005260
Wright-Bilt Corp............................  Delaware               7990         65-0811829

                               OFFER TO EXCHANGE

           9 7/8% SENIOR SUBORDINATED NOTES DUE 2009, WHICH HAVE BEEN
              REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL
             OUTSTANDING 9 7/8% SENIOR SUBORDINATED NOTES DUE 2009
                       WHICH HAVE NOT BEEN SO REGISTERED
                                       OF

                        FLORIDA PANTHERS HOLDINGS, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON JUNE    , 1999, UNLESS EXTENDED

                             ---------------------

     Florida Panthers Holdings, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $340,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of the issued and outstanding 9 7/8% Senior Subordinated Notes due 2009 (the "Old Notes," and, together with the New Notes, the "Notes") from the holders (the "Holders") thereof. The terms of the New Notes are substantially identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. We issued $340,000,000 aggregate principal amount of Old Notes on April 15, 1999, pursuant to exemptions from, or transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws (the "Private Debt Offering"). The New Notes will be issued pursuant to an indenture dated as of April 21, 1999 between the Company and The Bank of New York (the "Trustee"). Set forth below is a summary of the terms of the Notes offered by this Prospectus. For more detail see "Description of Notes."

o INTEREST

 The Notes have a fixed annual rate of 9 7/8% which will be paid every six months on April 15 and October 15, commencing October 15, 1999.

o MATURITY

  The Notes will mature on April 15, 2009.

o GUARANTEES

  If we cannot make payments on the Notes when they are due, our existing subsidiaries have guaranteed the Notes and must make payments instead. Certain of our future subsidiaries will also guarantee the Notes.

  The Notes are unsecured obligations of our Company and the Guarantees are unsecured obligations of the guarantor subsidiaries.

o MANDATORY OFFER TO REPURCHASE

  If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the Notes.

o RANKING

  The Notes and the Guarantees are subordinated to our current and future senior debt.

  If we or any guarantor subsidiary goes into bankruptcy, payments on the Notes will only be made after our senior debt or the senior debt of such guarantor subsidiary has been paid in full.

o REDEMPTION

  At any time on or after April 15, 2004, we may, at our option, redeem the Notes at the prices set forth in this Prospectus.

  At any time on or prior to April 15, 2002, we may redeem up to 35% of the principal amount of the Notes with the proceeds of certain equity offerings by us.

THIS INVESTMENT INVOLVES RISKS. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE
17.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE AGENCY HAS PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE NEW NOTES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May   , 1999

     The New Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt of the Company. The New Notes rank equal to any future senior subordinated indebtedness of the Company and rank senior in right of payment to all other subordinated obligations of the Company. The New Notes are unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by all of our existing and certain future subsidiaries (the "Guarantors"). The Guarantees are general unsecured obligations of the Guarantors and are subordinated in right of payment to all existing and future senior debt of the Guarantors. The Guarantees rank equal to any future senior subordinated indebtedness of the Guarantors and rank senior in right of payment to all other subordinated obligations of the Guarantors. The Indenture permits us to incur additional indebtedness, including senior debt under our senior credit facilities. See "Description of the Notes."

     For each Old Note accepted for exchange, the Holder thereof will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange thereof for New Notes. Old Notes accepted for exchange will cease to accrue interest upon issuance of the New Notes. Holders of Old Notes accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes.

     The New Notes are being offered hereunder in order to satisfy certain obligations of ours contained in a Registration Rights Agreement between us and the initial purchasers of the Old Notes. We are making the Exchange Offer pursuant to the Registration Statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, we have not sought our own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on the interpretations by the staff of the Commission set forth in these no-action letters, we believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the Holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act subject to certain conditions. Such conditions include that the New Notes may not be offered for resale, resold or otherwise transferred by the Holders thereof to (1) any such Holder that is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act; (2) an initial purchaser or Holder of Old Notes who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (3) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities. Furthermore, such New Notes may only be acquired in the ordinary course of such Holder's business and such Holder may not be participating in and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

     We will not receive any proceeds from the Exchange Offer. We will pay numerous expenses in connection with the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m.,
New York City time, on June   , 1999, (the "Expiration Date"), unless extended
in our sole discretion. The Registration Statement of which this Prospectus constitutes a part will remain in effect until the consummation of the Exchange Offer, which will occur promptly after the Expiration Date. If we terminate the Exchange Offer and do not accept for exchange any Old Notes, we will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

     There is no existing trading market for the New Notes and we cannot assure you that a market for the New Notes will develop in the future. Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated, Allen &

                                      (ii)

Company Incorporated, Jefferies & Company, Inc. and Raymond James & Associates, Inc. (collectively, the "Initial Purchasers") have advised us that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, our financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk
Factors -- "There is no public market for the New Notes and the New Notes are not freely transferable." We do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market or register or qualify the New Notes for offer and sale in any jurisdiction (other than the registration of the New Notes under the Securities Act).

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                      WHERE YOU CAN FIND MORE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-4 that we filed with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to our company and the New Notes offered by this Prospectus, please refer to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, we urge you to refer to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission. All of our statements concerning such documents are qualified in their entirety by such reference.

     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's web site at http;//www.sec.gov. The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to our filed Commission documents. The information incorporated by reference is part of this Prospectus. Information we file with the Commission after we file this document will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Exchange Offer is completed.

     (a) Our Annual Report on Form 10-K for the year ended June 30, 1998;

     (b) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     (c) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

     (d) Our Current Report on Form 8-K filed February 16, 1999;

     (e) Our Current Report on Form 8-K filed April 7, 1999; and

     (f) Our Current Report on Form 8-K filed April 26, 1999.

                                      (iii)

     You may request a copy of these filings, at no cost, by writing or telephoning Richard L. Handley, Senior Vice President, Secretary and General Counsel at:

                        Florida Panthers Holdings, Inc.
                          450 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 712-1300

     We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, we will furnish to the Holders and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K as if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports in each case within the time periods set forth in the Commission's rules and regulations.

     We have not authorized any dealer, salesperson or other individual to give any information or to make any representations other than those contained in this Prospectus. You may not rely on any such information or representations other than those set forth in this Prospectus.

     THIS PROSPECTUS IS NOT AN OFFER TO SELL THE NEW NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THE NEW NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS PROHIBITED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THE TERMS DESCRIBED HEREIN SHALL IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE AFTER THE DATE HEREOF.

             CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

     Certain statements contained in this Prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Prospective purchasers of New Notes are cautioned that the Company's business and operations are subject to a variety of risks and uncertainties and, consequently, the Company's actual results may materially differ from those projected by the forward-looking statements contained in this Prospectus. Certain of such risks and uncertainties are discussed under "Risk Factors," beginning on page 17 of this Prospectus, and prospective purchasers of New Notes are urged to carefully consider such factors.

                                      (iv)

                                    SUMMARY

     The following summary contains basic information about the Exchange Offer. It does not contain all the information that is important to you in making a decision to invest in our company. For a more complete understanding of the Exchange Offer, we encourage you to read this entire document and other documents to which we refer. Unless the context otherwise requires, all references to "we," "us" and "our" include Florida Panthers Holdings, Inc. and its subsidiaries and references to the "Company" mean Florida Panthers Holdings, Inc. only.

                                  OUR BUSINESS

     Florida Panthers Holdings, Inc. is a leading owner and operator of leisure and entertainment/sports businesses. Our company is comprised of two business segments: (1) leisure and recreation, which primarily consists of the ownership of six luxury resorts, including the operation of hotels, conference facilities, golf courses, spas, marinas and private clubs; and (2) entertainment and sports, which includes the operations of the Florida Panthers Hockey Club, the National Car Rental Center, a multi-purpose entertainment complex where the Panthers play their home games, and related arena management operations. We believe each of our businesses operates premier assets which, due to their market positions, attract a large base of loyal customers with high disposable income, thereby allowing us to maximize revenues and cash flows. For the twelve months ended December 31, 1998, pro forma for acquisitions made in 1998, we generated revenue of $362.8 million, of which $311.9 million, or 86% of total revenue, was generated by our leisure and recreation operations and $50.9 million, or 14% of total revenue, was generated by our entertainment and sports operations. Adjusted EBITDA (as defined) for the twelve months ended December 31, 1998, which includes pro forma adjustments for acquisitions made in 1998, amounted to $91.3 million.

LEISURE AND RECREATION

     Our leisure and recreation operations include the ownership of six well-known, luxury resorts with a combined 2,863 rooms. Our resorts include:

        - the Boca Raton Resort and Club (Boca Raton, Florida);

        - the Arizona Biltmore Hotel (Phoenix, Arizona);

        - the Registry Hotel at Pelican Bay (Naples, Florida);

        - the Edgewater Beach Hotel (Naples, Florida);

        - the Hyatt Regency Pier 66 Hotel and Marina (Fort Lauderdale, Florida); and

        - the Radisson Bahia Mar Resort and Yachting Center (Fort Lauderdale, Florida).

     Each of our resorts shares the following competitive and operational strengths:

        - Unique, irreplaceable assets with high recognition and strong positioning in its target markets;

        - Facilities and amenities which provide multiple and diverse revenue streams and attract upscale business and leisure customers;

        - Opportunities to significantly increase revenue and cash flow through the development of additional guest rooms and/or resort amenities and facilities; and

        - Established, or ability to initiate, club membership programs.

     Our resorts have received numerous distinctions commensurate with their leading positions within their respective markets. For example, the Boca Raton Resort and Club received the Readers' Award as one of the "Top 25 Hotels in North America" by Travel & Leisure magazine in 1998 and was named to Conde Nast Traveler's Gold List in 1998. The Arizona Biltmore was also named to Conde Nast Traveler's Gold List in 1998 and was featured in Architectural Digest in 1996.

     Amenities and services at our resorts include conference facilities, golf courses, tennis facilities, spas, fitness centers, marinas, restaurants, retail outlets, swimming pools, and other activities and services. The diversity and number of amenities and services at our facilities provides us with substantial non-room revenues. For the twelve months ended December 31, 1998, approximately 57% of revenues from our leisure and recreation operations were generated from non-room sources. In addition, our luxury amenities and services allow us to maintain premium pricing for our rooms. For the year ended December 31, 1998, our average daily room rate was $191.65, compared to the average daily room rate of the luxury resort industry for this period which, according to Smith Travel Research, was $166.05.

     Our resorts' conference facilities and other amenities make them attractive locations for group functions. Our conference facilities include over 330,000 square feet of combined conference space and we maintain our own in-house planning and logistics capabilities. In addition, we believe the geographic diversity of our resorts in eastern and western Florida and Arizona will allow our sales people to market multiple resort locations to corporate and association groups that prefer to rotate conference locations from year to year.

     We believe that there are growth opportunities at many of our resorts because a significant portion of the land at these locations is either undeveloped or is capable of being reconfigured for alternative uses. We expect that the addition of new rooms and amenities will attract additional customers as well as enable us to realize incremental revenues from our existing customers.

     We also believe that our focus on upscale business and leisure customers and corporate group customers allows us to maximize our total revenue per available room. It has been our experience that these customers are more likely to use the additional amenities and facilities available at our resorts, thereby increasing revenue. In addition, we believe that by targeting upscale customers we are well positioned to take advantage of demographic trends (which include an aging "baby-boom" population with increasing disposable income) creating increased demand for luxury resorts and related amenities. We believe our resorts will be able to capitalize on these trends given their unique nature and locations. Our ability to capitalize on these trends will be enhanced by the high barriers to entry associated with new luxury hotel and resort development that we expect will limit new luxury room supply.

     We continue to expand and develop our Premier Club concept which was first introduced in 1991 at the Boca Raton Resort and Club. Membership in the Boca Raton Resort Premier Club allows Premier Club members access to the Boca Raton Resort and Club grounds, restaurants, recreational facilities and other private social functions, which are otherwise restricted to resort guests. The Boca Raton Resort Premier Club currently requires an initial membership fee of $45,000 and annual social dues starting at $2,300. Additional dues are required for members to have access to the resort's golf and tennis facilities. Annual cash flow from Premier Club membership fees and dues has grown from $9.8 million in 1996 to $14.9 million in 1998. In addition, Premier Club members generate additional revenues through the use of existing resort facilities and services, which are available on a fee-for-use basis. We expect to expand the Premier Club concept to our other resorts through the development of additional amenities and membership programs.

ENTERTAINMENT AND SPORTS

     Our entertainment and sports operations primarily consist of:

        - Ownership and management of the Florida Panthers Hockey Club, a National Hockey League franchise; and

        - Management of the National Car Rental Center, a multi-purpose entertainment complex where the Panthers play their home games.

     The Panthers began play during the 1993-1994 NHL season. The Panthers have been a highly successful franchise, reaching the playoffs in two out of the last three seasons and competing in the 1996 Stanley Cup Championship. The Panthers have developed a strong fan base in South Florida, selling out all of their home games for the 1996-1997 and 1997-1998 NHL seasons (14,700 seats per game), with attendance for the 1998-1999 season to date averaging approximately 18,000 per game or 92% of capacity. Since moving to the National Car Rental Center, the Panthers' average gate receipts have ranked in the top six among NHL franchises.

     The Panthers generate revenue through the sale of tickets to Panthers' home games, the licensing of local market television, cable network, and radio rights, from distributions under revenue-sharing arrangements with the NHL covering national broadcasting contracts, as well as other ancillary sources including franchise fees. In addition, we generate revenue through our participation in the net operating income of the National Car Rental Center, where the Panthers began playing their home games with the opening of the 1998-1999 NHL season.

     From the Panthers' inception through the end of the 1997-1998 season, the Panthers played all of their home games at the 14,700 seat Miami Arena. The size of the Miami Arena limited the Panthers' ability to generate revenue from additional ticket sales, concessions and merchandise sales, and unfavorable lease terms precluded the Panthers from sharing in suite, building advertising and parking revenue.

     In June 1996, we entered into an agreement with Broward County (the owner of the National Car Rental Center) to develop the National Car Rental Center. The National Car Rental Center is a state-of-the-art multi-purpose entertainment complex strategically located in the center of South Florida's tri-county area, which encompasses a population of approximately 4.5 million. The National Car Rental Center has a seating capacity of 19,500 for hockey games, over 30% more than the Miami Arena, including 72 luxury suites and 2,400 premium club seats. For the 1998-1999 season, the Panthers have sold season tickets for 15,500 of the arena's 19,500 seats. In addition, all of the luxury suites have been pre-sold under multi-year contracts.

     The National Car Rental Center provides a variety of revenue streams to us, including suite and premium club seat sales, building advertising, parking, concessions, and net revenues generated from other entertainment events held at the arena. Many of these revenue streams are committed to on a multi-year basis. We have entered into a 30-year operating agreement with Broward County regarding the National Car Rental Center pursuant to which we are entitled to retain (1) 95% of all revenue derived from the sale of general seating tickets to the Panthers' home games and 100% of certain other hockey-related advertising and merchandising revenue and (2) the first $14.0 million of net operating income generated by the National Car Rental Center, on an annual basis, and 80% of all net operating income in excess of $14.0 million generated by the National Car Rental Center, with Broward County receiving the remaining 20%. Due to its central location, state-of-the-art facilities and large seating capacity, we have already booked over 140 events for the National Car Rental Center, including performances by Celine Dion, Elton John, Billy Joel and The Rolling Stones.

BUSINESS STRATEGY

     Our objective is to maximize our cash flow from and the value of our businesses by:

     - CONTINUING INTERNAL GROWTH THROUGH CAPITAL IMPROVEMENTS AT OUR
       RESORTS. We believe that our resorts have the opportunity for continued internal growth. At the time we acquired our resorts, each resort had on-going or recently completed expansion and/or improvement programs. In addition, we have continued to make capital improvements at the resorts after we acquired them. We believe these capital improvements have and will continue to improve our revenue and cash flow per available room. In addition to normal recurring maintenance capital expenditures, over the past four years, $139.2 million has been invested in our resorts to:

        -- Construct a new conference center, as well as replace one of the existing golf courses with a championship course and add a state-of-the-art tennis and fitness center at the Boca Raton Resort and Club (completed in 1998);

        -- Undertake a property-wide renovation (completed in 1996), add a spa complex (completed in 1997) and add 122 additional rooms and an Olympic size swimming pool (expected completion June 1999) at the Arizona Biltmore Hotel;

        -- Renovate all of the guest rooms at the Hyatt Regency Pier 66 Hotel and Marina (completed in 1998);

        -- Complete an extensive renovation project primarily relating to guest rooms and the relocation of meeting space and restaurants at the Radisson Bahia Mar Resort and Yachting Center (completed in 1995); and

        -- Redesign the Grande Oaks Golf Club (formerly known as Rolling Hills
           Golf Club), a private golf club and important component of our Fort Lauderdale private club program, which will also serve as an additional amenity for our Hyatt Regency Pier 66 Hotel and Marina and Radisson Bahia Mar Resort and Yachting Center resorts in Fort Lauderdale (completed in March 1999).

        We believe that these capital expenditures have resulted in increases to our average daily room rates and have attracted higher spending corporate and group guests resulting in increased total revenue per available room. For the year ended December 31, 1998, our average daily room rate was $191.65, our room revenue per available room was $131.06 and our total revenue per available room was $299.37. For the year ended December 31, 1997, our average daily room rate was $179.63, our room revenue per available room was $123.59 and our total revenue per available room was $270.88. These statistics compare favorably to the luxury resort industry which, according to Smith Travel Research, achieved an average daily room rate of $166.05 and room revenue per available room of $120.69 in 1998.

        In addition, most of our resorts possess substantial available land for additional development. We expect to undertake additional capital improvements at our resorts which, subject to the availability of capital on terms suitable to us, may include:

        -- Development of a new championship golf course in Naples, Florida;

        -- The addition of 114 luxury guest rooms, the renovation of 100 guest rooms, as well as the addition of a spa complex and 30,000 square feet of retail space at the Boca Raton Resort and Club;

        -- A new pool complex at the Registry Hotel at Pelican Bay; and

        -- Development of a new pool, cabana club and a private club restaurant, as well as a spa expansion at the Hyatt Regency Pier 66 Hotel and Marina.

     - EXPANDING PREMIER CLUB CONCEPT TO OTHER LOCATIONS. We expect to extend the Premier Club concept to our other resorts, which we believe will allow us to generate substantial incremental revenues from existing or planned facilities and services. We anticipate that the Premier Club will allow us to market resort properties, restaurants, pools, and where available, tennis, golf, spas and other leisure and recreational amenities to residents in local communities in a country club/social club setting.

     - SEEKING CROSS-MARKETING OPPORTUNITIES. We believe our current portfolio of luxury resorts provides us with cross-marketing opportunities. For example, corporate and other group customers that hold conferences on a regular basis often rotate their conference locations among various regions of the U.S. By offering a significant number of affiliated luxury resort alternatives to our corporate and group customers, we believe that we will be able to encourage them to use our resorts on a regular basis.

     - CAPITALIZING ON INTEGRATION OF RESORT ACQUISITIONS. We believe the integration of certain aspects of our resort operations will allow us to capitalize on our experienced management team, as well as to realize significant operating efficiencies. Each member of our leisure and recreation senior management team has over 20 years of experience in the resort and real estate industries. We believe our management team's ability to develop incremental revenue streams and generate cash flow growth has been demonstrated by the success of the Boca Raton Resort and Club. In addition, we believe the management of all of our resorts by a single management team, with established practices and systems, will improve the efficiency of our resort operations. We are focusing on integrating the operations of all of our resorts, including reservations, purchasing, training, information systems, insurance and marketing, in order to achieve greater operating efficiencies and improved profit margins.

     - MAXIMIZING OPPORTUNITIES AT THE NATIONAL CAR RENTAL CENTER. We believe the National Car Rental Center, which was completed in October 1998, will significantly increase our ability to market and profit from the Panthers. In addition, we believe our ability to participate in the revenues from non-hockey events held at the National Car Rental Center will increase the cash flow from our entertainment and sports operations. We participate in all of the revenues from the National Car Rental Center, including revenues from the sale of Panthers tickets, the leasing of luxury suites and premium club seats, arena advertising and sponsorships, food and beverage concessions and parking, as well as revenue from other entertainment events.

     - EVALUATING OPPORTUNISTIC ACQUISITIONS/DIVESTITURES. We continuously evaluate ownership, acquisition and divestiture alternatives relating to our two business segments with the intention of maximizing value.

RESORT INDUSTRY OVERVIEW

     We believe our luxury resorts compete most directly with "luxury resort" hotels, which are defined by Smith Travel Research as resorts whose average daily room rate is in the top 15% of their resort markets. According to Smith Travel Research, as of December 31, 1998 there are approximately 334 luxury resorts in the United States, consisting of approximately 131,715 rooms. The room supply in the luxury resort segment of the hotel and lodging industry has been characterized by low growth from 1994 to 1998, having increased at a compounded annual rate of 1.7%. However, room revenue for this luxury resort segment grew at a compounded annual rate of approximately 8.4% between 1994 and 1998, which we believe reflects increased demand.

     We believe that demand in the luxury resort sector will continue to increase in the future as a result of the following key demographic trends:

     - Growth in the population over 40 years old which is expected to increase 22% from 113 million presently to 138 million in the year 2010;

     - Increases in leisure time and disposable income that are expected to occur as the "baby-boom" generation matures;

     - Increasing popularity of golf, spas, boating and restaurant dining; and

     - Increasing corporate demand for quality, full-service facilities which combine both group meeting facilities and recreational amenities.

PROFESSIONAL HOCKEY INDUSTRY OVERVIEW

     The National Hockey League was established in 1917 and comprises 27 professional hockey teams based in major cities in the U.S. and Canada. The NHL has continued to grow in popularity, as evidenced by attendance of approximately
18.8 million and record revenues from ticket sales of approximately $613.0 million during the 1997-1998 season, compared to attendance of approximately
13.2 million and ticket sales of approximately $300.0 million during the 1987-1988 season, and an increase in gross retail sales of NHL licensed merchandise in the United States from approximately $45.0 million in 1988 to approximately $1.0 billion in 1997-1998. The growing popularity of hockey is further evidenced by the $80.0 million franchise fee for the new NHL expansion teams to enter the league between 1998 and 2000, a 60% increase from the $50.0 million the Panthers paid in 1993. In addition, the NHL recently agreed to a five-year $600.0 million national television contract with ABC and ESPN, which will be shared equally among the NHL teams. The new contract will begin with the 1999-2000 season and will be approximately three times the dollar amount of the NHL's existing television contract.

                              RECENT DEVELOPMENTS

FINANCINGS

     On February 18, 1999, we completed a private placement of 4,022,561 shares of our Class A common stock at $10.25 per share. The Private Placement resulted in net proceeds to us of approximately $40.2 million.

     On April 6, 1999, we consummated the sale of 1,575,621 shares of our Class A common stock at a price of $10.25 per share, pursuant to our rights offering which expired on March 31, 1999. The rights offering resulted in net proceeds to us of approximately $16.0 million.

     We entered into a new revolving credit facility in the amount of $146.0 million at the same time as the closing of the Private Debt Offering. This facility was provided by a syndicate of banks and other financial institutions led by Bear, Stearns & Co. Inc., as syndication agent, and Bankers Trust Company, as administrative agent. Borrowings under this facility bear interest at a variable rate. The facility will mature approximately three years after the date of the closing of the Private Debt Offering. We will refer to this facility as the "New Credit Facility" elsewhere in this Prospectus.

INTERIM OPERATING RESULTS

     On April 9, 1999, we announced our unaudited consolidated operating results for the three months and nine months ended March 31, 1999. These operating results, which are presented below and compared to our operating results for the same periods in 1998, are not necessarily indicative of our operating results which may be expected for the twelve months ending June 30, 1999.

                         FLORIDA PANTHERS HOLDINGS INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE AND NINE MONTHS ENDED MARCH 31
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS           NINE MONTHS
                                                        -------------------   -------------------
                                                          1998       1999       1998       1999
                                                        --------   --------   --------   --------
Revenue:
  Leisure and recreation..............................  $ 92,281   $113,426   $180,661   $242,298
  Entertainment and sports............................    13,471     28,862     34,620     57,317
                                                        --------   --------   --------   --------
          Total revenue...............................   105,752    142,288    215,281    299,615
Operating Expenses:
  Cost of leisure and recreation services.............    32,831     40,720     76,299    103,762
  Cost of entertainment and sports services...........    18,218     22,133     39,795     44,294
  Selling, general and administrative expenses........    25,859     28,024     66,223     74,250
  Amortization and depreciation expense...............     6,538      8,156     15,453     23,187
                                                        --------   --------   --------   --------
          Total operating expenses....................    83,446     99,033    197,770    245,493
                                                        --------   --------   --------   --------
Operating income......................................    22,306     43,255     17,511     54,122
Interest and other income.............................       366        286      1,683      1,756
Interest and other expense............................    (7,865)   (17,399)   (14,528)   (40,616)
Minority interest.....................................      (887)      (114)    (1,743)      (294)
                                                        --------   --------   --------   --------
Net income (1)........................................  $ 13,920   $ 26,028   $  2,923   $ 14,968
                                                        ========   ========   ========   ========
Net income per share -- basic.........................  $   0.40   $   0.70   $   0.09   $   0.42
                                                        ========   ========   ========   ========
Net income per share -- diluted.......................  $   0.39   $   0.70   $   0.08   $   0.42
                                                        ========   ========   ========   ========
Shares used in computing net income per
  share -- basic......................................    35,118     37,022     34,067     35,762
                                                        ========   ========   ========   ========
Shares used in computing net income per
  share -- diluted....................................    35,788     37,061     34,474     35,924
                                                        ========   ========   ========   ========

---------------
(1) A provision for income taxes has been excluded from the three- and nine-month presentation because the company has adequate net operating loss carryforwards to offset taxes.

ENTERTAINMENT AND SPORTS OPERATIONS

     Since the opening of the National Car Rental Center in October 1998, the Florida Panthers Hockey Club's financial performance has reflected the benefits of the new arena and the related operating agreement. The new 30-year operating agreement allows the Panthers to realize significant hockey and non-hockey related cash flows, many of which are under multi-year contracts. During the fiscal quarter ended December 31, 1998, our entertainment and sports business generated EBITDA of $3.6 million versus a loss of $2.5 million for the comparable period in 1997. During the three months ended March 31, 1999, our entertainment and sports business generated EBITDA of $4.1 million versus a loss of $7.5 million for the comparable period in 1998. Due primarily to these improvements, our total consolidated pro forma Adjusted EBITDA increased from $91.3 million for the twelve months ended December 31, 1998 to $105.9 million for the twelve months ended March 31, 1999.
                           -------------------------

     Our principal executive offices are located at 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 and our telephone number is
(954)712-1300. We are located on the World Wide Web at www.pawinvestor.com and our E-mail address is pawinvestor@fphi.com.

                              THE INITIAL OFFERING

     Pursuant to a Purchase Agreement dated as of April 15, 1999 (the "Purchase Agreement"), we completed the sale of the Old Notes in an aggregate principal amount of $340.0 million to the Initial Purchasers on April 21, 1999. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The net proceeds from the Private Debt Offering, of approximately $329.2 million after deducting discounts to the Initial Purchasers and estimated offering expenses, were used to repay our short-term indebtedness and part of our long-term indebtedness.

     The Old Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. As a condition to their purchase of the Old Notes, the Initial Purchasers requested that we agree to commence the Exchange Offer following the Private Debt Offering.

                               THE EXCHANGE OFFER

NOTES OFFERED...................   We are offering for exchange up to
                                   $340,000,000 aggregate principal amount of
                                   9 7/8% Senior Subordinated Notes due 2009, which we have registered under the Securities
                                   Act. We refer to the Notes being offered hereby as the New Notes. The terms of the New
                                   Notes are substantially identical to the Old
                                   Notes in all material respects, except that:

                                        o the New Notes have been registered
                                          under the Securities Act;

                                        o the Old Notes have certain transfer
                                          restrictions and registration rights;
                                          and

                                        o the New Notes will not contain certain
                                          provisions relating to additional
                                          interest to be paid to the Holders of
                                          Old Notes under certain circumstances
                                          relating to the timing of the Exchange
                                          Offer.

EXCHANGE OFFER..................   We are offering to exchange the New Notes for
                                   the Old Notes that are properly tendered and accepted for exchange. We will issue the New
                                   Notes promptly after the Expiration Date. If you were not prohibited from participating in the Exchange Offer and you did not tender your Old Notes, you will have no further exchange rights under the Registration Rights
                                   Agreement with respect to such non-tendered
                                   Old Notes once the Exchange Offer is
                                   consummated. Accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.

TENDERS, EXPIRATION DATE;
WITHDRAWAL; EXCHANGE DATE.......   The Exchange Offer will expire at 5:00 p.m.,
                                   New York City time, on June   , 1999, which
                                   is 20 business days from the date of this Prospectus, unless extended by us in our sole discretion. You may withdraw and retender any Old Notes tendered pursuant to the Exchange
                                   Offer at any time prior to the expiration date of the Exchange Offer. We will return to you any of your tendered Old Notes not accepted for exchange for any reason without expense as promptly as practicable after the expiration or termination of the Exchange
                                   Offer. The date of acceptance for exchange of all Old Notes properly tendered and not withdrawn for New Notes (the "Exchange Date") will be the first business day following the expiration date of the Exchange Offer or as soon as practicable thereafter.

SHELF REGISTRATION STATEMENT....   If the Exchange Offer is not permitted by
                                   applicable law or Commission policy or you notify us in a timely manner of the occurrence of certain events set forth in the Registration Rights Agreement, we have agreed to register the Old Notes with a shelf registration statement and use our best efforts to cause such registration statement to be declared effective by the Commission within certain time periods after the consummation of the Exchange Offer. We have agreed to maintain the effectiveness of the shelf registration statement for, under certain circumstances, a maximum of two years to cover resales of the Old Notes held by such holders.

ACCRUED INTEREST ON THE NEW
NOTES...........................   Each New Note will bear interest from the
                                   most recent date to which interest has been paid on the Old Note or, if no such payment has been made, from April 15, 1999. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New
                                   Notes.

PROCEDURES FOR TENDERING OLD
NOTES...........................   If you want to accept the Exchange Offer, you
                                   must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with either certificates for the Old Notes or a book-entry confirmation of such Old Notes into the book-entry transfer facility, if such procedure is available, and any other required documentation, to The Bank of New
                                   York, as Exchange Agent (the "Exchange
                                   Agent"), at the address set forth herein and in the Letter of Transmittal.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS...............   Any beneficial owner of Old Notes whose Old
                                   Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes for exchange should contact the registered Holder and instruct such registered Holder to tender such Old Notes on the beneficial owner's behalf. If such beneficial owner wishes to tender its Old
                                   Notes on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old
                                   Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered
                                   Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                                   Date.

GUARANTEED DELIVERY
PROCEDURES......................   If you want to tender your Old Notes for
                                   exchange and your Old Notes are not
                                   immediately available or you cannot deliver the Old Notes or any other documents required by the Letter of Transmittal to the Exchange
                                   Agent in a timely manner, you must tender your Old Notes according to the delivery procedures set forth in "The Exchange
                                   Offer -- Guaranteed Delivery Procedures" section of this Prospectus.

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS................   The exchange pursuant to the Exchange Offer
                                   will not result in the recognition of income, gain or loss to you or our Company for federal income tax purposes.

USE OF PROCEEDS.................   We will not receive any proceeds from the
                                   Exchange Offer.

EXCHANGE AGENT..................   The Bank of New York, the trustee under the
                                   Indenture, is serving as Exchange Agent in connection with the Exchange Offer.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     If you do not exchange your Old Notes for New Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on such notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell your Old Notes unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Notes under the Securities Act.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions relating to additional interest to be paid to the Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

SECURITIES.......................    $340,000,000 in principal amount of 9 7/8%
                                     Senior Subordinated Notes, which we have registered under the Securities Act.

MATURITY.........................    April 15, 2009.

INTEREST.........................    Semi-annually in cash in arrears on April
                                     15 and October 15 of each year, starting
                                     October 15, 1999.

GUARANTEES.......................    All of our domestic subsidiaries other than
                                     those treated as unrestricted subsidiaries will guarantee the New Notes on a senior subordinated basis. Future domestic subsidiaries which are deemed restricted subsidiaries will also be required to guarantee the New Notes. As of the date of issuance of the New Notes, our existing subsidiaries will guarantee the New Notes.
                                     See "Description of Notes -- Subsidiary
                                     Guarantees."

RANKING..........................    The New Notes will be our general unsecured
                                     senior subordinated obligations and will be subordinated to all of our senior indebtedness. The New Notes will rank equally with any of our unsecured senior subordinated indebtedness and will rank senior to any of our subordinated indebtedness. Our subsidiaries' guarantees with respect to the New Notes will be general unsecured senior subordinated obligations of such guarantors and will be subordinated to all of such guarantors' senior indebtedness. The guarantees will rank equally with any senior subordinated indebtedness of the guarantors and will rank senior to such guarantors' subordinated indebtedness.

                                     Because the New Notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the New Notes will not receive any payment until holders of senior debt have been paid in full. The term "senior debt" is defined in the "Description of Notes -- Subordination" section of this Prospectus.

                                     As of December 31, 1998, on a pro forma
                                     basis after giving effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, the aggregate amount of our consolidated senior debt would be $224.6 million, of which only $24.9 million is a direct obligation of our Company. In addition, approximately $156.1 million would have been available for additional borrowing under our credit facilities and the guarantors' credit facilities, all of which would have been senior debt, if borrowed.

OPTIONAL REDEMPTION..............    On or after April 15, 2004, we may redeem
                                     some or all of the New Notes at any time at the redemption prices described in the section "Description of Notes" under the heading "Optional Redemption."

                                     Prior to April 15, 2002, we may redeem up to 35% of the New Notes with the net proceeds of certain sales of equity at the price listed in the section "Description of Notes" under the heading "Optional Redemption."

MANDATORY OFFER TO REPURCHASE....    If we experience a change of control or
                                     sell assets, in certain circumstances we must offer to repurchase the New Notes at the prices listed in the section
                                     "Description of Notes" under the heading
                                     "Repurchase at the Option of Holders."

BASIC COVENANTS OF THE
INDENTURE........................    We will issue the New Notes under an
                                     indenture with The Bank of New York, as
                                     trustee. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                                     - borrow money;

                                     - pay dividends on stock or purchase our stock;

                                     - make investments and other restricted
                                     payments;

                                     - use assets as security in other
                                     transactions;

                                     - sell certain assets or merge with or into other companies;

                                     - enter into certain transactions with
                                     affiliates;

                                     - sell stock in our restricted
                                     subsidiaries; and

                                     - restrict dividends or other payments to us.

                                     These covenants are subject to important exceptions and qualifications, which are described in the section "Description of Notes" under the heading "Certain Covenants" in this Prospectus.

EXCHANGE OFFER; REGISTRATION
RIGHTS...........................    Holders of New Notes (other than as set
                                     forth below) are not entitled to any
                                     registration rights with respect to the New
                                     Notes. Pursuant to the Registration Rights
                                     Agreement among the Company, the Guarantors and the Initial Purchasers, the Company agreed to file an exchange offer registration statement with respect to an offer to exchange the Old Notes for the New
                                     Notes. The Registration Statement of which this Prospectus is a part constitutes such exchange offer registration statement.
                                     Under certain circumstances, certain
                                     holders of Notes (including holders of Old
                                     Notes who may not participate in the
                                     Exchange Offer) may require us to file, and cause to become effective, a shelf registration statement under the Securities
                                     Act which would cover resales of Notes by such holders.

USE OF PROCEEDS..................    We will receive no proceeds from the
                                     Exchange Offer.

     You should refer to the section entitled "Risk Factors" beginning on page 17 for an explanation of certain risks of investing in the New Notes.

            SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA

          (IN THOUSANDS, EXCEPT OPERATING PERCENTAGE DATA AND RATIOS)

     The following table presents summary pro forma consolidated statement of operations, other operating data and balance sheet data of our company for the periods and dates indicated. The pro forma statement of operations, other operating data and balance sheet data give effect to the acquisition and financing transactions described under the caption headed "Unaudited Condensed Consolidated Pro Forma Financial Statements" elsewhere in this Prospectus. The summary pro forma financial information set forth below is presented for illustrative purposes only and is not necessarily indicative of what the actual financial condition or results of operations of our company would have been had those transactions and events been consummated on the dates presented. This summary pro forma financial information does not purport to be indicative of our financial condition or results of operations for any future period.

     The following summary unaudited consolidated pro forma financial data should be read in conjunction with the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements included elsewhere in this Prospectus.

                                                                                              TWELVE MONTHS ENDED
                                                     FISCAL YEAR       SIX MONTHS        -----------------------------
                                                        ENDED      ENDED DECEMBER 31,
                                                      JUNE 30,     -------------------   DECEMBER 31,    FEBRUARY 28,
                                                        1998         1997       1998         1998            1999
                                                     -----------   --------   --------   -------------   -------------
STATEMENT OF OPERATIONS(1):
Revenue:
  Leisure and recreation...........................   $303,361     $120,369   $128,872     $311,864        $315,435
  Entertainment and sports.........................     43,586       21,149     28,455       50,892          60,477
                                                      --------     --------   --------     --------        --------
        Total revenue..............................    346,947      141,518    157,327      362,756         375,912
Operating expenses:
  Cost of leisure and recreation services..........    130,072       57,023     63,042      136,091         136,804
  Cost of entertainment and sports services........     45,919       21,577     22,161       46,503          48,725
  Selling, general and administrative expenses.....    105,205       50,614     46,226      100,817         103,450
  Depreciation and amortization....................     28,693       12,976     15,031       30,748          31,166
                                                      --------     --------   --------     --------        --------
        Total operating expenses...................    309,889      142,190    146,460      314,159         320,145
Operating income (loss)............................     37,058         (672)    10,867       48,597          55,767
Interest and other income..........................      2,505        1,516      1,470        2,459           2,525
Interest and other expense.........................    (49,474)     (25,654)   (24,572)     (48,392)        (48,720)
Minority interest..................................     (1,813)        (856)      (180)      (1,137)           (361)
                                                      --------     --------   --------     --------        --------
Net income (loss)(2)...............................   $(11,724)    $(25,666)  $(12,415)    $  1,527        $  9,211
                                                      ========     ========   ========     ========        ========
OTHER DATA(1):
EBITDA:
  Leisure and recreation...........................   $ 89,820     $ 22,566   $ 29,922     $ 97,176        $ 98,544
  Entertainment and sports.........................    (12,092)      (5,161)     1,471       (5,460)          1,308
  Corporate........................................     (9,472)      (3,585)    (4,025)      (9,912)        (10,394)
                                                      --------     --------   --------     --------        --------
        Total EBITDA(3)............................     68,256       13,820     27,368       81,804          89,458
Net membership fees deferred during the
  period(4)........................................      5,814           --      3,723        9,537           9,317
                                                      --------     --------   --------     --------        --------
Adjusted EBITDA(5).................................   $ 74,070     $ 13,820   $ 31,091     $ 91,341        $ 98,775
                                                      ========     ========   ========     ========        ========
EBITDA margin(6)...................................         20%          10%        17%          23%             24%
Adjusted EBITDA margin(7)..........................         21%          10%        19%          25%             26%
Cash interest expense(8)...........................   $ 46,147     $ 23,326   $ 24,233     $ 47,054        $ 47,515
                                                      --------     --------   --------     --------        --------
Adjusted EBITDA/Cash interest expense..............                                             1.9x            2.1x
Net debt/Adjusted EBITDA(9)(10)....................                                             6.0x            5.6x

                                                                  AT DECEMBER 31, 1998
                                                              -----------------------------
                                                               HISTORICAL      AS ADJUSTED
                                                               ----------      -----------
BALANCE SHEET DATA(1):
Cash and cash equivalents...................................   $   12,884      $   12,884
Restricted cash.............................................       24,790          24,790
Total current assets........................................       96,053          96,053
Total assets................................................    1,214,627       1,228,394
Total debt..................................................      607,026         564,568
Total shareholders' equity..................................      419,471         475,696

---------------

 (1) Pro forma and as adjusted figures reflect the acquisition of the Registry Hotel at Pelican Bay, the Arizona Biltmore Hotel and the Edgewater Beach Hotel, as applicable, as well as the consummation of the private placement of our Class A common stock which closed February 18, 1999, the rights offering of our Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility and the Private Debt Offering and the application of the net proceeds from these financings. See "Unaudited Condensed Consolidated Pro Forma Financial Statements."
 (2) A pro forma tax provision has been excluded from the presentation based on the fact that we have adequate net operating loss carryforwards to offset pro forma earnings presented.
 (3) EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and minority interest. Our management and certain investors use EBITDA and Adjusted EBITDA (see below) as indicators of our historical ability to service debt, to sustain potential future increases in debt and to satisfy capital requirements. However, neither EBITDA nor Adjusted EBITDA is intended to represent cash flows for the period. In addition, they have not been presented as alternatives to either
     (a) operating income (as determined by generally accepted accounting principles, or GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) and is thus susceptible to varying calculations. EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.
 (4) Represents the annual change in deferred revenue from the Premier Club at the Boca Raton Resort and Club net of expenses related to the Premier Club. The Premier Club currently requires a non-refundable initial membership fee of $45,000 and annual social dues starting at $2,300. We offer internal financing of the initial membership fee to our customers. Accordingly, the net membership fees deferred during the period include cash as well as financed membership sales. Members of the Premier Club have access to the Boca Raton Resort and Club grounds and recreational facilities, which are otherwise restricted to resort guests. Initial membership fees are recorded as revenues over the estimated life of the membership. Unrecognized portions of the initial membership fees are reflected as deferred revenue on the Consolidated Balance Sheets.
 (5) Adjusted EBITDA represents EBITDA plus the amount of net membership fees deferred during the period.
 (6) EBITDA margin is defined as EBITDA divided by total revenue.
 (7) Adjusted EBITDA margin is defined as Adjusted EBITDA divided by the sum of total revenue plus net membership fees deferred during the period.
 (8) Cash interest expense is defined as interest expense less amortization of financing costs and imputed interest expense on certain obligations with no stated interest rate plus capitalized interest expense.
 (9) Net debt is defined as our combined indebtedness, less cash and cash equivalents.
(10) For the twelve-month period ended December 31, 1998, represents net debt as of December 31, 1998 divided by Adjusted EBITDA for the twelve-month period ended December 31, 1998. For the twelve-month period ended February 28, 1999, represents net debt as of February 28, 1999, which was materially unchanged from December 31, 1998, divided by Adjusted EBITDA for the twelve-month period ended February 28, 1999.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

              (IN THOUSANDS, EXCEPT OPERATING MARGINS AND RATIOS)

     The following table presents summary consolidated statement of operations, other operating data and balance sheet data of our company for the periods and the dates indicated. The summary statement of operations and other operating data for each of the fiscal years 1996, 1997 and 1998 presented below were derived from our consolidated financial statements and notes thereto, which have been audited by Arthur Andersen LLP, independent certified public accountants. The summary statement of operations and other operating data for the six months ended December 31, 1997 and 1998 and the summary balance sheet data at December 31, 1998 were derived from unaudited interim condensed consolidated financial statements and notes thereto included elsewhere in this Prospectus. The unaudited interim condensed consolidated financial statements of our company include all adjustments (consisting only of normal recurring adjustments) which in the opinion of our management are necessary for a fair presentation of our financial position and results of operations for these periods. Historical operating results for the six months ended December 31, 1997 and 1998 are not necessarily indicative of the results that may be expected for a full year.

                                                                                                 SIX MONTHS ENDED
                                                                FISCAL YEAR ENDED JUNE 30,         DECEMBER 31,
                                                              ------------------------------   --------------------
                                                                1996       1997       1998       1997        1998
                                                              --------   --------   --------   --------    --------
                                                                                                   (UNAUDITED)
STATEMENT OF OPERATIONS:
Revenue:
  Leisure and recreation....................................  $     --   $ 17,567   $252,603   $ 88,380    $128,872
  Entertainment and sports..................................    34,087     36,695     43,586     21,149      28,455
                                                              --------   --------   --------   --------    --------
        Total revenue.......................................    34,087     54,262    296,189    109,529     157,327
Operating expenses:
  Cost of leisure and recreation services...................        --      6,658    110,084     43,468      63,042
  Cost of entertainment and sports services.................    35,958     35,135     45,919     21,577      22,161
  Selling, general and administrative expenses..............     8,371     15,150     91,579     40,364      46,226
  Depreciation and amortization.............................     9,815      5,698     23,155      8,915      15,031
                                                              --------   --------   --------   --------    --------
        Total operating expenses............................    54,144     62,641    270,737    114,324     146,460
Operating income (loss).....................................   (20,057)    (8,379)    25,452     (4,795)     10,867
Interest and other income...................................       122      1,923      2,307      1,318       1,470
Interest and other expense..................................    (5,030)    (3,364)   (24,673)    (6,663)    (23,217)
Minority interest...........................................      (174)      (440)    (1,813)      (856)       (180)
                                                              --------   --------   --------   --------    --------
Net income (loss)...........................................  $(25,139)  $(10,260)  $  1,273   $(10,996)   $(11,060)
                                                              ========   ========   ========   ========    ========
OTHER DATA:
Net cash flow from operating, investing and financing
  activities(1).............................................  $   (772)  $ 13,244   $ 23,519   $   (842)   $(24,344)
EBITDA:
  Leisure and recreation....................................        --      5,512     72,478     14,184      29,922
  Entertainment and sports..................................   (10,120)    (6,040)   (12,092)    (5,161)      1,471
  Corporate.................................................        --       (230)    (9,472)    (3,585)     (4,025)
                                                              --------   --------   --------   --------    --------
        Total EBITDA(2).....................................   (10,120)      (758)    50,914      5,438      27,368
Net membership fees deferred during the period(3)...........        --         --      5,814         --       3,723
                                                              --------   --------   --------   --------    --------
Adjusted EBITDA(4)..........................................  $(10,120)  $   (758)  $ 56,728   $  5,438    $ 31,091
                                                              ========   ========   ========   ========    ========
EBITDA margin(5)............................................        --         --         17%         5%         17%
Adjusted EBITDA margin(6)...................................        --         --         19%         5%         19%
Capital expenditures........................................  $    140   $  1,494   $ 47,806   $ 30,518    $ 61,781
Cash interest expense(7)....................................     5,030      3,364     23,660      6,663      22,968

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $   12,884
Restricted cash.............................................       24,790
Total current assets........................................       96,053
Total assets................................................    1,214,627
Total debt..................................................      607,026
Total shareholders' equity..................................      419,471

---------------

(1) The details of the cash flows from these items are presented in the Consolidated Statements of Cash Flows included elsewhere in this Prospectus.
(2) EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and minority interest. Our management and certain investors use EBITDA and Adjusted EBITDA (see below) as indicators of our historical ability to service debt, to sustain potential future increases in debt and to satisfy capital requirements. However, neither EBITDA nor Adjusted EBITDA is intended to represent cash flows for the period. In addition, they have not been presented as alternatives to either (i) operating income (as determined by generally accepted accounting principles, or GAAP) as an indicator of operating performance or (ii) cash flows from operating, investing and financing activities (as determined by GAAP) and is thus susceptible to varying calculations. EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(3) Represents the annual change in deferred revenue from the Premier Club at the Boca Raton Resort and Club net of expenses related to the Premier Club. The Premier Club currently requires a non-refundable initial membership fee of $45,000 and annual social dues starting at $2,300. We offer internal financing of the initial membership fee to our customers. Accordingly, the net membership fees deferred during the period include cash as well as financed membership sales. Members of the Premier Club have access to the Boca Raton Resort and Club grounds and recreational facilities, which are otherwise restricted to resort guests. Initial membership fees are recorded as revenues over the estimated life of the membership. Unrecognized portions of the initial membership fees are reflected as deferred revenue on the Consolidated Balance Sheets.
(4) Adjusted EBITDA represents EBITDA plus the amount of net membership fees deferred during the period.
(5) EBITDA margin is defined as EBITDA divided by total revenue.
(6) Adjusted EBITDA margin is defined as Adjusted EBITDA divided by the sum of total revenue plus net membership fees deferred during the period.
(7) Cash interest expense is defined as interest expense less amortization of financing costs and imputed interest on certain obligations with no stated interest rate plus capitalized interest expense.

                                  RISK FACTORS

     An investment in the New Notes involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing elsewhere in this Prospectus, before making an investment in the New Notes.

RISKS RELATING TO THE NEW NOTES

HOLDERS RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO
EXCHANGE

     We will issue the New Notes in exchange for the Old Notes pursuant to this Exchange Offer only after we have received such Old Notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents, in a timely manner. Therefore, if you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. The Exchange Offer will expire at 5:00 p.m. New York City
time on June   , 1999 (the "Expiration Date"). Old Notes that are not tendered or are tendered but not accepted for exchange will, following the Expiration Date and the consummation of this Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding an Old Note after the Expiration Date and the Exchange Offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). We do not currently anticipate that we will register the Old Notes under the Securities Act.

     The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

REQUIREMENTS FOR TRANSFER OF NEW NOTES

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act and, provided that such New Notes are acquired in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such New Notes. However, we have not submitted a no-action letter to the Commission regarding this Exchange Offer and we cannot assure you that the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. If you are an affiliate of the Company, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the New Notes to be acquired pursuant to the Exchange Offer, you (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes where the Old Notes exchanged for such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. To comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

OUR SUBSTANTIAL DEBT COULD INTERFERE WITH OUR ABILITY TO PAY INTEREST AND PRINCIPAL ON THE NEW NOTES.

     We have, and will continue to have after the Exchange Offer, a significant amount of debt. After giving pro forma effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, we would have had total debt and stockholders' equity at December 31, 1998 as set forth in the table below:

                                                                 AT DECEMBER 31,
                                                                       1998
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Total debt..................................................         $564,568
Stockholders' equity........................................          475,696

     Under the indenture governing the New Notes (the "Indenture"), we and our subsidiaries will be permitted to incur substantial additional debt in the future. See "Capitalization," "Selected Consolidated Historical Financial Data," "Selected Unaudited Consolidated Pro Forma Financial Data" and "Description of Notes."

     The amount of our indebtedness could have important consequences to you, including the following:

        - making it more difficult for us to satisfy our obligations with respect to the New Notes;

        - increasing our vulnerability to adverse general economic and industry conditions;

        - requiring us to dedicate a substantial portion of our cash flow from operations to payments of principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes;

        - limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

        - limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

        - placing us at a competitive disadvantage compared to our less leveraged competitors.

THE NEW NOTES AND GUARANTEES WILL BE SUBORDINATED TO OUR AND OUR SUBSIDIARY GUARANTORS' SENIOR DEBT.

     The New Notes and the Guarantees will be subordinated in right of payment to all of our and the subsidiary guarantors' existing and future senior debt. As of December 31, 1998, on a pro forma basis after giving effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, the aggregate amount of our consolidated senior debt would be $224.6 million, of which only $24.9 million is a direct obligation of our Company. In addition, approximately $156.1 million would have been available for additional borrowings under our and the subsidiary guarantors' credit facilities, all of which would have been senior debt, if borrowed. The Indenture and our other debt instruments will permit us and the subsidiary guarantors to incur substantial additional debt, including senior debt.

     As a result of the subordination provisions in the Indenture, upon certain liquidation, dissolution or bankruptcy events, senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the New Notes or Guarantees. In addition, the subordination provisions of the Indenture will provide that payments with respect to the New Notes and the Guarantees will be prohibited in the event of a payment default on senior debt. Further, in the event of certain non-payment defaults on senior debt, payments with respect to the New Notes and the Guarantees will be prohibited for up to 179 days from the date written notice of the default is received. Accordingly, in the event of a bankruptcy, liquidation or reorganization, holders of the New Notes may recover less, ratably, than our or our subsidiary guarantors' creditors who are holders of senior debt. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the New Notes.

THE NEW NOTES ARE UNSECURED. THE CLAIMS OF HOLDERS OF SECURED DEBT WILL HAVE PRIORITY OVER YOUR CLAIMS.

     The New Notes will not be secured by any of our assets. Our obligations and those of our subsidiary guarantors, which directly or indirectly are the borrowers under our New Credit Facility and our other debt instruments, are secured by security interests in our resorts, the Panthers and substantially all of our assets and the other assets of our subsidiary guarantors. If we become insolvent or are liquidated, or if payment under these credit facilities is accelerated, the lenders under these debt instruments would be entitled to exercise the remedies available to a secured lender. Accordingly, these lenders will have a claim on substantially all of our assets that will have priority over any claim you may have for payment under the New Notes or the Guarantees. Accordingly, it is possible that there would be no assets remaining from which claims of the holders of the New Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy these claims fully. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Certain Indebtedness," "Description of Notes" and the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

WE ARE A HOLDING COMPANY AND NEARLY ALL OF OUR CASH FLOW COMES FROM OUR SUBSIDIARIES.

     We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. Although our subsidiary guarantors are guaranteeing the New Notes, we depend on the cash flows of our subsidiaries and the payment of funds to us from such subsidiary as loans, dividends and advances to meet our obligations, including our obligation to pay interest and principal on the New Notes. The ability of our subsidiaries to make such funds available to us will be restricted by the terms of their existing and future indebtedness, including the existing credit facilities and other debt at our subsidiaries which own our resorts, and at our subsidiary which owns the Florida Panthers Hockey Club (the "Panthers"). See "Description of Certain Indebtedness."

OUR FINANCING AGREEMENTS LIMIT OUR OPERATING FLEXIBILITY.

     The Indenture restricts, among other things, our ability to:

     - borrow money;

     - pay dividends on stock or make certain other restricted payments;

     - use assets as security in other transactions;

     - make investments;

     - enter into certain transactions with our affiliates; and

     - sell certain assets or merge with other companies.

If we fail to comply with these covenants, we would be in default under the Indenture, and the principal and accrued interest on the New Notes would become due and payable. See "Description of Notes -- Certain Covenants."

     In addition, our New Credit Facility and the other debt instruments of our subsidiary guarantors contain restrictive covenants which are generally more restrictive than those contained in the Indenture. These debt instruments also require us to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. Our ability to meet those financial ratios and financial tests may be affected by events beyond our control, and we cannot assure you that we will meet those tests. If we fail to meet those tests or breach any of the covenants, the lenders under these debt instruments could declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If we are unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We cannot assure you that our assets would be sufficient to repay in full such indebtedness or any other indebtedness, including the Notes.

     In addition, if we are in default under the Indenture, our credit facilities or certain instruments governing our other indebtedness, that default could constitute a cross-default under the Indenture, such credit facilities or the instruments governing our other indebtedness, as applicable. See "Description of Notes" and "Description of Certain Indebtedness."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a Guarantee could be voided, or claims in respect of a Guarantee could be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its Guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such debt and:

        - was insolvent or rendered insolvent by reason of such incurrence;

        - was engaged in a business or transaction for which that guarantor's remaining assets constituted unreasonably small capital; or

        - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its Guarantee could be required to be returned to that guarantor, or to a fund for the benefit of the creditors of that guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

        - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

        - the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

        - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its Guarantee of the New Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. However, we cannot assure you as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

THERE IS NO PUBLIC MARKET FOR THE NEW NOTES, AND THE NEW NOTES ARE NOT FREELY TRANSFERABLE.

     Prior to the Exchange Offer, there has been no trading market for the New Notes. We have been advised by the Initial Purchasers that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so. Any market-making may be discontinued at any time, and we cannot assure you that an active trading market for the New Notes will develop or, if a trading market develops, that it will continue. Further, the liquidity of, and trading market for, the New Notes may be adversely affected by declines and volatility in the market for high yield securities generally. The liquidity of and trading market for the New Notes also may be adversely affected by any changes in our financial performance or prospects or in the prospects for the other companies in our industry. We do not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System.

RISKS RELATED TO US

WE HAVE A HISTORY OF LOSSES.

     We did not generate any operating income or net income for any year prior to our fiscal year ended June 30, 1998. These losses were due primarily to the operations of the Panthers. However, for the year ended June 30, 1998 and the six months ended December 31, 1998, we had operating income of $25.5 million and $10.9 million, respectively. For the year ended June 30, 1998, we also had net income of $1.3 million, although higher interest expense in the six months ended December 31, 1998 resulted in a net loss of $11.0 million. This increase in operating income is due in part to our move into the high-end luxury resort business, which is generally more profitable than professional sports franchises. Operating income for our entertainment and sports business has also improved recently due in significant part to the fact that we have been sharing in the net profits of the newly-constructed National Car Rental Center. Despite our recent increase in operating income, we cannot assure you that we will have operating income or net income in the future.

WE MAY NEED ADDITIONAL FINANCING.

     We believe that the cash flow from operations, together with borrowings under our New Credit Facility, will be sufficient to finance our business operations, meet our debt obligations and fund our short-term growth strategy. However, we cannot assure you that our business will generate the level of cash flow from operations that we expect or that future borrowings under our New Credit Facility will be available to us. If our plans or assumptions change, if our assumptions prove to be inaccurate or if we experience unanticipated costs or competitive pressures, we may need to seek additional capital. We believe we can obtain additional capital by selling debt or equity securities and/or by borrowing money, although we cannot provide any assurances that we will be able to do so. If we cannot obtain additional capital when it is needed, this may have a material adverse effect on us.

WE MAY NEED TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO FURTHER DEVELOP OUR RESORTS AND THESE EXPENDITURES MAY INVOLVE RISKS.

     Our growth strategy contemplates expanding the infrastructure at certain of our resorts or expanding within the respective geographic markets of certain of the resorts. The resorts may also need renovations or other capital improvements. Unexpected excessive costs of any expansion or needed renovation or capital improvements could have a material adverse effect on our financial condition or results of operations. Also, any capital expenditures we make on expansion, renovation or improvement of the resorts may not generate the financial returns we expect. Such capital expenditures could involve certain risks, including:

     - the possibility of environmental problems;

     - the possibility that we will not have available cash to fund renovations or that financing for renovations will not be available on favorable terms;

     - uncertainties as to market demand or deterioration in market demand after commencement of renovations;

     - the emergence of unanticipated zoning and regulatory requirements; and

     - competition from other resorts, hotels and alternative lodging facilities.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF RESORTS THAT WE HAVE ACQUIRED.

     In order to take full economic advantage of our resort acquisitions, we need to effectively integrate the administrative, financial and marketing organizations of each resort. We also need to effectively implement appropriate operational, financial and management systems. This process may require a disproportionate amount of time and attention of our management and financial and other resources. Although we believe that we have the opportunity for synergies and cost savings as a result of our resort acquisitions, the timing or amount of synergies or cost savings that may ultimately be attained is uncertain. Some of the anticipated economic advantages from our resort acquisitions may not be achieved if our operations are not successfully integrated or the appropriate systems are not implemented in a timely manner. The difficulties of that integration and implementation may initially be increased by the necessity of coordinating and integrating personnel with different business backgrounds and corporate cultures. We cannot assure you that we will be able to successfully integrate the operations of the resorts or implement the appropriate systems. As a result, our business strategy might not be effective and we may not be able to achieve our goals.

WE FACE A VARIETY OF RISKS FROM OPERATING RESORTS.

     We may encounter risks common to the operations of resorts, including over-building, which may lower room rates, increases in operating costs due to inflation or other factors, dependence on tourism and weather conditions and increases in travel costs and poor economic conditions. In addition, we may face risks relating to the concentration of our resorts in South Florida. Any of these risks could have a material adverse effect on our financial condition or results of operations.

OUR BUSINESSES ARE HIGHLY COMPETITIVE.

     The resort and hotel industry is highly competitive. Competitive factors within the resort and hotel industry include room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition and the availability of alternative resort and hotel operations in local markets. We face competition from a variety of other resort and hotel operations, as well as country and other social clubs, many of which have greater financial and other resources than us. An increase in the number of our competitors' resorts could have a material adverse effect on the levels of occupancy and average room rates of our resorts. If we fail to adequately respond to competitive pressures in our market, it may have a material adverse effect on us.

     The Panthers compete for entertainment and sports dollars not only with other major league sports, but also with college athletics and other sports-related entertainment. During portions of its season, the Panthers experience competition from professional basketball (the Miami Heat), professional football (the Miami Dolphins) and professional baseball (the Florida Marlins). Mr. Huizenga currently controls the Miami Dolphins. In addition, minor league sports franchises (including minor league hockey), colleges and universities, as well as public and private secondary schools in South Florida, offer a full schedule of athletic events throughout the year. The Panthers also compete for attendance and advertising revenue with a wide range of other entertainment and recreational activities available in South Florida. Additionally, subject to the terms of the NHL Collective Bargaining Agreement and other agreements between the NHL and other entities, the Panthers compete with other NHL and non-NHL teams, professional and otherwise, for available players.

CONTROL BY H. WAYNE HUIZENGA.

     We have two classes of common stock, Class A common stock and Class B common stock. On each matter submitted for stockholder approval each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to 10,000 votes. We have issued all of the shares of Class B common stock to Mr. Huizenga, assuring that he will have voting control of our company, in order to satisfy certain NHL control requirements. As of March 31, 1999, Mr. Huizenga beneficially owned voting stock of our company with the power to vote approximately 98.8% of the total votes entitled to be cast on any matter submitted to a vote of stockholders. Mr. Huizenga may not sell his controlling interest in our company unless the NHL approves the sale. As the sole owner of Class B common stock, Mr. Huizenga has the ability to indirectly control our management and policies as well as the outcome of substantially all non-extraordinary matters submitted to the stockholders for approval, including the election of directors.

     Nothing in our charter or bylaws restricts the transfer of Class B common stock. As a result, Mr. Huizenga may sell his controlling interest, subject to the NHL approval, without the approval of the holders of Class A common stock. However, if Mr. Huizenga were to sell his controlling interest, then certain change-of-control provisions of the Indenture may apply. Also, Mr. Huizenga may receive a substantial premium price for selling his controlling interest in our company.

WE DEPEND ON OUR KEY PERSONNEL.

     For the foreseeable future, we will be materially dependent on the services of Mr. Huizenga. The loss of Mr. Huizenga's services could have a material adverse effect on our business. We do not carry key man life insurance on Mr. Huizenga or any of our officers or directors.

OUR RESORT BUSINESS IS SEASONAL.

     Our resort operations are generally seasonal. Our resorts historically experience greater revenue, costs and profits in the second and third quarters of the fiscal year ended June 30 due to increased occupancy and room rates during the winter months. On a pro forma basis for acquisitions, approximately 70% of our annual revenue was historically generated during these quarters.

WE MAY NEED TO MAKE SUBSTANTIAL CAPITAL EXPENDITURES IN ORDER TO COMPLY WITH THE AMERICANS WITH DISABILITIES ACT.

     Our resorts and other properties are subject to the requirements of the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations be made accessible to disabled persons. We believe that our resorts and other properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, compliance with the ADA could require removal of access barriers and noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. If we were required to make substantial alterations in one or more of the resorts or our other properties in order to comply with the ADA, our financial condition and results of operations could be adversely affected.

WE MAY BECOME SUBJECT TO LIABILITIES UNDER ENVIRONMENTAL LAWS.

     Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, including the cleanup of contamination, as well as the cost of complying with future legislation. In connection with our acquisition of the resorts and our other properties, we have obtained Phase I, and in some instances Phase II, environmental site assessments in order to evaluate potential environmental liabilities at these properties. Although these assessments have identified certain matters that will require us to incur costs to remedy, based on current information, none of these matters appears likely to have a material adverse effect on our business, assets, results of operations or liquidity. However, because these assessments cannot give full and complete knowledge of environmental liability and compliance matters, we cannot assure you that the costs of complying with environmental laws and of defending against claims of liability arising under environmental laws will not have a material adverse effect on our financial condition and results of operations. See
"Business -- Environmental Matters."

OUR INSURANCE MAY NOT BE ADEQUATE.

     We maintain comprehensive insurance on our resorts, including liability, business interruption, fire and extended coverage, in the types and amounts we believe are customary in the resort and hotel industry. We use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to obtaining appropriate insurance on the resorts at a reasonable cost and on suitable terms. Nevertheless, in some circumstances our insurance coverage may not be sufficient to pay the full current market value or current replacement value of a lost investment, and the insurance proceeds we receive may not be adequate to restore our economic position with respect to the resorts. Furthermore, certain losses may be uninsurable or not economically insurable.

     The Panthers maintain disability insurance for certain highly compensated players, which insurance provides for up to 80% salary reimbursement after a player misses 30 consecutive regular season games due to injury. In the event an injured player is not insured, or disability insurance does not cover the entire amount of the injured player's salary, we may be obligated to pay all or a portion of the injured player's salary.

WE MAY FACE A VARIETY OF RISKS IF WE ENTER INTO BUSINESS ACQUISITIONS, JOINT VENTURES AND/OR DIVESTITURES IN THE FUTURE.

     We have achieved much of our growth through acquisitions. Our growth strategy may lead us to pursue additional acquisitions of resort-related, sports-related or other types of businesses. In addition, we may pursue joint ventures and/or divestitures in the future. Our success will depend upon our ability to identify and finance attractive alternative business acquisitions, ventures and/or divestitures. The risks related to acquisitions, joint ventures and/or divestitures include:

     - potential diversion of management;

     - unanticipated liabilities or contingencies from acquired businesses or ventures;

     - environmental and other regulatory costs;

     - suitability of a joint venture partner;

     - reduced earnings due to increased goodwill amortization, increased interest costs and costs related to integration of acquisitions;

     - integrating the businesses that we acquire;

     - need to manage growth of acquired businesses or joint ventures; and

     - potential corporate reorganization and reallocation of resources due to divestitures.

WE FACE POTENTIAL LIABILITIES AND RESTRICTIONS ON OWNERSHIP AS A RESULT OF OUR NATIONAL HOCKEY LEAGUE MEMBERSHIP.

     The Panthers are generally jointly and severally liable with the other members of the NHL for the debts and obligations of the National Hockey League. If another member of the NHL does not pay its pro rata share of any debt or obligation, the Panthers would be obligated to pay a pro rata share of such debt or obligation, after all other individual team remedies are exhausted, including the sale of a member team.

     The NHL constitution and bylaws require a person or a group of persons holding a 5.0% or more interest in our Company to obtain the prior approval of the NHL. The NHL may withhold its approval in its sole discretion.

WE HAVE NOT YET ACHIEVED YEAR 2000 COMPLIANCE.

     We have completed an assessment relative to the modification or replacement of portions of our software so that our computer systems will function properly with respect to dates in the year 2000 and thereafter. We are also in the process of identifying and reviewing our non-information technology systems with respect to Year 2000 ("Y2K") issues. In addition, we have begun to communicate with third parties in order to determine the extent to which our interface systems are vulnerable to those third parties' failure to remediate their own Y2K issues. As of December 31, 1998, we had spent approximately $100,000 on Y2K issues. Our Y2K project is scheduled to be completed by June 30, 1999, and the total cost is expected not to exceed $500,000. However, we can provide no assurance that the total cost will not exceed $500,000.

     We also believe that, once we remediate our business software applications, as well as other equipment with embedded technology, the Y2K issue will not present a materially adverse risk to our future consolidated results of operations, liquidity and capital resources. However, if such remediation is not completed in a timely manner or the level of timely compliance by key suppliers or vendors is not sufficient, the Y2K issue could have a material adverse impact on our operations including, but not limited to, delays in delivery of products from third party vendors, increased operating costs, loss of customers or suppliers, or other significant disruptions to our business. We have in place comprehensive contingency and business continuation plans.

WE COULD INCUR SUBSTANTIAL LIABILITIES IF CERTAIN LITIGATION IS RESOLVED UNFAVORABLY.

     We are currently party to certain shareholder derivative and purported class action litigation, which if concluded adversely to our interests could have a material adverse effect on our financial condition or results of operations. See "Business -- Legal Proceedings."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Old Notes in the Private Debt Offering were approximately $329.2 million, after deducting placement fees and other offering expenses. We will not receive any proceeds from the Exchange Offer. The net proceeds from the sale of the Old Notes in the Private Debt Offering were used to repay our short-term indebtedness and part of our long-term indebtedness. See "Description of Certain Indebtedness" for information on the indebtedness repaid, as well as information on our New Credit Facility.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City
time, on June   , 1999; provided, however, that if we, in our sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $340.0 million aggregate principal amount at maturity of the Old Notes is outstanding. This Prospectus, together
with the Letter of Transmittal, is first being sent on or about May   , 1999, to
all holders of Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "-- Conditions of the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Conditions of the Exchange Offer." We will give written or oral notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

RESALE OF NEW NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Shearman & Sterling" (available July 2, 1993), "K-III Communications Corporation" (available May 14,
1993), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "Exxon Capital Holdings Corporation" (available May 13, 1988), the Company believes that, except as described below, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such Notes (other than any such Holder which is a broker-dealer or an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that, (i) such New Notes are acquired in the ordinary course of such holder's business, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and

(iii) such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes. We do not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such other circumstances. By tendering Old Notes for New Notes, each holder will represent to us, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes and if such holder is not a broker-dealer, neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act and (iii) neither the holder nor any such person is an affiliate of us or the Guarantors as defined in Rule 405 under the Securities Act. In the event that any holder of Old Notes cannot make the requisite representations to us, such holder cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other transfer of New Notes only as specifically set forth herein.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes, and that it has not entered into any arrangements or understanding with us or any of our affiliates to distribute New Notes in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest at 9 7/8% per annum. Interest on the New Notes will be payable semi-annually, in arrears, on April 15 and October 15 of each year, commencing on October 15, 1999. holders of New Notes will receive interest on October 15, 1999 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange thereof for New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

PROCEDURES FOR TENDERING OLD NOTES

     The tender of Old Notes by a holder thereof as set forth below and the acceptance thereof by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message (as defined) in lieu of such letter of Transmittal, to The Bank of New York (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date with the Letter of Transmittal or an Agent's Message in lieu of such Letter of Transmittal, or (iii) the holder must comply with the guaranteed delivery procedures described below. "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer

Facility has received an express from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce such Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined). In the event that signatures on a Letter of Transmittal or a notice of withdrawal as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or not accept any particular Old Note which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we nor the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney, in either case signed by the registered holder or holders exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Conditions of the Exchange Offer" below. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder wishes to exchange, such unaccepted or non-exchange Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. Such participant using the Book-Entry Transfer Facility's procedures for transfer should transmit its acceptance to the Book-Entry Transfer Facility on or prior to the Expiration Date or comply with the guaranteed delivery procedures described below. The Book-Entry Transfer Facility will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and then send to the Exchange Agent confirmation of such book-entry transfer, including the Agent's Message confirming that the Book-Entry Transfer Facility has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer facility, an Agent's Message and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or there must be compliance with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of the execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed appropriate Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Old Notes), (iii) contain a statement that such holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender and (v) specify the name in which such Old Notes are registered, if different from that of the depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may retendered by following the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount at maturity of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, we will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer;

     (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statue, rule or regulation is interpreted by the staff of the Commission, which, in the Company's sole judgment, might materially impair our ability to proceed with the Exchange Offer; or

     (c) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If we determine in our sole discretion that any of these conditions are not satisfied, we may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in its sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver or any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                     BY MAIL:                                   BY HAND OR OVERNIGHT COURIER:

               The Bank of New York                                 The Bank of New York
                 Corporate Trust                               Corporate Trust Services Window
             101 Barclay Street -- 7E                                101 Barclay Street
             New York, New York 10286                             New York, New York 10286
             Attention: Theresa Gass                               Attention: Theresa Gass
              Reorganization Section                               Reorganization Section

             FACSIMILE TRANSMISSION:                               CONFIRMED BY TELEPHONE:

                   212-815-4699                                         212-815-5942

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred by us in connection with our performance and completion of the Exchange Offer will be paid us. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other persons) will be payable by the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We do not currently anticipate that it will register under the Securities Act the resale of any Old Notes that remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

     Holders of the Old and New Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

     Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Exchange Offer; Registration Rights."

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us.

                                 CAPITALIZATION

     The following table sets forth at December 31, 1998 (1) our actual capitalization, and (2) our as adjusted capitalization, which gives effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings. This table should be read in conjunction with the Consolidated Financial Statements and notes thereto and the Unaudited Condensed Consolidated Pro Forma Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                                 DECEMBER 31, 1998
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $   12,884   $   12,884
                                                              ==========   ==========
Restricted cash(1)..........................................  $   24,790   $   24,790
                                                              ==========   ==========
Debt (including short-term and long-term)(2):
  Interim loan payable to bank..............................  $  219,940   $       --
  Boca Raton Resort mortgage................................     108,500      108,500
  Arizona Biltmore loan.....................................      99,750           --
  Arizona Biltmore mortgage.................................      62,097       62,097
  Arizona Biltmore earnout note.............................      45,287       28,620
  Hockey revolving credit facility..........................      35,000           --(3)
  Pier 66 mortgage..........................................      25,952           --
  Unsecured line-of-credit..................................      10,000           --
  Arizona Biltmore seller note..............................         500          500
  New Credit Facility.......................................          --       24,851(3)
  9 7/8% Senior Subordinated Notes..........................          --      340,000
                                                              ----------   ----------
Total debt..................................................     607,026      564,568
Total shareholders' equity..................................     419,471      475,696
                                                              ----------   ----------
Total capitalization........................................  $1,026,497   $1,040,264
                                                              ==========   ==========

-------------------------

(1) Consists primarily of escrow amounts maintained in accordance with the terms of the Boca Raton Resort mortgage and cash collected by us in our capacity as operator of the National Car Rental Center.
(2) See "Description of Certain Indebtedness" for information on our indebtedness, including indebtedness repaid in connection with the Private Debt Offering.
(3) Total availability under the Hockey revolving credit facility and the New Credit Facility at December 31, 1998, as adjusted, is $35.0 million and $146.0 million, respectively. Total undrawn funds on these revolving credit facilities after giving effect to the application of net proceeds from these financings is approximately $156.1 million.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

      (IN THOUSANDS, EXCEPT PER SHARE DATA, OPERATING MARGINS AND RATIOS)

     The following table presents selected consolidated statement of operations, other operating data and balance sheet data of our company for the periods and the dates indicated. The selected statement of operations and other operating data for each of the fiscal years 1994, 1995, 1996, 1997 and 1998 and the selected balance sheet data at June 30, 1994, 1995, 1996, 1997 and 1998 presented below were derived from our consolidated financial statements and notes thereto, which have been audited by Arthur Andersen LLP, independent certified public accountants. The selected statement of operations and other operating data for the six months ended December 31, 1997 and 1998 and the selected balance sheet data at December 31, 1998 were derived from unaudited interim condensed consolidated financial statements and notes thereto and are included elsewhere in this Prospectus. The unaudited interim condensed consolidated financial statements of our company include all adjustments (consisting only of normal recurring adjustments) which in the opinion of our management are necessary for a fair presentation of our financial position and results of operations for these periods. Historical operating results for the six months ended December 31, 1997 and 1998 are not necessarily indicative of the results that may be expected for a full year.

                                                                                                               SIX MONTHS ENDED
                                                                    FISCAL YEAR ENDED JUNE 30,                   DECEMBER 31,
                                                       ----------------------------------------------------   -------------------
                                                         1994       1995       1996       1997       1998       1997       1998
                                                       --------   --------   --------   --------   --------   --------   --------
                                                                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS:
Revenue:
  Leisure and recreation.............................  $     --   $     --   $     --   $ 17,567   $252,603   $ 88,380   $128,872
  Entertainment and sports...........................    21,682     17,746     34,087     36,695     43,586     21,149     28,455
                                                       --------   --------   --------   --------   --------   --------   --------
    Total revenue....................................    21,682     17,746     34,087     54,262    296,189    109,529    157,327
Operating expenses:
  Cost of leisure and recreation services............        --         --         --      6,658    110,084     43,468     63,042
  Cost of entertainment and sports services..........    20,189     17,210     35,958     35,135     45,919     21,577     22,161
  Selling, general and administrative expenses.......     5,512      5,569      8,371     15,150     91,579     40,364     46,226
  Depreciation and amortization......................     6,444      6,266      9,815      5,698     23,155      8,915     15,031
                                                       --------   --------   --------   --------   --------   --------   --------
        Total operating expenses.....................    32,145     29,045     54,144     62,641    270,737    114,324    146,460
Operating income (loss)..............................   (10,463)   (11,299)   (20,057)    (8,379)    25,452     (4,795)    10,867
Interest and other income............................        65         38        122      1,923      2,307      1,318      1,470
Interest and other expense...........................    (2,528)    (3,741)    (5,030)    (3,364)   (24,673)    (6,663)   (23,217)
Minority interest....................................        --       (384)      (174)      (440)    (1,813)      (856)      (180)
                                                       --------   --------   --------   --------   --------   --------   --------
Net income (loss)....................................  $(12,926)  $(15,386)  $(25,139)  $(10,260)  $  1,273   $(10,996)  $(11,060)
                                                       ========   ========   ========   ========   ========   ========   ========
OTHER DATA:
Net cash flow from operating, investing and financing
  activities(1)......................................  $ (7,631)  $   (210)  $   (772)  $ 13,244   $ 23,519   $   (842)  $(24,344)
EBITDA:
  Leisure and recreation.............................        --         --         --      5,512     72,478     14,184     29,922
  Entertainment and sports...........................    (3,954)    (4,995)   (10,120)    (6,040)   (12,092)    (5,161)     1,471
  Corporate..........................................        --         --         --       (230)    (9,472)    (3,585)    (4,025)
                                                       --------   --------   --------   --------   --------   --------   --------
    Total EBITDA(2)..................................    (3,954)    (4,995)   (10,120)      (758)    50,914      5,438     27,368
Net membership fees deferred during the period(3)....        --         --         --         --      5,814         --      3,723
                                                       --------   --------   --------   --------   --------   --------   --------
Adjusted EBITDA(4)...................................  $ (3,954)  $ (4,995)  $(10,120)  $   (758)  $ 56,728   $  5,438   $ 31,091
                                                       ========   ========   ========   ========   ========   ========   ========
EBITDA margin(5).....................................        --         --         --         --         17%         5%        17%
Adjusted EBITDA margin(6)............................        --         --         --         --         19%         5%        19%
Capital expenditures.................................  $  1,275   $    161   $    140   $  1,494   $ 47,806   $ 30,518   $ 61,781
Cash interest expense(7).............................     2,528      3,741      5,030      3,364     23,660      6,663     22,968
Ratio of earnings to fixed charges(8)................        --         --         --         --        1.0x        --        0.6x

                                                                              AT JUNE 30,                         AT DECEMBER 31,
                                                         ------------------------------------------------------   ---------------
                                                           1994       1995       1996       1997        1998           1998
                                                         --------   --------   --------   --------   ----------   ---------------
BALANCE SHEET DATA:
Cash and cash equivalents..............................  $  1,447   $  1,237   $    465   $ 13,709   $   37,228     $   12,884
Restricted cash........................................        --         --         --     30,110       29,296         24,790
Total current assets...................................     2,996      3,408      3,756     70,590      111,182         96,053
Total assets...........................................    49,019     53,587     47,760    600,392    1,128,207      1,214,627
Total current liabilities..............................    17,712     50,292     67,786     46,375      403,096        462,436
Total debt.............................................    50,249     67,226     85,172    186,056      540,626        607,026
Non-current obligations................................    45,169     25,643     28,277    251,003      292,708        330,763
Total shareholders' equity (deficit)...................   (13,862)   (22,348)   (48,303)   301,153      430,511        419,471

---------------

(1) The details of the cash flows from these items are presented in the Consolidated Statements of Cash Flows included elsewhere in this Prospectus.
(2) EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and minority interest. Our management and certain investors use EBITDA and Adjusted EBITDA (see below) as indicators of our historical ability to service debt, to sustain potential future increases in debt and to satisfy capital requirements. However, neither EBITDA nor Adjusted EBITDA is intended to represent cash flows for the period. In addition, they have not been presented as alternatives to either (i) operating income (as determined by generally accepted accounting principles, or GAAP) as an indicator of operating performance or (ii) cash flows from operating, investing and financing activities (as determined by GAAP) and is thus susceptible to varying calculations. EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(3) Represents the annual change in deferred revenue from the Premier Club at the Boca Raton Resort and Club. The Premier Club currently requires a non-refundable initial membership fee of $45,000 and annual social dues starting at $2,300 net of expenses related to the Premier Club. We offer internal financing of the initial membership fee to our customers. Accordingly, the net membership fees deferred during the period include cash as well as financed membership sales. Members of the Premier Club have access to the Boca Raton Resort and Club grounds and recreational facilities, which are otherwise restricted to resort guests. Initial membership fees are recorded as revenues over the estimated life of the membership. Unrecognized portions of the initial membership fees are reflected as deferred revenue on the Consolidated Balance Sheets.
(4) Adjusted EBITDA represents EBITDA plus the amount of net membership fees deferred during the period.
(5) EBITDA margin is defined as EBITDA divided by total revenue.
(6) Adjusted EBITDA margin is defined as adjusted EBITDA divided by the sum of total revenue plus net membership fees deferred during the period.
(7) Cash interest expense is defined as interest expense less amortization of financing costs and imputed interest on certain obligations with no stated interest rate plus capitalized interest expense.
(8) The ratio of earnings to fixed charges has been computed based on our net income (loss) plus fixed charges divided by fixed charges. Fixed charges include interest expense and capitalized interest. The deficiency in the ratio of earnings to fixed charges on a historical basis was primarily due to losses of the Panthers. We did not acquire our first resort property until March 1997. For the fiscal years ended June 30, 1994, 1995, 1996 and 1997, earnings were insufficient to cover fixed charges by $10.4 million, $11.6 million, $20.1 million and $6.9 million, respectively. For the six months ended December 31, 1997, earnings were insufficient to cover fixed charges by $4.3 million.

                        FLORIDA PANTHERS HOLDINGS, INC.

                   UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS

     The unaudited condensed consolidated pro forma financial statements included in this Prospectus reflect adjustments to our historical results of operations to give effect to the acquisition and financing transactions discussed below.

FINANCINGS

  Common Stock Offering

     In August 1997, we issued and sold 6,000,000 shares of Class A common stock at a price of $19.25 per share, resulting in net proceeds to us of $108.8 million after deducting underwriting fees and other expenses. We refer to this transaction as the "Common Stock Offering." The application of the net proceeds of the Common Stock Offering has been reflected in the unaudited condensed consolidated pro forma statements of operations for the six months ended December 31, 1997 and the year ended June 30, 1998 as if it had occurred at the beginning of the periods presented.

  Private Placement

     In February 1999, we issued and sold 4,022,561 shares of unregistered, but otherwise unrestricted, Class A common stock in a private placement at a price of $10.25 per share, resulting in net proceeds to us of $40.2 million after deducting placement agency fees and other expenses. We refer to this transaction as the "Private Placement." The application of the net proceeds of the Private Placement has been reflected in the unaudited condensed pro forma consolidated statements of operations as if it had occurred at the beginning of the periods presented and in the consolidated pro forma balance sheet as if it had occurred on December 31, 1998.

  Rights Offering

     On April 6, 1999, we consummated our rights offering pursuant to which we sold 1,575,621 shares of our Class A common stock at $10.25 per share, resulting in net proceeds of approximately $16.0 million. We refer to this transaction as the "Rights Offering."

  The Private Debt Offering

     We sold $340.0 million aggregate principal amount of senior subordinated notes in the Private Debt Offering. The application of the net proceeds of the Private Debt Offering has been reflected in the unaudited condensed consolidated pro forma statements of operations as if it had occurred at the beginning of the periods presented and in the consolidated pro forma balance sheet as if it had occurred on December 31, 1998.

  New Credit Facility

     We entered into our New Credit Facility in the amount of $146.0 million at the same time as the closing of the Private Debt Offering. The application of the net proceeds from the initial borrowings of $24.9 million under our New Credit Facility has been reflected in the unaudited condensed consolidated pro forma statements of operations as if it had occurred at the beginning of the periods presented and in the consolidated pro forma balance sheet as if it had occurred on December 31, 1998.

ACQUISITIONS

     The acquisitions of the businesses discussed below have been accounted for under the purchase method of accounting and are included in the historical financial statements from the date of acquisition. For pro forma statement of operations purposes, these acquisitions have been reflected as if they occurred at the beginning of the period presented, as applicable.

     On August 13, 1997, we acquired our initial 68.0% ownership interest (325 of the 474 units) in the Registry Hotel at Pelican Bay for (1) 918,174 shares of Class A common stock, (2) warrants to purchase 325,000 shares of Class A common stock (300,000 of which are exercisable at $25.85 per share and 25,000 of which are exercisable at $23.50 per share) and (3) $75.5 million in cash. By July 1998, we acquired the remaining units of the Registry Hotel at Pelican Bay for $30.8 million of cash.

     On March 2, 1998, we acquired the Arizona Biltmore Hotel in exchange for:
(1) payment of $126.0 million in cash at closing, (2) payment of $99.8 million in cash in December 1998, (3) payment of $500,000 in cash after April 2001, (4) warrants to purchase 500,000 shares of Class A common stock exercisable at $24.00 per share and (5) the assumption of $63.1 million of debt. We agreed to pay up to an additional $50.0 million to the sellers conditioned upon their satisfactory execution of certain development plans. The plans were delivered to us in acceptable form in December 1998. Accordingly, the $50.0 million is payable at the election of the seller, either in cash or in shares of our Class A common stock, in three equal annual installments commencing in April 1999. We paid $16.7 million of such $50.0 million payable in connection with the Private Debt Offering.

     On April 22, 1998, we acquired the Edgewater Beach Hotel for $41.2 million, $20.7 million of which was paid in cash at closing and $20.5 million of which was paid in cash in September 1998.

     The Unaudited Condensed Consolidated Pro Forma Statements are presented for illustrative purposes only and are not necessarily indicative of what the actual financial condition or results of operations of our company would have been had the transactions or events described above been consummated on such dates. These pro forma financial statements do not purport to be indicative of our Company's financial condition or results of operations for any future period.

     The following Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements included elsewhere in this Prospectus.

                        FLORIDA PANTHERS HOLDINGS, INC.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                               FLORIDA
                                                               PANTHERS        PROCEEDS        PRO FORMA
                                                              HOLDINGS,     FROM FINANCING        AS
                                                                 INC.        TRANSACTIONS     ADJUSTED(1)
                                                              ----------    --------------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   12,884      $       --      $   12,884
  Restricted cash...........................................      24,790              --          24,790
  Accounts receivable.......................................      31,821              --          31,821
  Inventory.................................................       7,812              --           7,812
  Current portion of Premier Club notes receivable..........       3,986              --           3,986
  Other current assets......................................      14,760              --          14,760
                                                              ----------      ----------      ----------
        Total current assets................................      96,053              --          96,053
Property and equipment, net.................................   1,008,288              --       1,008,288
Intangible assets, net......................................      81,027              --          81,027
Premier Club notes receivable, net of current portion.......       7,714              --           7,714
Other assets................................................      21,545          13,767(2)       35,312
                                                              ----------      ----------      ----------
        Total assets........................................  $1,214,627      $   13,767      $1,228,394
                                                              ==========      ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   45,387      $       --      $   45,387
  Deferred revenue..........................................      58,955              --          58,955
  Short-term debt...........................................     329,690        (329,690)(3)          --
  Current portion of long-term debt.........................      21,998         (16,667)(3)       5,331
  Other current liabilities.................................       6,406              --           6,406
                                                              ----------      ----------      ----------
        Total current liabilities...........................     462,436        (346,357)        116,079
Long-term debt..............................................     255,338         303,899(3)      559,237
Premier Club membership fees................................      63,864              --          63,864
Other non-current liabilities...............................      11,561              --          11,561
Minority interest...........................................       1,957              --           1,957
Shareholders' equity:
  Class A common stock......................................         349               6             355
  Class B common stock......................................           3              --               3
  Contributed capital.......................................     432,130          56,219         488,349
  Accumulated deficit.......................................     (13,011)             --         (13,011)
                                                              ----------      ----------      ----------
        Total shareholders' equity..........................     419,471          56,225         475,696
                                                              ----------      ----------      ----------
        Total liabilities and shareholders' equity..........  $1,214,627      $   13,767      $1,228,394
                                                              ==========      ==========      ==========

                            See accompanying notes.

                        FLORIDA PANTHERS HOLDINGS, INC.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               FLORIDA        REGISTRY     ARIZONA    EDGEWATER                                      PRO FORMA
                               PANTHERS       HOTEL AT     BILTMORE     BEACH      ACQUISITION       FINANCING           AS
                            HOLDINGS, INC.   PELICAN BAY    HOTEL       HOTEL      ADJUSTMENTS      ADJUSTMENTS     ADJUSTED(1)
                            --------------   -----------   --------   ---------   --------------    -----------    --------------
Revenue:
  Leisure and
    recreation............     $ 88,380        $3,135      $25,103     $3,751        $     --        $     --         $120,369
  Entertainment and
    sports................       21,149            --           --         --              --              --           21,149
                               --------        ------      -------     ------        --------        --------         --------
        Total revenue.....      109,529         3,135       25,103      3,751              --              --          141,518
Operating expenses:
  Cost of leisure and
    recreation services...       43,468         1,764       10,271      1,520              --              --           57,023
  Cost of entertainment
    and sports services...       21,577            --           --         --              --              --           21,577
  Selling, general and
    administrative
    expenses..............       40,364         1,310        8,104      1,010             320(4)           --           50,614
                                                                                          500(5)
                                                                                         (994)(5)
  Amortization and
    depreciation..........        8,915           162        3,245        437             217(6)           --           12,976
                               --------        ------      -------     ------        --------        --------         --------
        Total operating
          expenses........      114,324         3,236       21,620      2,967              43              --          142,190
                               --------        ------      -------     ------        --------        --------         --------
Operating income (loss)...       (4,795)         (101)       3,483        784             (43)             --             (672)
Interest and other
  income..................        1,318           198           --         --              --              --            1,516
Interest and other
  expense.................       (6,663)           --       (2,641)      (205)        (10,667)(7)      (2,298)(10)     (25,654)
                                                                                       (1,731)(8)
                                                                                       (1,449)(9)
Minority interest.........         (856)           --           --         --              --              --             (856)
                               --------        ------      -------     ------        --------        --------         --------
Net income (loss).........     $(10,996)       $   97      $   842     $  579        $(13,890)       $ (2,298)        $(25,666)
                               ========        ======      =======     ======        ========        ========         ========
Net loss per share -- basic
  and diluted.............     $  (0.33)                                                                              $  (0.63)
                               ========                                                                               ========
Shares used in computing
  net loss per
  share -- basic and
  diluted.................       33,552                                                                                 40,701(11)
                               ========                                                                               ========

                            See accompanying notes.

                        FLORIDA PANTHERS HOLDINGS, INC.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            REGISTRY
                                 FLORIDA     HOTEL
                                PANTHERS       AT      ARIZONA    EDGEWATER                                   PRO FORMA
                                HOLDINGS    PELICAN    BILTMORE     BEACH      ACQUISITION      FINANCING        AS
                                  INC.        BAY       HOTEL       HOTEL      ADJUSTMENTS     ADJUSTMENTS   ADJUSTED(1)
                                ---------   --------   --------   ---------   --------------   -----------   -----------
Revenue:
  Leisure and recreation......  $252,603    $ 3,135    $38,836     $8,787        $     --       $     --      $303,361
  Entertainment and sports....    43,586         --         --         --              --             --        43,586
                                --------    -------    -------     ------        --------       --------      --------
        Total revenue.........   296,189      3,135     38,836      8,787              --             --       346,947
Operating Expenses:
  Cost of leisure and
    recreation services.......   110,084      1,764     15,372      2,852              --             --       130,072
  Cost of entertainment and
    sports services...........    45,919         --         --         --              --             --        45,919
  Selling, general and
    administrative expenses...    91,579      1,310     10,723      1,802             508(4)          --       105,205
                                                                                   (1,384)(5)
                                                                                      667(5)
  Amortization and
    depreciation..............    23,155        162      4,327        713             336(6)          --        28,693
                                --------    -------    -------     ------        --------       --------      --------
        Total operating
          expenses............   270,737      3,236     30,422      5,367             127             --       309,889
                                --------    -------    -------     ------        --------       --------      --------
Operating income(loss)........    25,452       (101)     8,414      3,420            (127)            --        37,058
Interest and other income.....     2,307        198         --         --              --             --         2,505
Interest and other expenses...   (24,673)        --     (3,511)      (372)        (14,183)(7)     (2,566)(10)  (49,474)
                                                                                   (2,720)(8)
                                                                                   (1,449)(9)
Minority interest.............    (1,813)        --         --         --              --             --        (1,813)
                                --------    -------    -------     ------        --------       --------      --------
Net income (loss)(12).........  $  1,273    $    97    $ 4,903     $3,048        $(18,479)      $ (2,566)     $(11,724)
                                ========    =======    =======     ======        ========       ========      ========
Net income (loss) per share --
  basic and diluted...........  $   0.04                                                                      $  (0.29)
                                ========                                                                      ========
Shares used in computing net
  income (loss) per share --
  basic.......................    34,334                                                                        40,714(11)
                                ========                                                                      ========
Shares used in computing net
  income (loss) per share --
  diluted.....................    34,888                                                                        40,714(11)
                                ========                                                                      ========

                            See accompanying notes.

                        FLORIDA PANTHERS HOLDINGS, INC.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                        PRO FORMA
                                                              FLORIDA PANTHERS      FINANCING              AS
                                                               HOLDINGS, INC.      ADJUSTMENTS         ADJUSTED(1)
                                                              -----------------    -----------         -----------
Revenue:
  Leisure and recreation....................................      $128,872           $    --             $128,872
  Entertainment and sports..................................        28,455                --               28,455
                                                                  --------           -------             --------
    Total revenue...........................................       157,327                --              157,327
Operating expenses:
  Cost of leisure and recreation services...................        63,042                --               63,042
  Cost of entertainment and sports services.................        22,161                --               22,161
  Selling, general and administrative expenses..............        46,226                --               46,226
  Amortization and depreciation.............................        15,031                --               15,031
                                                                  --------           -------             --------
    Total operating expenses................................       146,460                --              146,460
                                                                  --------           -------             --------
Operating income............................................        10,867                --               10,867
Interest and other income...................................         1,470                --                1,470
Interest and other expenses.................................       (23,217)           (1,355)(10)         (24,572)
Minority interest...........................................          (180)               --                 (180)
                                                                  --------           -------             --------
Net loss....................................................      $(11,060)          $(1,355)            $(12,415)
                                                                  ========           =======             ========
Net loss per share -- basic and diluted.....................      $  (0.31)                              $  (0.30)
                                                                  ========                               ========
Shares used in computing net loss per share -- basic and
  diluted...................................................        35,145                                 40,743(11)
                                                                  ========                               ========

                            See accompanying notes.

                        FLORIDA PANTHERS HOLDINGS, INC.

              NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS

(1) Pro forma as adjusted reflects the acquisition of the Registry Hotel at Pelican Bay, the Arizona Biltmore Hotel and the Edgewater Beach Hotel, as applicable, and gives effect to the Private Placement, the Rights Offering, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings.

(2) Represents estimated transaction costs associated with our New Credit Facility and the Exchange Offer.

(3)  The change in debt consists of the following:

                                                        BORROWINGS (REPAYMENTS)
                                                  -----------------------------------
                                                                CURRENT
                                                               PORTION OF
                                                  SHORT-TERM   LONG-TERM    LONG-TERM
                                                     DEBT         DEBT        DEBT
                                                  ----------   ----------   ---------
New Credit Facility.............................  $      --     $     --    $ 24,851
9 7/8% Senior Subordinated Notes................         --           --     340,000
Interim loan payable to bank....................   (219,940)          --          --
Arizona Biltmore loan...........................    (99,750)          --          --
Unsecured line-of-credit........................    (10,000)          --          --
Arizona Biltmore earnout note...................         --      (16,667)         --
Hockey revolving credit facility................         --           --     (35,000)
Pier 66 mortgage................................         --           --     (25,952)
                                                  ---------     --------    --------
                                                  $(329,690)    $(16,667)   $303,899
                                                  =========     ========    ========

(4) Represents a management fee equal to 1.0% of revenue which is payable to Huizenga Holdings, Inc., a related party controlled by Mr. Huizenga. Huizenga Holdings assists us in: obtaining financing relating to business operations and acquisitions, identifying and reviewing potential acquisitions, developing tax planning strategies, formulating risk management strategies and providing such other services as we may reasonably request.

(5) Pro forma adjustments represent a reduction in selling, general and administrative expenses for the historical management and technical service fees under a former agreement for the Arizona Biltmore Hotel, offset by the cost of the new management fee provided for under a recently executed agreement.

(6) Represents adjustments to depreciation expense associated with the stepped-up basis of the property and equipment of the acquired companies.

(7) Represents additional interest expense associated with financing the acquisition of the Arizona Biltmore Hotel.

(8) Represents additional interest expense associated with financing the acquisition of the Edgewater Beach Hotel.

(9) Represents additional interest expense associated with financing the 149 units of the Registry Hotel at Pelican Bay acquired subsequent to our acquisition of the 325 initial units.

(10) Represents additional interest expense associated with the increased cost of borrowing pursuant to this Offering. The weighted average cost of borrowing increased: from 8.3% for the six months ended December 31, 1997 to 10.0% on a pro forma basis for the same period, from 8.6% for the year ended June 30, 1998 to 10.0% on a pro forma basis for the same period and from 8.9% for the six months ended December 31, 1998 to 9.9% on a pro forma basis for the same period.

(11) Net income (loss) per share and number of shares used to compute net income
     (loss) per share for the six months ended December 31, 1997 and the year ended June 30, 1998 is determined based on the 6,000,000 shares issued in the Common Stock Offering as if they had been outstanding for the entire period, the 4,022,561 shares issued in the Private Placement as if they had been outstanding for the entire period, the 1,575,621 shares issued in the Rights Offering as if they had been outstanding for the entire period and the 918,174 shares issued in connection with the acquisition of the Registry Hotel at Pelican Bay as if they had been outstanding for the entire period presented. Net income (loss) per share (diluted) includes the effect of dilutive stock options. Net loss per share and number of shares used to compute net loss per share for the six months ended December 31, 1998 is determined based on the 4,022,561 shares issued in the Private Placement as if they had been outstanding for the entire period and the 1,575,621 shares issued in the Rights Offering as if they had been outstanding for the entire period.

(12) A pro forma tax provision has been excluded from the presentation based on the fact that we have adequate net operating loss carry forwards to offset pro forma earnings presented. We may be subject to an alternative minimum tax in accordance with the provisions of the Internal Revenue Code. Such amounts will be used to offset future tax payments, if any, as necessary. Accordingly, as we believe the realizability of these amounts is more likely than not, no allowance will be recorded and no tax provision has been included in the accompanying pro forma financial statements.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

     Florida Panthers Holdings, Inc.'s operations are comprised of two business segments: (1) leisure and recreation, which primarily consists of the ownership of six luxury resorts, including the operation of hotels, conference facilities, golf courses, spas, marinas and private clubs; and (2) entertainment and sports, which primarily consists of the operations of the Florida Panthers Hockey Club, a professional hockey team which has been a member of the National Hockey League since 1993.

     We were formed in July 1996 for the purpose of acquiring the Florida Panthers Hockey Club. Since our initial public offering in November 1996, we expanded into leisure and recreation businesses through the acquisition, ownership and operation of luxury resorts, and expanded the entertainment and sports business to include the management of the National Car Rental Center.

     We expanded our leisure and recreation business through the acquisition of six luxury resorts as follows:

     - Hyatt Regency Pier 66 Hotel and Marina (Fort Lauderdale, Florida): We acquired the Hyatt Regency Pier 66 in March 1997 for 4,450,000 shares of Class A common stock.

     - Radisson Bahia Mar Resort and Yachting Center (Fort Lauderdale, Florida):
       We acquired the Bahia Mar in March 1997 for 3,950,000 shares of Class A common stock.

     - Boca Raton Resort and Club (Boca Raton, Florida): We acquired substantially all the assets of the Boca Raton Resort and Club in June 1997 for 272,303 shares of Class A common stock, rights to acquire 4,242,586 shares of Class A common stock and warrants to purchase 869,810 shares of Class A common stock at a purchase price of $29.01 per share.

     - Registry Hotel at Pelican Bay (Naples, Florida): We acquired our initial 68% interest in the Registry Hotel at Pelican Bay in August 1998 for 918,174 shares of Class A common stock, warrants to purchase 325,000 shares of Class A common stock, and $75.5 million of cash. As of July 30, 1998, we acquired the remaining interest for $30.8 million of cash.

     - Edgewater Beach Hotel (Naples, Florida): We acquired the Edgewater Beach Hotel in April 1998 for $41.2 million, $20.7 million of which was paid in cash at closing and $20.5 million of which was paid in cash in September 1998.

     - Arizona Biltmore Hotel (Phoenix, Arizona): We acquired the Arizona Biltmore Hotel in March 1998 for $126.0 million in cash at closing, a payment of $500,000 in cash after April 2001, a payment of $99.8 million of cash in December 1998, warrants to purchase 500,000 shares of Class A common stock at $24.00 per share and the assumption of $63.1 million in debt. We also agreed to pay up to $50.0 million to the sellers conditioned upon their satisfactory execution of certain developmental plans. The plans were delivered to us in acceptable form in December 1998. Accordingly, the $50.0 million is payable at the election of the seller, either in cash or in shares of our Class A common stock, in three equal annual installments commencing in April 1999.

     We expanded our entertainment and sports business to include the management of the National Car Rental Center as follows:

     - National Car Rental Center: Construction of the National Car Rental Center was completed in October 1998. Subsequent to completion, the Panthers changed the venue for their home games from the Miami Arena to the National Car Rental Center.

     We generate revenue from our leisure and recreation business through room night sales at our resorts, food and beverage sales at our restaurants, usage fees for our conference facilities and amenities (including golf, spas, tennis, fitness centers and boat slips), sales at our pro shops and other retail shops and through our Boca Raton Premier Club membership fees and dues. The Boca Raton Premier Club currently requires an initial membership fee of $45,000 and annual social dues starting at $2,300. Additional dues are required for memberships to the resort's golf and tennis facilities. The initial membership fees for the Boca Raton Premier Club are initially recorded for accounting purposes as deferred revenue and recognized as revenue over the estimated useful life of the membership. Social dues are recognized ratably over the membership year.

     We generate revenue from our entertainment and sports business primarily through the sale of tickets to the Panther's home games, the licensing of local market television, cable network, and radio rights, from distributions under revenue-sharing arrangements with the NHL covering national broadcasting contracts, as well as other ancillary sources including franchise expansion fees. In addition, we generate revenue through our participation in the net operating income of the National Car Rental Center, where the Panthers began playing their home games in October 1998. With a total of 19,500 hockey seats, including luxury suites and premium club seats, the National Car Rental Center is 30% larger than the Miami Arena, where the Panthers played prior to moving to the National Car Rental Center.

     We did not generate any operating income or net earnings for any year prior to our fiscal year ended June 30, 1998. These losses were due primarily to the operations of the Panthers. However, for the year ended June 30, 1998 and the six months ended December 31, 1998, we generated operating income of $25.5 million and $10.9 million respectively. This increase in operating earnings is due in part to our move into the high-end luxury resort business, which is generally more profitable than professional sports franchises. In addition, earnings for our entertainment and sports business increased primarily due to the growth in revenues associated with the Panther's move to the National Car Rental Center in October 1998.

     This section may not contain all the information that is important to you. This section should be read together with the Unaudited Condensed Consolidated Financial Statements for the six months ended December 31, 1998 and the Consolidated Financial Statements for the year ended June 30, 1998 included elsewhere in this Prospectus because such information provides substantially greater detail.

                             RESULTS OF OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE SIX MONTHS ENDED DECEMBER 31, 1998

BUSINESS SEGMENT INFORMATION

     Business segment operating data, along with costs and expenses expressed as a percentage of the related business segment revenue, is set forth below. Certain reclassifications of prior period amounts have been made to conform to the current year presentation.

                                                                 SIX MONTHS ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1997       %       1998       %
                                                              --------    ---    --------    ----
                                                                    (DOLLARS IN THOUSANDS)
REVENUE:
Leisure and recreation......................................  $ 88,380     81%   $128,872     82%
Entertainment and sports....................................    21,149     19%     28,455     18%
                                                              --------           --------
  Total revenue.............................................   109,529    100%    157,327    100%
OPERATING EXPENSES:
Cost of services:
  Leisure and recreation....................................    43,468     49%     63,042     49%
  Entertainment and sports..................................    21,577    102%     22,161     78%
Selling, general and administrative expenses:
  Leisure and recreation....................................    31,698     36%     37,209     29%
  Entertainment and sports..................................     4,874     23%      4,912     17%
  Corporate.................................................     3,792              4,105
Amortization and depreciation:
  Leisure and recreation....................................     6,893      8%     13,367     10%
  Entertainment and sports..................................     2,022     10%      1,604      6%
  Corporate.................................................        --                 60
                                                              --------           --------
        Total operating expenses............................   114,324    104%    146,460     93%
                                                              --------           --------
        Operating income (loss).............................  $ (4,795)    (4%)  $ 10,867      7%
                                                              ========           ========
EBITDA:
  Leisure and recreation....................................  $ 14,184           $ 29,922
  Entertainment and sports..................................    (5,161)             1,471
  Corporate.................................................    (3,585)            (4,025)
                                                              --------           --------
        Total...............................................  $  5,438           $ 27,368
                                                              ========           ========
ADJUSTED EBITDA:
  Leisure and recreation....................................  $ 14,184           $ 33,645
  Entertainment and Sports..................................    (5,161)             1,471
  Corporate.................................................    (3,585)            (4,025)
                                                              --------           --------
        Total...............................................  $  5,438           $ 31,091
                                                              ========           ========

CONSOLIDATED RESULTS OF OPERATIONS

     Operating loss totaled $4.8 million for the six months ended December 31, 1997, compared to operating income of $10.9 million for the six months ended December 31, 1998. Higher revenue during the six months ended December 31, 1998, together with better profit margins, led to the improvement in operating results. Additional information relating to the operating results for each business segment is set forth below.

LEISURE AND RECREATION

     Improvements in leisure and recreation operating results between December 31, 1997 and 1998 were largely due to acquisitions. We purchased (1) a 68% ownership interest in the Registry Hotel at Pelican Bay in August 1997 (and acquired the remaining interests by July 1998), (2) the Arizona Biltmore Hotel in March 1998 and (3) the Edgewater Beach Hotel in April 1998.

  Revenue

     Leisure and recreation revenue totaled $88.4 million and $128.9 million for the six months ended December 31, 1997 and 1998, respectively. As indicated above, the increase in revenue for the six months ended December 31, 1998 was largely due to acquisitions. In addition, the average daily rate ("ADR") for our resort portfolio increased from $137 for the six months ended December 31, 1997, to $158 for the six months ended December 31, 1998. The improvement in ADR was partially offset by a decrease in the average occupancy rate for the six months ended December 31, 1998. Accordingly, revenue per available room increased from $89 for the six months ended December 31, 1997, to $97 for the six months ended December 31, 1998.

     Approximately 60% of revenue for the six months ended December 31, 1997 and 1998 were derived from non-room sources such as food and beverage sales, yachting and marina revenue, club memberships, retail and other resort amenities. We expect leisure and recreation revenue for the three months ended March 31, 1999 to be higher than the just concluded quarter because the properties will be entering their peak season of operations.

  Operating Expenses

     Cost of leisure and recreation services totaled $43.5 million or 49% of revenue for the six months ended December 31, 1997, compared to $63.0 million or 49% of revenue for the six months ended December 31, 1998. Cost of leisure and recreation services primarily consisted of direct costs to service rooms, marinas, food and beverage operations, retail establishments and other amenities at the resorts.

     Selling, general and administrative expenses ("S,G&A") of the leisure and recreation business totaled $31.7 million or 36% of revenue for the six months ended December 31, 1997, compared to $37.2 million or 29% of revenue for the six months ended December 31, 1998. S,G&A as a percent of revenue improved for the six months ended December 31, 1998 primarily because of certain cost efficiencies associated with consolidated marketing efforts as well as reduced overhead for such items as insurance and professional fees. S,G&A primarily consisted of various fixed, indirect costs, including utility and property costs, real estate taxes, insurance, management and franchise agreement fees and administrative salaries and expenses.

     Amortization and depreciation expense associated with the leisure and recreation business totaled $6.9 million and $13.4 million for the six months ended December 31, 1997 and 1998, respectively. The increase was primarily due to a full period of depreciation during the six months ended December 31, 1998 for the Registry Hotel at Pelican Bay as well as depreciation for the recently acquired Arizona Biltmore Hotel and Edgewater Beach Hotel.

ENTERTAINMENT AND SPORTS

     Improvements in entertainment and sports operating results between December 31, 1997 and 1998 were primarily attributable to the Panthers' move from the Miami Arena to the newly constructed National Car Rental Center. Additional revenue sources available at the National Car Rental Center accounted for an increase in operating income of approximately $6.5 million during the six months ended December 31, 1998 compared to the six months ended December 31, 1997.

  Revenue

     Entertainment and sports business revenue amounted to $21.1 million and $28.5 million for the six months ended December 31, 1997 and 1998, respectively. The primary components of the entertainment and sports business are the Florida Panthers Hockey Club and arena operations. Revenue and direct expenses associated with the team are recorded over the regular hockey season. Therefore, the majority of revenue is reported during the three-month periods ended December 31 and March 31. Should the Panthers participate in the playoffs, additional revenue and expenses will be recorded during the three-month period ended June 30. The increase in revenue during the six months ended December 31, 1998 was derived primarily from the National Car Rental Center where the Panthers serve as primary tenants. Management expects arena revenue for the ensuing quarter ending March 31, 1999 to be higher than comparable quarter of the prior year due to its favorable tenant and management agreement with the National Car Rental Center.

  Operating Expenses

     Cost of entertainment and sports services totaled $21.6 million or 102% of revenue for the six months ended December 31, 1997, compared to $22.2 million or 78% of revenue for the six months ended December 31, 1998. S,G&A of the entertainment and sports business totaled $4.9 million or 23% of revenue for the six months ended December 31, 1997, compared to $4.9 million or 17% of revenue for the six months ended December 31, 1998. While cost of services and S,G&A remained relatively flat in amounts, these expenses decreased as a percent of revenue because of an increase in revenue derived from our ownership interests in arena operations.

     Amortization and depreciation expense associated with the entertainment and sports business totaled $2.0 million and $1.6 million for the six months ended December 31, 1997 and 1998, respectively. These expenses include amortization of Panthers' player salaries and a National Hockey League franchise fee that was paid in 1993 when the expansion franchise was granted. A portion of the National Hockey League franchise fee has been fully amortized and, accordingly, amortization expense decreased for the six months ended December 31, 1998.

CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES

     Corporate general and administrative expenses totaled $3.8 million and $4.1 million for the six months ended December 31, 1997 and 1998, respectively.

INTEREST AND OTHER INCOME

     Interest and other income primarily include interest earned on cash and cash equivalents and on the Premier Club notes receivable. Interest and other income totaled $1.3 million and $1.5 million for the six months ended December 31, 1997 and 1998, respectively.

INTEREST EXPENSE

     Interest expense totaled $6.7 million and $23.2 million for the six months ended December 31, 1997 and 1998, respectively. The increase was the result of higher debt levels assumed or originated in connection with the acquisitions of resorts coupled with higher weighted average borrowing costs. Our debt increased from $173.9 million at December 31, 1997 to $607.0 million at December 31, 1998.

MINORITY INTEREST

     Minority interest totaled $856,000 and $180,000 during the six months ended December 31, 1997 and 1998, respectively. The decrease in minority interest expense is primarily the result of owning all units of the Registry Hotel at Pelican Bay during the six months ended December 31, 1998.

EBITDA

     EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and minority interest. EBITDA amounted to $5.4 million and $27.4 million for the six months ended December 31, 1997 and 1998, respectively. The improvement in EBITDA was the result of an increase in revenue, partly due to acquisitions, and better profit margins during the six months ended December 31, 1998 compared to the six months ended December 31, 1997.

     Our management and certain investors use EBITDA and Adjusted EBITDA as indicators of our historical ability to service debt, to sustain potential future increases in debt and to satisfy capital requirements. However, neither EBITDA nor Adjusted EBITDA is intended to represent cash flows for the period. In addition, they have not been presented as alternatives to either (1) operating income (as determined by GAAP) as an indicator of operating performance or (2) cash flows from operating, investing and financing activities (as determined by GAAP) and is susceptible to varying calculations.

ADJUSTED EBITDA

     Adjusted EBITDA represents EBITDA plus the annual change in net deferred income from the Premier Club at the Boca Raton Resort and Club. The Premier Club currently requires a non-refundable initial membership fee of $45,000 and annual social dues starting at $2,300. Members of the Premier Club have access to the Boca Raton Resort and Club grounds and recreational facilities, which are otherwise restricted to resort guests. Initial membership fees are recorded as revenue over the estimated life of the membership. Unrecognized Premier Club amounts are reflected as deferred revenue on the Consolidated Balance Sheets. Adjusted EBITDA amounted to $5.4 million and $31.1 million for the six months ended December 31, 1997 and 1998, respectively. The improvement in adjusted EBITDA was the result of an increase in revenue (including deferred Premier Club revenue) and better profit margins during the six months ended December 31, 1998 compared to the six months ended December 31, 1997.

YEAR ENDED JUNE 30, 1996 COMPARED TO 1997 AND 1998 ACQUISITIONS

     We make decisions to acquire or invest in businesses based on financial and strategic considerations. Each of the acquisitions discussed below, with the exception of the acquisition of Decoma Miami Associated, Ltd. (an entity which managed the Miami Arena), which took place prior to our initial public offering, has been accounted for under the purchase method of accounting.

ACQUISITIONS MADE DURING THE YEAR ENDED JUNE 30, 1997

     Prior to the completion of our initial public offering, we acquired from our Chairman approximately 78% of the partnership interest in Decoma in exchange for 870,968 shares of our Class A common stock. Decoma derives revenue from the operations of the Miami Arena. This transaction was among entities under common control, and therefore, was accounted for on a historical cost basis in a manner similar to a pooling of interests as of the date of the acquisition by our Chairman.

     In January 1997, we acquired certain assets relating to Incredible Ice in exchange for (1) $1.0 million in cash, (2) 212,766 shares of our Class A common stock and (3) the assumption of a maximum of $8.1 million in construction-related obligations. Incredible Ice provides open skating, ice hockey leagues and other ice programs to the public.

     In March 1997, we acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in the Hyatt Regency Pier 66 Hotel and Marina for 4,450,000 shares of our Class A common stock.

     In March 1997, we acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in the Radisson Bahia Mar Resort and Yachting Center in exchange for 3,950,000 shares of our Class A common stock.

     In May 1997, we acquired the rights to operate Gold Coast Ice Arena in exchange for 34,760 shares of our Class A common stock. Gold Coast Ice Arena provides open skating, ice hockey leagues and other programs to the public.

     In June 1997, we acquired substantially all of the net assets of the Boca Raton Resort and Club in exchange for (1) 272,303 shares of our Class A common stock, (2) rights to acquire 4,242,586 shares of our Class A common stock for no additional consideration and (3) warrants to purchase 869,810 shares of our Class A common stock at a purchase price of $29.01 per share. Half of the warrants expired in December 1998 and the remaining warrants expire in December 1999.

ACQUISITIONS MADE DURING THE YEAR ENDED JUNE 30, 1998

     In August 1997, we acquired our initial 68% ownership interest (325 of the 474 units) in the Registry Hotel at Pelican Bay for (1) 918,174 shares of our Class A common stock, (2) warrants to purchase 325,000 shares of our Class A common stock (300,000 of which are exercisable at $25.85 per share and 25,000 of which are exercisable at $23.50 per share) and (3) $75.5 million in cash. The warrants vest ratably on a quarterly basis and become fully exercisable on December 31, 1999. The warrants expire in October 2003. As of June 30, 1998, we acquired all but one of the remaining units of the Registry Hotel at Pelican Bay for additional payments of $30.6 million (net of the payoff of certain mortgage notes receivable to us associated with additional units). We acquired the last unit in July 1998.

     In November 1997, we acquired certain assets associated with Grande Oaks Golf Club in exchange for $8.0 million in cash. The assets acquired consist of an 18-hole golf course and a separate 9-hole golf course (both of which are currently being redesigned), a parking lot and 79 acres of undeveloped land adjacent to the golf course.

     In March 1998, we acquired the Arizona Biltmore Hotel in exchange for (1) payment of $126.0 million in cash at closing, (2) payment of $99.8 million in cash in December 1998, (3) payment of $500,000 in cash after April 2001, (4) warrants to purchase 500,000 shares of our Class A common stock exercisable at $24.00 per share at any time, in whole or part, through March 2003 and (5) the assumption of $63.1 million of debt. The $500,000 bears interest at a rate of 2.5% per annum. We also agreed to pay up to $50.0 million to the sellers conditioned upon their satisfactory execution of certain developmental plans. The plans were delivered to us in acceptable form in December 1998. Accordingly, the $50.0 million is payable at the election of the seller, either in cash or in shares of our Class A common stock, in three equal annual installments commencing in April 1999. We paid $16.7 million of such $50.0 million payable in connection with the Private Debt Offering.

     In April 1998, we acquired the Edgewater Beach Hotel for $41.2 million, $20.7 million of which was paid in cash at closing and $20.5 million of which was paid in cash in September 1998.

BUSINESS SEGMENT INFORMATION

     The table set forth below outlines business segment operating data along with costs and expenses expressed as a percentage of the related business segment revenue.

                                                                           FISCAL YEAR ENDED JUNE 30,
                                                            --------------------------------------------------------
                                                              1996       %        1997       %         1998       %
                                                            --------    ---      -------    ---      --------    ---
                                                                             (DOLLARS IN THOUSANDS)
REVENUE:
Leisure and recreation....................................  $     --     --      $17,567     32%     $252,603     85%
Entertainment and sports..................................    34,087    100%      36,695     68%       43,586     15%
                                                            --------             -------             --------
        Total revenue.....................................    34,087    100%      54,262    100%      296,189    100%
OPERATING EXPENSES:
Cost of services:
  Leisure and recreation..................................        --     --        6,658     38%      110,084     44%
  Entertainment and sports................................    35,958    105%      35,135     96%       45,919    105%
Selling, general and administrative expenses:
  Leisure and recreation..................................        --     --        5,397     31%       71,800     28%
  Entertainment and sports................................     8,371     25%       7,854     21%       10,002     23%
  Corporate...............................................        --               1,899                9,777
Amortization and depreciation:
  Leisure and recreation..................................        --     --        1,459      8%       17,950      7%
  Entertainment and sports................................     9,815     29%       4,239     12%        5,168     12%
  Corporate...............................................        --                  --                   37
                                                            --------             -------             --------
        Total operating expenses..........................    54,144    159%      62,641    115%      270,737     91%
                                                            --------             -------             --------
        Operating income (loss)...........................  $(20,057)   (59%)    $(8,379)   (15%)    $ 25,452      9%
                                                            ========             =======             ========
EBITDA:
  Leisure and recreation..................................  $     --             $ 5,512             $ 72,478
  Entertainment and sports................................   (10,120)             (6,040)             (12,092)
  Corporate...............................................        --                (230)              (9,472)
                                                            --------             -------             --------
        Total.............................................  $(10,120)            $  (758)            $ 50,914
                                                            ========             =======             ========
ADJUSTED EBITDA:
  Leisure and recreation..................................  $     --             $ 5,512             $ 78,292
  Entertainment and sports................................   (10,120)             (6,040)             (12,092)
  Corporate...............................................        --                (230)              (9,472)
                                                            --------             -------             --------
        Total.............................................  $(10,120)            $  (758)            $ 56,728
                                                            ========             =======             ========

CONSOLIDATED RESULTS OF OPERATIONS

     Operating losses totaled $20.1 million and $8.4 million for the years ended June 30, 1996 and 1997, respectively. Operating income totaled $25.5 million for the year ended June 30, 1998. The improvement in operating results from 1996 to 1998 was the result of our diversification into the leisure and recreation business in 1997, followed by an increase in the number of resort properties under ownership in 1998 (due to business acquisitions). The improved results for the leisure and recreation business during 1998 were partially offset by higher corporate general and administrative expenses and higher losses from the entertainment and sports business. Additional information relating to the operating results for each business segment is set forth below.

LEISURE AND RECREATION

     Because the size of our resort portfolio has increased from three properties at June 30, 1997, to six properties at June 30, 1998 variations in operating results between 1997 and 1998 resulted primarily from business acquisitions. Because we began acquiring resort properties in 1997, a comparison of 1996 and 1997 annual resort data has been excluded, as it is not meaningful.

  Revenue

     Leisure and recreation business revenue increased from $17.6 million for the year ended June 30, 1997, to $252.6 million for the year ended June 30, 1998. More than 50% of leisure and recreation revenue for the year ended June 30, 1998 was derived from full-year activities of the Boca Raton Resort and Club. In addition, over 50% of consolidated resort revenue for the year ended June 30, 1998 was generated from non-room sources such as food and beverage sales, marina, retail sales and other amenities.

  Operating Expenses

     Cost of services for the leisure and recreation business totaled $6.7 million and $110.1 million for the years ended June 30, 1997 and 1998, respectively. Cost of services as a percentage of revenue was 38% and 44% for the years ended June 30, 1997 and 1998, respectively. In the future, we anticipate improving gross operating margins for each of our resorts by taking advantage of consolidated purchasing opportunities.

     S,G&A for the leisure and recreation business totaled $5.4 million and $71.8 million for the years ended June 30, 1997 and 1998, respectively. S,G&A as a percentage of revenue was 31% and 28% for the years ended June 30, 1997 and 1998, respectively. Our management believes we will benefit from additional economies in S,G&A as our resort portfolio grows. These savings opportunities include the consolidation of reservation systems, coordinated sales and marketing efforts and reduced costs for insurance and management overhead.

     Amortization and depreciation expense for the leisure and recreation business was $1.5 million and $18.0 million for the years ended June 30, 1997 and 1998, respectively. As discussed above, increases were due to additional depreciation for property and equipment acquired in connection with business combinations.

ENTERTAINMENT AND SPORTS

  Revenue

     Entertainment and sports business revenue was $34.1 million, $36.7 million and $43.6 million for the years ended June 30, 1996, 1997 and 1998, respectively. The increase in revenue from the year ended 1996 to the year ended June 30, 1997 was the result of higher Panthers ticket sales due to all home games being sold out during the 1996-1997 season. In addition, more revenue from broadcasting and advertising/promotion contracts was recognized during 1997, offset by fewer playoff games played in the 1996-1997 season as compared to the 1995-1996 season. The increase in revenue from the year ended 1997 to the year ended June 30, 1998 was partially due to the receipt of the Panthers' share of an expansion fee, which resulted from a new hockey franchise being admitted into the NHL. In addition, revenue from arena operations increased.

  Operating Expenses

     Entertainment and sports operating expenses, which include among other items, Panthers' player salaries and arena and ticketing costs, were $54.1 million, $47.2 million and $61.1 million for the years ended June 30, 1996, 1997 and 1998, respectively. During fiscal 1996, amortization of players' contracts was higher than during fiscal 1997 and 1998, to reflect the then current value of the remaining contracts of players selected in the 1993 draft. The increase in operating expenses of $13.9 million, or approximately 29%, during the year ended June 30, 1998 compared to the year ended June 30, 1997 was primarily the result of higher Panthers' player salaries, along with increased costs associated with the operation of our ice skating rink facilities.

CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES

     Corporate general and administrative expenses totaled $1.9 million and $9.8 million for the years ended June 30, 1997 and 1998, respectively. There were no corporate general and administrative expenses for the year ended June 30, 1996. The increase was substantially the result of additional legal, accounting, treasury and other corporate general and administrative expenses associated with our (1) increase in total revenue and assets, (2) diversification into the luxury resort business and (3) public company compliance and reporting activities. To the extent that revenue increases in the future, corporate general and administrative expenses will increase because of a management fee equal to 1.0% of revenue which is payable to Huizenga Holdings, Inc., a privately held corporation controlled by our Chairman. Huizenga Holdings assists us in: obtaining financing relating to business operations and acquisitions, identifying and reviewing potential acquisitions, developing tax planning strategies, formulating risk management strategies and providing such other services as we may reasonably request.

INTEREST AND OTHER INCOME

     Interest and other income totaled $122,000, $1.9 million and $2.3 million for the years ended June 30, 1996, 1997 and 1998, respectively. The increase in interest from 1996 and 1997 to 1998 was the result of maintaining a higher average cash balance due to sales of common stock and cash flow from the added resorts. We raised $131.9 million and $108.5 million during the years ended June 30, 1997 and 1998, respectively, through the sale of common stock.

INTEREST EXPENSE

     Interest expense totaled $5.0 million, $3.4 million and $24.7 million for the years ended June 30, 1996, 1997 and 1998, respectively. The average outstanding indebtedness during 1996 and 1997 related primarily to the purchase of the Panthers, along with borrowing needed to fund hockey operations. Such indebtedness was repaid with a portion of the proceeds from our initial public offering. The increase in interest expense during the 1998 period was attributable to additional debt assumed or incurred in connection with certain resort acquisitions.

MINORITY INTEREST

     Minority interest totaled $174,000, $440,000 and $1.8 million for the years ended June 30, 1996, 1997 and 1998, respectively. The increase from the 1996 and 1997 periods to 1998 was primarily the result of our initial 32% minority interest in the Registry Hotel at Pelican Bay (resulting from our acquisition of a 68% interest in the Registry Hotel in August 1997). By June 30, 1998, we had increased our interest in the Registry Hotel at Pelican Bay to 99% and acquired the remaining 1% in July 1998.

EBITDA

     As a result of the acquisition of resorts, EBITDA increased from $(10.1) million for the year ended June 30, 1996, to $(758,000) for the year ended June 30, 1997, to $50.9 million for the year ended June 30, 1998.

ADJUSTED EBITDA

     Adjusted EBITDA increased from $(10.1) million for the year ended June 30, 1996, to $(758,000) for the year ended June 30, 1997, to $56.7 million for the year ended June 30, 1998. The increase in Adjusted EBITDA was due to resort acquisitions.

                        LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents decreased from $37.2 million at June 30, 1998, to $12.9 million at December 31, 1998. Cash and cash equivalents increased from $13.7 million at June 30, 1997, to $37.2 million at June 30, 1998. Cash and cash equivalents increased from $465,000 at June 30, 1996, to $13.7 million at June 30, 1997. The major components of the changes are discussed below.

  Cash Provided By/Used In Operating Activities

     Net cash provided by operating activities totaled $26.3 million and $23.6 million during the six months ended December 31, 1997 and 1998, respectively. The decrease in cash provided by operating activities during the six months ended December 31,1998 was primarily the result of the payment of certain amounts in connection with the construction of the National Car Rental Center.

     Cash used in operating activities totaled $17.4 million for the year ended June 30, 1996. Net cash provided by operating activities totaled $2.9 million and $37.7 million for the years ended June 30, 1997 and 1998, respectively. The increase in cash flow from operations from the year ended June 30, 1996 and 1997 to the year ended June 30, 1998 was the result of receiving more cash flow from the resorts. The Registry Hotel at Pelican Bay, the Arizona Biltmore Hotel and the Edgewater Beach Hotel were acquired subsequent to

June 30, 1997, and accordingly, the related cash flow is not included in our 1996 and 1997 financial statements. Cash flow from the newly acquired resorts was partially offset by increased costs for corporate general and administrative expense and less cash flow from the entertainment and sports business.

  Cash Used In Investing Activities

     Cash used in investing activities amounted to $123.6 million and $57.3 million during the six months ended December 31, 1997 and 1998, respectively. Net cash used in investing activities amounted to $140,000, $515,000 and $293.4 million for the years ended June 30, 1996, 1997 and 1998, respectively.

     During the six months ended December 31, 1997, we spent $63.0 million (net of cash acquired) on the acquisition of our initial 68% ownership interest in the Registry Hotel at Pelican Bay, $12.1 million on the acquisition of additional units of the Registry Hotel at Pelican Bay and $8.0 million on the acquisition of Grande Oaks Golf Club. We did not acquire any businesses during the six months ended December 31, 1998.

     Cash used in business acquisitions and to acquire additional interests in a consolidated subsidiary increased from $1.1 million for the year ended June 30, 1997, to $260.8 million for the year ended June 30, 1998. During the year ended June 30, 1997, we used cash to acquire certain assets relating to the business of owning and operating a twin-pad ice facility located in Coral Springs, Florida. All resort acquisitions during the year ended June 30, 1997 involved the issuance of common stock or the assumption of debt in lieu of payment in cash. During the year ended June 30, 1998, we (1) acquired our initial 68% ownership interest in the Registry Hotel at Pelican Bay of which $75.5 million of the purchase price was paid in cash, (2) closed on additional units of Registry Hotel at Pelican Bay of which $30.6 million of the purchase price was paid in cash, (3) acquired Grande Oaks Golf Club for $8.0 million, (4) acquired the Arizona Biltmore Hotel of which $126.0 million of the purchase price was paid in cash at closing and (5) acquired the Edgewater Beach Hotel of which $20.7 million of the purchase price was paid in cash at closing.

     Capital expenditures increased by $31.3 million from $30.5 million during the six months ended December 31, 1997, to $61.8 million during the six months ended December 31, 1998. During the six months ended December 31, 1997, an expansion program was nearing completion at the Boca Raton Resort and Club. This expansion included an 18 court tennis club (that added to the existing 12 courts located in a separate complex), a new Bates designed championship golf course and a new 140,000 square foot conference center. During the six months ended December 31, 1998, we spent $31.0 million on the acquisition of land in Naples and Plantation, Florida. We plan to use the parcels to construct additional recreational amenities that would be available to guests of our Naples' and Fort Lauderdale's resorts. Other capital spending during the six months ended December 31, 1998 related to continued development and construction at Grande Oaks Golf Club, continued construction of the 122 guest room addition at the Arizona Biltmore Hotel and other recurring furniture, fixture and equipment maintenance at the resorts.

     Capital expenditures increased by $46.3 million during the year ended June 30, 1998, primarily associated with the Boca Raton Resort and Club expansion program. In addition, because we owned more resorts for a longer duration during fiscal 1998, recurring capital expenditures increased during the year ended June 30, 1998. Capital expenditures increased to $1.5 million in the year ended June 30, 1997 from $140,000 in the year ended June 30, 1996 due to costs incurred in connection with our ice skating rinks.

     Under covenants contained in a senior note secured by the Boca Raton Resort and Club, we are required to deposit excess operating cash generated by the resort into reserve accounts which are accumulated and restricted to support future debt service, facility expansion, furniture, fixture and equipment replacement and real estate tax payments. Additionally, loan and/or management agreements for certain other resorts require the maintenance of customary capital expenditure reserve funds for the replacement of assets. These reserve funds are classified as restricted cash on the Consolidated Balance Sheets. Restricted cash increased by $9.9 million during the six months ended December 31, 1997, compared to a decrease of $4.5 million during the six months ended December 31, 1998. During the six months ended December 31, 1998, the decrease in restricted cash was primarily the result of the release of funds pursuant to the terms of the senior note secured by the Boca Raton Resort and Club. No funds were available for distribution during the six months ended December 31, 1997 because the Boca Raton Resort and Club was undergoing an expansion program.

  Cash Provided By Financing Activities

     Cash provided by financing activities amounted to $96.4 million and $9.4 million during the six months ended December 31, 1997 and 1998, respectively. During the six months ended December 31, 1997, we received $108.8 million of net proceeds from the underwritten public offering of our Class A common stock, partially offset by net repayments on indebtedness of $12.2 million. We received $9.5 million in borrowings, net of repayments and net of financing costs paid, under credit facilities during the six months ended December 31, 1998.

     Net cash provided by financing activities amounted to $16.7 million, $10.9 million and $279.2 million for the years ended June 30, 1996, 1997 and 1998, respectively. Through the date of our initial public offering, all operating losses of the Panthers were financed primarily through loans from our Chairman. As a result, net cash flow from financing activities for the year ended June 30, 1996 consisted entirely of borrowings and repayments of the loans from our Chairman. During the year ended June 30, 1997, we completed our initial public offering for an aggregate of 7,300,000 shares of our Class A common stock, which resulted in net proceeds of $66.3 million. A portion of the net proceeds from our initial public offering was used to retire $45.0 million of debt. We also sold 2,460,000 shares of our Class A common stock in a private placement transaction, which yielded $65.6 million in net proceeds during the year ended June 30, 1997 and retired $111.3 million of indebtedness assumed in connection with the acquisition of the Boca Raton Resort and Club. During the year ended June 30, 1998, we received $108.5 million of net proceeds from the sale of shares of our Class A common stock and $170.7 million in borrowings, net of repayments, under debt facilities.

  Capital Resources

     Our capital resources are provided from both internal and external sources. The primary capital resources from internal operations include revenue from (1) room rentals, food and beverage sales, retail sales and golf, tennis, marina and conference services at the resorts, (2) the Premier Club memberships at the Boca Raton Resort and Club and (3) ticket, broadcasting, sponsorship and other revenue derived from ownership of the Panthers. The primary external sources of liquidity have been the issuance of equity securities and borrowing under term loans and lines-of-credit.

     After giving pro forma effect to the private placement of our Class A common stock which closed on February 18, 1999, the rights offering subscriptions for shares of Class A common stock which we accepted on March 31, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, there will be $156.1 million available on our Hockey revolving credit facility and our New Credit Facility. As a result of this availability and expected cash from operations, we believe that we will have sufficient funds to make our planned capital expenditures for fiscal 1999 and to support our on-going operations.

                              FINANCIAL CONDITION

     Significant changes in balance sheet data from June 30, 1998 to December 31, 1998 are discussed below.

  Restricted Cash

     Restricted cash decreased from $29.3 million at June 30, 1998, to $24.8 million at December 31, 1998. Restricted cash decreased at December 31, 1998 primarily because funds were released from restricted accounts pursuant to the terms of the senior note secured by the Boca Raton Resort and Club.

  Other Current Assets

     Other current assets increased from $5.5 million at June 30, 1998 to $14.8 million at December 31, 1998. The increase in other current assets at December 31, 1998 primarily represents financing costs paid in connection with the origination and extension of credit facilities. Such amounts are being amortized over the estimated life of the related indebtedness using the straight-line method, which approximates the interest method.

  Property and Equipment

     Property and equipment increased from $959.2 million at June 30, 1998, to $1.0 billion at December 31, 1998. We spent $31.0 million on the acquisition of land in Naples and Plantation, Florida. Other capital spending during the six months ended December 31, 1998 related to continued development and construction at Grande Oaks Golf Club, continued construction of the 122 guest room addition at the Arizona Biltmore Hotel and other recurring furniture, fixture and equipment maintenance at the resorts.

  Other Assets

     Other assets increased from $13.1 million at June 30, 1998, to $21.5 million at December 31, 1998. A portion of the increase relates to payment of signing bonuses to Panthers players. Signing bonuses are capitalized and amortized over the life of a player's contract. In addition, we paid approximately $3.9 million in connection with the construction of the National Car Rental Center.

  Intangible Assets

     In connection with the acquisition of the Arizona Biltmore Hotel in March 1998, we agreed to pay up to $50.0 million to the sellers conditioned upon their satisfactory execution of certain developmental plans. The plans were delivered to us in acceptable form in December 1998. The $50.0 million note has no stated interest rate and, accordingly, is presented net of an unamortized discount of $4.7 million on the Consolidated Balance Sheet. A corresponding increase of $45.3 million is also reflected as a component of intangible assets. The effective interest rate on the note is 8.8%. The $50.0 million is payable at the election of the seller, either in cash or in shares of our Class A common stock, in three equal annual installments commencing in April 1999.

  Current Portion of Deferred Revenue

     Current portion of deferred revenue increased from $35.1 million at June 30, 1998, to $59.0 million at December 31, 1998. Approximately $13.4 million of the increase related to deposits for advance suite and seat sales at the National Car Rental Center. Additionally, approximately $6.8 million of the increase related to receipts of advance deposits on room rentals and membership fees and annual dues of the Premier Club at the Boca Raton Resort and Club.

  Short-Term Debt

     Short-term debt increased from $318.3 million at June 30, 1998, to $329.7 million at December 31, 1998. Most of the increase related to fully borrowing under a new $10.0 million unsecured credit facility, which matures in June 1999. The interest rate charged under the facility is LIBOR plus .50%. Certain of our short-term debt instruments are guaranteed by our Chairman of the Board.

  Long-Term Debt

     Long-term debt increased from $217.8 million at June 30, 1998 to $255.3 million at December 31, 1998. The increase occurred partially because we borrowed the remaining available balance under our existing $35.0 million credit facility. These borrowings were partially offset by principal repayments on indebtedness secured by the Boca Raton Resort and Club and the Arizona Biltmore Hotel. In addition, we made a note payable to the sellers of the Arizona Biltmore Hotel.

                                  SEASONALITY

     We have historically experienced, and expect to continue to experience, seasonal fluctuations in our gross revenue and net earnings. Peak season at the resorts extends from January through April, while the regular hockey season for the Panthers commences in October and ends in April. On a pro forma basis for acquisitions, approximately 70% of our annual revenue was historically generated during the second and third fiscal quarters.

                              IMPACT OF INFLATION

     Inflation and changing prices have not had a material impact on our revenue and results of operations. Based on the current economic climate, we do not expect that inflation and changing prices will have a material impact on our revenue or earnings during the remainder of fiscal 1999. Many of the costs of operating our resorts can be fixed for certain periods of time, reducing the short-term effects of changes in the rate of inflation. Room rates, which are set on a daily basis, can be rapidly changed to meet changes in inflation rates (as well as other changing market conditions). To the extent inflationary trends affect short-term interest rates, a portion of our debt service costs may be adversely affected.

                                   YEAR 2000

     We have completed an assessment relative to the modification or replacement of portions of our software so that our computer systems will function properly with respect to dates in the year 2000 and thereafter. We are also in the process of identifying and reviewing our non-information technology systems with respect to Y2K issues. In addition, we have begun to communicate with third parties in order to determine the extent to which our interface systems are vulnerable to those third parties' failure to remediate their own Y2K issues. As of December 31, 1998, we had spent approximately $100,000 on Y2K issues. Our Y2K project is scheduled to be completed by June 30, 1999, and the total cost is expected not to exceed $500,000. However, we can provide no assurance that the total cost will not exceed $500,000. We believe that modifications to existing software and conversions to new software will not pose significant operational problems for computer systems.

     We also believe that, once we remediate our business software applications, as well as other equipment with embedded technology, the Y2K issue will not present a materially adverse risk to our future consolidated results of operations, liquidity and capital resources. However, if such remediation is not completed in a timely manner or the level of timely compliance by key suppliers or vendors is not sufficient, the Y2K issue could have a material adverse impact on our operations including, but not limited to, delays in delivery of products from third party vendors, increased operating costs, loss of customers or suppliers, or other significant disruptions to our business. We have in place comprehensive contingency and business continuation plans.

                      RECENTLY ISSUED ACCOUNTING STANDARDS

     The adoption of recently issued accounting standards is not expected to have a material impact on the Company's financial condition or results of operations. See Note 2 -- "Recently Issued Accounting Standards" to the Consolidated Financial Statements for the year ended June 30, 1998 included elsewhere in this Prospectus.

                                  OUR BUSINESS

     Florida Panthers Holdings, Inc. is a leading owner and operator of leisure and entertainment/sports businesses. Our company is comprised of two business segments: (1) leisure and recreation, which primarily consists of the ownership of six luxury resorts, including the operation of hotels, conference facilities, golf courses, spas, marinas and private clubs; and (2) entertainment and sports, which includes the operations of the Florida Panthers Hockey Club, the National Car Rental Center, a multi-purpose entertainment complex where the Panthers play their home games, and related arena management operations. We believe each of our businesses operates premier assets which, due to their market positions, attract a large base of loyal customers with high disposable income, thereby allowing us to maximize revenues and cash flows. For the twelve months ended December 31, 1998, pro forma for acquisitions made in 1998, we generated revenue of $362.8 million, of which $311.9 million, or 86% of total revenue, was generated by our leisure and recreation operations and $50.9 million, or 14% of total revenue, was generated by our entertainment and sports operations. Adjusted EBITDA for the year ended December 31, 1998, which includes pro forma adjustments for acquisitions made in 1998, amounted to $91.3 million.

LEISURE AND RECREATION

     Our leisure and recreation operations include the ownership of six well-known, luxury resorts with a combined 2,863 rooms. Our resorts include:

        - the Boca Raton Resort and Club (Boca Raton, Florida);

        - the Arizona Biltmore Hotel (Phoenix, Arizona);

        - the Registry Hotel at Pelican Bay (Naples, Florida);

        - the Edgewater Beach Hotel (Naples, Florida);

        - the Hyatt Regency Pier 66 Hotel and Marina (Fort Lauderdale, Florida); and

        - the Radisson Bahia Mar Resort and Yachting Center (Fort Lauderdale, Florida).

     Each of our resorts shares the following competitive and operational strengths:

        - Unique, irreplaceable assets with high recognition and strong positioning in its target markets;

        - Facilities and amenities which provide multiple and diverse revenue streams and attract upscale business and leisure customers;

        - Opportunities to significantly increase revenue and cash flow through the development of additional guest rooms and/or resort amenities and facilities; and

        - Established, or ability to initiate, club membership programs.

     Our resorts have received numerous distinctions commensurate with their leading positions within their respective markets. For example, the Boca Raton Resort and Club received the Readers' Award as one of the "Top 25 Hotels in North America" by Travel & Leisure magazine in 1998 and was named to Conde Nast Traveler's Gold List in 1998. The Arizona Biltmore was also named to Conde Nast Traveler's Gold List in 1998 and was featured in Architectural Digest in 1996.

     Amenities and services at our resorts include conference facilities, golf courses, tennis facilities, spas, fitness centers, marinas, restaurants, retail outlets, swimming pools, and other activities and services. The diversity and number of amenities and services at our facilities provides us with substantial non-room revenues. For the twelve months ended December 31, 1998, approximately 57% of revenues from our leisure and recreation operations were generated from non-room sources. In addition, our luxury amenities and services allow us to maintain premium pricing for our rooms. For the year ended December 31, 1998, our average daily room rate was $191.65, compared to the average daily room rate of the luxury resort industry for this period which, according to Smith Travel Research, was $166.05.

     Our resorts' conference facilities and other amenities make them attractive locations for group functions. Our conference facilities include over 330,000 square feet of combined conference space and we maintain our own in-house planning and logistics capabilities. In addition, we believe the geographic diversity of our resorts in eastern and western Florida and Arizona will allow our sales people to market multiple resort locations to corporate and association groups that prefer to rotate conference locations from year to year.

     We believe that there are growth opportunities at many of our resorts because a significant portion of the land at these locations is either undeveloped or is capable of being reconfigured for alternative uses. We expect that the addition of new rooms and amenities will attract additional customers as well as enable us to realize incremental revenues from our existing customers.

     We also believe that our focus on upscale business and leisure customers and corporate group customers allows us to maximize our total revenue per available room. It has been our experience that these customers are more likely to use the additional amenities and facilities available at our resorts, thereby increasing revenue. In addition, we believe that by targeting upscale customers we are well positioned to take advantage of demographic trends (which include an aging "baby-boom" population with increasing disposable income) creating increased demand for luxury resorts and related amenities. We believe our resorts will be able to capitalize on these trends given their unique nature and location. Our ability to capitalize on these trends will be enhanced by the high barriers to entry associated with new luxury hotel and resort development that we expect will limit new luxury room supply.

     We continue to expand and develop our Premier Club concept which was first introduced in 1991 at the Boca Raton Resort and Club. Membership in the Boca Raton Resort Premier Club allows Premier Club members access to the Boca Raton Resort and Club grounds, restaurants, recreational facilities and other private social functions, which are otherwise restricted to resort guests. The Boca Raton Resort Premier Club currently requires an initial membership fee of $45,000 and annual social dues starting at $2,300. Additional dues are required for members to have access to the resort's golf and tennis facilities. Annual cash flow from Premier Club membership fees and dues has grown from $9.8 million in 1996 to $14.9 million in fiscal 1998. In addition, Premier Club members generate additional revenues through the use of existing resort facilities and services, which are available on a fee-for-use basis. We expect to expand the Premier Club concept to our other resorts through the development of additional amenities and membership programs.

ENTERTAINMENT AND SPORTS

     Our entertainment and sports operations primarily consist of:

        - Ownership and management of the Panthers, a National Hockey League franchise; and

        - Management of the National Car Rental Center, a multi-purpose entertainment complex where the Panthers play their home games.

     The Panthers began play during the 1993-1994 NHL season. The Panthers have been a highly successful franchise, reaching the playoffs in two out of the last three seasons and competing in the 1996 Stanley Cup Championship. The Panthers have developed a strong fan base in South Florida, selling out all of their home games for the 1996-1997 and 1997-1998 NHL seasons (14,700 seats per game), with attendance for the 1998-1999 season to date averaging approximately 18,000 per game or 92% of capacity. Since moving to the National Car Rental Center, the Panthers' average gate receipts have ranked in the top six among NHL franchises.

     The Panthers generate revenue through the sale of tickets to Panthers' home games, the licensing of local market television, cable network, and radio rights, from distributions under revenue-sharing arrangements with the NHL covering national broadcasting contracts, as well as other ancillary sources including franchise fees. In addition, we generate revenue through our participation in the net operating income of the National Car Rental Center, where the Panthers began playing their home games with the opening of the 1998-1999 NHL season.

     From the Panthers' inception through the end of the 1997-1998 season, the Panthers played all of their home games at the 14,700 seat Miami Arena. The size of the Miami Arena limited the Panthers' ability to generate revenue from additional ticket sales, concessions and merchandise sales, and unfavorable lease terms precluded the Panthers from sharing in suite, building advertising and parking revenue.

     In June 1996, we entered into an agreement with Broward County (the owner of the National Car Rental Center) to develop the National Car Rental Center. The National Car Rental Center is a state-of-the-art multi-purpose entertainment complex strategically located in the center of South Florida's tri-county area, which encompasses a population of approximately 4.5 million. The National Car Rental Center has a seating capacity of 19,500 for hockey games, over 30% more than the Miami Arena, including 72 luxury suites and 2,400 premium club seats. For the 1998-1999 season, the Panthers have sold season tickets for 15,500 of the arena's 19,500 seats. In addition, all of the luxury suites have been pre-sold under multi-year contracts.

     The National Car Rental Center provides a variety of revenue streams to us, including suite and premium club seat sales, building advertising, parking, concessions, and net revenues generated from other entertainment events held at the arena. Many of these revenue streams are committed to on a multi-year basis. We have entered into a 30-year operating agreement with Broward County regarding the National Car Rental Center pursuant to which we are entitled to retain (1) 95% of all revenue derived from the sale of general seating tickets to the Panthers' home games and 100% of certain other hockey-related advertising and merchandising revenue and (2) the first $14.0 million of net operating income generated by the National Car Rental Center, on an annual basis, and 80% of all net operating income in excess of $14.0 million generated by the National Car Rental Center, with Broward County receiving the remaining 20%. Due to its central location, state-of-the-art facilities and large seating capacity, we have already booked over 140 events for the National Car Rental Center, including performances by Celine Dion, Elton John, Billy Joel and the Rolling Stones.

BUSINESS STRATEGY

     Our objective is to maximize our cash flow from and the value of our businesses by:

     - CONTINUING INTERNAL GROWTH THROUGH CAPITAL IMPROVEMENTS AT OUR
       RESORTS. We believe that our resorts have the opportunity for continued internal growth. At the time we acquired our resorts, each resort had on-going or recently completed expansion and/or improvement programs. In addition, we have continued to make capital improvements at the resorts after we acquired them. We believe these capital improvements have and will continue to improve our revenue and cash flow per available room. In addition to normal recurring maintenance capital expenditures over the past four years, $139.2 million has been invested in our resorts to:

        -- Construct a new conference center, as well as replace one of the existing golf courses with a championship course and add a state-of-the-art tennis and fitness center at the Boca Raton Resort and Club (completed in 1998);

        -- Undertake a property-wide renovation (completed in 1996), add a spa complex (completed in 1997) and add 122 additional rooms and an Olympic size swimming pool (expected completion June 1999) at the Arizona Biltmore Hotel;

        -- Renovate all of the guest rooms at the Hyatt Regency Pier 66 Hotel and Marina (completed in 1998);

        -- Complete an extensive renovation project primarily relating to guest rooms and the relocation of meeting space and restaurants at the Radisson Bahia Mar Resort and Yachting Center (completed in 1995); and

        -- Redesign the Grande Oaks Golf Club (formerly known as Rolling Hills
           Golf Club), a private golf club and important component of our Fort Lauderdale private club program, which will also serve as an additional amenity for our Hyatt Regency Pier 66 Hotel and Marina and Radisson Bahia Mar Resort and Yachting Center resorts in Fort Lauderdale (completed in March 1999).

        We believe that these capital expenditures have resulted in increases to our average daily room rates and have attracted higher spending corporate and group guests resulting in increased total revenue per available room. For the year ended December 31, 1998, our average daily room rate was $191.65, our room revenue per available room was $131.06 and our total revenue per available room was $299.37. For the year ended December 31, 1997, our average daily room rate was $179.63, our room revenue per available room was $123.59 and our total revenue per available room was $270.88. These statistics compare favorably to the luxury resort industry which, according to Smith Travel Research, achieved an average daily room rate of $166.05 and room revenue per available room of $120.69 in 1998.

        In addition, most of our resorts possess substantial available land for additional development. We expect to undertake additional capital improvements at our resorts which, subject to the availability of capital on terms suitable to us, may include:

        -- Development of a new championship golf course in Naples, Florida;

        -- The addition of 114 luxury guest rooms, the renovation of 100 guest rooms, as well as the addition of a spa complex and 30,000 square feet of retail space at the Boca Raton Resort and Club;

        -- A new pool complex at the Registry Hotel at Pelican Bay; and

        -- Development of a new pool, cabana club and a private club restaurant, as well as a spa expansion at the Hyatt Regency Pier 66 Hotel and Marina.

     - EXPANDING PREMIER CLUB CONCEPT TO OTHER LOCATIONS. We expect to extend the Premier Club concept to our other resorts, which we believe will allow us to generate substantial incremental revenues from existing or planned facilities and services. We anticipate that the Premier Club will allow us to market resort properties, restaurants, pools, and where available, tennis, golf, spas and other leisure and recreational amenities to residents in local communities in a country club/social club setting.

     - SEEKING CROSS-MARKETING OPPORTUNITIES. We believe our current portfolio of luxury resorts provides us with cross-marketing opportunities. For example, corporate and other group customers that hold conferences on a regular basis often rotate their conference locations among various regions of the U.S. By offering a significant number of affiliated luxury resort alternatives to our corporate and group customers, we believe that we will be able to encourage them to use our resorts on a regular basis.

     - CAPITALIZING ON INTEGRATION OF RECENT ACQUISITIONS. We believe the integration of certain aspects of our resort operations will allow us to capitalize on our experienced management team, as well as to realize significant operating efficiencies. Each member of our leisure and recreation senior management team has over 20 years of experience in the resort and real estate industries. We believe our management team's ability to develop incremental revenue streams and generate cash flow growth has been demonstrated by the success of the Boca Raton Resort and Club. In addition, we believe the management of all of our resorts by a single management team, with established practices and systems, will improve the efficiency of our resort operations. We are focusing on integrating the operations of all of our resorts, including reservations, purchasing, training, information systems, insurance and marketing, in order to achieve greater operating efficiencies and improved profit margins.

     - MAXIMIZING OPPORTUNITIES AT THE NATIONAL CAR RENTAL CENTER. We believe the National Car Rental Center, which was completed in October 1998, will significantly increase our ability to market and profit from the Panthers. In addition, we believe our ability to participate in the revenues from non-hockey events held at the National Car Rental Center will increase the cash flow from our entertainment and sports operations. We participate in all of the revenues from the National Car Rental Center, including revenues from the sale of Panthers tickets, the leasing of luxury suites and premium club seats, arena advertising and sponsorships, food and beverage concessions, parking, as well as revenue from other entertainment events.

     - EVALUATING OPPORTUNISTIC ACQUISITIONS/DIVESTITURES. We continuously evaluate ownership, acquisition and divestiture alternatives relating to our two business segments with the intention of maximizing value.

LEISURE AND RECREATION BUSINESS

RESORT INDUSTRY OVERVIEW

     We believe our luxury resorts compete most directly with "luxury resort" hotels, which are defined by Smith Travel Research as resorts whose average daily room rate is in the top 15% of their resort markets. According to Smith Travel Research, as of December 31, 1998 there were approximately 334 luxury resorts in the United States, consisting of approximately 131,715 rooms. The room supply in the luxury resort segment of the hotel and lodging industry has been characterized by low growth from 1994 to 1998, having increased at a compounded annual rate of 1.7%. However, room revenue for this luxury resort segment grew at a compounded annual rate of approximately 8.4% between 1994 and 1998, which we believe reflects increased demand.

     The following tables set forth information on the U.S. lodging industry*:

                                                           ROOM SUPPLY(1)                             ROOM DEMAND(2)
                                 TOTAL        -----------------------------------------   --------------------------------------
                              PROPERTIES                                        CAGR                                     CAGR
                            ---------------                                   ---------                               ----------
                             1994     1998        1994            1998        1994-1998      1994          1998       1994-1998
                            ------   ------   -------------   -------------   ---------   -----------   -----------   ----------
US Luxury Resorts.........     314      334      44,636,821      47,765,724      1.7%      31,665,627    34,717,534      2.3%
US Lodging Industry.......  31,176   35,702   1,200,493,445   1,339,304,898      2.8%     777,194,087   855,716,418      2.4%

                                ROOM REVENUE(3)                                                     REVPAR(4)
                           --------------------------    OCCUPANCY      AVERAGE DAILY     -----------------------------
                                              CAGR      PERCENTAGE        ROOM RATE                             CAGR
                                           ----------   -----------   -----------------                      ----------
                           1994    1998    1994-1998    1994   1998    1994      1998      1994     1998     1994-1998
                           -----   -----   ----------   ----   ----   -------   -------   ------   -------   ----------
US Luxury Resorts........  $ 4.2   $ 5.8      8.4%      70.9%  72.7%  $133.70   $166.05   $94.85   $120.69       6.2%
US Lodging Industry......   49.1    66.7      8.0%      64.7%  63.9%    63.15     77.98    40.89     49.82       5.1%

-------------------------

 *  All data taken from Smith Travel Research.
(1) Room Supply is defined as the sum of total available rooms each day for the entire year.
(2) Room Demand is defined as the sum of available rooms occupied each day for the entire year.
(3) Room revenue is defined as the aggregate revenue generated by room rentals during the period indicated. This data is presented in billions.
(4) RevPAR is defined as room revenue per available room and is calculated by dividing room revenue by the number of available rooms.

     We believe that demand in the luxury resort sector will continue to increase in the future as a result of the following key demographic trends:

     - Growth in the population over 40 years old which is expected to increase 22% from 113 million presently to 138 million in the year 2010;

     - Increases in leisure time and disposable income that are expected to occur as the "baby-boom" generation matures;

     - Increasing popularity of golf, spas, boating and restaurant dining; and

     - Increasing corporate demand for quality, full-service facilities which combine both group meeting facilities and recreational amenities.

     The luxury resort segment is characterized by a large number of independent owners, with approximately 54% of all luxury resort hotels being operated independent of chain affiliations. In addition, there has been limited new luxury resort construction since 1994, due to the substantial barriers to entry relating to the industry. These barriers include the difficulty of finding suitable property for such resorts, the time involved in obtaining zoning and regulatory permits and approvals, and, the significant costs, coupled with development and holding periods, associated with building such resorts.

     The upscale customer base that typically patronizes the luxury resort segment is desirable because the customer base allows the resorts to benefit from the key demographic trends creating demand for luxury resorts and related amenities described above.

OUR RESORTS

     Our leisure and recreation operations consist of six resort properties: the Boca Raton Resort and Club, the Arizona Biltmore Hotel, the Registry Hotel at Pelican Bay, the Edgewater Beach Hotel, the Hyatt Regency Pier 66 Hotel and Marina and the Radisson Bahia Mar Resort and Yachting Center. The following table sets forth a summary of the key features at our resorts:

                                    NO. OF   CONFERENCE    NO. OF    NO. OF    NO. OF              NO. OF     NO. OF
                                    ROOMS/      SPACE       GOLF     TENNIS   SWIMMING   BOAT      FOOD &     RETAIL
                            ACRES   SUITES     SQ. FT.     COURSES   COURTS    POOLS     SLIPS   BEV. SITES    SHOPS
                            -----   ------   -----------   -------   ------   --------   -----   ----------   -------
Boca Raton Resort and
  Club....................   298      963      190,000        4(2)     30         5        25        15         14
Arizona Biltmore Hotel....    39      620(1)    60,000        2(3)      8         6(6)     --         5          6
Registry Hotel at Pelican
  Bay.....................    15      474       38,000        2(4)     15         3        --         7          7
Edgewater Beach Hotel.....     2      126        3,600        2(4)     --         1        --         2          1
Hyatt Regency Pier 66
  Hotel and Marina........    23      380       22,000       --(5)      2         3       142         6          3
Radisson Bahia Mar Resort
  and Yachting Center.....    40      300       20,000       --(5)      4         1       350         2          5
                             ---    -----      -------       --        --        --       ---        --         --
                             417    2,863      333,600        8        59        19       517        37         36
                             ===    =====      =======       ==        ==        ==       ===        ==         ==

-------------------------

(1) Excludes 122 rooms currently under construction which are expected to be completed June 1999.
(2) Boca Raton Resort and Club maintains two 18-hole golf courses on premises. In addition, the resort has access to two 18-hole golf courses through use agreements.
(3) Arizona Biltmore Hotel has access to two 18-hole golf courses through use agreements.
(4) The Registry Hotel at Pelican Bay and the Edgewater Beach Hotel have access to the same two 18-hole golf courses through use agreements. In the future, guests will also have access to the Grey Oaks Country Club 18-hole golf course. Grey Oaks is owned by our company and is currently under development.
(5) Hyatt Regency Pier 66 Hotel and Marina and Radisson Bahia Mar Resort and Yachting Center will have access to the Grande Oaks Golf Club, a golf course we own which was recently renovated and is expected to open in April 1999.
(6) Excludes a new Olympic size swimming pool which is expected to be completed in June 1999.

Boca Raton Resort and Club

     - Date Acquired.  June 1997.

     - Description. Boca Raton Resort is a destination luxury resort and private club located on over 298 acres of land fronting both the Atlantic Ocean and Intracoastal Waterway in Boca Raton, Florida. Boca Raton Resort offers luxury accommodations and amenities to group conference customers, leisure travelers and the members of its exclusive and private country and social club known as the Premier Club. Boca Raton Resort consists of the Cloister, the Tower, Boca Beach Club, the Golf Villas and Boca Country Club.

     - Rooms.  Boca Raton Resort currently consists of 963 luxury guest rooms.

     - Amenities. Amenities at Boca Raton Resort include a 50,000 square foot conference center, a separate 140,000 square foot conference facility, two 18-hole championship golf courses, a 30-court tennis facility, five swimming pools, a 25-slip marina, a fitness center, an indoor basketball court, two indoor racquetball courts and a half mile of private beach with various water sports facilities. Other amenities of Boca Raton Resort include 15 food and beverage sites, ranging from 5-star cuisine to beach-side grills.

     - Renovations/Expansion. In January 1998, Boca Raton Resort completed a $46.5 million expansion and renovation project which included: (1) a new 140,000 square foot conference facility; (2) a state-of-the-art tennis and fitness center complex; (3) a new Bates-designed 18-hole golf course, replacing one of its previous 18-hole golf courses; and (4) an expanded 650-space parking facility. The completion of the conference center allows Boca Raton Resort to accommodate more than one large group at a time, resulting in better utilization of its luxury guest rooms.

     - Distinctions. Boca Raton Resort has consistently been awarded the Readers' Award as one of the "Top 25 Hotels in North America" by Travel & Leisure magazine and was named to Conde Nast Traveler's Gold List in 1998 and recognized in Executive Travel Magazine as one of the Top 3 Hotels of the Americas in 1998.

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

  Arizona Biltmore Hotel

     - Date Acquired.  March 1998.

     - Description. Arizona Biltmore is a luxury resort located on 39 acres in Phoenix, Arizona.

     - Rooms.  The resort currently consists of 620 luxury guest rooms.

     - Amenities. Amenities at the Arizona Biltmore include state-of-the-art conference facilities capable of accommodating up to 2,600 people, five restaurants and food and beverage sites, six retail shops, an 18-hole putting course, eight tennis courts, six swimming pools, and a 20,000 square foot spa complex, as well as privileges to play at two 18-hole golf courses.

     - Renovations/Expansion. Arizona Biltmore completed a $50.0 million property-wide renovation and expansion program in 1996 and added the spa complex in late 1997. A $12.0 million expansion is currently underway which will include 122 additional luxury guest rooms and an Olympic size swimming pool. The expansion is expected to be completed by June 1999.

     - Distinctions. The property was featured in Architectural Digest in 1996, was awarded the 1997 and 1998 Heritage Award of Excellence by the Urban Land Institute, was featured in Historic Traveler Magazine in 1998 and was named to Conde Nast Traveler's Gold List in 1998.

     - Management Agreement. We are a party to a management agreement with AZB Limited Partnership to manage the Arizona Biltmore which expires in April 2008. This agreement provides for an annual management fee of $1.0 million through April 2001 and $500,000 thereafter.

  Registry Hotel at Pelican Bay

     - Date Acquired.  August 1997.

     - Description. Registry Hotel is a luxury resort located on 15 acres of land fronting the Gulf of Mexico in Naples, Florida.

     - Rooms.  Registry Hotel consists of 474 luxury guest rooms.

     - Amenities. Amenities at the resort include a 38,000 square foot conference center, a 15-court tennis facility, a nature reserve boardwalk, water sports and beach amenities, as well as seven restaurants and food and beverage sites and retail shops.

     - Distinctions. Registry Hotel has consistently received the Mobile Travel Guide's Four Star Award, as well as the AAA's Four Diamond Award, and was cited in 1998 by Conde Nast Traveler magazine as one of the Top 50 U.S. Mainland Resorts. The Registry Hotel was also awarded Tennis magazine's 50 Greatest U.S. Tennis Resorts for 1998.

  Edgewater Beach Hotel

     - Date Acquired.  April 1998.

     - Description. Edgewater Beach Hotel is the only all-suite beach resort located in Naples, Florida and is situated on a two-acre site surrounding a tropical courtyard and fronting the Gulf of Mexico.

     - Rooms.  Edgewater Beach Hotel consists of 126 luxury suites.

     - Amenities. Amenities at the resort include a pool, a fitness center, water sports and other beach amenities, three conference rooms and a penthouse gourmet restaurant.

     - Renovations/Expansion. In 1997, Edgewater Beach Hotel completed a four-year, $2.2 million renovation of its 126 luxury suites, along with improvements to its amenities.

     - Distinctions. In 1998, Edgewater Beach Hotel was featured in Resorts and Great Hotels and received Wine Spectator magazine's Award of Excellence. In 1995, the resort was named to Conde Nast

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

      Traveler's Best Places to Stay in the World and has consistently received the Mobile Travel Guide's Four Star Award and the AAA's Four Diamond Award.

     - Management Agreement. We are a party to a management agreement with Coral Beach Hotel Management to manage Edgewater Resort which expires in October 1999. The agreement requires annual fees equal to 2% of total revenue. We do not expect to renew this management agreement and anticipate providing these services internally.

  Hyatt Regency Pier 66 Hotel and Marina

     - Date Acquired.  March 1997.

     - Description. Hyatt Regency Pier 66 is a luxury resort and marina complex located on 23 acres of land fronting the Intracoastal Waterway in Fort Lauderdale, Florida.

     - Rooms.  Hyatt Regency Pier 66 consists of 380 luxury guest rooms.

     - Amenities. Amenities at the resort include a 22,000 square feet of conference space, a spa and health club, a 142-slip marina, three swimming pools, six restaurants and food and beverage sites and three retail shops.

     - Renovations/Expansion. Hyatt Regency Pier 66 recently underwent an $8.4 million renovation of its guest rooms, which was in late 1998.

     - Distinctions. Hyatt Regency Pier 66 has consistently received the Mobil Travel Guide's Four Star Award, the AAA's Four Diamond Award, Successful Meetings Magazine's Pinnacle Award in 1998 and Meetings and Conventions Gold Key Award in 1998.

     - Franchise Agreement. Upon the acquisition of Hyatt Regency Pier 66, we assumed the rights under a 20-year franchise agreement with Hyatt Franchise Corporation. The Hyatt franchise agreement terminates in November 2014. The Hyatt franchise agreement provides for the payment of monthly royalty fees equal to 5% of gross room revenue. The Hyatt franchise agreement provides for the payment to Hyatt of certain Hyatt "allocable chain expenses" based on the total number of guest rooms at Hyatt Regency Pier 66 compared to the average number of guest rooms in all Hyatt hotels in the United States. A fee for the use of the Hyatt reservation system is also charged to Hyatt Regency Pier 66.

       The Hyatt franchise agreement also requires that a reserve, equal to 4% of gross room revenue, is maintained by Hyatt Regency Pier 66 for replacement of furniture, fixtures and equipment and for those repairs and maintenance costs which are capitalizable under generally accepted accounting principles. The franchise agreement requires significant renovations of guest rooms, corridors and other public areas every five to six years. The replacement of other furniture, fixtures and equipment, as defined in the agreement, is to occur every 10 to 12 years.

     - Management Agreement. In March 1999, we acquired the management company that manages Hyatt Regency Pier 66.

Radisson Bahia Mar Resort and Yachting Center

     - Date Acquired.  March 1997.

     - Description. Radisson Bahia Mar is a waterfront resort and marina complex located on 40 acres of land fronting the Atlantic Ocean and the Intracoastal Waterway in Fort Lauderdale, Florida.

     - Rooms.  Radisson Bahia Mar consists of 300 guest rooms.

     - Amenities. Amenities at the resort include 20,000 square feet of conference space, a 350-slip marina, four tennis courts, two restaurants and retail shops.

     - Renovations/Expansion. Radisson Bahia Mar completed an extensive $8.1 million renovation project in 1995 relating primarily to its guest rooms and the relocation of its meeting space and restaurants.

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

     - Distinctions. Radisson Bahia Mar has consistently received the Mobile Travel Guide's Three Star Award and the AAA's Three Diamond Award, as well as the 1995 Radisson President's Award and the 1998 Anchor Award presented by Marine Industries Association of South Florida. The Radisson Bahia Mar marina is host to the International Boat Show, an annual six-day boating and marine event, which is billed as the world's largest in-water boat show.

     - License Agreement. Upon the acquisition of Radisson Bahia Mar, we assumed the rights under the Radisson license agreement with Radisson Hotels International, Inc., which expires in July 2004. The terms of the Radisson license agreement allow us to operate the hotel using Radisson's proprietary hotel management system. Annual fees payable to Radisson pursuant to the Radisson license agreement are 5% of gross room sales.

     - Management Agreement. In March 1999, we acquired the management company that manages Radisson Bahia Mar.

     - Leases. The site of the resort is subject to a land lease which expires in 2062.

In addition to the above resort properties, we also own the following country club:

Grande Oaks Golf Club

     - Date Acquired.  November 1997.

     - Description. Grande Oaks Golf Club is located in Davie, Florida. Following the completion of renovations, the Grande Oaks Golf Club will have an 18-hole championship golf course. Grande Oaks will be a private golf course as well as an additional amenity for our Hyatt Regency Pier 66 Hotel and Marina and Radisson Bahia Mar Resort and Yachting Center resorts in Fort Lauderdale.

     - Renovations/Expansion. The property recently underwent a $13.7 million renovation. The property features a redesigned 18-hole championship golf course, a par three golf course, a new practice facility and a state-of-the-art clubhouse. The facility is expected to open to a limited customer base in April 1999 and will have its grand opening shortly thereafter.

ENTERTAINMENT AND SPORTS BUSINESS

PROFESSIONAL HOCKEY LEAGUE OVERVIEW

     The NHL was established in 1917 and comprises 27 professional hockey teams based in major cities in the U.S. and Canada. The NHL has continued to grow in popularity, as evidenced by attendance of approximately 18.8 million and record revenues from ticket sales of approximately $613.0 million during the 1997-1998 season, compared to attendance of approximately 13.2 million and ticket sales of approximately $300.0 million during the 1987-1988 season, and an increase in gross retail sales of NHL licensed merchandise in the United States from approximately $45.0 million in 1988 to approximately $1.0 billion in 1997-1998. The growing popularity of hockey is further evidenced by the $80.0 million franchise fee for the new NHL expansion teams to enter the league between 1998 and 2000, a 60% increase from the $50.0 million the Panthers paid in 1993. In addition, the NHL recently agreed to a five-year $600.0 million national television contract with ABC and ESPN, which will be shared equally among the NHL teams. The new contract will begin with the 1999-2000 season and will be approximately three times the dollar amount of the NHL's existing television contract.

OUR HOCKEY OPERATIONS

     Our hockey operations primarily consist of the ownership and operation of the Panthers. We derive our hockey revenue principally from the sale of tickets to the Panthers' home games and national and local broadcasting of Panthers games and corporate sponsorship, advertising and promotion. Receipts from tickets, broadcasting, advertising and promotions associated with the Panthers are recorded as revenue on a per game basis over the NHL regular season. The Panthers receive all revenues from the sale of tickets to the 41 regular season home games and no revenues from the sale of tickets to the 41 regular season away games. During the exhibition season we retain all the revenue from Panthers' home games and share in the revenue from certain exhibition games played at neutral sites. If the Panthers make the playoffs, the team receives revenues from

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

the sale of tickets to home playoff games, with a portion of such ticket revenue used for league operating costs and shared with the opposing team.

     The Panthers share equally with the other member clubs in expansion franchise fees as well as in the NHL broadcasting contracts with Fox Broadcasting Co., ESPN, Inc. and Molson Breweries of Canada Limited, and they also have in place a local broadcasting contract with SportsChannel Florida Associates, a Florida limited partnership, 70.0% of which is owned by H. Wayne Huizenga, the Chairman of our Board of Directors. At the Miami Arena, we generated revenue from the sale of advertising in certain limited locations. In contrast, the Panthers will share in all arena advertising, parking and concessions at the National Car Rental Center.

     The National Hockey League Governance. The NHL is generally responsible for regulating the conduct of its members. The NHL establishes the regular season and playoff schedules of the teams. It also negotiates, on behalf of its members, the league's national over-the-air and cable television contracts and the collective bargaining agreement with the NHL Players' Association. Each of the members of the NHL is, in general, jointly and severally liable for the league's liabilities and obligations and shares in its profits. Under the terms of the NHL constitution and bylaws, league approval is required under certain circumstances, including in connection with the sale or relocation of a member.

     The NHL and the NHL Players' Association entered into the NHL Collective Bargaining Agreement on August 11, 1995, which took retroactive effect as of September 16, 1993. The NHL Collective Bargaining Agreement, as amended, expires in September 2004. The Panthers will be required to provide appropriate security by September 1, 2001 to ensure a $10.0 million payment to the NHL's collective bargaining fund by April 15, 2003. The purpose of the fund is to strengthen the NHL's bargaining position, if necessary, upon the expiration of its current Collective Bargaining Agreement in September 2004. The Panthers' contribution will be returned upon the execution of a new collective bargaining agreement. Although we can provide no assurances, we believe the Panthers can obtain sufficient financial resources to fund the required $10.0 million payment by April 15, 2003.

     Restrictions On Ownership. The NHL constitution and bylaws contain provisions which may in some circumstances operate to prohibit a person from acquiring our Class A common stock, thereby affecting its value. In general, any acquisition of shares of Class A common stock which will result in a person or a group of persons holding a 5.0% or more interest in our company, and each acquisition of shares of Class A common stock which will result in a person or a group of persons holding any multiple of a 5.0% interest, will require the prior approval of the NHL, which may be granted or withheld in the sole discretion of the NHL. In addition, no person who directly or indirectly owns any interest in a privately-held NHL team, or a 5.0% or more interest in any other publicly-held NHL team, may own, directly or indirectly, a 5.0% or more interest in our company, without the prior approval of the NHL. Furthermore, the Panthers may not grant a security interest in any of its assets, nor may any stockholder who owns 5.0% or more of the Panthers' equity securities pledge such securities, without the prior approval of the NHL, which may be withheld in the NHL's sole discretion. In connection with any such grant or pledge, the NHL will require a consent agreement satisfactory to the NHL.

     Control Requirement. Unless otherwise permitted by the NHL, H. Wayne Huizenga is required to maintain voting control of our company at all times. We issued to Mr. Huizenga shares of Class B common stock, par value $.01 per share to satisfy the control requirements of the NHL. On each matter submitted for stockholder approval, each share of Class B common stock is entitled to 10,000 votes while each share of Class A common stock is entitled to one vote.

ARENA OPERATIONS

     National Car Rental Center. In June 1996, we entered into a 30-year license agreement and co-terminus operating agreement with Broward County pursuant to which we have rights to manage and operate the National Car Rental Center. Pursuant to the terms of the operating agreement, we are entitled to retain (1) 95% of all revenue derived from the sale of general seating tickets to the Panthers' home games and all of certain other hockey-related advertising and merchandising revenue and (2) the first $14.0 million of net
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

operating income generated by the National Car Rental Center and 80% of all net operating income in excess of $14.0 million generated by the National Car Rental Center, with Broward County receiving the remaining 20%. "Net operating income" is defined to include (1) all other revenue from the arena, including revenue from premium seating (which includes luxury suites and club seating), building naming rights, non-hockey related advertising, food and beverage concessions, parking and all other revenue generated from non-hockey events, less (2) arena operating and certain financing costs and reserves. We have contracted with Leisure Management International, Inc., an arena operating company owned 50% by Mr. Huizenga, to manage and operate the National Car Rental Center for $250,000 annually.

     Miami Arena. We own approximately 78% of the partnership interests in Decoma Miami Associates, Ltd., which derives all of its revenue from operating the Miami Arena. Revenue is derived from seat use charges imposed on tickets sold at the Miami Arena, net of fixed and variable operating payments. The Miami Arena has a seating capacity of 14,703, and is where the Panthers played its home games through the 1997-1998 NHL season and where the Miami Heat will play its home games through the 1999-2000 basketball season. The size of the Miami Arena limited our ability to generate revenue from additional ticket sales, concessions and merchandise sales and unfavorable Panthers' hockey club lease terms precluded us from sharing in suite, building advertising and parking revenue. A new arena is currently under construction to serve as home to the Miami Heat beginning with the 2000-2001 NBA season. We do not expect the loss of the Miami Heat as primary tenant at the Miami Arena upon completion of their new arena to have a material adverse effect on us.

     Ice Rinks. As part of our strategy to capitalize on the popularity of hockey, we currently operate Incredible Ice and Gold Coast Ice Arena, two ice rinks located in South Florida. Incredible Ice and Gold Coast Ice Arena are open to the general public and derive their revenue from, among other things, fees charged to the public for use of the facilities for various hockey and skating programs, open skating sessions, food and beverage sales and retail merchandise sales.

CUSTOMERS AND MARKETING

     Leisure and Recreation Business. The core customer base for our leisure and recreation business consists of corporate and other group customers, affluent local residents, individual business travelers and upscale leisure travelers. Our marketing efforts focus on increasing business with existing customers as well as increasing our upscale clientele. Our marketing efforts involve (1) use of our sales force to develop national corporate and other group business for the resort facilities by focusing on identifying, obtaining and maintaining corporate and other group accounts whose employees conduct business nationwide and (2) our use of advertisements that target individual business travelers and upscale leisure travelers in magazines such as Conde Nast Traveler, Travel and Leisure, Travel Weekly and Meetings and Conventions as well as newspapers such as The New York Times. Our franchised resorts also benefit from the strong distribution resulting from the national reservation systems of the franchisors of the Hyatt and Radisson brands.

     Entertainment and Sports Business. We market the Panthers to both their local fan base in South Florida as well as to corporate sponsors. We intend to capitalize on the increasing popularity of hockey by continuing to advertise and market the Panthers as well as continuing to enhance the service and entertainment provided at games. We also plan to develop and enhance our relationships with corporate sponsors through the sale of ticket and suite packages, advertising space and additional corporate sponsorship programs. In addition, we plan to promote and book a variety of additional sports and entertainment events at the National Car Rental Center.

COMPETITION

     Leisure and Recreation Business. The resort and hotel industry is highly competitive. Competitive factors within the resort and hotel industry include room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition, and availability of alternative resort and hotel operations in local markets. We face competition from a variety of resort and hotel operations, as well as country and other social clubs, many of which have greater financial and other resources than us. An

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

increase in the number of our competitors' resorts could have a material adverse effect on the levels of occupancy and average room rates of our resorts. Further, there can be no assurance that new or existing competitors will not significantly reduce their rates or offer greater convenience, services or amenities or significantly expand, improve or develop facilities in the markets in which the resort facilities compete, thereby adversely affecting our resort and hotel operations.

     Entertainment and Sports Business. The Panthers compete for entertainment and sports dollars not only with other major league sports, but also with college athletics and other sports-related entertainment. During portions of its season, the Panthers experience competition from professional basketball (the Miami Heat), professional football (the Miami Dolphins) and professional baseball (the Florida Marlins). Mr. Huizenga currently controls the Miami Dolphins. In addition, minor league sports franchises (including minor league hockey), colleges and universities, as well as public and private secondary schools in South Florida, offer a full schedule of athletic events throughout the year. The Panthers also compete for attendance and advertising revenue with a wide range of other entertainment and recreational activities available in South Florida. Additionally, subject to the terms of the NHL Collective Bargaining Agreement and other agreements between the NHL and other entities, the Panthers competes with other NHL and non-NHL teams, professional and otherwise, for available players.

INSURANCE

     We maintain comprehensive insurance on our resorts, including liability, business interruption, fire and extended coverage, in the types and amounts we believe are customary to the resort and hotel industry. Nonetheless, there are certain types of losses, generally of a catastrophic nature, that may be uninsurable or not economically feasible to insure. We use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to obtaining appropriate insurance on the resorts at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of loss, might not be sufficient to pay the full current market value or current replacement value of our lost investment. In addition, in the event of such loss the insurance proceeds received by us might not be adequate to restore our economic position with respect to the resorts.

     The Panthers maintain disability insurance for certain highly compensated players, which insurance provides for up to 80% salary reimbursement after the player misses 30 consecutive regular season games due to injury. In the event an injured player is not insured or disability insurance does not cover the entire amount of the injured player's salary, we may be obligated to pay all or a portion of the injured player's salary. We maintain comprehensive insurance on the Incredible Ice and Gold Coast Ice Arena facilities, including liability, fire and extended coverage, in the types and amounts we believe are customary to the ice rink industry.

ENVIRONMENTAL MATTERS

     Under various federal, state, and local environmental laws and regulations, an owner or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such real property, as well as for the costs of complying with environmental laws regulating on-going operations. In connection with the ownership and operation of our properties, we may be potentially liable for any such costs. We have obtained Phase I environmental site assessments for the real property on which each of the resorts is located. In addition, Phase II environmental assessments have been conducted at several properties. Phase I assessments are intended to identify existing, potential and suspected environmental contamination and regulatory compliance concerns, and generally include historical reviews of the property, reviews of certain public records, preliminary visual investigations of the site and surrounding properties and the preparation and issuance of written reports. Phase II assessments involve the sampling of environmental media, such as subsurface soil and groundwater, to confirm whether contamination is present at areas of concern identified during the course of a Phase I assessment.

     The Phase I and Phase II assessments have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our business, nor are we aware of any such

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

material liability or concern. However, the environmental assessments have revealed the presence of limited areas of contamination on the properties, some of which will require remediation. The environmental assessments have also identified operations that are not strictly in compliance with applicable environmental laws or that will need to be upgraded to remain in compliance with applicable environmental laws (including the presence of underground storage tanks at a few of the properties). The most significant areas of contamination identified by the Phase I and Phase II assessments involve areas at the Grande Oaks Golf Club and the company's property located in Plantation, Florida that are currently being addressed. Pursuant to an agreement with the former owner of such properties, we have the benefit of an indemnity that, based on currently available information, we believe will defray the costs associated with the investigation and remediation at these locations. Phase I and Phase II assessments cannot provide full and complete knowledge of environmental conditions and compliance matters. Therefore, we cannot assure you that: (1) material environmental liabilities or compliance concerns do not exist; (2) an identified matter that does not appear reasonably likely to be material will not result in significantly greater expenditures than is currently anticipated; or
(3) there are no material environmental liabilities or compliance concerns of which we are unaware.

LEGAL PROCEEDINGS

     On January 28, 1997, February 4, 1997 and March 18, 1997, purported class action lawsuits were filed against us and Messrs. Huizenga, Johnson, Rochon, Berrard, Hudson, Dauria and Evans in the United States District Court for the Southern District of Florida. On May 7, 1998, a consolidated and amended class action complaint was filed combining these claims into one action. The suits allege, among other things, that the defendants violated Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder, by making untrue statements or omitting to state important facts in connection with sales of our Class A common stock by the plaintiff and others in the purported class between November 13, 1996 and December 22, 1996. The suit generally seeks, among other things, certification as a class and an award of damages in an amount to be determined at trial. On July 17, 1998, we and the defendants moved to dismiss this complaint for failure to state a claim. Our motion is currently pending, and the court heard argument on the motion on May 5, 1999. Discovery is statutorily stayed pending resolution of the motion to dismiss. We believe that this suit is without merit and intend to defend vigorously against this suit. An unfavorable outcome of the suit may have a material adverse effect on our financial condition or results of operations.

     On October 9, 1997, Bernard Kalishman filed a purported shareholder derivative and purported class action lawsuit on our behalf, as nominal defendant, against Messrs. Huizenga, Berrard, Johnson, Rochon, Hudson and Egan, each as our director, and Richard Evans and William Torrey, both former directors, in the Seventeenth Judicial Circuit in and for Broward County, Florida. The suit alleges, among other things, that each of the defendants, other than Mr. Egan, breached contractual and fiduciary obligations owed to us and our stockholders by engaging in self-dealing transactions in connection with our purchase of Hyatt Regency Pier 66 Hotel and Marina and Radisson Bahia Mar Resort and Yachting Center. The suit seeks to impose a constructive trust on alleged excessive compensation paid to the prior owners of Hyatt Regency Pier 66 and Radisson Bahia Mar, to have damages assessed against the defendants or to rescind the transaction. The amended complaint also added claims similar to those alleged in the class action lawsuit described in the previous paragraph and dropped Mr. Egan as a defendant. A second amended complaint was filed on June 26, 1998 to delete a number of allegations in order to comply with a court order. This case is currently in the discovery phase and has not yet been set for trial. An evidentiary hearing on the defendants' motion to dismiss the derivative claims was concluded on April 15, 1999. Although there can be no assurance, we currently expect a decision of the court within the next sixty days. On February 3, 1999, the plaintiff moved to consolidate this lawsuit with the Seiden lawsuit, which is discussed below, and to amend the complaint to add Mr. Dauria as a defendant. The defendants have tentatively agreed to allow Mr. Seiden to intervene in the Kalishman lawsuit, rendering moot the motion to consolidate. The court has deferred ruling on the motion to amend the complaint until after the April hearing. We believe that this suit is without merit and intend to vigorously defend against this suit. An unfavorable outcome of the suit may have a material adverse effect on the our financial condition or results of operations.

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

     On January 20, 1999, Eric Seiden filed a purported shareholder derivative and purported class-action lawsuit on our behalf, as nominal defendant, against Messrs. Huizenga, Berrard, Johnson, Rochon, Hudson, Evans and Torrey in the Seventeenth Judicial Circuit in and for Broward County, Florida. The suit alleges, among other things, that each of the defendants breached contractual and fiduciary obligations owed to us and our shareholders by engaging in self-dealing transactions in connection with our purchase of Hyatt Regency Pier 66 and Radisson Bahia Mar. The suit seeks to impose a constructive trust on alleged excessive compensation paid to the prior owners of Hyatt Regency Pier 66 and Radisson Bahia Mar or to have damages assessed against the defendants. The allegations in the Seiden complaint are almost identical to the allegations in the Kalishman complaint discussed above, except that the plaintiff does not seek rescission of the hotel transactions. On February 3, 1999, the plaintiff moved to consolidate the Seiden lawsuit with the Kalishman lawsuit, and to amend the complaint to add Mr. Dauria as a defendant. The defendants have tentatively agreed to allow Mr. Seiden to intervene in the Kalishman lawsuit, rendering moot the motion to consolidate. The court has deferred ruling on the motion to amend the complaint until after the April hearing in the Kalishman lawsuit. We believe that this suit is without merit and we intend to vigorously defend against this suit. An unfavorable outcome of the suit may have a material adverse effect on our financial condition or results of operations.

     We are not presently involved in any other material legal proceedings. However, we may from time to time become a party to legal proceedings arising in the ordinary course of doing business, which are incidental to our business.

EMPLOYEES

     At December 31, 1998, we employed 3,105 full-time and 482 part-time employees in connection with our leisure and recreation business. Not included in these figures are 815 persons working as employees of the respective management companies for Hyatt Regency Pier 66 Hotel and Marina, Radisson Bahia Mar Resort and Yachting Center and Arizona Biltmore Hotel. We employ approximately 100 full-time employees and 90 part-time employees in connection with our entertainment and sports business. In addition, we employ approximately 15 corporate administrative personnel. None of these employees, other than the Panthers hockey players, are subject to any collective bargaining agreement, and we and the management companies believe that our relationship with employees is good.

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                                   MANAGEMENT

OUR EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The table below sets forth the names and ages of our executive officers, directors and key employees as well as their positions and offices.

NAME                                             AGE                        POSITION
----                                             ---                        --------
Executive Officers and Directors
  H. Wayne Huizenga..........................    61     Chairman of the Board
  Richard C. Rochon..........................    41     Vice Chairman of the Board and President
  William M. Pierce..........................    47     Senior Vice President, Treasurer and Chief
                                                         Financial Officer
  Richard L. Handley.........................    52     Senior Vice President, General Counsel and
                                                         Secretary
  Steven M. Dauria...........................    38     Vice President and Corporate Controller
  Steven R. Berrard..........................    44     Director
  Dennis J. Callaghan........................    49     Director
  Michael S. Egan............................    59     Director
  Chris Evert................................    44     Director
  Harris W. Hudson...........................    56     Director
  George D. Johnson, Jr......................    56     Director
  Henry Latimer..............................    60     Director
Senior Management Team -- Leisure and Recreation Business
  Michael Glennie............................    48     Senior Vice President -- Resort Operations
  Dennis J. Callaghan........................    49     Managing Director of Development -- Resort
                                                         Division
  James Applegate............................    56     Vice President -- Golf Development
Senior Management Team -- Entertainment and Sports Business
  William Torrey.............................    64     President and Governor of Florida Panthers
                                                         Hockey Club, Inc.
  Alex Muxo..................................    44     President of Arena Operating Company, Ltd., one
                                                         of our wholly-owned subsidiaries

Executive Officers and Directors

     H. Wayne Huizenga has been our Chairman of the Board since September 1996. Mr. Huizenga has also served as Chairman of the Board of AutoNation, Inc. (together with its predecessor, Republic Industries, Inc., "AutoNation"), which owns the nation's largest chain of franchised automotive dealerships, since August 1995. AutoNation is building a chain of used vehicle megastores and owns National Car Rental and Alamo Rent-A-Car. Since October 1996, Mr. Huizenga has served as Co-Chief Executive Officer of AutoNation, and from August 1995 until October 1996, Mr. Huizenga served as Chief Executive Officer of AutoNation. Since July 1998, Mr. Huizenga has served as a director of theglobe.com, a leading internet on-line community. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc., a developing national equipment rental company which markets products and services primarily to a broad range of construction and industrial customers. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection and disposal services. Since January 1995, Mr. Huizenga also has served as the Chairman of the Board of Extended Stay America, Inc. ("Extended Stay"), an operator of extended stay lodging facilities. From September 1994 until October 1995, Mr. Huizenga served as the Vice-Chairman of Viacom Inc., a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971,

Mr. Huizenga co-founded Waste Management, Inc. ("Waste Management"), which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also currently owns or controls the Miami Dolphins as well as Pro Player Stadium in South Florida. Mr. Huizenga is the brother-in-law of Mr. Harris W. Hudson.

     Richard C. Rochon has been a director since September 1996 and has served as our Vice Chairman since April 1997. Mr. Rochon became our President in April 1998. Mr. Rochon has also been the President of Huizenga Holdings, Inc., a privately held diversified holding company controlled by Mr. Huizenga, since 1988. Prior to joining Huizenga Holdings, he was a certified public accountant at Coopers & Lybrand, an international public accounting firm. Mr. Rochon also currently serves as a director of Century Business Services, Inc., a provider of out-sourced business services.

     William M. Pierce has been our Senior Vice President, Treasurer and Chief Financial Officer since March 1997 and a director of Florida Panthers Hockey Club, Inc., the general partner of Florida Panthers Hockey Club, since November 1996. From January 1990 to March 1997, Mr. Pierce served as an officer of Huizenga Holdings and as the chief financial officer and a director of numerous other private companies owned by Mr. Huizenga.

     Richard L. Handley has been our Senior Vice President, General Counsel and Secretary since May 1997. Prior to joining us, Mr. Handley served as Senior Vice President and the General Counsel of Republic Industries from October 1995 to May 1997. From June 1993 until joining Republic Industries, he was a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry. From July 1990 until May 1993, Mr. Handley was Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company. From September 1985 to July 1990, Mr. Handley held various legal positions with affiliates of Waste Management. Prior to September 1985, Mr. Handley was a lawyer in private practice in Chicago, Illinois.

     Steven M. Dauria has served as our Corporate Controller since March 1997 and Vice President since September 1996. Mr. Dauria served as our Chief Financial Officer from September 1996 to March 1997. Mr. Dauria also has served as the Vice President and Chief Financial Officer of Florida Panthers Hockey Club since July 1996. From July 1994 to July 1996, Mr. Dauria served as Director of Finance and Administration and Chief Financial Officer of Florida Panthers Hockey Club and, from December 1993 to July 1994, Mr. Dauria served as the Controller of both the Florida Panthers Hockey Club and the Florida Marlins, a major league baseball franchise. Prior to joining the Panthers, Mr. Dauria served as the Controller of the New York Yankees, a major league baseball franchise, from November 1991 to December 1993, and was previously associated with Time Warner, Inc. and Coopers & Lybrand.

     Steven R. Berrard has been a director since September 1996. Mr. Berrard has been Co-Chief Executive Officer, President and a director of AutoNation since October 1996. From March 1996 until January 1997, Mr. Berrard served as Chief Executive Officer of AutoNation Incorporated, which owned and operated a developing national chain of used vehicle retailing megastores, and which was acquired by AutoNation in January 1997. While the acquisition of AutoNation Incorporated by AutoNation was pending, from May 1996 until October 1996, Mr. Berrard also served as a Vice President of AutoNation. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer and became a director of Blockbuster in May 1989, during which time he helped build Blockbuster from a 19-store chain into the world's largest video and music retailer. He became Vice Chairman of the Board of Blockbuster in November 1989 and served as Blockbuster's President and Chief Operating Officer from January 1993 until September 1994. In addition, Mr. Berrard served as President and Chief Executive Officer and a director of Spelling Entertainment Group Inc., a television and film entertainment producer and distributor, from March 1993 through March 1996 and served as a director of Viacom from September 1994 until March 1996.

     Dennis J. Callaghan. Mr. Callaghan is a director and our Managing Director of Development -- Resort Division and has been a director of our company since July 1997. Mr. Callaghan is responsible for overseeing and executing our development plans at our existing resorts. Since 1990, Mr. Callaghan has been President of Callaghan & Partners, Ltd., an entity founded by Mr. Callaghan to acquire, develop, finance, renovate and manage resorts, hotels and residential and commercial properties in the United States and abroad. Prior to our acquisition of the Boca Raton Resort and Club, Mr. Callaghan was associated with the resort. Mr. Callaghan was appointed to our Board of Directors in connection with the acquisition of Boca Resort.

     Michael S. Egan has been a director since April 1997. Mr. Egan has served as Chairman of Alamo Rent-A-Car, Inc. since 1973. Mr. Egan is also Chairman of theglobe.com and of Certified Vacations, a tour company, and is a director of Dancing Bear Investments, Inc., Nantucket Allserve, Inc., IT Acquisition Corp. and Auto By Internet, Inc.

     Chris Evert has been a director since July 1997. Since retiring from professional tennis in 1989, Ms. Evert has served as a sports commentator and continued to serve as a corporate spokesperson. In March 1989, Ms. Evert founded Chris Evert Charities, Inc. and continues to be involved in its charitable activities. Ms. Evert is the owner and head coach of the Evert Tennis Academy in Boca Raton, Florida.

     Harris W. Hudson has been a director since September 1996. Since August 1995, Mr. Hudson has served as a director of AutoNation and as Vice Chairman of AutoNation since October 1996. He served as Chairman of AutoNation's Solid Waste Group from October 1996 until July 1998. From August 1995 until October 1996, Mr. Hudson served as President of AutoNation. From May 1995 until August 1995, Mr. Hudson served as a consultant to AutoNation. From 1983 until August 1995, Mr. Hudson founded and served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by Republic Industries in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management and its predecessor. Mr. Hudson has also served as a director of NationsRent since June 1998 and as Vice Chairman and Secretary and a director of Republic Services since May 1998. Mr. Hudson is the brother-in-law of Mr. Huizenga.

     George D. Johnson, Jr. has been a director since September 1996. Since January 1995, Mr. Johnson has served as President, Chief Executive Officer and a director of Extended Stay. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Divisions, and also as a director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. Mr. Johnson also serves as Chairman of the Board of Alrenco, Inc., and as a director of Republic Industries and Duke Power Company.

     Henry Latimer has been a director since August 1997. Since 1994, Mr. Latimer has been a Managing Member of the Fort Lauderdale office of the law firm of Eckert Seamans Cherin & Mellot. From 1983 to 1994, Mr. Latimer was a partner in the Miami office of the law firm of Fine Jacobson Schwartz Nash & Block, where he served as Managing Partner from 1993 to 1994. Prior to joining that firm, Mr. Latimer served as a circuit judge for the 17th Judicial Circuit in and for Broward County, Florida.

Senior Management Team -- Leisure and Recreation Business

     Michael Glennie. Mr. Glennie serves as our Senior Vice President -- Resort Division and as the President of Boca Raton Resort and Club. Prior to his 10-year tenure with Boca Resort, Mr. Glennie was Manager of the Waldorf Astoria Hotel in New York. Glennie began his career with Rockresorts in various management capacities (ultimately as its Chief Executive Officer) in the Caribbean, Hawaii, and New York City. Among his accomplishments at Boca Raton Resort and Club, Glennie introduced the concept of the Premier Club in 1991, a club membership/resort program that has become an industry standard. Glennie received a B.S. degree in Hotel Administration from Surrey University, England. In 1998, Mr. Glennie was honored with the Hotelier of the World Award.

     Dennis J. Callaghan. Mr. Callaghan's biography is contained in the executive officer and director biography section presented above.

     James Applegate. Mr. Applegate joined us in October 1997 as Vice President--Golf Development. Mr. Applegate has 20 years experience in land acquisitions, golf course design and development and club operations. From 1986 through 1997, Mr. Applegate designed and built over 35 golf courses. From 1981 through 1985, he was Vice President of Operations for LaBonte Diversified Development. During his tenure at LaBonte, he was responsible for, among other things, land acquisitions and golf course development.

Senior Management Team -- Entertainment and Sports Business

     William Torrey. Mr. Torrey has been the President and Governor of the Florida Panthers Hockey Club, Inc., the corporate general partner of the Panthers, since September 1993. Prior to joining us, Mr. Torrey was associated with the New York Islanders Hockey Club for twenty-one years in various capacities. From June 1989 to August 1992, Mr. Torrey served as Chairman of the Board of the Islanders. From September 1978 to August 1992, Mr. Torrey served as the President of the Islanders, and from February 1972 to August 1992, he served as the General Manager of the Islanders. Mr. Torrey is a member of the Hockey Hall of Fame, in recognition of his accomplishments as an executive.

     Alex Muxo. Mr. Muxo has been the President of Arena Operating Company Ltd., one of our wholly-owned subsidiaries, since September 1996. From January 1995 to July 1996, Mr. Muxo served as a Vice President of Huizenga Holdings. Prior to joining Huizenga Holdings, Mr. Muxo served as a Vice President of Blockbuster and Blockbuster Park from May 1994 to January 1995. Prior thereto, Mr. Muxo was the City Manager of the City of Homestead, Florida. During his tenure with the City of Homestead, Mr. Muxo directed and managed the development of Homestead Baseball Stadium, the development of Miami MotorSports Race Track and the substantial redevelopment and reconstruction work required as a result of Hurricane Andrew.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors held seven meetings and took one action by written consent in lieu of a meeting during the fiscal year ending June 30, 1998. No director participated in fewer than 75% of the total sum of the number of meetings and consent actions held during the time he or she served on our board of directors, except for Ms. Evert who was not present for four meetings. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance. Our board of directors has established an executive committee, an audit committee and a compensation committee to assist it in carrying out its duties. Each director attended all of the meetings of the committee in which he served.

     Our executive committee, which met once during the year ended June 30, 1998, consists of Messrs. Huizenga and Rochon, with Mr. Huizenga serving as Chairman. Our executive committee has the authority to approve, on behalf of the entire board of directors, by vote at a duly convened meeting of the executive committee, or by unanimous written consent:

        - any acquisition, including any acquisition of property, or the securities and/or assets and business of any industry not involving more than $10.0 million in cash, securities or other form of payment; and

        - any borrowing, guarantees or other transactions not involving more than $10 million in cash, securities or other form of payment.

     Our audit committee, which met twice during the year ending June 30, 1998, consists of Messrs. Johnson and Latimer, with Mr. Latimer serving as Chairman. The audit committee's responsibilities include:

        - selecting and recommending independent auditors to the full board of directors;

        - discussing the arrangements for the scope and results of the annual audit with management and the independent auditors;

        - reviewing the scope of non-audit professional services provided by the independent auditors; and

        - obtaining from both management and the independent auditors their observations on our system of internal accounting controls.

     Our compensation committee, which met once during the year ended June 30, 1998, consists of Messrs. Egan, Johnson and Latimer, with Mr. Egan serving as Chairman. Our compensation committee's responsibilities include:

        - reviewing our compensation philosophy and programs;

        - exercising authority with respect to the payment of salaries and incentive compensation to directors and executive officers; and

        - administering our 1996 stock option plan.

DIRECTOR COMPENSATION

     Directors who we also employ or were employed by one of our subsidiaries do not receive additional compensation for serving on the board of directors. Our current policy provides that each non-employee director receive, upon that person's initial election as a director, an option under our stock option plan to acquire, at the then fair market value, 25,000 shares of our Class A common stock. Directors are also given an annual option, subject to certain limitations under the stock option plan to acquire, at the then fair market value, 20,000 shares of our Class A common stock at each annual meeting of our stockholders at which that director is re-elected or remains a director. The stock option plan provides that these options will vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the board of directors or the compensation committee. We also reimburse directors for out-of-pocket expenses incurred in their capacity as directors in connection with meetings of the board of directors or its committees. The board of directors will periodically review and may revise the compensation policies for non-employee directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following tables sets forth how we and our subsidiaries compensated, during the fiscal years ended June 30, 1998, 1997 and 1996, the Chief Executive Officer and each of the most highly compensated executive officers employed by us or our subsidiaries and the capacities in which they served.

                                                                                                             LONG-TERM
                                                                                                            COMPENSATION
                                                                                                           --------------
                                                                                                             SECURITIES
                                                                                                             UNDERLYING
                                                                              ANNUAL COMPENSATION            OPTIONS TO
                                                                       ---------------------------------      PURCHASE
                                                              FISCAL                        OTHER ANNUAL      CLASS A
NAME AND PRINCIPAL POSITION                                    YEAR     SALARY     BONUS    COMPENSATION    COMMON STOCK
---------------------------                                   ------   --------   -------   ------------   --------------
H. Wayne Huizenga...........................................   1998          --        --          --      350,000 shares
  Chairman of the Board                                        1997          --        --          --      100,000 shares
                                                               1996          --        --          --                  --

Richard H. Evans............................................   1998    $368,750        --          --       75,000 shares
  President(1)(4)                                              1997    $100,000        --     $ 5,000(2)    90,000 shares
                                                               1996          --        --          --                  --

William M. Pierce...........................................   1998    $210,000        --     $ 7,919(2)    50,000 shares
  Senior Vice President, Treasurer                             1997    $ 52,500        --          --       55,000 shares
  and Chief Financial Officer(1)                               1996          --        --          --                  --

Richard L. Handley..........................................   1998    $194,600        --     $11,980(2)    50,000 shares
  Senior Vice President, General                               1997    $ 18,700        --          --       63,600 shares
  Counsel and Secretary(1)                                     1996          --        --          --                  --

Steven M. Dauria............................................   1998    $140,000        --     $14,630(2)    20,000 shares
  Vice President and Corporate                                 1997    $110,000        --     $15,000(2)    23,000 shares
    Controller                                                 1996    $ 90,000   $10,000(3)  $14,000(2)               --

-------------------------

(1) Messrs. Evans, Pierce and Handley joined us during the year ended June 30, 1997. As a result, no annual compensation is reflected for 1996.
(2) Comprised of insurance premiums which we paid on behalf of these employees.
(3) Represents bonus amounts earned in the fiscal year ended June 30, 1996 and paid in the fiscal year ended June 30, 1997.
(4) We entered into a separation agreement with Mr. Evans, which became effective on April 15, 1998. Under the agreement, we paid Mr. Evans $250,000, which is included under the salary column in the above table, to satisfy our obligation under an employment agreement with Mr. Evans. Additionally, stock options issued to Mr. Evans under our stock option plan will vest in accordance with the original schedule and will expire in April 2003.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options made during the fiscal year ended June 30, 1998.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                                 % OF TOTAL                                 ANNUAL RATES
                                                  NUMBER OF        OPTIONS                                    OF STOCK
                                                  SECURITIES     GRANTED TO                              PRICE APPRECIATION
                                                  UNDERLYING      EMPLOYEES                              FOR OPTION TERM(2)
                                                   OPTIONS           IN        EXERCISE   EXPIRATION   -----------------------
NAME                                              GRANTED(1)     FISCAL YEAR    PRICE        DATE          5%          10%
----                                            --------------   -----------   --------   ----------   ----------   ----------
H. Wayne Huizenga.............................  350,000 shares      25.0%       $17.25     01/02/08    $1,301,119   $2,802,004
  Chairman of the Board
Richard H. Evans..............................   75,000 shares       5.3%       $17.25     01/02/08    $  278,811   $  600,429
  President
William M. Pierce.............................   50,000 shares       3.6%       $17.25     01/02/08    $  185,874   $  400,286
  Senior Vice President, Treasurer and Chief
    Financial Officer
Richard L. Handley............................   50,000 shares       3.6%       $17.25     01/02/08    $  185,874   $  400,286
  Senior Vice President, General Counsel and
    Secretary
Steven M. Dauria..............................   20,000 shares       1.4%       $17.25     01/02/08    $   74,350   $  160,115
  Vice President and Corporate Controller

-------------------------

(1) These options become exercisable in four equal annual installments which commenced on January 2, 1999.
(2) As required by Securities and Exchange Commission rules, potential realizable values are based on the assumption that our Class A common stock will appreciate in value from the date of grant to the end of the option term at annually compounded rates of 5% and 10%. These values are not intended to forecast possible future appreciation, if any, in the price of our Class A common stock.

FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning the value of stock options at the conclusion of the fiscal year ended June 30, 1998.

                                                                   NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT JUNE 30, 1998             JUNE 30, 1998
                                                              ------------------------------   ---------------------------
NAME                                                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                                          -------------   --------------   -----------   -------------
H. Wayne Huizenga...........................................  25,000 shares   425,000 shares    $242,188       $1,579,688
  Chairman of the Board
Richard H. Evans............................................  22,500 shares   142,500 shares    $193,125       $  762,188
  President
William M. Pierce...........................................  13,750 shares    91,250 shares    $ 12,109       $  158,203
  Senior Vice President, Treasurer and Chief Financial
  Officer
Richard L. Handley..........................................  15,900 shares    97,700 shares    $     --       $  121,875
  Senior Vice President, General Counsel and Secretary
Steven M. Dauria............................................   5,750 shares    37,250 shares    $ 55,703       $  215,859
  Vice President and Corporate Controller

OUR STOCK OPTION PLAN

     Our Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), is designed to attract, retain and motivate key employees and directors. The compensation committee determines the terms and prices at which options are granted under the Stock Option Plan, except that the per share exercise price of the options cannot be less than the fair market value of our Class A common stock on the date of grant. Each option is for a term of not less than five years or more than ten years, as determined by the compensation committee. The Stock Option Plan provides that options must vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the board of directors or the compensation committee. However, in the event of a change of control, which is defined in the Stock Option

Plan, all outstanding options become immediately exercisable. Options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution.

     Subject to an adjustment formula set out in the Stock Option Plan, we have reserved the right to grant options to purchase an aggregate of up to 5,000,000 shares of our Class A common stock. As of February 15, 1999, we had granted, net of cancellations, options to purchase a total of 4,526,510 shares of our Class A common stock with exercise prices ranging from $9.31 per share to $27.30 per share, leaving 473,490 options available for future grants. The exercise price of each of these outstanding options is the fair market value of our Class A common stock on the date of grant.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for money damages for breach of the directors' fiduciary duty of care. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for money damages for breach of a director's fiduciary duty as a director, except for liability:

        - for any breach of the director's duty of loyalty;

        - for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

        - under Section 174 of the Delaware General Corporation Law; or

        - for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in the certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors. It may also discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though their suit, if successful, might have benefited us and our stockholders. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws.

     Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another entity. We will indemnify against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the action or suit. In addition, we have obtained director and officer liability insurance that insures our directors and officers against certain liabilities.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of April 30, 1999, H. Wayne Huizenga owned all 255,000 shares of our Class B common stock. As a result of the ownership of such stock, as well as Class A common stock owned by him (see table below), Mr. Huizenga has the power to vote 98.8% of the total votes entitled to be cast on any matter submitted to a vote of our stockholders.

     The following table sets forth information regarding the beneficial ownership of our Class A and Class B common stock, including shares which the individuals have the right to acquire within 60 days upon the exercise of outstanding options, exchange rights and warrants as of April 30, 1999. The table lists: (1) each person known to beneficially own more than 5% of our Class A common stock; (2) each of our directors; (3) each of our executive officers; and (4) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each person or party is 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, our principal business address.

     On April 6, 1999, we consummated the sale of 1,575,621 shares of our Class A common stock at a price of $10.25 per share in connection with the Rights Offering. H. Wayne Huizenga, our Chairman of the Board (or his assignees), Richard C. Rochon, our Vice Chairman of the Board and President, George D. Johnson, Jr., one of our directors, and William M. Pierce, our Senior Vice President, Treasurer and Chief Financial Officer, purchased 1,463,414, 50,000, 50,000 and 5,000 shares of Class A common stock, respectively, in connection with the Rights Offering.

                                                                BENEFICIAL OWNERSHIP
                                                              ------------------------
                                                                SHARES      PERCENT(1)
                                                              ----------    ----------
H. Wayne Huizenga(2)........................................   6,923,296        17.9%
Huizenga Investments Limited Partnership....................   6,033,494        15.6%
  P.O. Box 50102
  Henderson, Nevada 89106
The Equitable Companies Incorporated(3).....................   3,854,950        10.0%
  1290 Avenue of the Americas
  New York, New York 10104
Richard C. Rochon(4)........................................     945,062         2.4%
William M. Pierce(5)........................................     132,545           *
Richard L. Handley(6).......................................      43,400           *
Steven M. Dauria(7).........................................      26,500           *
Steven R. Berrard(8)........................................     618,822         1.6%
Dennis J. Callaghan(9)......................................     268,140           *
Michael S. Egan(10).........................................     158,950           *
Chris Evert(11).............................................       8,750           *
Harris W. Hudson(12)........................................     406,000         1.1%
George D. Johnson, Jr.(13)..................................     854,848         2.2%
Henry Latimer(14)...........................................       8,750           *
All directors and executive officers as a group (12
  persons)..................................................  11,895,063        30.5%

-------------------------

  *  Less than 1%.
 (1) The denominator used to calculate the percent of beneficial ownership for each named stockholder is based on 38,501,996 shares of our Class A common stock outstanding at April 30, 1999 (which includes 1,575,621 shares for which we have accepted subscriptions in connection with the Rights Offering), plus those shares issuable within 60 days upon exercise of any options and immediately exercisable warrants and exchange rights.
 (2) The total number of shares of Class A common stock beneficially owned by Mr. Huizenga includes (1) 6,033,494 shares of Class A common stock owned by Huizenga Investment Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, (2) 397,202 shares of Class A common stock owned directly by Mr. Huizenga, (3) 100,100 shares of Class A common stock owned by Mr. Huizenga's wife, (4) 25,000 shares of Class A common stock underlying options, which vested on November 8, 1997, (5) 25,000 shares of Class A common stock underlying options, which vested on November 8, 1998,
     (6) 87,500 shares of Class A common stock underlying options, which vested on January 2, 1999 and (7) 255,000 shares of Class A common stock which are issuable upon the conversion of the Class B common stock currently held by Mr. Huizenga. Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.
 (3) The number of shares of Class A common stock beneficially owned by The Equitable Companies Incorporated is based solely upon a review of the
     Schedule 13G/A filed on April 10, 1998 by The Equitable Companies Incorporated.
 (4) The total number of shares of Class A common stock beneficially owned by Mr. Rochon consists of (1) 300,000 shares owned by Weezor I Limited Partnership, a Nevada limited partnership controlled by Mr. Rochon, (2) 570,062 shares owned directly by Mr. Rochon, (3) 6,250 shares underlying options, which vested on November 8, 1997, (4) 6,250 shares underlying options, which vested on November 8, 1998, (5) 12,500 shares underlying options, which vested on April 3, 1998, (6) 12,500 shares underlying options, which vest on April 3, 1999 and (7) 37,500 shares underlying options, which vested on January 2, 1999.
 (5) The total number of shares of Class A common stock beneficially owned by Mr. Pierce consists of (1) 113,500 shares owned directly by Mr. Pierce, (2) 45 shares owned by members of Mr. Pierce's immediate family living in the same household as Mr. Pierce, (3) 1,250 shares underlying options, which vested on November 8, 1997, (4) 1,250 shares underlying options, which vested on November 8, 1998, (5) 12,500 shares underlying options which vested on April 3, 1998, (f) 12,500 shares underlying options, which vest on April 3, 1999 and (g) 12,500 shares underlying options, which vested on January 2, 1999.
 (6) The total number of shares of Class A common stock beneficially owned by Mr. Handley consists of (1) 15,000 shares owned directly by Mr. Handley,
     (2) 15,900 shares underlying options which vested on May 21, 1998 and (3) 12,500 shares underlying options, which vested on January 2,1999.
 (7) The total number of shares of Class A common stock beneficially owned by Mr. Dauria consists of (1) 10,000 shares owned directly by Mr. Dauria, (2) 5,750 shares underlying options, which vested on November 8, 1997, (3) 5,750 shares underlying options, which vested on November 8, 1998 and (4) 5,000 shares underlying options, which vested on January 2, 1999.
 (8) The total number of shares of Class A common stock beneficially owned by Mr. Berrard consists of (1) 603,822 shares owned by Berrard Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Berrard, (2) 6,250 shares underlying options, which vested on November 8, 1997 (3) 6,250 shares underlying options, which vested on November 8, 1998 and (4) 2,500 shares underlying options which vested on November 17, 1998.
 (9) The total number of shares of Class A common stock beneficially owned by Mr. Callaghan consists of: (1) 94,787 shares owned directly by Mr. Callaghan, (2) 12,728 shares underlying warrants which are currently exercisable, (3) 88,125 shares issuable upon the exercise of exchange rights which are currently exercisable, (4) 62,500 shares underlying options, which vested on July 9, 1998 and (5) 10,000 shares underlying options, which vested on January 2, 1999.
(10) The total number of shares of Class A common stock beneficially owned by Mr. Egan consists of (1) 150,000 shares owned directly by Mr. Egan, (2) 200 shares owned by a member of Mr. Egan's family living in the same household as Mr. Egan, (3) 6,250 shares underlying options, which vested on April 23, 1998 and (4) 2,500 shares underlying options which vested on November 17, 1998.
(11) The total number of shares of Class A common stock beneficially owned by Ms. Evert consists of (1) 6,250 shares underlying options, which vested on July 9, 1998 and (2) 2,500 shares underlying options, which vested on November 17, 1998.
(12) The total number of shares of Class A common stock beneficially owned by Mr. Hudson consists of (1) 300,000 shares owned by the Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson,
     (2) 91,000 shares owned directly by Mr. Hudson, (3) 6,250 shares underlying options, which vested on November 8, 1997, (4) 6,250 shares underlying options, which vested on November 8, 1998 and (5) 2,500 shares underlying options, which vested on November 17, 1998.
(13) The total number of shares of Class A common stock beneficially owned by Mr. Johnson consists of (1) 818,848 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Johnson, (2) 15,000 shares owned by Mr. Johnson's wife, (3) 3,000 shares owned by the GD Johnson III ESA Trust, (4) 3,000 shares owned by the SP Johnson ESA Trust, (5) 6,250 shares underlying options, which vested on November 8, 1997, (6) 6,250 shares underlying options, which vested on November 8, 1998 and (7) 2,500 shares underlying options, which vested on November 17, 1998.
(14) The total number of shares of Class A common stock beneficially owned by Mr. Latimer consists of (1) 6,250 shares underlying options, which vested on August 7, 1998 and (2) 2,500 shares underlying options, which vested on November 17, 1998.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     It is our policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those terms that would be available from unaffiliated parties. Based on our experience in the business segments in which we operate and the terms of our transactions with unaffiliated parties, we believe that all of the transactions described below met our policy standards at the time they occurred.

     The following events occurred in connection with our initial public offering:

     (1) Mr. Huizenga contributed to us:

        - his 78% ownership interest in Decoma Miami Associates, Ltd., an entity which manages the Miami Arena;

        - a note representing the outstanding amount which one of our subsidiaries had previously borrowed from him, plus interest;

        - his ownership interest in the Florida Panthers Hockey Club;

        - his ownership interest in Arena Development Company, Ltd., an entity which developed the National Car Rental Center; and

        - his ownership interest in Arena Operating Company, Ltd., an entity which operates the National Car Rental Center;

        in exchange for 5,275,678 shares of common stock, of which 5,020,678 shares were Class A common stock and 255,000 shares were Class B common stock.

     (2) We repaid $20.0 million in debt owed to Panthers Investment Venture, one of our affiliates controlled by Mr. Huizenga.

     In 1994, Mr. Huizenga purchased a 50% interest in the predecessor to Leisure Management International, Inc., which manages the Miami Arena under a management agreement with Decoma. Under the terms of the management agreement, Leisure Management received from Decoma management fees of approximately $109,000, $120,000 and $137,000 for the fiscal years ended June 30, 1996, 1997 and 1998, respectively. We will manage and operate the National Car Rental Center, a new multi-purpose sports and entertainment complex located in Broward County, Florida under an operating agreement between us and Broward County. We have entered into an agreement with Leisure Management to manage the National Car Rental Center for $250,000 annually and with Front Row Communications, Inc., an entity affiliated with Mr. Huizenga, to market luxury suites and obtain corporate sponsorships at the arena. Front Row will receive 10% of all first year arena advertising, including naming rights revenue at the National Car Rental Center.

     In August 1997, the Panthers entered into a contract with SportsChannel Florida, an entity affiliated with Mr. Huizenga. Under the terms of this contract, the Panthers granted local television broadcast and pay television rights, exclusively to SportsChannel Florida, a Florida limited partnership, 70% of which is owned by Mr. Huizenga for all of the Panthers' pre-season, regular season and post-season games during the six seasons commencing with the 1997-1998 season. The SportsChannel Florida contract provides for payments to the Panthers of annual rights fees of $2.8 million for the 1997-1998 season, $3.1 million for the 1998-1999 season, $5.5 million for the 1999-2000, 2000-2001 and 2001-2002 seasons and $6.0 million for the 2002-2003 season.

     We pay Huizenga Holdings a management fee equal to 1% of our gross revenue, excluding National Hockey League generated revenues, in exchange for services including, but not limited to, assisting us in executing administrative functions, obtaining financing, developing tax planning strategies and formulating risk management strategies, as well as advising us with respect to securities matters and future acquisitions. This management fee totaled approximately $293,000, $498,000 and $2.9 million for the fiscal years ended June 30, 1996, 1997 and 1998, respectively.

     In connection with the acquisition of the Hyatt Regency Pier 66 Hotel and Marina and the Radisson Bahia Mar Resort and Yachting Center in March 1997, Messrs. Huizenga, Berrard, Johnson and Rochon received 972,018, 592,877, 451,248 and 379,062 shares of the Class A common stock, respectively, in exchange for their ownership interests in these resorts. Based, in part, on a fairness opinion received from Donaldson, Lufkin & Jenrette Securities Corporation, we believe that the acquisition of these resorts was fair to our stockholders and that the terms of the acquisition were as favorable to us as could have been obtained from an unaffiliated party in a comparable transaction. This transaction is subject to pending litigation. See
"Business -- Legal Proceedings."

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summary description of certain of our indebtedness does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, our credit agreements and other debt instruments, copies of which may be obtained from us upon written request.

NEW CREDIT FACILITY

     The New Credit Facility was provided by a syndicate of banks and other financial institutions led by Bear, Stearns & Co. Inc., as syndication agent, and Bankers Trust Company, as administrative agent. The New Credit Facility provides for a revolving credit facility of $146.0 million which will mature approximately three years after the date of the closing of the Private Debt Offering. Upon the closing of the Private Debt Offering, our initial borrowings under the New Credit Facility were $24.9 million.

     Our obligations under the New Credit Facility are fully guaranteed by certain of our domestic subsidiaries (each of which is a guarantor of the Notes) which, directly or indirectly, own interests in the Hyatt Regency Pier 66 Hotel and Marina, the Radisson Bahia Mar Resort and Yachting Center, the Edgewater Beach Hotel and the Registry Hotel at Pelican Bay. The guarantees from the operating subsidiaries under the New Credit Facility are secured by a first lien on these resorts and related assets.

     Borrowings by us under the New Credit Facility are based on an eligible borrowing base, which is generally limited to the lesser of (x) an amount which is no more than a specified percentage of the most recent appraised value of the resorts which are collateral for the loan, (y) an amount which is supported by a specified debt coverage ratio and (z) a specified multiple of cash flow.

     Borrowings under the New Credit Facility bear interest, at our option, at a rate equal to (a) LIBOR or (b) the Base Rate plus, in either case, the Applicable Margin. The "Base Rate" means the higher of (i) the rate that Bankers Trust Company announces from time to time as its prime lending rate and (ii) 0.5% in excess of the overnight federal funds rate. The "Applicable Margin" means 3.0% for LIBOR loans and 1.0% for Base Rate loans. Actual interest rates are subject to market conditions at the time of closing.

     The New Credit Facility provides that the Company must meet or exceed a fixed charge ratio, must not exceed a leverage ratio and must maintain a minimum net worth. In addition, the New Credit Facility contains customary covenants at our operating subsidiaries, and customary representations and warranties.

     The New Credit Facility includes customary events of default.

HOCKEY REVOLVING CREDIT FACILITY DUE APRIL 2000

     This loan is a revolving credit facility payable to a bank. Borrowings under this facility bear interest at a floating rate based on the lender's base rate or LIBOR, at our option. Base rate loans bear interest at the Base Rate (defined as the higher of (x) the applicable prime lending rate of The Chase Manhattan Bank and (y) the Federal Funds rate plus 0.5% per annum). LIBOR loans bear interest at LIBOR plus 1.5% per annum. The interest rate on this loan at December 31, 1998 was 6.6%. The total undrawn amount of this facility at December 31, 1998, after giving pro forma effect to our private placement of Class A common stock which closed on February 18, 1999, the rights offering subscriptions for Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, is $35.0 million.

     This loan contains customary covenants, including those regarding our financial performance, and restrictions upon the distribution of cash to the Company upon violation of our financial covenants or upon an event of default under the loan. This loan provides for the repayment of all of the debt outstanding thereunder in the event of a material adverse change in our business or the business of the Panthers or other entities comprising the non-hockey sports and entertainment segment of the Company taken as a whole.

     This loan is secured by a first lien upon the assets of the Panthers and upon assets related to our sports and entertainment segment.

BOCA RATON RESORT MORTGAGE DUE AUGUST 2001

     This is a secured term loan payable to a bank. Borrowings under this facility bear interest at a floating rate based on the lender's base rate or LIBOR, at our option. Base rate loans bear interest at the prime lending rate of ScotiaBank plus 0.25% per annum. LIBOR loans bear interest at LIBOR plus 2.25% per annum. The effective interest rate on this loan at December 31, 1998 was 9.2% after giving effect to payments made on an interest rate swap purchased in connection with this loan. The amount outstanding under this facility at December 31, 1998, after giving pro forma effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, is $108.5 million.

     This loan contains customary covenants, including those regarding the Boca Raton Resort and Club's financial performance, and restrictions upon the distribution of cash to the Company. This loan provides for the repayment of all of the debt outstanding thereunder in the event of a material adverse change in the business of the Boca Raton Resort and Club.

     This loan is secured by a first mortgage and lien upon all Boca Raton Resort and Club assets.

ARIZONA BILTMORE MORTGAGE DUE JULY 2016

     The loan bears interest at a fixed rate of 8.25%. This non-recourse term loan is secured by a first deed of trust and lien upon all of the Arizona Biltmore Hotel assets. The loan contains customary covenants, including the maintenance of customary reserves. We assumed this loan in connection with acquiring the Arizona Biltmore Hotel. The amount outstanding under this loan at December 31, 1998, after giving pro forma effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, is $62.1 million.

     This loan is secured by a second deed of trust and lien upon all Arizona Biltmore Hotel assets.

ARIZONA BILTMORE EARNOUT NOTE DUE IN APRIL 2000 AND APRIL 2001

     This obligation is an unsecured obligation of the Arizona Biltmore Hotel and the Company to pay the balance of the vested earn-out payment to the sellers of the Arizona Biltmore Hotel. This obligation does not bear interest. The amount outstanding under this obligation at December 31, 1998, after giving pro forma effect to our private placement of Class A common stock which closed on February 18, 1999, our rights offering of Class A common stock which closed on April 6, 1999, the initial borrowings under our New Credit Facility, the Private Debt Offering and the application of the net proceeds from these financings, is $28.6 million.

INDEBTEDNESS REPAID IN CONNECTION WITH THE PRIVATE DEBT OFFERING

  Arizona Biltmore Loan due December 2000

     This was a secured term loan payable to a bank. The proceeds of this loan were used to make the second payment to acquire the Arizona Biltmore Hotel. Borrowings under this facility bore interest at a floating rate based on the lender's base rate or LIBOR, at the Company's option. Base rate loans bore interest at the Base Rate (defined as the higher of (x) the applicable prime lending rate of Bankers Trust Company and (y) the Federal Reserve reported certificate of deposit rate plus 1.0% per annum) plus 4.0% per annum. LIBOR loans bore interest at LIBOR plus 6.0% per annum. The interest rate on this loan at December 31, 1998 was 10.9%.

  Interim Loan Payable to Bank due June 1999

     This loan bore interest at a variable rate, which was 9.4% at December 31, 1998. The proceeds were used for the initial payment to acquire the Arizona Biltmore Hotel, to acquire interests in the Registry Hotel at

Pelican Bay, to refinance indebtedness secured by the Radisson Bahia Mar Resort and Yachting Center, to make the final payment to acquire the Edgewater Beach Hotel and for working capital purposes.

  Pier 66 Mortgage due June 2000

     This loan bore interest at a variable rate, which was 8.9% at December 31, 1998. This loan was secured by a first mortgage on the Hyatt Regency Pier 66 Hotel and Marina. We assumed this loan in connection with acquiring the Hyatt Regency Pier 66 Hotel and Marina.

  Unsecured Line-of-Credit due June 1999

     This loan bore interest at a variable rate, which was 5.7% at December 31, 1998. The proceeds were used to pay fees and expenses associated with the Arizona Biltmore Loan due December 2000 described above and for working capital.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Florida Panthers Holdings, Inc. and not to any of its subsidiaries.

     The Company will issue the New Notes under the same Indenture to be dated as of April 21, 1999 (the "Indenture") among itself, the Guarantors and The Bank of New York, as trustee (the "Trustee"), under which the Old Notes were issued. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"). It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the New Notes. Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the Indenture.

THE OLD NOTES AND THE NEW NOTES WILL REPRESENT THE SAME DEBT

     The New Notes will be issued solely in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities. The terms of the New Notes will be the same in all material respects as the Old Notes except that (i) the New Notes will be registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof and (ii) certain of the registration rights, under the Registration Rights Agreement, relating to the New Notes are different than those relating to the Old Notes and, therefore, the defaults under the Registration Rights Agreement that may require the Company to pay additional interest will be different for the New Notes and the Old Notes. See "Registration Rights Agreement; Liquidated Damages."

     If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for New Notes will vote together with holders of the New Notes for all relevant purposes under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the New Notes then outstanding.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     The Notes:

        - are general unsecured obligations of the Company;

        - are subordinated in right of payment to all existing and future Senior Debt of the Company;

        - are pari passu in right of payment with any future senior subordinated Indebtedness of the Company; and

        - are unconditionally guaranteed by the Guarantors.

  The Guarantees

     The Notes are guaranteed by all of the Domestic Subsidiaries of the Company. As of the date of the Indenture, all of our subsidiaries will be "Domestic Subsidiaries." However, in the future, under certain circumstances we may have subsidiaries which are not "Domestic Subsidiaries."

     Each Guarantee of the Notes:

        - is a general unsecured obligation of the Guarantor;

        - is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

        - is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

     As of the date of the Indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

PRINCIPAL, MATURITY AND INTEREST

     The Indenture provides for the issuance by the Company of Notes with a maximum aggregate principal amount of $340.0 million. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on April 15, 2009.

     Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on April 15, and October 15, commencing on October 15, 1999. The Company will make each interest payment to the Holders of record on the immediately preceding April 1 and October 1.

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTEES

     The Guarantors will jointly and severally guarantee the Company's obligations under the Notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that

Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction (other than in the case of a sale described in clause (c) of the definition of "Asset Sale"), no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

             (b) such sale or other disposition complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom.

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the provisions of the Indenture;

          (2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all such Capital Stock of that Guarantor complies with the provisions of the Indenture;

          (3) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

          (4) upon dissolution or liquidation in accordance with the provisions of the Indenture.

See "-- Repurchase at the Option of Holders -- Asset Sales."

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, including Senior Debt of the Company incurred after the date of the Indenture.

     The holders of Senior Debt of the Company will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding, whether or not allowed, at the rate specified in the applicable Senior Debt of the Company) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

          (1) in a total or partial liquidation or dissolution of the Company;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Company's assets and liabilities.

     The Company also may not make any payment under or in respect of the Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default (including any payment default following acceleration of maturity) on Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on any Designated Senior Debt of the Company that permits holders of that Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt of the Company.

     Payments on the Notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

     If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the Trustee or the Holder has actual knowledge or otherwise receives notice that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request of the holders of Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

     The Company must promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt of the Company.

     Payments under the Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the Notes by the Company to the prior payment in full of Senior Debt of the Company. See "Risk Factors -- The Notes and Guarantees will be subordinated to our senior debt."

     "Designated Senior Debt" means:

          (1) any Indebtedness outstanding at any time under any Existing Credit Agreement and any renewal, refund, replacement or refinancing of such Indebtedness, provided that any such renewal, refund, replacement or refinancing is Senior Debt; and

          (2) any other Senior Debt permitted under the Indenture the principal amount of which is $20.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     The Company shall immediately notify the Trustee in writing of any Indebtedness being designated as Designated Senior Debt.

     "Senior Debt" means:

          (1) all Indebtedness of the Company or any Guarantor outstanding now or hereafter under Credit Facilities of the Company or any Guarantor and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

          (3) all Obligations outstanding now or hereafter with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding three clauses, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

OPTIONAL REDEMPTION

     After April 15, 2004, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................   104.938%
2005........................................................   103.291%
2006........................................................   101.645%
2007 and thereafter.........................................   100.000%

     In addition, at any time prior to April 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering.

     Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to April 15, 2004.

     The agreement governing the New Credit Facility and certain other Senior Debt may prohibit the Company from exercising its option to redeem the Notes as described above.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant.

     The agreements governing the New Credit Facility and certain other Senior Debt may prohibit the Company from purchasing any Notes, and may also provide that certain change of control events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Any third party making a Change of Control Offer will be required to either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. This right, as well as restrictions in the Indenture on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales, may make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined at the time a legally binding agreement is entered into with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) if such fair market value exceeds $10.0 million, the Board of Directors of the Company shall have determined that such Asset Sale is fair and reasonable to, and in the best interests of, the Company, as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure in or that is used or useful in a Permitted Business; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

In the case of Investments under (2), (3) and (4) above, the Company may, within 365 days after the receipt of Net Proceeds from an Asset Sale, enter into a legally binding agreement to invest such Net Proceeds within one year. If any such legally binding agreement to invest such Net Proceeds is terminated, then the Company may, within 90 days of such termination or within 365 days of such Asset Sale, whichever is later, invest such Net Proceeds as provided in clause
(2), (3) or (4) in the preceding paragraph.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the two preceding paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

     The agreements governing the New Credit Facility and certain other Senior Debt may prohibit the Company from purchasing any Notes, and may also provide that certain asset sale events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

CERTAIN COVENANTS

  Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent of the Company or any Subsidiary of the Company (other than a Wholly Owned Restricted Subsidiary);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

             (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

             (c) (i) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment and (ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Investment) an amount equal to the lesser of (x) the fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the amount of the Restricted Investment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; plus

             (d) $5.0 million.

     So long as no Default has occurred and is continuing or would be caused thereby (other than in the case of clause (1) below), the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by employees of the Company or its Subsidiaries upon death, disability or termination of employment; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period;

          (6) the one-time dividend or distribution of the Company's direct or indirect interests in the Florida Panthers Hockey Club, Ltd. and in the National Car Rental Center, together with, at the option of the Company, all or a portion of any other assets related to the sports and entertainment segment of the Company, provided that the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such dividend or distribution is made would have been at least 2.25 to 1, determined on a pro forma basis, as if the dividend or distribution had been made at the beginning of such four-quarter period;

          (7) the repurchase of Equity Interests of the Company that may be deemed to occur upon the exercise of options to acquire Capital Stock of the Company if such Equity Interests represent a portion of the exercise price of such options;

          (8) any Permitted Seller Note Payments;

          (9) any distributions under Section 5.01(b) of the Limited Partnership Agreement ("BRHC Limited Partnership Agreement") of Panthers BRHC Limited, a Florida limited partnership, dated June 25, 1997 (which limited partnership owns the Boca Raton Resort and Club) in respect of income tax liabilities of Boca Raton Hotel and Club Limited Partnership (which formerly owned the Boca Raton Resort and Club) arising from its status as a non-managing general partner of Panthers BRHC Limited, and any distributions under Section 5.01(c) of the BRHC Limited Partnership Agreement to pay Boca Raton Hotel and Club Limited Partnership its reasonable administrative costs, plus the $75,000 annual amount due thereunder; and

          (10) cash payments in lieu of fractional shares issuable as dividends on Equity Interests of the Company in an amount, when taken together with all other cash payments made pursuant to this clause (10) since the date of the Indenture, not to exceed $500,000.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or the "incurrence") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the

Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and a Guarantor may incur Indebtedness or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and any Guarantor of revolving credit Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
     (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors and the Guarantors thereunder) not to exceed $200.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Guarantor to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

          (2) the incurrence by the Company and any Guarantor of the Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

          (4) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor (including any refinancing thereof), in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (5) the incurrence by the Company or any of Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

             (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of:

             (a) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

             (b) Currency Agreements entered into in the ordinary course of business in respect of assets or obligations denominated in a foreign currency;

          (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness of the Company or any Guarantor in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (10) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

          (11) Indebtedness of the Company or any Guarantor arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (12) Indebtedness of the Company or any Guarantor represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; and

          (13) the incurrence by the Company or any Guarantor of additional Indebtedness (including any refinancings thereof) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $25.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

  No Senior Subordinated Debt

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless:

             (a) in the case of Liens securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) that are expressly subordinated in right of payment to the Notes, the Notes are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

             (b) in all other cases, all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness and Indebtedness under the Credit Agreements, in each case as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness and Indebtedness under Credit Agreements, as in effect on the date of the Indenture;

          (2) the Indenture, the Notes and the Subsidiary Guarantees;

          (3) applicable law;

          (4) (A) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, and (B) in the case of any such instruments of a Guarantor, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such instrument at the time of acquisition;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) Capital Lease Obligations, mortgage financings or purchase money obligations of a Guarantor permitted to be incurred under the Indenture that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property acquired, constructed or improved through such Capital Lease Obligations, mortgage financing or purchase money obligations;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

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

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; and

          (10) mortgage financings of the Company or a Guarantor not otherwise covered in clauses (1) through (9) above and permitted to be incurred under the Indenture so long as (A) such encumbrances and restrictions (x) apply only in the event of a payment default or a default with respect to a financial covenant contained in such financings or (y) arise in connection with the creation of reserves for furniture, fixture and equipment, taxes, insurance, interest, and for capital repair and replacement or similar reserves, (B) the encumbrances and restrictions are not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings and (C) the Company determines that (absent any payment default or a default with respect to a financial covenant contained in such financings) any such encumbrances or restrictions will not materially affect the Company's ability to make interest and principal payments on the Notes.

  Merger, Consolidation or Sale of Assets

     Neither the Company nor any Restricted Subsidiary may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) the Company or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made assumes all the obligations of the Company or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) if such transaction involves the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of the Company or any Restricted Subsidiary in accordance with the immediately preceding paragraphs, the successor Person formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or the successor Person to which such sale, assignment, transfer, conveyance, lease or disposition is made shall succeed to, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under the Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Restricted Subsidiary, as the case may be, therein and/or in the Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under the Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from its obligations under the Indenture.

     This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

  Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant; provided that such Officers' Certificate shall not be required with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million and less than $5.0 million where such Transaction or Transactions are incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

          (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

          (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments"; and

          (6) any written agreement in existence on the date of the Indenture between the Company and any Affiliate, and amendments from time to time thereto, provided that any such amendment is not less favorable in any material respect to the Company than the terms of such agreement as in effect on the date of the Indenture.

  Additional Subsidiary Guarantees

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

  Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

  Sale and Leaseback Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales."

  Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries

     The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Restricted Subsidiary or (ii) (A) in compliance with the covenant described under "Repurchase at the Option of Holders -- Asset Sales" if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or (B) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and the Investment of the Company in such Person after giving effect to such issuance or sale would have been permitted to be made under the covenant described under "-- Restricted Payments" as if made on the date of such issuance or sale. Notwithstanding the foregoing, (i) the Company may sell all, but not less than all, of the Capital Stock of a Subsidiary as long as the Company is in compliance with the terms of the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales" and (ii) the Company and its Restricted Subsidiaries may issue directors' qualifying shares or shares issued to be held by foreign nationals (in each case to the extent mandated by applicable law).

     The Company will not sell any shares of preferred stock of any Restricted Subsidiary and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its preferred stock to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary).

  Limitations on Issuances of Guarantees of Indebtedness

     The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

     Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "-- Subsidiary Guarantees."

  Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments," "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";

          (4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in the Indenture for 60 days after notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, provided that so long as any Designated Senior Debt shall be outstanding, if any such other Event of Default shall have occurred and be continuing, any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery by the Trustee or the Company of a written notice of such acceleration of the Notes to each representative under Designated Senior Debt and (y) the acceleration of any Indebtedness under any Designated Senior Debt.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

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

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

          (7) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

          (8) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding. In addition, any amendment to, or waiver of, such subordination provisions may require the consent of the holders of Senior Debt.

     Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

          (1) either:

             (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

             (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Florida Panthers Holdings, Inc., 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: William M. Pierce.

BOOK-ENTRY, DELIVERY AND FORM

     The Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A. Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of the Private Debt Offering only against payment in immediately available funds.

     The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

     The Notes (including beneficial interests in the Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by

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

     the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. Those interests held through a Participant may also be subject to the procedures and requirements of such Participant. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes have been designated eligible to trade in the PORTAL Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of Voting Stock of a Person with the power to vote 10% or more of the total votes entitled to be cast on any matter submitted to a vote of the shareholders of such Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (a)(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

          (b) Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

          (7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments."

          (c) The sale of Florida Panthers Hockey Club, Ltd. (the "Club") or the assets owned by the Club, including the National Hockey League franchise for the team known as the Florida Panthers (the "Hockey Assets"):

             (i) resulting from the exercise of rights and remedies pursuant to the Amended and Restated Credit Agreement dated as of December 1, 1997 among The Chase Manhattan Bank, The Chase Manhattan Bank, as Administrative Agent, and the Club (the "Hockey Club Loan"), or any credit agreement evidencing any refinancing of such facility secured by the Club or the Hockey Assets; and

             (ii) in accordance with that certain letter agreement dated December 15, 1997 by and among the Club, the National Hockey League, The Chase Manhattan Bank, among others (or any similar letter agreement acknowledging National Hockey League rights of consent in respect of any sale of the Club or the Hockey Assets entered into in connection with any refinancing of the Hockey Club Loan), shall be an Asset Sale that is required to comply with the provisions described under the caption "-- Repurchase at the Option of the Holders--Asset Sales", but shall be deemed to satisfy clauses (1), (2) and
     (3) of the first paragraph thereunder if such sale is approved or is otherwise not objected to by the National Hockey League.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of less than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

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

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within nine months after the date of acquisition; and

          (6) money market funds which invest substantially all of their assets in securities which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of Voting Stock of the Company with the power to vote 50% or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders;

          (4) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and no Person other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of Voting Stock of such Person with the power to vote 50% or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period:

          (1) plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

          (2) plus consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations or Currency Agreements, but excluding imputed interest relating to payments described in clause (ii) of the definition of Permitted Seller Note Payments), to the extent that any such expense was deducted in computing such Consolidated Net Income;
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

          (3) plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

          (4) plus the increase or minus the decrease in the amount of deferred Premier Club membership fees reflected as a component of deferred revenue on the consolidated balance sheets of the Company at the beginning and end of such period plus the decrease or minus the increase in Premier Club notes receivable reflected on such consolidated balance sheets (without taking into account any write-offs related to such amounts) less all expenses during such period in connection with such Premier Club operations (which were not otherwise included in computing Consolidated Net Income for such period);

          (5) minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of an amount equal to such Net Income would not have been permitted on or prior to the date of determination without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreements" means the New Credit Facility, and the Amended and Restated Credit Agreement among The Chase Manhattan Bank, The Chase Manhattan Bank, as Administrative Agent, and Florida Panthers Hockey Club, Ltd. dated as of December 1, 1997, in each case, including any related notes,

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

guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, lines-of-credit, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Credit Agreements" means the New Credit Facility, the Amended and Restated Credit Agreement among The Chase Manhattan Bank, The Chase Manhattan Bank, as Administrative Agent, and Florida Panthers Hockey Club, Ltd. dated as of December 1, 1997, the Amended and Restated Loan Agreement among Panthers BRHC Limited, The Bank of Nova Scotia, New York agency, individually and as Administrative Agent for itself and the lenders, and the lenders signatory thereto, dated as of June 25, 1997, and the Deed of Trust, Security Agreement, Assignment of Rents and Revenues and Fixture Filing dated as of June 4, 1996, as amended, by Biltmore Hotel Partners, L.L.L.P., an Arizona limited liability limited partnership (formerly Biltmore Hotel Partners, an Arizona general partnership), as Trustor, in favor of First American Title Insurance Company, a California corporation, as Trustee, and American General Life Insurance Company, a Texas corporation, The Variable Annuity Life Insurance Company, a Texas corporation, the Franklin Life Insurance Company, an Illinois corporation, and American General Life and Accident Insurance Company, a Tennessee corporation, collectively, as Beneficiary, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended or modified from time to time.

     "Existing Indebtedness" means up to $564.3 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid, excluding any revolving credit Indebtedness and letters of credit outstanding on the date of the Indenture under any of the Credit Agreements.

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

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations and Currency Agreements, but excluding imputed interest relating to payments described in clause (ii) of the definition of Permitted Seller Note Payments; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

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

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means any guarantee of all or any part of any Indebtedness other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

     "Guarantors" means each of:

          (1) the Company's Subsidiaries existing on the date of the Indenture; and

          (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the bargained for consideration or purchase price in respect of the acquisition of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investment" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in
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

the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds (including Cash Equivalents) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve against indemnification obligations or for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means the Credit Agreement, to be dated as of April 21, 1999, by and among the Florida Panthers Hotel Corporation, a wholly-owned subsidiary of the Company, Bear, Stearns & Co. Inc., as syndication agent, and Bankers Trust Company, as administrative agent, providing for up to $146.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as in effect on the date of the Indenture.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any business engaged primarily in the leisure, recreation, sports and entertainment industries and any related, ancillary or complementary business.

     "Permitted Investment" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) Hedging Obligations;

          (7) loans or advances to employees of the Company in the ordinary course of business in aggregate amount outstanding at any one time not to exceed $2.0 million; and

          (8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of the Indenture, not to exceed $20.0 million.

     "Permitted Liens" means:

          (1) Liens, including floating liens, on the assets of the Company and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of the Company or any Restricted Subsidiary;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

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

          (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

          (5) Liens existing on the date of the Indenture; and

          (6) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred by (whether as borrower or guarantor) the Person or Persons which is or are the obligor or obligors on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Seller Note Payments" means: (i) any (x) purchase or redemption of, or (y) the payment of any preference amount to any holder (all former owners of the Arizona Biltmore Hotel) of, the 500,000 Class A Units (representing limited partnership interests) issued under the Limited Partnership Agreement, as in effect on the date of the Indenture, of Biltmore Hotel Partners, L.L.L.P., an Arizona limited liability limited partnership ("BHP Limited Partnership Agreement") which owns the Arizona Biltmore Hotel and which was organized in connection with the acquisition of such hotel; provided that the aggregate amount paid under clause (i)(x) shall not exceed $500,000 and the aggregate amount paid under clause (i)(y) shall not exceed $12,500 per year; (ii) any purchase or redemption (for an aggregate amount not to exceed $33,333,333) of the 33,333,333 Class E Units (or any Class C Units for which such Class E Units may be converted) issued under the BHP Limited Partnership Agreement and held by the former owners of the Arizona Biltmore Hotel as part of the consideration paid in connection with the acquisition of the Arizona Biltmore Hotel, which purchase or redemption shall be in accordance with the terms of the BHP Limited Partnership Agreement and the Class E Unit or Class C Unit Exchange Agreements each dated March 2, 1998; and (iii) any payment of fees (not to exceed $3,000,000) on or prior to June 30, 2001 under Section 5.10(b) of the BHP Limited Partnership Agreement, if such fees are deemed a distribution upon a partnership interest and not a fee.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principal" means H. Wayne Huizenga.

     "Public Equity Offering" means an offer and sale of common stock (which is not Disqualified Stock) of the Company made on a primary basis by the Company to any Person other than a Subsidiary of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Qualified Equity Offering" means:

          (1) any Public Equity Offering; or

          (2) an offering of Capital Stock (which is not Disqualified Stock) of the Company to any Person other than a Subsidiary of the Company with gross proceeds to the Company in excess of $20.0 million.

     "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which, consist of any one or more of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof, provided that the references to "10 percent" in such definition shall be deemed to be "two percent".

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means a Guarantee of the Notes by a Guarantor.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and otherwise complies with the covenant "Designation of Restricted and Unrestricted Subsidiaries," but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                    REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these Notes.

     The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement at the closing of the Private Debt Offering. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Registration Statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement"). Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors agreed to offer to the holders of Old Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Old Notes for New Notes.

     If:

          (1) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

          (2) any holder of Old Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

             (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

             (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

             (c) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     The Company and the Guarantors agreed to use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     The Registration Rights Agreement provides that:

          (1) the Company and the Guarantors would file the Exchange Offer Registration Statement with the Commission on or prior to 60 days after the closing of the Private Debt Offering;

          (2) the Company and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the closing of the Private Debt Offering;

          (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors agreed to

             (a) commence the Exchange Offer; and

             (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer; and

          (4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.

     If:

          (1) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

          (3) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

          (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with exchanges or resales of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such holder.

     The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes.

     All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Notes, a holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired as a result of market-making activities or other trading activities. Any such broker-dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is such a broker-dealer.

     The Company will not receive any proceeds from the issuance of the New Notes offered hereby or from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto (possibly with retroactive effect). This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary, and proposed Treasury Regulations, and laws, rulings and decisions now in effect, all of which are subject to change. This summary deals only with holders that will hold Notes as "capital assets" (within the meaning of Section 1221 of the Code). This summary does not address holders subject to special rules, such as tax-exempt organizations, insurance companies, dealers in securities or currencies, or persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes.

     For the purposes of this discussion, a "U.S. holder" means any holder of a Note that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof (except, in the case of a partnership, to the extent future Treasury Regulations provide otherwise), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust other than a "foreign trust," as such term is defined in Section 7701(a)(31) of the Code or (v) otherwise subject to United States federal income tax on a net income basis in respect of its worldwide taxable income. A "Non-U.S. holder" means any holder of a Note that is not a U.S. holder.

     THE FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

  Payment of Interest

     Stated interest on a Note generally will be includable in the income of the U.S. holder of such Note as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes because such interest represents qualified stated interest. Further, if the Notes are issued with original issue discount ("OID"), a holder must include OID in income as interest over the term of the Note under a constant yield method in advance of the receipt of cash representing that income. However, if the amount of OID with respect to the Notes is less than a de minimis amount, the amount of OID is treated as zero. The de minimis amount is an amount equal to 0.25% multiplied by the principal amount generally of the Notes multiplied by the number of complete years to maturity from the issue date. It is expected that the Notes will be issued without OID.

     OID is equal to the "stated redemption price at maturity" minus the "original issue price." The stated redemption price at maturity generally equals the principal amount. When the issuer has an unconditional call option (i.e., an option to call all or a portion of the debt at a fixed premium), the issuer is considered to exercise, or not exercise, the option in a manner that minimizes the yield on the debt instrument. After April 15, 2004, the Company has an unconditional call option to redeem the notes at specified premiums if redeemed during the twelve-month period beginning on April 15 of 2004, 2005 or 2006. If the yield to maturity of the Notes exceeds the yield to maturity of the Notes determined by assuming the call option is exercised, the maturity date would be determined by assuming the call option is exercised and the stated redemption price at maturity would include the call premium. It is not expected that this condition will be satisfied and, therefore, the call should not be considered as exercised and the call premium should not be included in the stated redemption price at maturity.

     The Notes may be redeemed prior to their stated maturity at the option of the Company or the U.S. holder upon certain other circumstances. The Company believes that none of such redemption rights or obligations are more likely than not to occur, and thus, under applicable Treasury Regulations, none of such redemption rights or obligations will affect the yield of the Notes or increase the stated redemption price at maturity.

     The original issue price for the Notes is the price at which a substantial amount of the Notes is sold for money. The sale of the Notes to the Initial Purchasers should be disregarded for this purpose. Thus, the original issue price should be determined as the price at which a substantial amount of the Notes are sold by the Initial Purchasers to holders.

     Failure of the Company to consummate the Exchange Offer or to file or cause to be declared effective the Shelf Registration Statement as described under "Description of Notes -- Registration Rights; Liquidated Damages" will cause additional interest to accrue on the Notes in the manner described therein. According to U.S. Treasury Regulations, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a U.S. holder (or the timing of such recognition) if the likelihood of the change, as of the date the Notes are issued, is remote. The Company believes that the likelihood of a change in the interest rate on the Notes is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any Note. In the unlikely event that the interest rate on the Notes is increased, the Company believes that any additional interest will be taxable to the U.S. holder as ordinary income in accordance with the U.S. holder's method of accounting for federal income tax purposes. The Internal Revenue Service may take a different position, however, and require the U.S. holder to report such income as original issue discount or contingent interest in advance of its receipt of the cash payment of additional interest.

     If a holder purchases a Note having OID at a purchase price which exceeds the sum of original issue price of the Note plus OID included in a prior holder's gross income ("acquisition premium"), the holder reduces the OID otherwise includible in income by a percentage determined by comparing the acquisition premium to the remaining OID to be accrued on the Note. Alternatively, such a holder can elect to treat the purchase price as if it were a purchase at original issue and compute remaining OID accruals by applying the rules of the constant yield method. If a holder purchases a Note having OID at a price in excess of the stated redemption price at maturity of the Note ("amortizable premium"), the holder does not include any OID in income and, as discussed below, would be entitled to deduct a portion of the amortizable premium over the remaining term of the Note.

     The discussion below assumes the Notes will be issued without OID.

  Market Discount

     If a U.S. holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimus amount. Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the U.S. holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. holder elects to accrue on a constant interest method. A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

  Amortizable Bond Premium

     A U.S. holder that purchases a Note for an amount in excess of the principal amount will be considered to have purchased the Note at a "premium." A U.S. holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. However, if the Note is purchased at a time when the Note may be optionally redeemed for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. The amount amortized in any year will be treated as a reduction of the U.S. holder's interest income from the Note. Bond premium on a Note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Sale, Exchange or Retirement of the Notes

     Upon the sale, exchange or redemption of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to either additional interest discussed above, or accrued interest income not previously included in income, which is, in either case, taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note generally will equal the cost of the Note to the U.S. holder increased by the amount of market discount, if any, previously taken in income by the U.S. holder or decreased by any bond premium theretofore amortized by the U.S. holder with respect to the Note. Such capital gain or loss will be long-term capital gain or loss if the Note was held by the U.S. holder for more than 12 months. The net capital gain of an individual derived in respect of the Notes generally will be taxed at a maximum rate of 20% if it is long-term capital gain.

  Exchange of Old Notes for New Notes

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be considered a taxable exchange for U.S. federal income tax purposes because the New Notes should not constitute a material modification of the terms of the Old Notes. Accordingly, such exchange should have no U.S. federal income tax consequences to U.S. holders of Old Notes, and the basis and holding period of such a holder in a New Note will be the same as such holder's adjusted tax basis and holding period in the Old Note exchanged therefor.

  Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a Note and payments of the proceeds of the sale of a Note to certain noncorporate holders, and a 31% backup withholding tax may apply to such payments if the U.S. holder (i) fails to furnish or certify his correct taxpayer identification number to the payer in the manner required, (ii) is notified by the Internal Revenue Service that he has failed to report payments of interest and dividends properly, (iii) under certain circumstances, fails to certify that he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and dividend payments or (iv) the Internal Revenue Service notifies the Company or its paying agent that the taxpayer identification number furnished by the U.S. holder is incorrect. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

UNITED STATES FEDERAL TAXATION OF NON-U.S. HOLDERS

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Non-U.S. holder generally will not be subject to U.S. federal income tax provided (i) such gain is not effectively connected with the conduct by such holder of a trade or business in the United States, and
(ii) in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition.

     Payments of interest on the Notes to a Non-U.S. holder will generally not be subject to United States withholding tax if such Non-U.S. holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company); (b) is not a controlled foreign corporation with respect to which the Company, directly or indirectly, is a "related person" within the meaning of the Code; (c) is not a bank making a loan in its ordinary course of business; and (d) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that such owner is not a United States person and provides its name and address (which certification can be made on IRS Form W-8 or Form, W-8BEN) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to the Company or to its agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner or by another financial institution acting for the beneficial owner. Recently issued final Treasury Regulations, which apply to payments on a Note after December 31, 1999, also provide that the certification requirements set forth above in clause (A) and (B) generally will be fulfilled if beneficial owners (including partners of certain foreign partnerships), as well as certain foreign partnerships, meet either of the two conditions set forth in (d) of the preceding sentence. However, certain beneficial owners, including foreign estates or trusts (or a fiduciary thereof) and foreign partnerships that have entered into a withholding agreement with the IRS will be required to provide their U.S. "taxpayer identification number" in addition to their name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.

     If a Non-U.S. holder of a Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, such Non-U.S. holder, although exempt from U.S. federal withholding tax (provided the Non-U.S. holder files the appropriate certification with the Company or its U.S. agent) will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. holder. In addition, if such Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

     If interest on the Notes is exempt from United States federal income and withholding tax under the rules described above, the Notes will not be included in the estate of a deceased Non-U.S. holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. Copies of these information returns may also be made available under the provisions of a specific treaty agreement to the tax authorities of the country in which the Non-U.S. holder resides.

     In the case of payments of interest to Non-U.S. holders, Treasury Regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments on a Note issued in registered form with respect to which either the requisite certification, as described above in "United States Federal Taxation of Non-U.S. Holders," has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. If payments of principal and interest are made to the beneficial owner of a Note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale, exchange or other disposition of a Note are paid to the beneficial owner of a Note through a foreign office of a "broker" (as defined in the regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person). Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a custodian, nominee, agent or broker that is (i) a U.S. person, (ii) a controlled foreign corporation for United States federal income tax purposes, or (iii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception.

     In October 1997, Treasury Regulations were issued which alter the foregoing rules in certain respects and which generally will apply to any payments in respect of a Note or proceeds from the sale of a Note that are made after December 31, 1999. Among other things, such regulations expand the number of foreign intermediaries that are potentially subject to information reporting and address certain documentary evidence requirements relating to exemption from the general backup withholding requirements. Holders of the Notes should consult their tax advisers concerning the possible application of such regulations to any payments made on or with respect to the Notes.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Certain attorneys at Akerman, Senterfitt & Eidson, P.A. currently own shares of Class A common stock.

                                    EXPERTS

     The financial statements of Florida Panthers Holdings, Inc. as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998; the audited financial statements of 2301 S.E. 17th St., Ltd. as of December 31, 1996 and the year then ended; the audited financial statements of Rahn Bahia Mar, Ltd. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period from inception (June 28, 1994) to December 31, 1994; and the audited financial statements of LeHill Partners L.P. and consolidated entities as of December 31, 1996 and for the year then ended included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants. As indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

     The audited financial statements of 2301 SE 17th St., Ltd. as of December 31, 1995, and for each of the years in the two year period ended December 31, 1995 have been included elsewhere in this Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, included elsewhere in this Registration Statement and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of the Boca Raton Hotel and Club Limited Partnership as of December 31, 1996 and for the year then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Boca Raton Hotel and Club Limited Partnership at December 31, 1995, and for each of the two years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Biltmore Hotel Partners at December 31, 1997 and 1996 and each of the three years in the period ended December 31, 1997 and the Historical Summaries of Revenues and Direct Operating Expenses of The Rental Pool Operations of the Biltmore Villas for the years ended December 31, 1997 and 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included elsewhere in this Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
THE REGISTRANT
FLORIDA PANTHERS HOLDINGS, INC.
  Unaudited Condensed Consolidated Balance Sheets...........   F-3
  Unaudited Condensed Consolidated Statements of Operations
     for the six months ended December 31, 1998 and 1997....   F-4
  Unaudited Condensed Consolidated Statements of Cash Flows
     for the six months ended December 31, 1998 and 1997....   F-5
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................   F-6
  Report of Independent Certified Public Accountants........   F-8
  Consolidated Balance Sheets as of June 30, 1998 and
     1997...................................................   F-9
  Consolidated Statements of Operations for the years ended
     June 30, 1998, 1997 and 1996...........................  F-10
  Consolidated Statements of Shareholders' Equity (Deficit)
     for the years ended June 30, 1998, 1997 and 1996.......  F-11
  Consolidated Statements of Cash Flows for the years ended
     June 30, 1998, 1997 and 1996...........................  F-12
  Notes to Consolidated Financial Statements................  F-13

BUSINESSES ACQUIRED
2301 SE 17TH ST., LTD. ("PIER 66")
  Reports of Independent Certified Public Accountants.......  F-32
  Balance Sheets as of December 31, 1996 and 1995...........  F-34
  Statements of Operations for the years ended December 31,
     1996, 1995 and 1994....................................  F-35
  Statements of Partners' Equity for the years ended
     December 31, 1996, 1995 and 1994.......................  F-36
  Statements of Cash Flows for the years ended December 31,
     1996, 1995 and 1994....................................  F-37
  Notes to Financial Statements.............................  F-38

RAHN BAHIA MAR, LTD. ("BAHIA MAR")
  Report of Independent Certified Public Accountants........  F-44
  Balance Sheets as of December 31, 1996 and 1995...........  F-45
  Statements of Operations for the years ended December 31,
     1996 and 1995 and for the Period from Inception (June
     28, 1994) to December 31, 1994.........................  F-46
  Statements of Partners' Equity for the years ended
     December 31, 1996 and 1995 and for the Period from
     Inception (June 28, 1994) to December 31, 1994.........  F-47
  Statements of Cash Flows for the years ended December 31,
     1996 and 1995 and for the Period from Inception (June
     28, 1994) to December 31, 1994.........................  F-48
  Notes to Financial Statements.............................  F-49

BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP ("BOCA
  RESORT")
  Reports of Independent Certified Public Accountants.......  F-53
  Balance Sheets as of December 31, 1996 and 1995...........  F-55
  Statements of Operations for the years ended December 31,
     1996, 1995 and 1994....................................  F-56
  Statements of Changes in Partners' Deficit for the years
     ended December 31, 1996, 1995 and 1994.................  F-57
  Statements of Cash Flows for the years ended December 31,
     1996, 1995 and 1994....................................  F-58
  Notes to Financial Statements.............................  F-59

                                                              PAGE
                                                              ----
LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES ("REGISTRY
  RESORT")
  Report of Independent Certified Public Accountants........  F-71
  Consolidated Balance Sheet as of December 31, 1996........  F-72
  Consolidated Statement of Operations for the Year Ended
     December 31, 1996......................................  F-73
  Consolidated Statement of Changes in Partners' Capital for
     the Year Ended December 31, 1996.......................  F-74
  Consolidated Statement of Cash Flows for the Year Ended
     December 31, 1996......................................  F-75
  Notes to the Consolidated Financial Statements............  F-76

BILTMORE HOTEL PARTNERS ("BILTMORE RESORT")
  Report of Independent Certified Public Accountants........  F-79
  Balance Sheets as of December 31, 1997 and 1996...........  F-80
  Statements of Income for the Years Ended December 31,
     1997, 1996, and 1995...................................  F-81
  Statements of Changes in Partners' Capital (Deficit) for
     the Years Ended December 31, 1997, 1996 and 1995.......  F-82
  Statements of Cash Flows for the Years Ended December 31,
     1997, 1996 and 1995....................................  F-83
  Notes to Financial Statements.............................  F-84

THE RENTAL POOL OPERATIONS OF THE BILTMORE VILLAS
  Report of Independent Certified Public Accountants........  F-89
  Historical Summaries of Revenues and Direct Operating
     Expenses...............................................  F-90
  Notes to Historical Summaries of Revenues and Direct
     Operating Expenses.....................................  F-91

                        FLORIDA PANTHERS HOLDINGS, INC.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1998
                                                              ------------   ----------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................   $   12,884    $   37,228
  Restricted cash...........................................       24,790        29,296
  Accounts receivable, net..................................       31,821        28,574
  Inventory.................................................        7,812         6,499
  Current portion of Premier Club notes receivable..........        3,986         4,089
  Other current assets......................................       14,760         5,496
                                                               ----------    ----------
          Total current assets..............................       96,053       111,182
Property and equipment, net.................................    1,008,288       959,214
Intangible assets, net......................................       81,027        36,926
Long-term portion of Premier Club notes receivable, net.....        7,714         7,828
Other assets................................................       21,545        13,057
                                                               ----------    ----------
          Total assets......................................   $1,214,627    $1,128,207
                                                               ==========    ==========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................   $   45,387    $   41,326
  Current portion of deferred revenue.......................       58,955        35,114
  Short-term debt...........................................      329,690       318,250
  Current portion of long-term debt.........................       21,998         4,540
  Other current liabilities.................................        6,406         3,866
                                                               ----------    ----------
          Total current liabilities.........................      462,436       403,096
Long-term debt..............................................      255,338       217,836
Premier Club refundable membership fees.....................       63,864        65,046
Other non-current liabilities...............................       11,561         9,826
Minority interest...........................................        1,957         1,892
Shareholders' equity:
  Class A Common Stock, $.01 par value, 100,000,000 shares
     authorized and 34,890,358 and 34,888,358 shares issued
     and outstanding at December 31, 1998 and June 30, 1998,
     respectively...........................................          349           349
  Class B Common Stock, $.01 par value, 10,000,000 shares
     authorized and 255,000 shares issued and outstanding at
     December 31, 1998 and June 30, 1998....................            3             3
  Contributed capital.......................................      432,130       432,110
  Accumulated deficit.......................................      (13,011)       (1,951)
                                                               ----------    ----------
          Total shareholders' equity........................      419,471       430,511
                                                               ----------    ----------
          Total liabilities and shareholders' equity........   $1,214,627    $1,128,207
                                                               ==========    ==========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED DECEMBER 31,
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1998       1997
                                                              --------   --------
Revenue:
  Leisure and recreation....................................  $128,872   $ 88,380
  Entertainment and sports..................................    28,455     21,149
                                                              --------   --------
          Total revenue.....................................   157,327    109,529
Operating expenses:
  Cost of leisure and recreation services...................    63,042     43,468
  Cost of entertainment and sports services.................    22,161     21,577
  Selling, general and administrative expenses..............    46,226     40,364
  Amortization and depreciation.............................    15,031      8,915
                                                              --------   --------
          Total operating expenses..........................   146,460    114,324
                                                              --------   --------
Operating income (loss).....................................    10,867     (4,795)
Interest and other income...................................     1,470      1,318
Interest and other expense..................................   (23,217)    (6,663)
Minority interest...........................................      (180)      (856)
                                                              --------   --------
Net loss....................................................  $(11,060)  $(10,996)
                                                              ========   ========
Net loss per share -- basic and diluted.....................  $  (0.31)  $  (0.33)
                                                              ========   ========
Shares used in computing net loss per share -- basic and
  diluted...................................................    35,145     33,552
                                                              ========   ========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED DECEMBER 31,
                                 (IN THOUSANDS)

                                                                1998        1997
                                                              ---------   ---------
Operating activities:
  Net loss..................................................  $ (11,060)  $ (10,996)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization and depreciation..........................     15,031       8,915
     Income applicable to minority interests................        180         856
  Changes in operating assets and liabilities (excluding the effects of business acquisitions):
     Accounts receivable....................................     (3,247)     (9,892)
     Other assets...........................................     (8,333)     20,243
     Accounts payable and accrued expenses..................      4,061      (5,346)
     Deferred revenue and other liabilities.................     26,934      22,509
                                                              ---------   ---------
          Net cash provided by operating activities.........     23,566      26,289
                                                              ---------   ---------
Investing activities:
  Cash acquired in business acquisitions....................         --      12,476
  Cash used in business acquisitions........................         --     (83,534)
  Acquisition of additional interest in consolidated
     subsidiary.............................................         --     (12,082)
  Restricted cash...........................................      4,506      (9,901)
  Capital expenditures......................................    (61,781)    (30,518)
                                                              ---------   ---------
          Net cash used in investing activities.............    (57,275)   (123,559)
                                                              ---------   ---------
Financing activities:
  Net proceeds from the sale of common stock................         --     108,760
  Borrowings under credit facilities, net of financing costs
     paid...................................................    131,838      22,800
  Payments on long-term debt and other credit facilities....   (122,378)    (35,000)
  Proceeds from exercise of stock options...................         20          74
  Distribution to minority interests........................       (115)       (206)
                                                              ---------   ---------
          Net cash provided by financing activities.........      9,365      96,428
                                                              ---------   ---------
          Decrease in cash and cash equivalents.............    (24,344)       (842)
Cash and cash equivalents, at beginning of period...........     37,228      13,709
                                                              ---------   ---------
Cash and cash equivalents, at end of period.................  $  12,884   $  12,867
                                                              =========   =========
SUPPLEMENTAL SCHEDULE OF NON-CASH OPERATING, INVESTING AND
  FINANCING ACTIVITIES:
Issuance of note payable in connection with acquisition.....  $  45,287   $      --
                                                              =========   =========
Reduction in other assets in connection with acquisition of
  additional interest in units of consolidated subsidiary...  $      --   $   1,474
                                                              =========   =========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying unaudited Consolidated Financial Statements of Florida Panthers Holdings, Inc. and subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the financial information furnished in this report reflects all adjustments (including normal recurring accruals) necessary for a fair presentation of the results for the interim period. The results of operations for the six-month period ended December 31, 1998 are not necessarily indicative of the results to be expected for the entire year primarily due to seasonal variations. All significant intercompany accounts have been eliminated.

2. ORGANIZATION

     The Company is a holding company with subsidiaries currently operating in two business segments: (1) leisure and recreation and (2) entertainment and sports. The leisure and recreation business consists of the ownership of the Boca Raton Resort and Club, the Arizona Biltmore Hotel, the Registry Hotel at Pelican Bay, the Edgewater Beach Hotel, the Hyatt Regency Pier 66 Hotel and Marina, the Radisson Bahia Mar Resort and Yachting Center and newly redesigned Grande Oaks Golf Club (formerly known as Rolling Hills Golf Club).

     The entertainment and sports business consists of the Florida Panthers Hockey Club (the "Panthers"), arena development, arena management and ice skating rink operations. The Company's arena development operations recently completed construction of the National Car Rental Center, a new multi-purpose state-of-the-art entertainment and sports complex. In addition to serving as home to the Panthers during the 1998-99 season, the National Car Rental Center showcases other spectator entertainment and sports events, and provides a centrally located site for meetings and conferences.

3. EARNINGS (LOSS) PER COMMON SHARE

     The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" during fiscal 1998. This statement supersedes APB No. 15 and replaces primary and fully diluted earnings per share with a dual presentation of basic and diluted earnings per share. Basic earnings per share equals net income (loss) divided by the number of weighted average common shares outstanding. Diluted earnings per share includes the effects of common stock equivalents to the extent they are dilutive. Options were antidilutive during the 1998 periods and during the six months ended December 31, 1997 and, therefore, have been excluded. The following table sets forth weighted average shares used to compute basic and diluted earnings per share (in 000's):

                                                 THREE MONTHS       SIX MONTHS
                                                     ENDED             ENDED
                                                 DECEMBER 31,      DECEMBER 31,
                                                ---------------   ---------------
                                                 1998     1997     1998     1997
                                                ------   ------   ------   ------
Basic weighted average shares outstanding.....  35,145   35,104   35,145   33,552
Stock options.................................      --      498       --       --
                                                ------   ------   ------   ------
Diluted weighted average shares outstanding...  35,145   35,602   35,145   33,552
                                                ======   ======   ======   ======

                        FLORIDA PANTHERS HOLDINGS, INC.

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

4. RECENT DEVELOPMENTS

     In connection with the acquisition of the Arizona Biltmore Hotel in March 1998, the Company agreed to pay up to $50.0 million to the sellers conditioned upon their satisfactory execution of certain developmental plans. The plans were delivered to the Company in acceptable form in December 1998. The $50.0 million note has no stated interest rate and, accordingly, is presented net of an unamortized discount of $4.7 million on the Consolidated Balance Sheet. A corresponding increase of $45.3 million is also reflected as a component of intangible assets. The effective interest rate on the note is 8.8%. The $50.0 million is payable at the election of the seller, either in cash or in shares of the Company's Class A Common Stock, par value $.01 per share, (the "Class A Common Stock") in three equal annual installments commencing in April 1999.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Florida Panthers Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of Florida Panthers Holdings, Inc. (a Florida corporation) and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Panthers Holdings, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
August 3, 1998.

                        FLORIDA PANTHERS HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 AS OF JUNE 30,
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 1998        1997
                                                              ----------   --------
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $   37,228   $ 13,709
  Restricted cash...........................................      29,296     30,110
  Accounts receivable, net..................................      28,574     13,087
  Inventory.................................................       6,499      5,763
  Current portion of Premier Club notes receivable..........       4,089      3,778
  Other current assets......................................       5,496      4,143
                                                              ----------   --------
          Total current assets..............................     111,182     70,590
Property and equipment, net.................................     959,214    475,391
Intangible assets, net......................................      36,926     40,987
Long-term portion of Premier Club notes receivable, net.....       7,828      8,240
Other assets................................................      13,057      5,184
                                                              ----------   --------
          Total assets......................................  $1,128,207   $600,392
                                                              ==========   ========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   41,326   $ 26,867
  Current portion of deferred revenue.......................      35,114     17,738
  Short-term debt...........................................     318,250         --
  Current portion of long-term debt.........................       4,540         --
  Other current liabilities.................................       3,866      1,770
                                                              ----------   --------
          Total current liabilities.........................     403,096     46,375
Long-term debt..............................................     217,836    186,056
Premier Club refundable membership fees.....................      65,046     63,499
Other non-current liabilities...............................       9,826      1,448
Minority interest...........................................       1,892      1,861
Commitments and contingencies (Note 12)
Shareholders' equity:
  Class A Common Stock, $.01 par value, 100,000,000 shares
     authorized and 34,888,358 and 27,929,570 shares issued
     and outstanding at June 30, 1998 and 1997,
     respectively...........................................         349        279
  Class B Common Stock, $.01 par value, 10,000,000 shares
     authorized and 255,000 shares issued and outstanding at
     June 30, 1998 and 1997.................................           3          3
  Contributed capital.......................................     432,110    304,095
  Accumulated deficit.......................................      (1,951)    (3,224)
                                                              ----------   --------
          Total shareholders' equity........................     430,511    301,153
                                                              ----------   --------
          Total liabilities and shareholders' equity........  $1,128,207   $600,392
                                                              ==========   ========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR THE YEARS ENDED JUNE 30,
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1998       1997       1996
                                                              --------   --------   --------
Revenue:
  Leisure and recreation....................................  $252,603   $ 17,567   $     --
  Entertainment and sports..................................    43,586     36,695     34,087
                                                              --------   --------   --------
          Total revenue.....................................   296,189     54,262     34,087
Operating expenses:
  Cost of leisure and recreation services...................   110,084      6,658         --
  Cost of entertainment and sports services.................    45,919     35,135     35,958
  Selling, general and administrative expenses..............    91,579     15,150      8,371
  Amortization and depreciation.............................    23,155      5,698      9,815
                                                              --------   --------   --------
          Total operating expenses..........................   270,737     62,641     54,144
                                                              --------   --------   --------
Operating income (loss).....................................    25,452     (8,379)   (20,057)
Interest and other income...................................     2,307      1,923        122
Interest and other expense..................................   (24,673)    (3,364)    (5,030)
Minority interest...........................................    (1,813)      (440)      (174)
                                                              --------   --------   --------
          Net income (loss).................................  $  1,273   $(10,260)  $(25,139)
                                                              ========   ========   ========
          Net income (loss) per share -- basic and
            diluted.........................................  $   0.04   $  (0.74)  $  (4.76)
                                                              ========   ========   ========
Shares used in computing net income (loss) per
  share -- basic............................................    34,334     13,829      5,276
                                                              ========   ========   ========
Shares used in computing net income (loss) per
  share -- diluted..........................................    34,888     13,829      5,276
                                                              ========   ========   ========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                  CLASS A            CLASS B
                                COMMON STOCK      COMMON STOCK
                              ----------------   ---------------                                   TOTAL
                              NUMBER             NUMBER            CONTRIBUTED                 SHAREHOLDERS'
                                OF                 OF                CAPITAL     ACCUMULATED      EQUITY
                              SHARES    AMOUNT   SHARES   AMOUNT    (DEFICIT)      DEFICIT       (DEFICIT)
                              -------   ------   ------   ------   -----------   -----------   -------------
Balance, June 30, 1995......      871    $  9      --       $--     $(22,357)      $    --       $(22,348)
  Net loss..................       --      --      --       --       (25,139)           --        (25,139)
  Dividends -- Decoma
     Entities...............       --      --      --       --          (816)           --           (816)
                              -------    ----     ---       --      --------       -------       --------
Balance, June 30, 1996......      871       9      --       --       (48,312)           --        (48,303)
  Recapitalization..........    4,150      41     255        3        40,919            --         40,963
  Sales of common stock.....    9,760      98      --       --       131,780            --        131,878
  Stock issued in
     acquisitions...........   13,149     131      --       --       181,884            --        182,015
  Warrants issued in
     acquisition............       --      --      --       --         5,000            --          5,000
  Net loss..................       --      --      --       --        (7,036)       (3,224)       (10,260)
  Dividends -- Decoma
     Entities...............       --      --      --       --          (140)           --           (140)
                              -------    ----     ---       --      --------       -------       --------
Balance, June 30, 1997......   27,930     279     255        3       304,095        (3,224)       301,153
  Sales of common stock.....    6,000      60      --       --       108,456            --        108,516
  Stock issued in
     acquisitions...........      918       9      --       --        16,778            --         16,787
  Warrants issued in
     acquisition............       --      --      --       --         2,375            --          2,375
  Net income................       --      --      --       --            --         1,273          1,273
  Exercise of stock
     options................       40       1      --       --           406            --            407
                              -------    ----     ---       --      --------       -------       --------
Balance, June 30, 1998......   34,888    $349     255       $3      $432,110       $(1,951)      $430,511
                              =======    ====     ===       ==      ========       =======       ========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          FOR THE YEARS ENDED JUNE 30,
                                 (IN THOUSANDS)

                                                                1998        1997        1996
                                                              ---------   ---------   --------
Operating activities:
  Net income (loss).........................................  $   1,273   $ (10,260)  $(25,139)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Amortization and depreciation..........................     23,155       5,698      9,815
     Deferred compensation..................................        373         100      1,334
     Income applicable to minority interest.................      1,813         440        174
  Changes in operating assets and liabilities (excluding the effects of business acquisitions):
     Accounts receivable....................................       (489)      1,876     (1,195)
     Other assets...........................................     (4,059)       (512)    (3,425)
     Accounts payable and accrued expenses..................    (20,091)      2,205        938
     Deferred revenue and other liabilities.................     35,713       3,323        138
                                                              ---------   ---------   --------
          Net cash provided by (used in) operating
            activities......................................     37,688       2,870    (17,360)
                                                              ---------   ---------   --------
Investing activities:
  Cash acquired in business acquisitions....................     16,548       2,055         --
  Cash used in business acquisitions........................   (230,219)     (1,076)        --
  Acquisition of additional interest in consolidated
     subsidiary.............................................    (30,613)         --         --
  Capitalization of interest................................     (1,300)         --         --
  Capital expenditures......................................    (47,806)     (1,494)      (140)
                                                              ---------   ---------   --------
          Net cash used in investing activities.............   (293,390)       (515)      (140)
                                                              ---------   ---------   --------
Financing activities:
  Net proceeds from the sale of common stock................    108,516     131,878         --
  Payments of related party indebtedness....................         --     (20,340)    (3,500)
  Borrowings under related party loan agreements............         --          --     19,040
  Increase in interest payable on related party
     indebtedness...........................................         --       1,131      2,406
  Borrowings under credit facilities........................    251,200      35,000         --
  Payments under long-term debt and credit facilities.......    (80,509)   (135,915)        --
  Proceeds from exercise of stock options...................        407          --         --
  Payment of dividends -- Decoma Entities...................         --        (140)      (816)
  Distribution to minority interests -- Decoma Entities.....       (393)       (725)      (402)
                                                              ---------   ---------   --------
          Net cash provided by financing activities.........    279,221      10,889     16,728
                                                              ---------   ---------   --------
          Increase (decrease) in cash and cash
            equivalents.....................................     23,519      13,244       (772)
Cash and cash equivalents, at beginning of period...........     13,709         465      1,237
                                                              ---------   ---------   --------
Cash and cash equivalents, at end of period.................  $  37,228   $  13,709   $    465
                                                              =========   =========   ========

          See accompanying notes to consolidated financial statements.

                        FLORIDA PANTHERS HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1998

1. ORGANIZATION

     Florida Panthers Holdings, Inc. (the "Company") currently conducts substantially all of its business through its subsidiaries, which include Panthers BRHC Limited ("Boca Resort"), Panthers RPN Limited ("Edgewater Resort"), 2301 SE 17th St., Ltd. ("Pier 66") and Rahn Bahia, Ltd. ("Bahia Mar"), each a limited partnership formed for the purpose of owning and operating Boca Raton Resort and Club, the Edgewater Beach Hotel, the Hyatt Regency Pier 66 Hotel and Marina and the Radisson Bahia Mar Resort and Yachting Center, respectively, and Wright-Bilt Corp. ("Arizona Biltmore") and FPH/RHI Merger Corp., Inc. ("Registry Resort") formed for the purpose of owning and operating the Arizona Biltmore Hotel and the Registry Hotel at Pelican Bay, respectively, and Rolling Hills Golf Course ("Rolling Hills"). The Company also owns the Florida Panthers Hockey Club, Ltd. ("Panthers" or the "Club"), a professional hockey team of the National Hockey League (the "NHL"), Arena Development Company, Ltd. ("Arena Development"), a limited partnership formed for the purpose of developing a new multi-purpose sports and entertainment center in Broward County, Florida recently named National Car Rental Center (the "National Center"), Arena Operating Company Ltd., a limited partnership formed for the purpose of managing and operating the National Center, and Florida Panthers Ice Ventures, Inc., a corporation formed for the purpose of developing ice rink facilities. In addition, the Company owns approximately 78% of the partnership interests in Decoma Miami Associates, Ltd. ("Decoma"), a Florida limited partnership, which operates the Miami Arena.

     In November 1996, the Company sold 7.3 million shares of Class A Common Stock, par value $.01, (the "Class A Common Stock") in connection with its initial public offering ("IPO"). An additional 2.5 million shares of Class A Common Stock were sold in connection with a private placement in January 1997 and 6.0 million shares of Class A Common Stock were sold in connection with an underwritten public offering in August 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying Consolidated Financial Statements include the accounts of the Company and all majority-owned subsidiaries after the elimination of all significant intercompany accounts and transactions. Minority interest represents minority shareholders' proportionate share of the equity in Decoma and Registry Resort.

USE OF ESTIMATES

     The preparation of the Consolidated Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying Notes. Actual results may differ from those estimates.

CASH AND CASH EQUIVALENTS/RESTRICTED CASH

     Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less. Restricted cash consists principally of escrow accounts maintained in accordance with the terms of various mortgage-notes payable agreements and cash collected by the Company in its capacity as operator of the National Center. See Note 12. Concentration of credit risk and market risk associated with cash, cash equivalents and restricted cash are considered low due to the credit quality of the issuers of the financial instruments held by the Company and due to their short term nature.

                        FLORIDA PANTHERS HOLDINGS, INC.

ACCOUNTS RECEIVABLE

     Accounts receivable are primarily from major credit card companies and other large corporations. The Company performs ongoing credit evaluations of its significant customers and generally does not require collateral or a significant allowance for uncollectible balances.

INVENTORY

     Inventory is stated at the lower of cost or market value and primarily consists of food, beverages, marina fuel, retail merchandise and operating supplies. Cost is determined using the first-in, first-out method.

PREMIER CLUB NOTES RECEIVABLE

     Premier Club notes receivable are carried at amortized cost. Interest income is suspended on all notes receivable when principal or interest payments are more than three months contractually past due and is not resumed until such loans become contractually current. The Company performs credit evaluations of customers who finance their Premier Club membership and generally does not require collateral or a significant allowance for uncollectible balances.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation and amortization. Expenditures for maintenance, repairs and renewals of relatively minor items are charged to expense as incurred. Renewals of significant items are capitalized along with interest during the construction period for significant additions to the Company's resorts. Interest is capitalized using rates associated with direct borrowings for such construction, if applicable, or the equivalent to the average borrowing rate of the Company. Interest capitalized for the year ended June 30, 1998 totaled $1.3 million. No interest was capitalized during the years ended June 30, 1997 and 1996. Depreciation and amortization has been computed using the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              -----
Building and improvements...................................   40
Land improvements...........................................   15
Leasehold improvements......................................  5-20
Furniture, fixtures and equipment...........................  3-7

INTANGIBLE ASSETS

     The components of unamortized intangible assets as of June 30 were as follows (in 000's):

                                                               1998      1997
                                                              -------   -------
Franchise cost..............................................  $21,273   $21,881
Player contract acquisition costs...........................      995     3,916
Investment in Miami Arena Contract..........................    8,146     8,516
Goodwill....................................................    6,512     6,674
                                                              -------   -------
                                                              $36,926   $40,987
                                                              =======   =======

     The Club paid a $50.0 million franchise fee to the NHL when joining the league, of which approximately $25.7 million was allocated to the contracts of players selected in the 1993 expansion draft. The allocation was based upon an independent appraisal of the fair value of the player contracts and is being amortized on a straight-line basis over the estimated useful lives of the contracts. The remaining portion of the franchise fee is being amortized on a straight-line basis over 40 years.

                        FLORIDA PANTHERS HOLDINGS, INC.

     The Miami Arena is owned by the Miami Sports and Exhibition Authority ("MSEA"), an agency of the City of Miami. Under the terms of the Miami Arena Contract ("MAC") between MSEA and Decoma, Decoma operates the Arena. The MAC is scheduled to expire on July 8, 2020. Amounts invested in the MAC are being amortized using the straight-line method over the remaining term of the MAC.

     Goodwill represents the excess of the cost over the fair value of net assets of the acquired business. Goodwill is stated at amortized cost and is amortized on a straight-line basis over 40 years.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

     The Company continually evaluates whether events and circumstances have occurred indicating the remaining estimated useful life of long-lived assets may warrant revision, or long-lived asset balances may not be recoverable. If factors indicate long-lived assets have been impaired, the Company uses an estimate of the remaining value of the long-lived assets in measuring recoverability.

     Unrecoverable amounts are charged to operations in the applicable period.

FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore can not be determined with precision. The assumptions used have a significant effect on the estimated amounts reported. The following methods and assumptions are used to estimate fair value:

     - The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term debt approximate fair value due to their short-term nature.

     - The carrying amounts of Premier Club notes receivable and long-term debt approximates fair value based on discounted future cash flows using current rates at which similar loans with similar maturities would be made to borrowers with similar credit risk.

     - The fair value of Premier Club refundable membership fees can not be reasonably estimated based on the uncertainty of the maturity.

REVENUE RECOGNITION

     Revenue associated with room rentals, food and beverage sales and other recreational amenity use at the Company's resort properties is recognized when services are rendered. Boca Resort's club membership annual dues revenue is recognized ratably over the membership year commencing October 1. Initiation fees relating to memberships originating prior to December 31, 1997 are fully refundable and, accordingly, are reflected as a liability captioned Premier Club refundable membership fees on the accompanying Consolidated Balance Sheets. See
Note 10. Initiation fees associated with Premier Club memberships originating after December 31, 1997 are non-refundable and are recorded as deferred revenue and recognized as revenue over the estimated life of the membership.

     Receipts from tickets, broadcasting, advertising and promotions associated with the Panthers are recorded as revenue on a per game basis over the NHL regular season.

                        FLORIDA PANTHERS HOLDINGS, INC.

PLAYER CONTRACT COSTS

     Player salaries are recorded on a per game basis during the regular season. Player signing bonuses are amortized over the life of the player contract. The Company accounts for trades of player contracts as like-kind exchanges, whereby the recorded basis of the contract of the acquired player(s) is equal to the net book value of the contract of the traded player(s), plus or minus any cash consideration.

     Employment contracts with certain players require future compensation under certain circumstances. These contracts are generally performance in nature and, accordingly, related payments are charged to operations over the contract playing seasons.

     The Company has obtained disability insurance policies for several of its players under multi-year contracts. Benefits would become payable after thirty consecutive games were missed by the insured player. The policies provide for payment of a portion of the player's salary for the remaining term of the contract or until the player can resume playing.

ADVERTISING EXPENSE

     The Company expenses advertising costs the first time the advertising takes place. Advertising expense was $5.3 million and $672,000 for the years ended June 30, 1998 and 1997, respectively. Prepaid advertising for each the periods presented and advertising expense for 1996 was not considered material by management.

INCOME TAXES

     The Company accounts for income taxes under the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". See Note 18.

STOCK-BASED COMPENSATION

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company has elected to account for stock option grants in accordance with APB No. 25 "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation expense in connection with stock option grants made to employees. See Note 11.

EARNINGS (LOSS) PER COMMON SHARE

     The Company adopted SFAS No. 128, "Earnings Per Share" during fiscal 1998. This statement supersedes APB No. 15 and replaces primary and fully diluted earnings per share with a dual presentation of basic and diluted earnings per share. Basic earnings per share equals net income (loss) divided by the number of weighted average common shares outstanding. Diluted earnings per share includes the effects of common stock equivalents to the extent they are dilutive. Such options were antidilutive in 1997 and 1996 and, thus, have been excluded. Additionally, approximately 1.4 million weighted average shares issuable pursuant to convertible debt obligations have been excluded from 1998 since such shares were antidilutive. The following table sets forth weighted average shares used to compute basic and diluted earnings per share (in 000's):

                                                               1998     1997    1996
                                                              ------   ------   -----
Basic weighted average shares outstanding...................  34,334   13,829   5,276
Stock options...............................................     554       --      --
                                                              ------   ------   -----
Diluted weighted average shares outstanding.................  34,888   13,829   5,276
                                                              ======   ======   =====

                        FLORIDA PANTHERS HOLDINGS, INC.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In 1997, the Financial Accounting Standard Board (the "FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This Statement requires all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. The Company adopted SFAS No. 130 on July 1, 1998.

     In 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This Statement establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas of operations and major customers. The Company adopted SFAS No. 131 on July 1, 1998. In the opinion of management, adoption of this standard will not have a material impact on the Company's existing segment reporting disclosures.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5 ("SOP 98-5"). SOP 98-5 requires all non-governmental entities to expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. Adoption of this statement is not expected to have a material effect on the Company's results of operations.

     In 1998, the FASB issued SFAS No. 132, "Employers Disclosures about Pensions and Other Post Retirement Benefits". This Statement revises employers' disclosures about pension and other post retirement benefit plans. In the opinion of management, adoption of this standard will not have a material impact on the Company's existing reporting.

     In 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In the opinion of management, adoption of this standard will not have a material impact on the Company's existing reporting.

RECLASSIFICATIONS

     Certain amounts in the prior years' financial statements have been reclassified to conform to the current year's presentation.

3. SUPPLEMENTAL CASH FLOW INFORMATION

     Interest paid during the years ended June 30, 1998, 1997 and 1996 was approximately $22.3 million, $1.2 million and $3.8 million, respectively. In addition, the Company issued 918,174 and 13,148,893 shares of Class A Common Stock in connection with business acquisitions during the years ended June 30, 1998 and 1997, respectively. During the year ended June 30, 1997, in conjunction with the IPO, a note payable of approximately $41.0 million to the Company's Chairman, Mr. Huizenga, was exchanged for 4,149,710 shares of Class A Common Stock and 255,000 shares of Class B Common Stock.

4. BUSINESS COMBINATIONS

     Prior to the completion of the IPO, the Company acquired from Mr. Huizenga approximately 78% of the partnership interest in Decoma in exchange for 870,968 shares of Class A Common Stock. Decoma derives revenue from the operations of the Miami Arena. As this transaction was among entities under common control, it was accounted for on a historical cost basis in a manner similar to a pooling of interests as of the date of the acquisition by Mr. Huizenga.

                        FLORIDA PANTHERS HOLDINGS, INC.

     The acquisitions of the businesses discussed below have been accounted for under the purchase method of accounting and are included in the historical financial statements from the date of acquisition.

ACQUISITIONS MADE DURING THE YEAR ENDED JUNE 30, 1998

     In April 1998, the Company acquired Edgewater Resort for $41.2 million. Approximately $20.7 million of the purchase price was paid in cash at closing and the remainder bears interest at a rate of 5.0% per annum and is payable, at the election of the seller, in either cash on October 22, 1999 or shares of Class A Common Stock at a per share price of $24.50 at any time up through October 22, 1999.

     In March 1998, the Company acquired an ownership interest in Arizona Biltmore in exchange for: (i) payment of $126.0 million in cash, (ii) payment in the future of $500,000 in cash, (iii) payment in the future of $99.8 million either in cash or shares of Class A Common Stock, (iv) warrants to purchase 500,000 shares of Class A Common Stock exercisable at $24.00 per share at any time, in whole or in part, through March 2003 and (v) the assumption of $63.1 million of debt. The $500,000 bears interest at a rate of 2.5% per annum and is payable in April 2001. The $99.8 million bears interest at a rate of 5.0% per annum and, at the election of the seller, shall be paid in either cash or shares of Class A Common Stock. If the seller elects to receive cash, it must make such election during specified election periods occurring through March 2, 2000. If an election for cash is made, the Company will be required to make payment within 120 days after such election. Alternatively, the seller may elect to receive shares of Class A Common Stock at a per share price of $26.00 at any time through March 2, 2008. Subject to implementing certain developmental strategies or meeting certain profit levels over a 36 month period ending on March 31, 2001, up to an additional $50 million may be payable at the election of the seller, either in cash or shares of Class A Common Stock at a per share price of not less than $19.00.

     In November 1997, the Company acquired certain assets associated with Rolling Hills in exchange for $8.0 million in cash. The assets acquired consist of an 18-hole golf course and a separate 9-hole golf course (both of which are currently being redesigned), a parking lot and 79 acres of undeveloped land adjacent to the golf courses.

     In August 1997, the Company acquired its initial 68% ownership interest (325 of the 474 units) in Registry Resort for (i) 918,174 shares of Class A Common Stock, (ii) warrants to purchase 325,000 shares of Class A Common Stock (300,000 of which are exercisable at $25.85 per share and 25,000 of which are exercisable at $23.50 per share) and (iii) $75.5 million in cash. The warrants vest ratably on a quarterly basis and become fully exercisable on December 31, 1999. The warrants expire in October 2003. As of June 30, 1998 the Company had acquired all but one of the remaining units of Registry Resort for additional payments of $30.6 million (net of the payoff of certain mortgage notes receivable to the Company associated with additional units). The Company acquired the last unit in July 1998.

ACQUISITIONS MADE DURING THE YEAR ENDED JUNE 30, 1997

     In June 1997, the Company acquired substantially all of the net assets of Boca Resort in exchange for (i) 272,303 shares of Class A Common Stock, (ii) rights to acquire 4,242,586 shares of Class A Common Stock for no additional consideration and (iii) warrants to purchase 869,810 shares of Class A Common Stock at a purchase price of $29.01 per share. The warrants are currently exercisable with 50% expiring in December 1998 and the remainder expiring in December 1999.

     In May 1997, the Company acquired the rights to operate Gold Coast Ice Arena ("Gold Coast") in exchange for 34,760 shares of Class A Common Stock. Gold Coast is the current practice facility of the Panthers and provides open skating, ice hockey leagues and other programs to the public.

                        FLORIDA PANTHERS HOLDINGS, INC.

     In March 1997, the Company acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Pier 66 for 4,450,000 shares of Class A Common Stock.

     In March 1997, the Company acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in the Bahia Mar in exchange for 3,950,000 shares of Class A Common Stock.

     In January 1997, the Company acquired certain assets relating to Incredible Ice in exchange for (i) $1.0 million in cash, (ii) 212,766 shares of Class A Common Stock and (iii) the assumption by the Company of a maximum of $8.1 million in construction-related obligations. Incredible Ice provides open skating, ice hockey leagues and other ice programs to the public.

     The Company's unaudited pro forma consolidated results of operations assuming the above acquisitions had been consummated as of the beginning of the period are as follows for the years indicated (in 000's, except per share amounts):

                                                                1998       1997
                                                              --------   --------
Revenue.....................................................  $346,947   $308,174
Net operating income........................................    37,067     39,304
Net loss....................................................    (2,732)      (914)
Pro forma net loss per common share -- basic and diluted....     (0.08)     (0.03)

     The preliminary purchase price allocation for business combinations accounted for under the purchase method of accounting, including the subsequent acquisition of additional units of Registry Resort, during the years ended June 30, 1998 and 1997 are as follows (in 000's):

                                                                1998        1997
                                                              ---------   ---------
Cash acquired in business acquisitions......................  $  16,548   $   2,055
Current assets, excluding cash..............................     19,850      55,195
Property and equipment......................................    455,851     474,577
Other assets................................................         39       9,152
Intangible assets...........................................         --       6,743
Current liabilities.........................................    (28,355)    (34,161)
Debt........................................................   (183,879)   (261,971)
Minority interest...........................................        (60)         --
Other non-current liabilities...............................         --     (63,499)
Common stock issued or reserved for issuance................    (19,162)   (187,015)
                                                              ---------   ---------
Cash used in business acquisitions..........................  $ 260,832   $   1,076
                                                              =========   =========

                        FLORIDA PANTHERS HOLDINGS, INC.

5. PREMIER CLUB NOTES RECEIVABLE

     The Company offers internal financing to qualified purchasers of Premier Club memberships at Boca Resort. Based on the terms of the agreements, the gross membership notes will be collected as follows (in 000's):

1999........................................................  $ 4,089
2000........................................................    3,129
2001........................................................    1,981
2002........................................................    1,748
2003........................................................    1,009
Thereafter..................................................      206
                                                              -------
                                                              $12,162
                                                              =======

6. PROPERTY AND EQUIPMENT, NET

     A summary of property and equipment at June 30 is as follows (in 000's):

                                                                1998       1997
                                                              --------   --------
Land and land improvements..................................  $244,243   $134,815
Buildings and improvements..................................   675,175    297,061
Furniture, fixtures and equipment...........................    52,147     30,556
Construction in progress....................................     8,196     15,517
                                                              --------   --------
                                                               979,761    477,949
Less: accumulated depreciation and amortization.............   (20,547)    (2,558)
                                                              --------   --------
                                                              $959,214   $475,391
                                                              ========   ========

     Depreciation and amortization expense on property and equipment included in the Consolidated Statements of Operations was approximately $19.0 million, $1.9 million and $280,000 for the years ended June 30, 1998, 1997 and 1996, respectively.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses as of June 30 consists of the following (in 000's):

                                                               1998      1997
                                                              -------   -------
Other accrued liabilities...................................  $19,298   $13,000
Accounts payable............................................    8,406     6,401
Accrued taxes...............................................    6,367     2,379
Accrued payroll and related costs...........................    5,872     4,454
Accrued interest payable....................................    1,383       633
                                                              -------   -------
                                                              $41,326   $26,867
                                                              =======   =======

8. SHORT-TERM DEBT

     In connection with the Company's acquisition of Edgewater Resort, a portion of the purchase price ($20.5 million) was financed by the seller. The indebtedness bears interest at a rate of 5.0% per annum and is payable, at the election of the seller, in either cash on October 22, 1999 or shares of Class A Common Stock at a per share price of $24.50 at any time through October 22, 1999.

                        FLORIDA PANTHERS HOLDINGS, INC.

     In connection with the Company's acquisition of an ownership interest in Arizona Biltmore, a portion of the purchase price ($100.3 million) was financed by the seller. The note payable for $500,000 is payable in April 2001 and, therefore, is classified as long-term debt on the Consolidated Balance Sheet. See Note 9. The note payable for $99.8 million bears interest at a rate of 5.0% per annum and, at the election of the seller, shall be paid in either cash or shares of Class A Common Stock. If the seller elects to receive cash, it must make such election during specified election periods occurring through March 2, 2000. If an election for cash is made, the Company will be required to make payment within 120 days after such election. Alternatively, the seller may elect to receive shares of Class A Common Stock at a per share price of $26.00 at any time through March 2, 2008.

     The Company has an interim loan from a bank in the principal amount of $220.0 million (the "Interim Loan"), of which $198.0 million was outstanding at June 30, 1998. The proceeds from the Interim Loan were used to acquire the Company's interests in Arizona Biltmore, to acquire remaining units of Registry Resort, to repay certain outstanding indebtedness and for working capital purposes. The Interim Loan carries a variable interest rate, which was 8.4% at June 30, 1998. The Interim Loan matures on September 15, 1998. The Company is in the process of refinancing a portion of its short-term debt.

     The weighted average interest rate on the Company's aggregate short-term debt at June 30, 1998 was 7.1%.

9. LONG-TERM DEBT

     Long-term debt at June 30 is as follows (in 000's):

                                                                1998       1997
                                                              --------   --------
Mortgage note payable, collateralized by substantially all
  Pier 66 property and equipment, variable interest rate
  (8.8% at June 30, 1998), due June 28, 2000................  $ 25,951   $ 25,951
Mortgage note payable, collateralized by substantially all
  Arizona Biltmore property and equipment, fixed interest
  rate of 8.25%, due July 1, 2016...........................    62,725         --
Note payable to bank, collateralized by substantially all
  Bahia Mar property and equipment, repaid in March 1998....        --     15,105
Senior note payable to bank, secured by a first mortgage and lien on all Boca Resort assets, variable interest rate
  (9.0% at June 30, 1998), due on August 22, 2001...........   110,000    110,000
Revolving credit facility with bank, collateralized by all
  assets of the Panthers, variable interest rate (7.2% at
  June 30, 1998), due on April 30, 2000.....................    23,200     35,000
Note payable to seller, fixed interest rate of 2.5% due
  April 2001................................................       500         --
                                                              --------   --------
          Total debt outstanding including current
            portion.........................................  $222,376   $186,056
                                                              ========   ========

                        FLORIDA PANTHERS HOLDINGS, INC.

     At June 30, 1998, $11.8 million was available under the revolving credit facility outlined above. The Company's loan agreements require the maintenance of customary capital expenditure reserves for the replacement of assets and restricts the Company's ability to pay dividends in certain circumstances. In addition, the Company is required to comply with certain covenants under several of its debt agreements discussed above, including without limitation, requirements to (i) maintain net worth of $15.0 million and (ii) maintain certain leverage ratios. The Company was in compliance with these covenants at June 30, 1998. Minimum principal payments required on the Company's long-term debt for each of the five fiscal years subsequent to fiscal 1998 and thereafter are as follows (in 000's):

1999........................................................  $  4,540
2000........................................................    55,811
2001........................................................     9,302
2002........................................................    96,957
2003........................................................     2,124
Thereafter..................................................    53,642
                                                              --------
                                                              $222,376
                                                              ========

10. PREMIER CLUB REFUNDABLE MEMBERSHIP FEES

     Fully paid initiation fees associated with Premier Club memberships at Boca Resort executed prior to December 31, 1997 are refundable upon the death of a member or a member's spouse and upon the expiration of the 30-year membership term (subject to renewal at the member's option). The fee is also refundable upon a member's resignation from the Premier Club, but only out of the proceeds of the membership fee of the fifth new member to join the Premier Club following refund of all previously resigned members' fees. If any member paying over time suspends payment, amounts paid to date are forfeited and recognized as income. Amounts forfeited to date have not been material. Such Premier Club refundable membership fees of approximately $65.0 million and $63.5 million at June 30, 1998 and 1997, respectively, have been reflected as a non-current liability on the Company's Consolidated Balance Sheets.

                        FLORIDA PANTHERS HOLDINGS, INC.

11. STOCK OPTIONS

     The Company has a stock option plan under which options to purchase shares of common stock may be granted to key employees and directors of the Company. Options granted under the plan are non-qualified and are granted at a price equal to the fair market value of the common stock at the date of grant. Generally, options granted will have a term of ten years from the date of grant, and will vest in increments of 25% per year over a four-year period on the annual anniversary of the date of grant. A summary of stock option transactions for the three years ended June 30, 1998 is as follows:

                                        NUMBER OF                                   NUMBER OF
                                          SHARES                    RANGE IN         OPTIONS
                                         RESERVED     OPTIONS     OPTION PRICES    EXERCISABLE
                                        ----------   ---------   ---------------   -----------
Balance at June 30, 1996..............          --          --         --                 --
Shares reserved under plan............   2,600,000          --         --
Granted...............................  (2,049,747)  2,049,747   $10.00 - $27.30
Forfeited.............................      21,605     (21,605)      $10.00
                                        ----------   ---------
Balance at June 30, 1997..............     571,858   2,028,142   $10.00 - $27.30          --
Additional shares reserved under
  plan................................   2,400,000          --         --
Granted...............................  (1,402,414)  1,402,414   $17.25 - $23.25
Exercised.............................          --     (40,614)      $10.00
Forfeited.............................      93,748     (93,748)  $10.00 - $26.38
                                        ----------   ---------
Balance at June 30, 1998..............   1,663,192   3,296,194   $10.00 - $27.30     466,422
                                        ==========   =========

     The weighted average exercise price and weighted average remaining contractual life of the Company's outstanding options at June 30, 1998 is set forth below.

                                                        WEIGHTED                              (VESTED ONLY)
                                                         AVERAGE     WEIGHTED                   WEIGHTED
                                                        REMAINING    AVERAGE                     AVERAGE
                                                       CONTRACTUAL   EXERCISE     OPTIONS       EXERCISE
RANGE OF EXERCISE PRICES                    OPTIONS       LIFE        PRICE     EXERCISABLE       PRICE
------------------------                   ---------   -----------   --------   -----------   -------------
$10.00...................................    900,702    8.4 years     $10.00      200,533        $10.00
$16.63 - $19.13..........................  1,364,132    9.4 years      17.26        4,500         17.01
$21.13 - $27.30..........................  1,031,360    8.9 years      25.47      261,389         25.48
                                           ---------                              -------
                                           3,296,194                              466,422
                                           =========                              =======

     The weighted average exercise price of all options at June 30, 1998 and 1997 was $17.93. Pro forma information relating to net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for the year ended June 30:

                                                             1998             1997
                                                          -----------     ------------
Pro forma net loss......................................  $(4,924,000)    $(11,271,000)
Pro forma net loss per share............................  $      (.14)    $       (.82)
Pro forma weighted average fair value of options
  granted...............................................  $      8.91     $       8.74
Risk free interest rate.................................         6.35%            6.35%
Expected lives..........................................    5-7 years        5-7 years
Expected volatility.....................................           42%              42%

                        FLORIDA PANTHERS HOLDINGS, INC.

12. COMMITMENTS AND CONTINGENCIES

LEASES

     The Company leases the Bahia Mar resort site from the City of Fort Lauderdale under an operating lease, which has a term through August 31, 2062. Under the lease agreement, the Company is required to pay annual rent equal to the greater of a percentage (4.0% through September 30, 2012 and 4.25% thereafter) of annual gross operating revenue, as defined, or a $300,000 minimum annual rent (escalating on a formula percentage after September 2037). Rent expense under this lease totaled $775,000 for the year ended June 30, 1998 and $247,000 for the period from the date of the Bahia Mar acquisition (March 4, 1997) to June 30, 1997. The lease agreement also requires the Company to annually set aside 3% of Bahia Mar's revenue, as defined in the lease agreement, for the purchase, replacement and upgrade of furniture, fixtures and equipment. All such restricted funds have been spent on their required purpose through June 30, 1998.

     Future minimum lease obligations under various noncancellable operating leases with initial terms in excess of one year at June 30, 1998 are as follows (in 000's):

1999........................................................  $ 3,114
2000........................................................    1,781
2001........................................................    1,088
2002........................................................      887
2003........................................................      668
Thereafter..................................................   17,700
                                                              -------
                                                              $25,238
                                                              =======

     As of June 30, 1998, the Company has two letters of credit which secure two operating leases. The letters of credit are collateralized by certificates of deposit totaling $500,000, which mature in August 1998 and are included in restricted cash.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with various player and non-player employees which expire at various dates through June of 2002. The terms of these employment agreements require future payments, excluding bonuses, at June 30, 1998 as follows (in 000's):

1999........................................................  $27,119
2000........................................................   18,647
2001........................................................    8,604
2002........................................................      150
                                                              -------
                                                              $54,520
                                                              =======

NATIONAL CAR RENTAL CENTER ("NATIONAL CENTER")

     In June 1996, the Company entered into an agreement with Broward County to develop the National Center, which will be owned by Broward County. The Company will bear all costs relating to the development of the National Center in excess of $184.7 million, including additional construction costs in excess of the $184.7 million resulting from certain litigation. See Litigation. In June 1996, the Company also entered into a 30-year license agreement (the "Broward License Agreement") for the use of the National Center. In connection therewith, Broward County will receive revenue from the operations of the National Center. The Company has provided Broward County a guaranty pursuant to which the Company will be obligated to pay Broward County its contracted share of the county's annual debt service obligation (the "County Preferred Revenue Allocation"). The Company believes that the revenue generated from the operations of the National

                        FLORIDA PANTHERS HOLDINGS, INC.

Center will be sufficient to cover the County Preferred Revenue Allocation. The Broward License Agreement commences upon the completion of construction of the National Center, which is currently scheduled for October 1, 1998. The Broward License Agreement is for a term of 30 years, which may be extended for additional five-year periods, subject to certain conditions.

     Pursuant to the Broward License Agreement, the Company is entitled to receive all (a) revenue from the sale of (i) general seating ticket sales for its home games to be played at the National Center, (ii) non-consumable concession items at the National Center during its home games, (iii) items in the Club's retail store to be located within the National Center, (iv) (in conjunction with and subject to the rights of the NHL) the rights to all television and radio and other media broadcasting rights for hockey related events at the National Center, (v) advertising within or on certain designated locations at the National Center during hockey related events and (vi) Panthers' related sponsorships or NHL league-wide sponsorships; and (b) the first $14.0 million of "net operating income" generated by the National Center and 80% of all net operating income generated by the National Center in excess of $14.0 million with Broward County receiving 20%. "Net operating income" is defined to include revenue from building naming rights fees, food and beverage concessions, parking, non-hockey related advertising and all other revenue generated from non-hockey related events offset by certain arena operating and financing costs including the County Preferred Revenue Allocation.

     The Company will be obligated to pay rent in the amount of approximately $7,500 per home game played by the Panthers at the National Center and to pay certain utility and event staffing expenses, but the combined amounts payable by the Panthers under the Broward License Agreement will not exceed 5% of the gross receipts from the sale of general seating tickets to Panthers' home games.

LITIGATION

     On April 9, 1997, Allied Minority Contractors Association, Inc., South Florida Chapter of NAMC, Overnight Success Construction, Inc., Reed Jr. Plumbing, Inc. and Christopher Mallard (collectively, the "Broward County Plaintiffs") filed a suit against Broward County and Arena Development in the Seventeenth Judicial Circuit in and for Broward County, Florida. This suit alleges that Broward County entered into the agreement with the Company to develop the National Center in violation of Florida law and Broward County ordinances. The Broward County Plaintiffs seek, among other things, to nullify the agreement between Broward County and the Company to develop the National Center. The Company believes that this suit is without merit and intends to vigorously defend against this suit. On July 10, 1997, the trial court denied the Broward County Plaintiffs' motion for a temporary restraining order and on November 17, 1997 the trial court also denied plaintiff's motion for summary judgement. Plaintiffs have appealed both of those orders. On May 19, 1998, the trial court granted the Joint Motion of Broward County and Arena Development to Disqualify Plaintiffs and Their Counsel and to Dismiss. Plaintiffs motion for rehearing was denied, and plaintiffs have filed a notice of appeal. An unfavorable outcome of the suit may have a material adverse effect on the Company's financial condition or results of operations.

     On January 28, 1997, February 4, 1997 and March 18, 1997, purported class action lawsuits were filed against the Company and Messrs. Huizenga, Johnson, Rochon, Berrard, Hudson, Dauria and Evans in the United States District Court for the Southern District of Florida. On May 7, 1998, a consolidated and amended class action complaint was filed combining these claims into one action. The suits allege, among other things, that the defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, by making untrue statements or omitting material facts, in connection with sales of the Company's Class A Common Stock by the plaintiff and others in the purported class between November 13, 1996 and December 22, 1996. The suit generally seeks, among other things, certification as a class and an award of damages in an amount to be determined at trial. The Company believes that this suit is without merit and

                        FLORIDA PANTHERS HOLDINGS, INC.

intends to defend vigorously against this suit. An unfavorable outcome of the suit may have a material adverse effect on the Company's financial condition or results of operations.

     On October 9, 1997, Bernard Kalishman filed a purported shareholder derivative and class action lawsuit on behalf of the Company, as nominal defendant, against Messrs. Huizenga, Berrard, Johnson, Rochon, Hudson and Egan, each as director of the Company and Richard Evans and William Torrey, both former directors of the Company, in the Seventeenth Judicial Circuit in and for Broward County, Florida. The suit alleges, among other things, that each of the defendants (other than Mr. Egan) breached contractual and fiduciary obligations owed to the Company and its stockholders by engaging in self-dealing transactions in connection with the Company's purchase of Pier 66 and Bahia Mar. The suit seeks to impose a constructive trust on alleged excessive compensation paid to the prior owners of Pier 66 and Bahia Mar or to have damages assessed against the defendants or to rescind the transaction. The amended complaint also added claims similar to those alleged in the class action lawsuit described in the paragraph above and dropped Mr. Egan as a defendant. The Company believes that this suit is without merit and intends to defend vigorously against this suit. An unfavorable outcome of the suit may have a material adverse effect on the Company's financial condition or results of operations.

     A lawsuit was filed on January 9, 1997 by Arena Development seeking a determination as to the applicability of the Prevailing Wage Ordinance to the construction of National Center. The suit was filed in the Seventeenth Judicial Circuit in and for Broward County, Florida. The complaint filed alleged that the Prevailing Wage Ordinance did not apply to the construction of the National Center for two reasons: (i) the Prevailing Wage Ordinance only applies to construction contracts in excess of $250,000 to which Broward County is a party and Broward County is not a party to the construction contract between Arena Development and the general contractor, and (ii) the development agreement contains all the obligations and responsibilities of both parties and does not include a provision mandating that Arena Development Company Ltd. comply with the Prevailing Wage Ordinance. The Prevailing Wage Ordinance requires that all contracts to which the ordinance applies must contain such a provision. The lawsuit asked for a declaratory judgment finding that the Prevailing Wage Ordinance did not apply to the construction of the National Center and that Arena Development Company Ltd. could continue without reference to the ordinance. On February 21, 1997, the Seventeenth Judicial Circuit Court ruled against the Company's complaint, finding that the Prevailing Wage Ordinance was applicable. On March 18, 1998, in a 2-1 decision, the Fourth District Court of Appeals affirmed the trial court's finding. On May 8, 1998, the Court of Appeals denied the Company's motion for rehearing and the Company decided not to pursue any further appeals. The Company estimates it will be liable for additional construction costs of up to $6.5 million.

     The Company is not presently involved in any other material legal proceedings. However, the Company may from time to time become a party to legal proceedings arising in the ordinary course of business, which are incidental to the business. While the results of the legal proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated results of operations, consolidated cash flows or consolidated financial position. However, unfavorable resolution of each matter individually or in the aggregate could have a material affect on the consolidated results of operations or cash flows for the periods in which they are resolved.

ENVIRONMENTAL MATTERS

     Under various federal, state, and local environmental laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. In connection with the ownership and operation of its properties, the Company may be potentially liable for any such costs. Phase I environmental site assessments (the "Phase I Assessments") have been

                        FLORIDA PANTHERS HOLDINGS, INC.

obtained for the real property on which each of the Resort Facilities is located. In addition, Phase II environmental assessments (the "Phase II Assessments") have been conducted at several properties. Phase I Assessments are intended to identify existing, potential and suspected environmental contamination and regulatory compliance concerns, and generally include historical reviews of the property, reviews of certain public records, preliminary investigations of the site and surrounding properties and the preparation and issuance of written reports. Phase II Assessments involve the sampling of environmental media, such as subsurface soil and groundwater, to confirm whether contamination is present at areas of concern identified during the course of a Phase I Assessment.

     The Phase I and Phase II Assessments have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity of its Leisure and Recreation Business, nor is the Company aware of any such material liability or concern. However, the environmental assessments have revealed the presence of limited areas of contamination on the properties, some of which will require remediation. The environmental assessments have also identified operations that are not strictly in compliance with applicable environmental laws or that will need to be upgraded to remain in compliance with applicable environmental laws (including underground storage tanks at a few of the properties). The most significant area of contamination identified by the Phase I and Phase II Assessment involves an area within the maintenance area of Rolling Hills used when mixing pesticides and herbicides. Pursuant to an agreement with the former owner of Rolling Hills, the Company has the benefit of an indemnity that the Company believes will defray the costs associated with the investigation and remediation at this location.

13. LICENSE AND FRANCHISE AGREEMENTS

     Upon the acquisition of Pier 66, the Company assumed the rights of the franchise agreement with Hyatt Franchise Corporation. The franchise agreement expires in November 2014 with various early termination provisions and liquidated damages for early termination. The franchise agreement provides a reimbursement of not more than $15,000 for out-of-pocket expenses incurred relating to the granting of the franchise and monthly royalty fees equal to 5.0% of gross room revenue. The franchise agreement also provides for the pro-rata allocation of certain Hyatt "allocable chain expenses". Aggregate Hyatt fees and expenses amounted to $1.3 million for the year ended June 30, 1998 and $398,000 for the period from the Pier 66 acquisition (March 4, 1997) to June 30, 1997. The franchise agreement also requires maintenance of a customary reserve for replacement of furniture, fixtures and equipment equal to 4.0% of gross room revenue. All such cash has been utilized for its required purpose through June 30, 1998.

     Upon the acquisition of Bahia Mar, the Company assumed the rights of a ten-year license agreement with Radisson Hotels International, Inc. ("Radisson"). The terms of the agreement allow the Company to operate Bahia Mar using the Radisson system. Annual fees payable to Radisson pursuant to the agreement equal 5.0% of gross room sales. Fees paid to Radisson pursuant to the license agreement totaled $422,000 for the year ended June 30, 1998 and $134,000 from the date of Bahia Mar's acquisition (March 4, 1997) to June 30, 1997.

14. MANAGEMENT AGREEMENTS

     The Company is a party to the Pier 66 Management Agreement with Pier 66 Management pursuant to which Pier 66 Management operates Pier 66. The Pier 66 Management Agreement expires in March 2000 and provides for an annual management fee of $500,000.

     The Company is a party to the Bahia Mar Management Agreement with Bahia Mar Management pursuant to which Bahia Mar Management operates Bahia Mar. The Bahia Mar Management Agreement expires in March 2000 and requires annual fees equal to 2.0% of total revenue. Management fees under the

                        FLORIDA PANTHERS HOLDINGS, INC.

Bahia Mar Management Agreement totaled $394,000 and $127,000 for the years ended June 30, 1998 and 1997, respectively, and are included as a component of Selling, general and administrative expenses.

     The Company is also a party to the Edgewater Resort Management Agreement and Arizona Biltmore Management Agreement. The Edgewater Management Agreement expires in October 1999 and requires annual fees equal to 2.0% of total revenue. Management fees under the Edgewater Resort Management Agreement were not material for the period from the date of acquisition through June 30, 1998. The Arizona Biltmore Management Agreement expires in April 2008 and provides for an annual management fee of $1.0 million through April 2001 and $500,000 thereafter.

15. RELATED PARTY TRANSACTIONS

     It is the Company's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those which would be available from unaffiliated parties.

     The Company pays a management fee to Huizenga Holdings, Inc., a corporation whose sole shareholder is the Company's Chairman, equal to 1% of total revenue, excluding all NHL national television revenue, enterprise rights and expansion fees. Such fees totaled approximately $2.9 million, $498,000 and $293,000 for the years ended June 30, 1998, 1997 and 1996, respectively, and are reflected as a component of Selling, general and administrative expenses in the accompanying Consolidated Statements of Operations.

     In August 1994, the Company's Chairman purchased a 50% interest in Leisure Management International, Inc., ("LMI") which manages the Miami Arena pursuant to a management agreement (the "Management Agreement") with Decoma. Under the terms of the Management Agreement, LMI received from Decoma a management fee of $137,000, $120,000 and $109,000 for the years ended June 30, 1998, 1997 and
1996, respectively. The Company has also entered into an agreement with LMI to manage the National Center, which is scheduled to open in October 1998.

     In June 1993, the Company, along with an affiliate, Panthers Investment Venture borrowed $20.0 million bearing interest at LIBOR plus .75% per annum for the purpose of financing a portion of the NHL franchise fee. Following the completion of the IPO, this note was repaid in full. In conjunction with the IPO, the Chairman received in exchange for this note 4,149,710 shares of Class A Common Stock and 255,000 shares of Class B Common Stock. Prior to the IPO, the Company incurred related party interest expense of $1.6 million and $3.4 million for the years ended June 30, 1997 and 1996, respectively.

     On March 4, 1997, the Company acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Pier 66 and Bahia Mar for 8,400,000 shares of Class A Common Stock. Four of the Company's directors collectively received 2,395,205 shares of the Company's Class A Common Stock in connection with the acquisitions.

16. OPERATIONS BY BUSINESS SEGMENT

     The Company is a holding company, operating in the United States, with major business operations in the leisure and recreation and entertainment and sports industries. The following table presents financial information relating to the Company's business segments as of and for the years ended June 30 (in 000's):

                                                           1998        1997       1996
                                                        ----------   --------   --------
Revenue:
  Leisure and recreation..............................  $  252,603   $ 17,567   $     --
  Entertainment and sports............................      43,586     36,695     34,087
                                                        ----------   --------   --------
                                                        $  296,189   $ 54,262   $ 34,087
                                                        ==========   ========   ========

                        FLORIDA PANTHERS HOLDINGS, INC.

                                                           1998        1997       1996
                                                        ----------   --------   --------
Amortization and depreciation:
  Leisure and recreation..............................  $   17,950   $  1,459   $     --
  Entertainment and sports............................       5,168      4,239      9,815
  Corporate...........................................          37         --         --
                                                        ----------   --------   --------
                                                        $   23,155   $  5,698   $  9,815
                                                        ==========   ========   ========
Operating income (loss):
  Leisure and recreation..............................  $   52,769   $  4,053   $     --
  Entertainment and sports............................     (17,503)   (10,533)   (20,057)
  Corporate...........................................      (9,814)    (1,899)        --
                                                        ----------   --------   --------
                                                        $   25,452   $ (8,379)  $(20,057)
                                                        ==========   ========   ========
Capital expenditures:
  Leisure and recreation..............................  $   46,892   $    419   $     --
  Entertainment and sports............................         530      1,058        140
  Corporate...........................................         384         17         --
                                                        ----------   --------   --------
                                                        $   47,806   $  1,494   $    140
                                                        ==========   ========   ========
Assets:
  Leisure and recreation..............................  $1,046,074   $533,493   $     --
  Entertainment and sports............................      76,441     65,338     47,760
  Corporate...........................................       5,692      1,561         --
                                                        ----------   --------   --------
                                                        $1,128,207   $600,392   $ 47,760
                                                        ==========   ========   ========

17. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                            FIRST     SECOND     THIRD     FOURTH
                                                           QUARTER    QUARTER   QUARTER    QUARTER
                                                           --------   -------   --------   -------
Revenue...........................................  1998   $ 32,949   $76,580   $105,752   $80,908
                                                    1997      1,167    14,216     21,754    17,125
Operating income (loss)...........................  1998     (9,246)    4,451     22,306     7,941
                                                    1997     (3,904)   (2,556)       782    (2,701)
Net income (loss).................................  1998    (12,157)    1,161     13,919    (1,650)
                                                    1997     (5,274)   (3,525)     1,277    (2,738)
Basic and diluted income (loss) per share.........  1998      (0.38)     0.03       0.39     (0.05)
                                                    1997      (1.00)    (0.37)      0.07     (0.10)

18. INCOME TAXES

     There is no current or deferred tax expense for the years ended June 30, 1998, 1997 and 1996. The Company utilized net operating loss carryforwards in 1998 and was in a loss position in 1997 and 1996. The benefits of timing differences have not previously been recorded.

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary

                        FLORIDA PANTHERS HOLDINGS, INC.

differences comprising the deferred tax assets and deferred tax liabilities on the accompanying Consolidated Balance Sheets is set forth below (in 000's):

                                                               1998     1997
                                                              ------   -------
Deferred tax assets:
  Federal tax operating loss and general tax credit
     carryforwards..........................................  $5,160   $ 6,193
  Deferred revenue..........................................   2,297        --
  Depreciation and other....................................      --        81
Deferred tax liabilities:
  Depreciation and other....................................    (361)       --
  Valuation allowance.......................................  (6,564)  ( 6,274)
                                                              ------   -------
          Net deferred tax assets...........................  $  532   $    --
                                                              ======   =======

     A reconciliation between the statutory federal income tax expense and the income tax expense at the Company's effective rate for the period ended June 30, 1998 and 1997 is set forth below (in 000's). No reconciliation is necessary for the year ended June 30, 1996 as the Company was organized as a partnership.

                                                               1998      1997
                                                              -------   -------
Computed expected income tax expense (benefit) based on
  statutory federal income tax rate.........................  $   433   $(3,488)
State income taxes, net of federal benefit..................     (114)     (873)
Non-deductible amortization.................................      507       165
Adjustments relating to business acquisitions...............   (1,906)   (2,521)
Other.......................................................      259       444
Increase in net operating loss carryforwards................      821     6,273
                                                              -------   -------
Provision for income taxes..................................  $    --   $    --
                                                              =======   =======

     The Company has available net operating loss carryforwards of approximately $13.1 million for tax purposes to offset future taxable income. The net operating loss carryforwards, if not fully utilized, begin to expire in 2012.

19. EMPLOYEE BENEFITS

     Certain of the Company's employees are participants in a 401(k) Savings and Retirement Plan (the "401(k)"), a defined contribution plan for non-players. The 401(k) is available to employees over the age of 21 with at least one year of service who work a minimum of 1,000 hours per year. The Company may match a discretionary percentage of the amount contributed by the participant up to a limit of 6% of annual compensation. Employees may contribute up to 10% of their annual compensation. Participants are automatically vested in compensation deferrals. Vesting in Company matching contributions is at the rate of 20% each year, after one year of plan participation, reaching 100% after five years. The Company did not make any matching contributions during the years ended June 30, 1998, 1997 or 1996.

     Boca Resort has in place a 401(a) Plan (the "Boca Plan") for which substantially all of Boca Resort's employees are eligible to participate. The Boca Plan allows participants to contribute up to 16% of their total compensation. The Company is required to contribute 50% of the first 6% of the employee's earnings. The Company has until December 31, 1998 to bring the Boca Plan into compliance with IRS coverage regulations.

     The Club's NHL hockey players are covered under the NHL Club Pension Plan and Trust (the "Pension Plan") which is administered by the NHL and represents a multi-employer defined contribution plan. The Club's contributions to the Pension Plan totaled $148,000, $157,000 and $180,000 for the years ended June 30, 1998, 1997 and 1996, respectively.

                        FLORIDA PANTHERS HOLDINGS, INC.

     The Company has commercial insurance coverage to cover employees' (other than players and coaches) health care costs for which employees make partial contributions. Players and coaches are covered under the NHL Medical and Dental Plan administered by the NHL, for which the Company pays 100% of the premiums.

20. SUBSEQUENT EVENT

     In August 1998, the Company closed in escrow, subject to receiving certain zoning approvals, on approximately 200 acres of undeveloped land located in Collier County, Florida for $19.7 million.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
  2301 SE 17th St., Ltd.:

     We have audited the accompanying balance sheet of 2301 SE 17th St., Ltd. (the "Partnership", a Florida limited partnership) as of December 31, 1996, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2301 SE 17th St., Ltd. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  January 10, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Partners
  2301 SE 17th St., Ltd.:

     We have audited the accompanying balance sheet of 2301 SE 17th St., Ltd. (a Florida limited partnership) as of December 31, 1995, and the related statements of operations, partners' equity and cash flows for each of the years in the two year period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2301 SE 17th St., Ltd. at December 31, 1995, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1995 in conformity with generally accepted accounting principles.

KPMG LLP

Fort Lauderdale, Florida,
  April 19, 1996

                             2301 SE 17TH ST., LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996           1995
                                                              -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 5,665,918    $ 5,296,563
  Accounts receivable, net of allowance for doubtful
     accounts of $25,000 as of December 31, 1996 and 1995...    1,270,539      1,510,354
  Inventories...............................................      417,775        360,691
  Prepaid expenses and other current assets.................       52,650        112,827
                                                              -----------    -----------
          Total current assets..............................    7,406,882      7,280,435
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $4,989,415 and $3,402,512 as of December 31, 1996 and
  1995, respectively........................................   28,435,871     29,045,675
OTHER ASSETS, net of accumulated amortization of $1,659,860
  and $1,575,526 as of December 31, 1996 and 1995,
  respectively..............................................      350,338        387,638
                                                              -----------    -----------
          Total assets......................................  $36,193,091    $36,713,748
                                                              ===========    ===========

                            LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   734,140    $ 1,210,721
  Accrued liabilities.......................................      974,562      1,070,441
  Advance deposits..........................................      400,049        522,622
                                                              -----------    -----------
          Total current liabilities.........................    2,108,751      2,803,784
LONG-TERM DEBT..............................................   25,741,929     25,522,398
                                                              -----------    -----------
          Total liabilities.................................   27,850,680     28,326,182
COMMITMENTS AND CONTINGENCIES (Notes 1 and 9)
PARTNERS' EQUITY:
  General Partner...........................................       83,424         83,875
  Class A Limited Partners..................................    8,258,887      8,303,591
  Class B Limited Partners..................................          100            100
                                                              -----------    -----------
          Total partners' equity............................    8,342,411      8,387,566
                                                              -----------    -----------
          Total liabilities and partners' equity............  $36,193,091    $36,713,748
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             2301 SE 17TH ST., LTD.

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                       1996            1995            1994
                                                   ------------    ------------    ------------
OPERATING REVENUES:
  Rooms..........................................  $ 12,885,858    $ 11,778,303    $  9,784,119
  Yachting and marina service....................     3,613,361       3,186,513       3,157,742
  Food, beverage and banquets....................     8,756,909       8,151,581       6,889,860
  Telephone, retail and other....................     2,466,427       2,516,960       2,100,903
                                                   ------------    ------------    ------------
          Total operating revenues...............    27,722,555      25,633,357      21,932,624
COSTS AND EXPENSES:
  Rooms..........................................     2,801,808       2,659,149       2,443,787
  Yachting and marina service....................     1,199,177         984,456         869,688
  Food, beverage and banquets....................     6,543,959       6,273,101       5,670,050
  Telephone, retail and other....................     1,098,451       1,121,172       1,082,039
  Selling, general and administrative............     3,389,522       3,488,941       3,020,107
  Property operations, maintenance and energy
     costs.......................................     2,723,454       2,535,241       2,423,787
  Royalty fees, property taxes, insurance,
     etc.........................................     1,404,356       1,189,549       1,103,749
  Depreciation and amortization..................     1,675,608       1,566,582       1,428,172
  Related party management fee...................       530,000         514,000         560,000
                                                   ------------    ------------    ------------
          Total costs and expenses...............    21,366,335      20,332,191      18,601,379

          Income from operations.................     6,356,220       5,301,166       3,331,245

OTHER INCOME (EXPENSE):
  Interest income................................       233,859         225,111         120,989
  Interest expense...............................    (2,375,634)     (2,424,040)     (2,168,908)
  Loss on disposal of fixed assets...............       (59,600)       (114,230)        (12,523)
                                                   ------------    ------------    ------------

NET INCOME.......................................     4,154,845       2,988,007       1,270,803
PRO FORMA INCOME TAX PROVISION (Note 3)..........     1,620,389       1,165,323         495,613
                                                   ------------    ------------    ------------
PRO FORMA NET INCOME AFTER INCOME TAXES..........  $  2,534,456    $  1,822,684    $    775,190
                                                   ============    ============    ============

NET INCOME ALLOCATED TO:
  General Partner................................  $     41,549    $     29,880    $     12,708
  Class A Limited Partners.......................     4,113,296       2,958,127       1,258,095
  Class B Limited Partners.......................            --              --              --
                                                   ------------    ------------    ------------

          Total Net income.......................  $  4,154,845    $  2,988,007    $  1,270,803
                                                   ============    ============    ============

  The accompanying notes to financial statements are an integral part of these statements.

                             2301 SE 17TH ST., LTD.

                         STATEMENTS OF PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          CLASS A             CLASS B
                                   GENERAL PARTNER    LIMITED PARTNERS    LIMITED PARTNERS       TOTAL
                                   ---------------    ----------------    ----------------    -----------
PARTNERS' EQUITY,
  December 31, 1993..............     $ 76,287          $ 7,552,369             $100          $ 7,628,756
  Partner distributions..........      (10,000)            (990,000)              --           (1,000,000)
  Net income.....................       12,708            1,258,095               --            1,270,803
                                      --------          -----------             ----          -----------
PARTNERS' EQUITY,
  December 31, 1994..............       78,995            7,820,464              100            7,899,559
  Partner distributions..........      (25,000)          (2,475,000)              --           (2,500,000)
  Net income.....................       29,880            2,958,127               --            2,988,007
                                      --------          -----------             ----          -----------
PARTNERS' EQUITY,
  December 31, 1995..............       83,875            8,303,591              100            8,387,566
  Partner distributions..........      (42,000)          (4,158,000)              --           (4,200,000)
  Net income.....................       41,549            4,113,296               --            4,154,845
                                      --------          -----------             ----          -----------
PARTNERS' EQUITY,
  December 31, 1997..............     $ 83,424          $ 8,258,887             $100          $ 8,342,411
                                      ========          ===========             ====          ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             2301 SE 17TH ST., LTD.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                         1996           1995           1994
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................  $ 4,154,845    $ 2,988,007    $ 1,270,803
  Adjustments to reconcile net income to net cash
     provided by operating activities
     Depreciation and amortization..................    1,675,608      1,566,582      1,428,172
     Amortization of debt discount..................      219,532        484,462        540,505
     Loss on disposal of fixed assets...............       59,600        114,230         12,523
     Changes in assets and liabilities:
       Accounts receivable..........................      239,815       (553,103)       262,716
       Inventories..................................      (57,084)         4,009         67,323
       Prepaid expenses and other current assets....       60,177         13,538         91,229
       Other assets.................................        6,706         37,494         31,515
       Restricted cash fund.........................           --         21,357        482,585
       Accounts payable and accrued liabilities.....     (572,461)       794,087     (1,386,047)
       Advance deposits.............................     (122,573)      (124,738)       304,176
                                                      -----------    -----------    -----------
          Total adjustments.........................    1,509,320      2,357,918      1,834,697
                                                      -----------    -----------    -----------
          Net cash provided by operating
            activities..............................    5,664,165      5,345,925      3,105,500
                                                      -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............   (1,094,810)    (1,049,310)    (1,103,095)
                                                      -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt......................           --             --        994,105
  Repayment of long-term debt.......................           --             --        (48,000)
  Distributions to partners.........................   (4,200,000)    (2,500,000)    (1,000,000)
                                                      -----------    -----------    -----------
          Net cash used in financing activities.....   (4,200,000)    (2,500,000)       (53,895)
                                                      -----------    -----------    -----------
          Net increase in cash and cash
            equivalents.............................      369,355      1,796,615      1,948,510
CASH AND CASH EQUIVALENTS, beginning of period......    5,296,563      3,499,948      1,551,438
                                                      -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of period............  $ 5,665,918    $ 5,296,563    $ 3,499,948
                                                      ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..........  $ 2,156,102    $ 1,936,838    $ 1,628,403
                                                      ===========    ===========    ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             2301 SE 17TH ST., LTD.

                         NOTES TO FINANCIAL STATEMENTS

(1) BACKGROUND OF THE PARTNERSHIP AND OPERATIONS:

     2301 SE 17th St., Ltd. (the "Partnership"), a Florida limited partnership, was formed on March 5, 1993 for the purpose of acquiring, owning and operating Hyatt Regency Pier 66 Resort Hotel and Marina, a 380-room resort hotel and conference facility and a marina which accommodates 142 yachts, located on approximately 23 acres in Fort Lauderdale, Florida, (the "Resort"). The partnership agreement, amended and modified on June 29, 1993, is hereinafter referred to as the "Partnership Agreement".

     The Partnership acquired its interest in the Resort from SSA Associates and Pier Operating Associates, Ltd. on June 29, 1993. The aggregate purchase price paid by the Partnership for its interest in the Resort was approximately $30,310,000. Of this amount, $22,000,000 was funded by refinancing the existing mortgage loan on the Resort.

     The Partnership will terminate on December 31, 2035, or sooner, in accordance with the terms of the Partnership Agreement (see Note 11). The General Partner of the Partnership is 2301 Mgt., Ltd. (the "General Partner"). 2301 Joint Venture and Rahn Pier, Inc. are Class A Limited Partners and First Winthrop Corporation and Sixty-Six Inc. are Class B Limited Partners.

     Class B Limited Partners are not required to make additional capital contributions, have no rights to vote on partnership matters and do not participate in the allocation of partnership profits and losses. If the General Partner and the Class A Limited Partners have both received the Minimum Qualified Distributions (as defined in the Partnership Agreement), then 15 percent of the distributions with respect to a Capital Transaction (as defined in the Partnership Agreement) that would otherwise have been made to the General Partner and the Class A Limited Partners will instead be made to the Class B Limited Partners.

     After any special allocations required by the Partnership Agreement, profits and losses of the Partnership shall be allocated 1 percent to the General Partner and 99 percent to the Class A Limited Partners.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (a) Basis of Accounting --

     The accompanying financial statements include the accounts of the Partnership prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

  (b) Cash and Cash Equivalents --

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market, and consist of repurchase agreements and money market funds at December 31, 1996 and 1995.

  (c) Inventories --

     Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of food and beverage, marina fuel, retail merchandise and general store items.

  (d) Depreciation --

     The following estimated useful lives are used for depreciating property and equipment on a straight-line basis.

Land improvements..............................      20 years
Building and improvements......................      40 years
Furnishings and equipment......................     5-7 years

                             2301 SE 17TH ST., LTD.

  (e) Property and Equipment --

     The Partnership's assets are carried at the lower of cost or estimated fair value. All subsequent expenditures for improvements are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

     The Partnership adopted Statement of Financial Accounting Standards No.
121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, as of January 1, 1995, and accordingly evaluates its real estate investments periodically to assess whether any impairment indications are present, including recurring operating losses and significant adverse changes in legal factors or business climate that affect the recovery of the recorded value. If any real estate investment is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. The implementation of this standard had no impact on the financial statements.

  (f) Use of Estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (g) Fair Value of Financial Instruments --

     The fair values of the Partnership's financial instruments, including accounts receivable, long-term debt, accounts payable and accrued liabilities, advance deposits, and other financial instruments, generally determined using the present value of estimated future cash flows using a discount rate commensurate with the risks involved, approximate their carrying or contract values.

  (h) Business Risk --

     Any substantial change in economic conditions or any significant price fluctuations related to the travel and tourism industry could affect discretionary consumer spending and have a material impact on the Company's business. In addition, the Company is subject to competition from other entities engaged in the business of resort development and operation, including interval ownership, condominiums, hotels and motels.

  (i) Concentration of Credit Risk --

     The Partnership's receivables contain significant amounts due from cruise lines which are granted credit by the Partnership. The amount of such credit is determined by the Partnership's management on an individual basis. Amounts outstanding at December 31, 1996 are $181,228 and are included in Accounts receivable in the accompanying balance sheet.

(3) INCOME TAXES:

     No provision for income taxes is reflected in the accompanying financial statements. The partners are required to report on their individual income tax returns, their allocable share of income, gains, losses, deductions and credits of the Partnership. The pro forma income tax provision in the accompanying statements of operations is presented for informational purposes as if the Partnership was a C corporation during the years presented. Pro forma taxes have been computed based on an overall estimated effective rate of 39%.

                             2301 SE 17TH ST., LTD.

(4) ACCRUED LIABILITIES:

     Accrued liabilities consist of the following as of December 31, 1996 and 1995:

                                                         1996         1995
                                                       --------    ----------
Accrued salaries and wages...........................  $195,613    $  168,736
Accrued vacation.....................................   227,883       191,046
Sales tax payable....................................   129,306       108,621
Other accrued liabilities............................   421,760       602,038
                                                       --------    ----------
                                                       $974,562    $1,070,441
                                                       ========    ==========

(5) LONG-TERM DEBT:

     The property was acquired subject to assumption of a portion of the existing mortgage loan in the principal amount of $22,000,000 ("Note 1") from Kemper Investors Life Insurance Company. In addition, the Partnership obtained an additional mortgage note from Kemper for $4,000,000 ("Note 2") to be drawn upon to finance the cost of certain capital improvements, to provide initial working capital, and to fund interest accrued on the mortgage notes between January 1, 1994 and December 31, 1995 to the extent cash flows from operations are insufficient for such payment. Both mortgage notes mature on June 28, 2000 and bear interest at varying rates for specified periods. This rate was 8.39 percent and 8.0 percent at December 31, 1996 and 1995, respectively. The mortgage notes require monthly payments of interest only throughout the term. A balloon payment on the entire outstanding principal amount, together with the final monthly payment of interest, will be due at maturity. Both mortgage notes are collateralized by substantially all property and equipment including the alcoholic beverage license, a security interest in the Hyatt franchise agreement, an assignment of leases, rents and profits, trademarks and the management agreement.

     The outstanding balances of the notes at December 31, 1996 and 1995 were as follows:

                                                       1996           1995
                                                    -----------    -----------
Note 1............................................  $21,951,325    $21,951,325
Note 2............................................    4,000,000      4,000,000
                                                    -----------    -----------
                                                     25,951,325     25,951,325
Less: Unamortized discount based on imputed
  interest rate of 9%.............................     (209,396)      (428,927)
                                                    -----------    -----------
                                                    $25,741,929    $25,522,398
                                                    ===========    ===========

     As required by the loan agreement, the Partnership maintains a Capital Expenditure Program ("CEP") reserve fund for the replacement of capital assets. The CEP reserve equals 3 percent of gross revenues net of amounts expended by the Resort for replacement of capital assets and is funded quarterly for the preceding quarter. The CEP establishes a minimum level of fixed asset expenditures to be made by the Partnership. To the extent these minimum expenditure levels are not achieved, such shortfall is to be included in the CEP fund. Beginning July 1, 1995, the Resort voluntarily increased the CEP reserve to 4 percent of gross revenues; however, the loan agreement fund is only funded for the required 3 percent. The CEP fund is also pledged as additional security for the loan obligation. At December 31, 1996 and 1995, the balance of the CEP reserve is $1,284 and $9,218, respectively, and is included in Other assets in the accompanying balance sheets.

(6) MANAGEMENT AGREEMENT:

     The Partnership entered into a hotel management agreement with Rahn Pier Mgt., Inc., a company affiliated by common ownership and management with the general partner and Class A limited partners, effective June 29, 1993. The agreement provides for a management fee equal to three percent of gross

                             2301 SE 17TH ST., LTD.

revenues during the first year, payable monthly. Management fees for the second year equal two percent of gross revenues and for each year thereafter through December 31, 2003, an amount equal to the total management fee during the second year.

     Management fees for the Resort amounted to approximately $530,000, $514,000 and $560,000, in 1996, 1995 and 1994, respectively, and are included in Related party management fee in the accompanying statements of operations. Fees payable to Rahn Pier Mgt., Inc. were approximately $50,000 as of December 31, 1996 and 1995. In addition, during 1994 construction management fees of $48,000 were paid to Rahn Properties, Inc., an affiliate of the general partner and Class A limited partners and are included in Royalty fees, property taxes, insurance, etc., in the accompanying statements of operations.

(7) LICENSE AND FRANCHISE AGREEMENTS:

  Hyatt Franchise--

     As of November 14, 1994, Rahn Pier Mgt., Inc. entered into a franchise agreement with Hyatt Franchise Corporation. The agreement is for a 20 year term ending November 14, 2014 with various early termination provisions and liquidated damages for early termination. The franchise agreement provides a reimbursement of not more than $15,000 for out-of-pocket expenses incurred relating to the granting of the franchise and monthly royalty fees based on a percentage of gross room revenue: one percent from December 1, 1994 through November 30, 1995, three percent from December 1, 1995 through November 30, 1996, four percent from December 1, 1996 through November 30, 1997 and five percent thereafter. Royalty fees amounted to $398,175 and $132,449 in 1996 and 1995, respectively.

     The agreement also provides for the pro-rata allocation of certain Hyatt "allocable chain expenses" based on the relation of the Resort's total number of guest rooms to the average number of guest rooms in all Hyatt Resorts in the United States along with assessments for Gold Passport and national/regional sales promotions. A fee for the use of the Hyatt reservation system is also allocated to the Hotel. Total Hyatt expenses other than the royalty fees amounted to $501,752 and $502,658 for the years ended December 31, 1996 and 1995, respectively, and are included in Rooms and Selling, general, and administrative expenses in the accompanying statements of operations.

     The franchise agreement requires the Partnership to maintain a reserve for replacement of furniture, fixtures and equipment and those repairs and maintenance costs which are capitalizable under generally accepted accounting principles. This reserve is determined as a percentage of gross room revenues: three percent through November 1995 and four percent thereafter.

     The franchise agreement requires the significant renovation of guest rooms, corridors and other public areas to be performed every five to six years. In addition, the replacement of other furniture, fixtures and equipment, as defined in the agreement, is to occur every 10 to 12 years.

                             2301 SE 17TH ST., LTD.

(8) PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                            1996                    1995
                                                    --------------------    --------------------
Land and land improvements........................      $ 6,547,452             $ 6,547,452
Building and improvements.........................       18,937,564              18,396,035
Furnishings and equipment.........................        7,742,848               7,315,209
Operating equipment...............................          197,422                 189,491
                                                        -----------             -----------
                                                         33,425,286              32,448,187
Less: Accumulated depreciation....................       (4,989,415)             (3,402,512)
                                                        -----------             -----------
                                                        $28,435,871             $29,045,675
                                                        ===========             ===========

(9) LEASES:

     Leases for operating equipment are contracted under the Partnership's name. The following is a schedule of future minimum lease payments for the operating leases, with initial or remaining terms in excess of one year, as of December 31, 1996:

  1997............................................     $ 75,825
  1998............................................       48,196
  1999............................................        2,136
  2000............................................          356
  Thereafter......................................           --
                                                       --------
                                                       $126,513
                                                       ========

     Operating lease costs totaled $89,073, $92,717 and $91,820, for 1996, 1995 and 1994, respectively.

     The Resort also has various marina and long-term tenant leases. The receipts on these tenant leases are included in Telephone, retail and other. Lease income totaled $381,296, $351,006 and $347,949, for 1996, 1995 and 1994,
respectively.

     The Partnership leased a restaurant located at the Resort to an unrelated party in August 1993 for a period of 5 years beginning November 1, 1993 with four, five-year renewal options. Annual rent is $204,000 plus 7 percent of annual gross sales in excess of $3,500,000.

     Other leases for building space have been contracted with unrelated parties for operation of a spa and a yacht broker. The spa lease is for a period of three years beginning February 1, 1992 with two three-year renewal options. The lease was renewed on February 1, 1995 with annual rent of $27,336 plus five percent of gross sales. The yacht broker lease is for three years beginning January 1, 1995 with one three-year renewal option. Annual rent is $92,812.

     The following is a schedule of future minimum cash receipts for tenant operating leases with initial term in excess of one year, as of December 31, 1996:

  1997............................................     $239,373
  1998............................................      191,554
  Thereafter......................................           --

                             2301 SE 17TH ST., LTD.

(10) DEFERRED COMPENSATION PLAN:

     The Rahn Pier Mgt., Inc. offers its employees a deferred compensation plan (the "Plan") created in accordance with Internal Revenue Code Section 401(k). The Plan is available to all employees with a minimum of 21 years of age and one year of service. All of the costs are reimbursed by the Partnership.

     The Plan's participants may contribute from one percent to 14 percent of their compensation during the Plan year. Rahn Pier Mgt., Inc. matches 25 percent of the first four percent contributed by each Plan participant and effective January 1, 1996, the matched contributed percentage was increased to six percent. Rahn Pier Mgt., Inc. incurred expenses related to the Plan of $48,359, $40,791 and $45,973, in 1996, 1995 and 1994, respectively.

(11) EXCHANGE AGREEMENT:

     On December 22, 1996, the Partnership entered into a definitive exchange agreement with Florida Panthers Holdings, Inc. ("Holdings"), whereby Holdings will acquire the Partnership in exchange for 4.45 million shares of Holdings' Class A common stock. The transaction is subject to the approval of Holdings' shareholders and as of January 10, 1997, had not been finalized.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Rahn Bahia Mar, Ltd.:

     We have audited the accompanying balance sheets of Rahn Bahia Mar, Ltd. (the "Partnership", a Florida limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' equity and cash flows for the years ended December 31, 1996 and 1995 and for the period from inception (June 28, 1994) to December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rahn Bahia Mar, Ltd. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and for the period from inception (June 28, 1994) to December 31, 1994 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  January 10, 1997.

                              RAHN BAHIA MAR, LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996           1995
                                                              -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 2,653,789    $ 1,010,993
  Accounts receivable, net of allowance for doubtful
     accounts of $9,506 and $9,600 as of December 31, 1996
     and 1995...............................................      604,720        519,779
  Inventories...............................................      204,860        180,713
  Prepaid expenses and other current assets.................       63,522        124,681
                                                              -----------    -----------
     Total current assets...................................    3,526,891      1,836,166
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
  $4,311,773 and $2,381,116 as of December 31, 1996 and
  1995......................................................   28,907,213     30,005,394
OTHER ASSETS................................................      191,591        287,375
                                                              -----------    -----------
          Total assets......................................  $32,625,695    $32,128,935
                                                              ===========    ===========
                            LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   292,067    $   434,870
  Accrued liabilities.......................................      567,160        476,064
  Advance deposits..........................................      486,313        385,864
  Current portion of long-term debt.........................   15,495,000        710,000
                                                              -----------    -----------
          Total current liabilities.........................   16,840,540      2,006,798
LONG-TERM DEBT, net of current portion......................           --     15,495,000
                                                              -----------    -----------
          Total liabilities.................................   16,840,540     17,501,798
COMMITMENTS AND CONTINGENCIES (Notes 1 and 7)
PARTNERS' EQUITY:
  General Partner...........................................      157,852        146,272
  Limited Partners..........................................   15,627,303     14,480,865
                                                              -----------    -----------
          Total partners' equity............................   15,785,155     14,627,137
                                                              -----------    -----------
          Total liabilities and partners' equity............  $32,625,695    $32,128,935
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                              RAHN BAHIA MAR, LTD.

                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 28, 1994) TO DECEMBER 31, 1994

                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                                                  (JUNE 28, 1994) TO
                                                        1996           1995       DECEMBER 31, 1994
                                                     -----------    -----------   ------------------
OPERATING REVENUES:
  Rooms..........................................    $ 6,881,263    $ 5,338,328       $1,421,161
  Yachting and marina service....................      3,870,609      4,213,381        1,995,704
  Food, beverage and banquets....................      2,686,536      1,782,380          621,207
  Telephone, retail and other....................      2,571,326      2,135,405          671,859
                                                     -----------    -----------       ----------
          Total operating revenues...............     16,009,734     13,469,494        4,709,931
COSTS AND EXPENSES:
  Rooms..........................................      1,499,432      1,294,583          572,516
  Yachting and marina service....................        765,719        996,900          536,137
  Food, beverage and banquets....................      2,104,675      1,593,065          758,372
  Telephone, retail and other....................      1,126,165      1,060,365          399,090
  Selling, general and administrative............      1,789,949      1,759,968          671,422
  Property operations, maintenance and energy
     costs.......................................      1,406,022      1,286,357          760,174
  Royalty fees, property taxes, insurance,
     etc.........................................      1,881,905      1,851,898          745,386
  Depreciation and amortization..................      1,970,770      1,848,544          593,033
                                                     -----------    -----------       ----------
          Total costs and expenses...............     12,544,637     11,691,680        5,036,130
                                                     -----------    -----------       ----------
     Income (loss) from operations...............      3,465,097      1,777,814         (326,199)
OTHER INCOME (EXPENSE):
  Interest income................................         98,126         57,983           18,288
  Interest expense...............................     (1,405,205)    (1,455,129)        (443,629)
  Loss on disposal of fixed assets...............             --         (1,991)              --
                                                     -----------    -----------       ----------
                                                      (1,307,079)    (1,399,137)        (425,341)
                                                     -----------    -----------       ----------
NET INCOME (LOSS)................................      2,158,018        378,677         (751,540)
PRO FORMA INCOME TAX BENEFIT (PROVISION)
  (Note 3).......................................       (841,626)      (147,684)         293,101
                                                     -----------    -----------       ----------
PRO FORMA NET INCOME (LOSS) AFTER INCOME TAXES...    $ 1,316,392    $   230,993       $ (458,439)
                                                     ===========    ===========       ==========
NET INCOME (LOSS) ALLOCATED TO:
  General Partner................................    $    21,580    $     3,787       $   (7,515)
  Limited Partners...............................      2,136,438        374,890         (744,025)
                                                     -----------    -----------       ----------
          Total Net income (loss)................    $ 2,158,018    $   378,677       $ (751,540)
                                                     ===========    ===========       ==========

  The accompanying notes to financial statements are an integral part of these statements.

                              RAHN BAHIA MAR, LTD.

                         STATEMENTS OF PARTNERS' EQUITY

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 28, 1994) TO DECEMBER 31, 1994

                                                   GENERAL PARTNER    LIMITED PARTNERS
                                                        (1%)               (99%)             TOTAL
                                                   ---------------    ----------------    -----------
PARTNERS' CONTRIBUTION, June 28, 1994............     $150,000          $14,850,000       $15,000,000
  Net loss.......................................       (7,515)            (744,025)         (751,540)
                                                      --------          -----------       -----------
PARTNERS' EQUITY, December 31, 1994..............      142,485           14,105,975        14,248,460
  Net income.....................................        3,787              374,890           378,677
                                                      --------          -----------       -----------
PARTNERS' EQUITY, December 31, 1995..............      146,272           14,480,865        14,627,137
  Partner Distributions..........................      (10,000)            (990,000)       (1,000,000)
  Net income.....................................       21,580            2,136,438         2,158,018
                                                      --------          -----------       -----------
PARTNERS' EQUITY, December 31, 1996..............     $157,852          $15,627,303       $15,785,155
                                                      ========          ===========       ===========

  The accompanying notes to financial statements are an integral part of these statements.

                              RAHN BAHIA MAR, LTD.

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 28, 1994) TO DECEMBER 31, 1994

                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                                                  (JUNE 28, 1994) TO
                                                        1996           1995       DECEMBER 31, 1994
                                                     -----------    -----------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................    $ 2,158,018    $   378,677      $   (751,540)
  Adjustments to reconcile net income (loss) to
     cash provided by operating activities --
     Depreciation and amortization...............      1,970,770      1,848,544           593,033
     Loss on disposal of fixed assets............             --          1,991                --
     Changes in assets and liabilities:
       Accounts receivable.......................        (84,941)      (143,063)         (376,716)
       Inventories...............................        (24,147)        (5,469)         (175,244)
       Prepaid expenses and other current
          assets.................................         61,159         (2,270)         (122,411)
       Other assets..............................         95,784        (44,983)         (302,522)
       Accounts payable, accrued liabilities and
          advance deposits.......................         48,742     (1,298,268)        2,595,066
                                                     -----------    -----------      ------------
          Total adjustments......................      2,067,367        356,482         2,211,206
                                                     -----------    -----------      ------------
          Net cash provided by operating
            activities...........................      4,225,385        735,159         1,459,666
                                                     -----------    -----------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............       (872,589)    (3,776,347)      (28,612,485)
                                                     -----------    -----------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term debt proceeds........................             --      3,553,715        13,196,285
  Long-term debt repayments......................       (710,000)      (545,000)               --
  Partners' capital contribution.................             --             --        15,000,000
  Partners' capital distribution.................     (1,000,000)            --                --
                                                     -----------    -----------      ------------
          Net cash provided by (used in)
            financing activities.................     (1,710,000)     3,008,715        28,196,285
                                                     -----------    -----------      ------------
          Net increase (decrease) in cash and
            cash equivalents.....................      1,642,796        (32,473)        1,043,466
CASH AND CASH EQUIVALENTS, beginning of period...      1,010,993      1,043,466                --
                                                     -----------    -----------      ------------
CASH AND CASH EQUIVALENTS, end of period.........    $ 2,653,789    $ 1,010,993      $  1,043,466
                                                     ===========    ===========      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.......    $ 1,405,205    $ 1,328,496      $    497,043
                                                     ===========    ===========      ============

  The accompanying notes to financial statements are an integral part of these statements.

                              RAHN BAHIA MAR, LTD.

                         NOTES TO FINANCIAL STATEMENTS

(1) BACKGROUND OF THE PARTNERSHIP AND OPERATIONS:

     Rahn Bahia Mar, Ltd. (the "Partnership"), a Florida limited partnership, was formed and began operations on June 28, 1994 for the purpose of owning the Radisson Bahia Mar Resort and Yachting Center (the "Resort"), in Fort Lauderdale, Florida. Rahn Bahia Mar, G.P., Ltd. (the "General Partner"), a Florida limited partnership, is the general partner of the Partnership (1% owner) and engages in transactions on the Partnership's behalf. Limited partners include Rahn Bahia Mar, Inc., a Florida corporation (19.5% owner), and Bahia Mar Joint Venture, a Florida general partnership (79.5% owner). The term of the partnership agreement is 50 years and expires December 31, 2044.

     The Partnership's tax basis profits, losses and excess net cash flows, as defined by the Partnership agreement (the "Agreement"), are allocated to the partners on the basis of their respective percentage interests in the Partnership, as defined by the Agreement.

     On June 28, 1994, the Partnership entered into a license agreement with Radisson Hotels International, Inc. ("Radisson"), covering a period of 10 years. The terms of the agreement allow the Partnership to operate the Resort using the Radisson system. Annual fees payable to Radisson pursuant to the agreement range from one percent to four percent (increasing one percent each year) of the first $7,000,000 of gross room sales and five percent of gross room sales (as defined by the agreement) in excess of $7,000,000 through December 31, 1997. The remainder of the term requires fees in the amount of five percent of gross room sales.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (a) Basis of Accounting --

     The accompanying financial statements include the accounts of the Partnership prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

  (b) Cash and Cash Equivalents --

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market, and consist of repurchase agreements and money market funds at December 31, 1996 and 1995.

  (c) Inventories --

     Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of food and beverage, marina fuel, retail merchandise and general store items.

  (d) Depreciation --

     The following estimated useful lives are used for depreciating property and equipment on a straight-line basis:

Land improvements..................................  15 years
Building and improvements..........................  40 years
Furnishings........................................   7 years

  (e) Property and Equipment --

     The Partnership's assets are carried at the lower of cost or estimated fair value. All subsequent expenditures for improvements are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

                              RAHN BAHIA MAR, LTD.

     The Partnership adopted Statement of Financial Accounting Standards No.
121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, as of January 1, 1995, and accordingly evaluates its real estate investments periodically to assess whether any impairment indications are present, including recurring operating losses and significant adverse changes in legal factors or business climate that affect the recovery of the recorded value. If any real estate investment is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. At the date of implementation, this standard had no impact on the Partnership's financial statements.

  (f) Use of Estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (g) Fair Value of Financial Instruments --

     The fair values of the Partnership's financial instruments, including accounts receivable, long-term debt, accounts payable and accrued liabilities, advance deposits, and other financial instruments, generally determined using the present value of estimated future cash flows using a discount rate commensurate with the risks involved, approximate their carrying or contract values.

  (h) Business Risk --

     Any substantial change in economic conditions or any significant price fluctuations related to the travel and tourism industry could affect discretionary consumer spending and have a material impact on the Partnership's business. In addition, the Partnership is subject to competition from other entities engaged in the business of resort development and operation, including interval ownership, condominiums, hotels and motels.

  (i) Concentration of Credit Risk --

     The Partnership's receivables contain significant amounts due from cruise lines which are granted credit by the Partnership. The amount of such credit is determined by the Partnership's management on an individual basis.

(3) INCOME TAXES:

Provisions for federal and state income taxes have not been made in the accompanying financial statements, as the Partnership's tax basis profits and losses are allocated to the partners (see Note 1). The pro forma income tax provision in the accompanying statement of operations is presented for informational purposes as if the Partnership was a C corporation during the years for which pro forma information is presented. Such pro forma taxes have been computed on an overall estimated effective rate of 39%.

(4) RELATED PARTY TRANSACTIONS:

     Rahn Properties, Inc. ("Rahn"), provided renovation management services to the Partnership. Fees totaling $88,000 and $114,000 in 1995 and 1994, respectively, were paid to Rahn in connection with the renovation of the Hotel and are reflected in the cost of the property. The Partnership also reimbursed Rahn for various expenses incurred in performing these services including the renovation management and administrative staff salaries, telephone, utilities and postage. Reimbursements totaling $9,955 and $9,862 in 1995 and 1994, respectively, are also reflected in the cost of the property. No such fees or reimbursements were made in 1996. Included in accounts payable at December 31, 1995 are amounts due to Rahn of $8,576. No such amounts were payable at December 31, 1996.

                              RAHN BAHIA MAR, LTD.

     The Partnership has a management agreement with Rahn Bahia Mar Mgmt., Inc. ("Rahn Management") for a period of ten years ending June 30, 2004. The agreement requires a management fee of three percent of gross revenues, as defined in the management agreement, during the first eighteen months of the agreement and a two percent fee for 1996 and thereafter. Management fees paid to Rahn Management totaled $321,193, $405,261 and $141,298 in 1996, 1995 and 1994,
respectively.

     The management agreement requires Rahn Management to set aside cash from Hotel operations for the purchase, replacement and renewal of furniture, fixtures and equipment and non-routine repairs and maintenance to the building. The amount to be restricted is three percent of the Hotel's gross revenues each month during the term of the agreement. All cash was spent on its required purpose at December 31, 1996.

     Fees paid to Radisson pursuant to the license agreement with Radisson (see
Note 1) totaled $206,438 $107,127, and $13,395, in 1996, 1995 and 1994,
respectively.

(5) LONG-TERM DEBT:

     Long-term debt consists of a $15,495,000 mortgage note payable to a bank. The note bears interest at a variable rate as defined by the agreement (8.8125 percent at December 31, 1996) and is collateralized by substantially all property and equipment. In addition to the monthly interest payments, the note has monthly principal installments of $45,000 commencing in February 1995. The principal payments increased to $55,000 in August 1995 and $65,000 in August 1996. The maturity date for the note is June 30, 1997, but may be extended under a one year extension option. During the extension period, the monthly principal installments will increase to $75,000, the interest rate will increase by 1 percent and an extension fee equal to .0025 percent of the then outstanding balance will be due prior to the extension. The final balloon payment would then be due June 30, 1998.

     Capitalized interest paid in 1994 and included in the cost of the property is $53,414. Effective February 1, 1995, and continuing on the first day of each month thereafter during the term of the note, the note agreement requires the Partnership to set aside cash for the purchase, replacement and upgrade of furniture, fixtures, equipment and property in the amount of $25,000 each month. All cash was spent on its required purpose at December 31, 1996.

(6) PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                            1996                    1995
                                                    --------------------    --------------------
Land and improvements.............................      $ 8,202,702             $ 8,127,597
Buildings and improvements........................       18,149,511              17,798,505
Furnishings and equipment.........................        6,779,921               6,338,365
Operating equipment...............................           86,852                 122,043
                                                        -----------             -----------
                                                         33,218,986              32,386,510
Less: Accumulated depreciation....................       (4,311,773)             (2,381,116)
                                                        -----------             -----------
                                                        $28,907,213             $30,005,394
                                                        ===========             ===========

(7) COMMITMENTS AND CONTINGENCIES:

     The Partnership leases the Resort site under an operating lease which had a term through September 30, 2037. On January 4, 1995, the term of this lease was extended for an additional period commencing October 1, 2037 through August 31, 2062 (the "Second Extended Term"). Under the lease agreement, the Partnership is required to pay the lessor an annual rental (payable in quarterly installments) equal to the greater of a

                              RAHN BAHIA MAR, LTD.

percentage (4 percent through September 30, 2012 and 4.25 percent thereafter) of the annual gross operating revenue, as defined in the lease agreement, or a minimum annual rent payment. Minimum lease payments were $150,000 a year through September 30, 1995; effective October 1, 1995 the minimum annual rent is $300,000 payable in quarterly installments. During the Second Extended Term, the minimum annual rent shall be the greater of $300,000 or eighty percent of the average total annual rent paid during the three lease years immediately preceding the lease year for which the minimum annual rent is being calculated. Rent expense under the lease totaled $632,907 and $510,956 for the years ended December 31, 1996 and 1995, respectively, and $174,174 for the period from inception (June 28, 1994) to December 31, 1994.

     Effective October 1, 1995 and continuing annually for the remaining term of the lease, the lease agreement requires the Partnership to set aside cash for the purchase, replacement and upgrade of furniture, fixtures and equipment. The amount to be restricted is three percent of the Resort's revenues, as defined in the lease agreement. All cash was spent on its required purpose at December 31, 1996.

     The Hotel also leases certain equipment used in its operations under operating leases. Future minimum lease payments, including the property lease and operating leases, are as follows:

1997............................................     $   407,080
1998............................................         406,137
1999............................................         391,241
2000............................................         343,784
2001............................................         304,126
Thereafter......................................      18,200,000
                                                     -----------
                                                     $20,052,368
                                                     ===========

(8) DEFERRED COMPENSATION PLAN:

     Effective July 1, 1995, Rahn Management offered its employees a multi-employer deferred compensation plan (the "Plan") created in accordance with Internal Revenue Code Section 401(k). The Plan is available to all employees with a minimum of 21 years of age and one year of service. All of the costs are reimbursed by the Partnership.

     The Plan's participants may contribute from 1 percent to 14 percent of their compensation during the Plan year. Rahn Management matched 25 percent of the first 4 percent contributed by each Plan participant, prior to January 1, 1996. Effective January 1, 1996, Rahn Management matches 25 percent of the first six percent contributed by each Plan participant. Rahn Management contributed $16,002 and $9,721 to the Plan in 1996 and 1995, respectively.

(9) EXCHANGE AGREEMENT:

     On December 22, 1996, the Partnership entered into a definitive exchange agreement with Florida Panthers Holdings, Inc. ("Holdings"), whereby Holdings will acquire the Partnership in exchange for 3,950,000 shares of Holdings' Class A common stock. The transaction is subject to the approval of Holdings' shareholders and, as of January 10, 1997, had not been finalized.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Boca Raton Hotel and Club Limited Partnership

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' deficit and of cash flows present fairly, in all material respects, the financial position of Boca Raton Hotel and Club Limited Partnership at December 31, 1996, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Fort Lauderdale, Florida

January 29, 1997, except as to Note 12, which is as of March 20, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners
Boca Raton Hotel and Club Limited Partnership

     We have audited the accompanying balance sheet of the Boca Raton Hotel and Club Limited Partnership (A Limited Partnership) (the Partnership) as of December 31, 1995, and the related statements of operations, changes in partners' deficit and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Boca Raton Hotel and Club Limited Partnership (A Limited Partnership) at December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

West Palm Beach, Florida
January 26, 1996

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                              --------   --------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $  1,126   $  2,887
  Restricted cash and short-term investments................    18,887     13,671
  Accounts receivable, net of allowance for doubtful
     accounts of $412 and $50, respectively, in 1996 and
     1995...................................................    12,203     12,249
  Current portion of Premier Club promissory notes for
     membership deposits....................................     3,840      3,161
  Other current assets......................................       727        705
  Prepaid insurance.........................................     1,697      2,074
  Inventories...............................................     5,725      5,752
                                                              --------   --------
          Total current assets..............................    44,205     40,499
Premier Club promissory notes for membership deposits, less
  current portion...........................................     8,246      6,964
Property and improvements:
  Land......................................................    26,851     26,851
  Buildings and improvements................................   114,199    103,354
  Furnishings and equipment.................................    20,407     19,934
  Construction in progress..................................     6,750      4,199
                                                              --------   --------
                                                               168,207    154,338
  Less accumulated depreciation.............................   (52,479)   (49,914)
                                                              --------   --------
                                                               115,728    104,424
Deferred loan costs and other, net..........................    10,080      6,546
                                                              --------   --------
                                                              $178,259   $158,433
                                                              ========   ========

                        LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
  Accounts payable, trade...................................  $  4,490   $  7,289
  Advance deposits..........................................     3,027      3,118
  Accrued interest payable..................................     3,296      2,559
  Accrued payroll costs and employee benefits...............     3,015      3,108
  Due to general partner....................................     3,725      5,900
  Other accounts payable and accrued expenses...............     6,102      5,654
  Deferred membership revenue...............................     7,232      6,371
  Current portion of mortgage and other loans payable.......       400      2,347
                                                              --------   --------
          Total current liabilities.........................    31,287     36,346
Mortgage and other loans payable, less current portion......   174,800    140,889
Accrued settlement costs....................................       500        950
Premier Club membership deposits and credits, net...........    55,905     49,717
Partners' deficit:
  General Partner...........................................    (2,492)    (2,249)
  Class A Limited Partners..................................   (80,067)   (65,892)
  Class B Limited Partner...................................    (1,674)    (1,328)
                                                              --------   --------
          Total Partners' deficit...........................   (84,233)   (69,469)
                                                              --------   --------
                                                              $178,259   $158,433
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996        1995        1994
                                                              ---------   ---------   ---------
Revenue:
  Rooms.....................................................  $ 44,856    $ 44,050    $ 41,191
  Food and beverage.........................................    34,762      32,764      32,841
  Club Membership, Retail and Other.........................    34,109      31,376      29,339
                                                              --------    --------    --------
          Total revenue.....................................   113,727     108,190     103,371
Costs and expenses:
  Rooms.....................................................    10,913      10,228      10,038
  Food and beverage.........................................    26,363      24,814      25,136
  Club Membership, Retail and Other.........................    19,005      17,569      17,103
  Selling, general and administrative.......................    17,999      16,679      19,498
  Property operations, maintenance and energy costs.........    10,959      11,125       9,604
Other indirect costs........................................     8,911       8,041       6,799
                                                              --------    --------    --------
Total cost of revenues......................................    94,150      88,456      88,178
Depreciation and amortization...............................     6,215       6,623       7,108
                                                              --------    --------    --------
Income from operations......................................    13,362      13,111       8,085
Interest expense, net.......................................    16,562      14,909      17,382
                                                              --------    --------    --------
Loss before extraordinary item..............................    (3,200)     (1,798)     (9,297)
Extraordinary items:
  Net gain on debt restructuring............................        --      10,328       6,704
  Net (loss) on debt restructuring, including debt
     prepayment penalty of ($3,515).........................    (8,932)         --          --
                                                              --------    --------    --------
Net (loss) income...........................................  $(12,132)   $  8,530    $ (2,593)
                                                              ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' DEFICIT
                                 (IN THOUSANDS)

                                                                    CLASS A    CLASS B
                                                          GENERAL   LIMITED    LIMITED
                                                          PARTNER   PARTNERS   PARTNER    TOTAL
                                                          -------   --------   -------   --------
Partners' deficit at January 1, 1994....................  $(2,368)  $(71,606)  $(1,432)  $(75,406)
  Net loss..............................................      (52)    (2,495)      (46)    (2,593)
                                                          -------   --------   -------   --------
Partners' deficit at December 31, 1994..................   (2,420)   (74,101)   (1,478)   (77,999)
  Net income............................................      171      8,209       150      8,530
                                                          -------   --------   -------   --------
Partners' deficit at December 31, 1995..................   (2,249)   (65,892)   (1,328)   (69,469)
  Distribution..........................................       --     (2,500)     (132)    (2,632)
  Net loss..............................................     (243)   (11,675)     (214)   (12,132)
                                                          -------   --------   -------   --------
Partners' deficit at December 31, 1996..................  $(2,492)  $(80,067)  $(1,674)  $(84,233)
                                                          =======   ========   =======   ========

   The accompanying notes are an integral part of these financial statements.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                 1996        1995        1994
                                                              ----------   ---------   ---------
Operating activities:
  Net income (loss).........................................  $ (12,132)   $  8,530    $ (2,593)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................      6,935       6,623       7,108
     Loss (gain) on debt restructuring......................      5,417     (10,328)     (6,704)
     Provision for settlement agreements....................        300          --       1,250
     Changes in operating assets and liabilities:
       Accounts receivable..................................     (1,915)     (2,193)     (1,955)
       Prepaid expenses and other assets....................        354       1,146      (4,105)
       Inventories..........................................         27        (227)        703
       Accounts payable, trade..............................     (2,799)      1,998       1,265
       Advance deposits.....................................        (91)         32        (210)
       Accrued interest payable.............................        737         197       4,682
       Accrued payroll costs and employee benefits..........        (93)       (385)        898
       Other accounts payable and accrued expenses..........     (4,184)      1,669       1,569
       Deferred membership revenue..........................        861         325         535
       Premier Club Membership cash and note payments.......      6,049       3,987       5,770
       Accrued settlement costs.............................       (750)         --          --
                                                              ---------    --------    --------
       Net cash provided by (used in) operating
          activities........................................     (1,284)     11,374       8,213
                                                              ---------    --------    --------
Investing activities:
  Restricted cash and short-term investments................     (5,216)    (10,964)      1,124
  Additions to property and improvements....................    (14,829)     (4,601)     (3,454)
  Additions to construction in progress.....................     (2,551)         --          --
                                                              ---------    --------    --------
       Net cash used in investing activities................    (22,596)    (15,565)     (2,330)
                                                              ---------    --------    --------
Financing activities:
  Proceeds from increase in mortgage and other loans
     payable................................................    155,000      60,000      48,583
  Principal payments of mortgage and other loans payable....   (123,036)    (54,313)    (48,071)
  Principal payment on Banyan mortgage loans................         --      (3,500)     (1,000)
  Payment of financing costs................................     (7,345)       (725)         --
  Distributions to Limited Partners.........................     (2,500)         --          --
                                                              ---------    --------    --------
       Net cash (used in) provided by financing
          activities........................................     22,119       1,462        (488)
                                                              ---------    --------    --------
Net increase (decrease) in cash and cash equivalents........     (1,761)     (2,729)      5,395
Cash and cash equivalents at beginning of year..............      2,887       5,616         221
                                                              ---------    --------    --------
Cash and cash equivalents at end of year....................  $   1,126    $  2,887    $  5,616
                                                              =========    ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest......................  $  14,148    $ 14,710    $ 12,633
                                                              =========    ========    ========
Accrual of distribution payable to Class B Limited
  Partners..................................................  $     132    $     --    $     --
                                                              =========    ========    ========
Accrual of General Partner Fees.............................  $   2,325    $     --    $     --
                                                              =========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1996 (IN THOUSANDS OF DOLLARS)

1.  ORGANIZATION

     The Boca Raton Hotel and Club Limited Partnership (the Partnership) was formed in June 1983 under the laws of the State of Florida. The purpose of the Partnership is to purchase, own, manage and operate the Boca Raton Resort and Club, a 298-acre resort complex containing several hotel facilities with a total of 963 guest rooms. In addition, the complex includes 31 tennis courts, 2 golf courses, marina, beach club and other recreational facilities. Included within the resort is the Boca Golf and Tennis Country Club (a separate facility) (see
Note 6). The Partnership also leases the food and beverage concessions, and has contracted for golf access at the Deer Creek and Carolina country clubs.

     As of January 15, 1993, the original general partner, VMS Realty Investment Ltd. (VMSRIL), withdrew from the Partnership as general partner and was replaced by the Boca Raton Management Company, a New York general partnership (BRMC/NY). BRMC/NY was succeeded as general partner on October 1, 1993 by BRMC, L.P., a Delaware limited partnership (BRMC) (see Note 3).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting principles and practices used in the preparation of the financial statements follows:

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The Partnership prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to
(1) make estimates and assumptions that affect the reported amounts of assets and liabilities, (2) disclose contingent assets and liabilities at the date of the financial statements and (3) report amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

CASH EQUIVALENTS AND RESTRICTED CASH

     The Partnership considers all highly liquid investments with a maturity of three months or less from the date purchased to be cash equivalents. Restricted cash consists principally of escrow accounts restricted as to use and maintained in accordance with the terms of the Partnership's First Mortgage Notes. Short term investments consist primarily of repurchase agreements.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     At December 31, 1996 and 1995, the carrying amounts of cash, cash equivalents and short-term investments approximate their fair value due to their short duration to maturity. The carrying amount of the mortgages and other loans approximate their fair value.

CONCENTRATIONS OF CREDIT RISK AND MARKET RISK

     Concentration of credit risk and market risk associated with cash, cash equivalents, restricted cash and short-term investments are considered low due to the credit quality of the issuers of the financial instruments held by the Partnership and due to their short duration to maturity. Accounts receivable are primarily from major credit card companies and other large corporations. The Partnership performs ongoing credit evaluations of its significant customers and generally does not require collateral.

PREMIER CLUB MEMBERSHIP DEPOSITS

     The Partnership classifies premier club membership deposits as an operating activity in the Statement of Cash Flows (see Note 10).

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

PROPERTY, IMPROVEMENTS AND DEPRECIATION

     Property and improvements are stated at cost and are depreciated on the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements..............................  15 - 30 years
Furnishings and equipment...............................  3 - 10 years

     Provision for value impairments are recorded with respect to such assets whenever the estimated future cash flows from operations and projected sales proceeds are less than the net carrying value. The Partnership implemented Statements on Financial Accounting Standards (FAS) No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, effective January 1, 1996. The implementation of FAS No. 121 did not have a material impact on the financial statements. Costs of major renewals and improvements which extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

INVENTORIES

     Inventories consisting of food, beverage and operating supplies are determined using the first-in, first-out method and are stated at the lower of cost or market.

DEFERRED LOAN COSTS

     Deferred loan costs, primarily loan origination and related fees, are capitalized and amortized on the straight-line basis over the terms of the respective debt, which approximates the effective interest method. Deferred loan costs are presented net of accumulated amortization. At December 31, 1996 and 1995, accumulated amortization totaled $643 and $1,320, respectively.

DEFERRED MEMBERSHIP REVENUE

     Deferred membership revenue is recognized as income ratably over the membership year commencing October 1.

RECLASSIFICATIONS

     Certain items for 1994 and 1995 have been reclassified to conform to the 1996 presentation.

PARTNERSHIP RECORDS

     The Partnership's records are maintained on the accrual basis of accounting as adjusted for federal income tax reporting purposes. The accompanying financial statements have been prepared from such records after making adjustments, where applicable, to reflect the Partnership's accounts in accordance with generally accepted accounting principles (GAAP). The net effect of these items is summarized as follows:

                                                              DECEMBER 31,
                                               ------------------------------------------
                                                       1996                  1995
                                               --------------------   -------------------
                                                 GAAP        TAX        GAAP       TAX
                                                 BASIS      BASIS      BASIS      BASIS
                                               ---------   --------   --------   --------
Total assets.................................  $ 178,259   $153,248   $158,433   $133,290
Partners' deficits:
  General Partner............................     (2,492)    (3,127)    (2,249)    (2,834)
  Class A Limited Partners...................    (80,067)  (102,207)   (65,892)   (85,631)
  Class B Limited Partner....................     (1,674)    (1,964)    (1,328)    (1,706)

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

                                                    YEAR ENDED DECEMBER 31,
                                   ---------------------------------------------------------
                                          1996                1995               1994
                                   -------------------   ---------------   -----------------
                                     GAAP       TAX       GAAP     TAX      GAAP       TAX
                                    BASIS      BASIS     BASIS    BASIS     BASIS     BASIS
                                   --------   --------   ------   ------   -------   -------
Net income (loss):
  General Partner................  $   (243)  $   (293)  $  171   $  182   $   (52)  $  (163)
  Class A Limited Partners.......   (11,675)   (14,076)   8,209    8,767    (2,495)   (7,835)
  Class B Limited Partner........      (214)      (258)     150      161       (46)     (144)

INCOME TAXES

     No provision has been recorded for income taxes or related credits in the Partnership's financial statements as the results of operations are includable in the income tax returns of the partners. The differences between financial statement income or loss and tax income or loss relate primarily to the methods and lives used to depreciate fixed assets, the treatment of costs of the Premier Membership Program, the treatment of syndication costs and the treatment of the 1994, 1995 and 1996 debt restructurings.

3.  PARTNERSHIP AGREEMENT

     Operating profits and losses of the Partnership are allocated pursuant to the terms of the partnership agreement or in accordance with Internal Revenue Code Section 704(b). Profits and losses attributable to capital items such as a sale or refinancing are allocated among the partners in accordance with the Partnership agreement.

     Distributions of cash flows are made, subject to the participation therein of BRMC, as follows: (a) first, to the Limited Partners in an amount equal to 12% per annum (on a non-cumulative basis) of their aggregate capital contributions (95% to Class A and 5% to Class B); (b) then, to BRMC, the payment of a subordinated incentive fee, as defined in the Partnership Agreement; and
(c) then, of the balance, 98% to the Limited Partners (93.1% to Class A and 4.9% to Class B) and 2% to BRMC.

     Distributions of capital items are made as follows: (a) first, 100% to the Limited Partners until such time as each Limited Partner has received distributions sufficient to reduce their aggregate capital contribution to zero;
(b) then, 100% to BRMC until such time as BRMC has received distributions sufficient to reduce its aggregate capital contributions to zero; (c) then, to the Class A Limited Partners to the extent not previously paid from Cash Flow an amount equal to: 10% per annum of their aggregate capital contributions (on a cumulative basis from January 1, 1984); (d) then, first to the Limited Partners, 90% (85.5% to Class A and 4.5% to Class B) of the next $16,000 and then 10% of such $16,000 to BRMC; and (3) then, 70% to the Limited Partners (66.5% to Class A and 3.5% to Class B) and 30% to BRMC.

     In 1996, the Partnership made capital distributions totaling $2,500 to the Class A Limited Partners and accrued $132 for distributions to the Class B Limited Partners.

     The Partnership relies on mortgages and other loans to fund capital improvements and construction projects. The Partnership expects to meet its cash requirements through operations and the use of existing cash balances.

     As general partner, BRMC is entitled to receive the following forms of compensation and additional distributions (General Partner Compensation):

          1. A supervisory management fee, the lesser of (a) $50 per month and
     (b) 90% of the hypothetical supervisory fee formerly payable to an affiliate of VMSRIL (see Note 8).

          2. A debt restructuring fee with existing creditors, .5% of the principal amount of the Partnership's indebtedness restructured (see Note
     8).

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

          3. A debt or equity capital raising fee, 1.5% of the amount raised. To the extent any capital raised is applied to repay indebtedness, no debt restructuring fee referred to in 2 above shall be payable with respect to the portion of the indebtedness for which a capital raising fee is charged (see Note 8).

          4. A debt reduction fee, 10% of the principal amount of the debt extinguished. BRMC would receive 20% of its debt reduction fee at the closing of the debt reduction transaction, with the balance paid from (a) any excess proceeds from the refinancing of such debt, and (b) any distributions resulting from any sale or refinancing as a preference to the Limited Partners' distributions thereunder (see Note 8).

          5. A participation in cash distributions, BRMC will receive the following distributions:

                                                                     BRMC
CUMULATIVE AMOUNT DISTRIBUTED                                     PERCENTAGE
-----------------------------                                     ----------
First  $10,000..................................................       1%
Next   $10,000..................................................       2
Next   $10,000..................................................       3
Next   $10,000..................................................       4
Next   $10,000..................................................       5
Over   $50,000..................................................      10

        In the event the Limited Partners are diluted in connection with any offering of new Partnership equity, the distribution breakpoints (DBP) in the above table will be adjusted in accordance with the following formula: DBP divided by that percentage of the Partnership's equity owned by the existing Limited Partners upon completion of the financing. Notwithstanding any of the foregoing, BRMC shall receive a total share of such distributions of not less than $500. Such minimum shall not apply in the event that the Limited Partners' cumulative distributions have not exceeded Limited Partners' taxes due thereon.

          6. The foregoing elements set forth in preceding subparagraphs 2, 3, 4 and 5 are limited by the provisions of the first mortgage notes (see Note
     5).

4.  LETTERS OF CREDIT

     As of December 31, 1996 and 1995, the Partnership has two letters of credit which secure two operating leases. The letters of credit are collateralized by certificates of deposit totaling $500 which mature in August 1997 and are included in restricted cash and short-term investments.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

5.  MORTGAGES AND OTHER LOANS PAYABLE

     Various refinancing activities occurred in 1996 and can be summarized as follows:

                                                            (IN THOUSANDS)
                                                                                      TOTAL
                                        OUTSTANDING        1996                    OUTSTANDING
                                        BALANCE AT       PRINCIPAL     1996          DEBT AT
LOAN DESCRIPTION, INTEREST RATE      DECEMBER 31, 1995   PAYMENTS    NEW DEBT   DECEMBER 31, 1996
-------------------------------      -----------------   ---------   --------   -----------------
Nomura-$75,000.....................      $ 71,524        $ 71,524                    $    -0-
Starwood-$50,000...................        51,000          51,000                         -0-
Starwood-$500 -- 14 1/2%...........           500                                         500
RMA -- 7%..........................        10,000             300                       9,700
Senior Facility, LIBOR + 2 1/4%....                                  110,000          110,000
Subordinate Facility, 13%..........                                   20,000           20,000
Starwood-$35,000, 18.5%............        10,000                     25,000           35,000
Other..............................           212             212                         -0-
                                         --------        --------    --------        --------
                                         $143,236        $123,036    $155,000        $175,200
                                         ========        ========    ========        ========

FIRST MORTGAGE NOTES

     On August 22, 1996, the Partnership entered into an agreement with a consortium of financial institutions to borrow $130,000 primarily for the purpose of refinancing existing first mortgage notes. The agreement consists of a $110,000 Senior Facility (Senior Notes) and a $20,000 Subordinate Facility (Subordinate Notes). Both Facilities mature on August 22, 2001 and accrue interest, based on a 360 day year, payable monthly in arrears. The Senior Notes accrue interest at the lenders' base rate plus one-quarter percent (Base Rate) or LIBOR plus two and one-quarter percent (LIBOR Rate). In 1996, the Partnership selected the LIBOR Rate, averaging approximately 7.814%. The Subordinate Notes accrue interest at a fixed rate of thirteen percent. Both Facilities are secured by a first mortgage and lien on all assets held by the Partnership, except in certain circumstances where other first liens are permitted. The outstanding balance on the First Mortgage Notes at December 31, 1996 totaled $130,000.

     The Partnership is required to make quarterly principal payments of $750 on the Senior Notes commencing September 30, 1998 and increasing to $1,250 on September 30, 1999 and to $1,750 on September 30, 2000. The Partnership is required to make additional principal payments on the Senior Notes and initial principal payments on the Subordinate Notes based upon certain cash flow conditions.

     In accordance with the agreement, the Partnership deposits cash into reserve accounts which are accumulated and restricted to support future debt service, facility expansion, fixed asset replacement and real estate tax payments. Both Facilities contain significant restrictions with respect to payments to Partners and other debt holders.

     In conjunction with the refinancing, the Partnership recorded a loss on debt restructuring of $5,417 which represents the write off of debt issue costs. The Partnership paid a loan prepayment penalty of $3,515 to Nomura.

SECOND MORTGAGE NOTE

     On August 22, 1996, the Partnership entered into an agreement with an institutional lender to borrow $35,000, as evidenced by a promissory note, primarily for the purpose of the planned expansion of the Resort. The note is secured by a second mortgage and lien on all assets held by the Partnership, except in certain circumstances where other liens are permitted. At maturity, August 21, 2003, or prepayment of the note, the Partnership is required to pay an amount which will result in an annual internal rate of return to the lender of

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP eighteen and one-half percent (18.5%). Interest is payable quarterly in arrears commencing October 1, 1996 at a rate of eight percent through December 31, 1998 and fourteen and one-half percent thereafter based on a 360 day year. The Partnership accrues interest at 18.5% per annum. Additional interest and principal payments are required based on certain cash flow conditions. The outstanding balance on the Second Mortgage Note totaled $35,000 at December 31, 1996.

     The Partnership may not prepay the note prior to its third anniversary except in connection with a sale of Partnership assets to a third party. If prepayment occurs before August 23, 2001, the Partnership is required to pay an amount (Prepayment Amount) which would result in an 18.5% internal rate of return to the lender through that date. The Prepayment Amount will be reduced by the return which would result from the lenders' reinvestment of the repaid principal at the United States Treasury Notes rate plus 250 basis points, if prepayment results from sale of Partnership assets or from cash flow; or plus 150 basis points, if prepayment results from refinancing the note or sale or issuance of any ownership interest in the Partnership.

THIRD MORTGAGE NOTE

     On August 22, 1996, a note payable, which was previously secured by a first mortgage, was replaced with a third mortgage and lien on all assets of the Partnership. The note matures on September 30, 2003 and accrues interest at a fixed rate of approximately 14.52% through September 30, 1998 and at a variable rate thereafter payable quarterly in arrears. The outstanding balance on the Third Mortgage Note at December 31, 1996 totaled $500.

     The Partnership is required to make an additional payment (Final Participation Interest) upon maturity of the loan or sale of the Partnership's assets equaling the sum of $750, plus 5% of the Partnership's net asset value as calculated based on certain criteria. In the event of refinancing of the property, the Partnership is required to make a payment of 5% of the net proceeds (Interim Participation Interest). Interim Participation Interest paid will be deducted from the Final Participation Interest amount. In 1996, the Partnership paid $125 of Interim Participation Interest.

OTHER NOTES PAYABLE

     The Partnership's other notes payable represent two unsecured promissory notes with original amounts of $8,000 and $2,000 dated October 7, 1994 related to a settlement agreement whereby the Partnership terminated a 20-year management agreement. Both promissory notes mature on October 7, 2004 and accrue interest at a rate of 7% payable semi-annually in arrears.

     The $8,000 promissory note requires future principal reductions of $320 on October 7, 1997 and $400 on each October 7 from 1998 to 2003, with a balloon payment of $5,040 due at maturity. The $2,000 promissory note payable requires future principal reductions of $80 on October 7, 1997 and $100 on each October 7, from 1998 to 2003, with a balloon payment of $1,260 due at maturity. The notes include limitations on additional senior debt.

     At December 31, 1996, aggregate future maturities of mortgage and other loans payable are as follows:

1997........................................................  $    400
1998........................................................     2,000
1999........................................................     4,500
2000........................................................     6,500
2001........................................................   119,000
Thereafter..................................................    42,800
                                                              --------
                                                              $175,200
                                                              ========

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

     The following schedule reflects the mortgage and loan payable balances as of December 31, 1995. Senior and subordinated notes were refinanced during 1996, as disclosed above:

                                                                  1995
                                                                --------
  A senior note secured by the $130,000 first mortgage on
     the principal resort property, improvements and all
     assets and rights of the Partnership accruing interest
     at 8.26%. The Partnership may pay the loan in whole or
     in part at any time by paying a prepayment fee based on
     a formula.                                                 $ 71,524
  A subordinated note secured by the $130,000 first mortgage on the principal resort property, improvements, and all
     assets and rights of the Partnership accruing interest
     at 14.52%. The balance at December 31, 1995 includes a
     fee of $1,000 due upon payoff of the note. The loan has
     a term of eight years and no amortization period [see
     (b) and (d) below].                                          51,000
  A subordinated note secured by the $130,000 first mortgage on the principal resort property, improvements and all
     assets and rights of the Partnership accruing interest
     at 14.52%. The note contains a provision whereby the
     lender upon the sale or refinancing of the Partnership,
     or substantially all of its assets, is entitled to an
     amount based on a certain formula [see (a) below].              500
     Other loans payable:
  A promissory note bearing interest at 14.5% per annum,
     payable quarterly commencing April 1, 1996. The note is
     collateralized by the notes receivable due from club
     members for the Premier Membership Program at December
     15, 1995 and additions thereafter (see Note 10). The
     loan matures on December 15, 2002, at which time all
     principal and any accrued unpaid interest is due. The
     principal amount due at maturity of the note includes
     an amount, in addition to principal and accrued
     interest, sufficient to provide the lender an internal
     rate of return of 18.5% per annum. [see (c) below].          10,000
  An unsecured promissory note dated October 7, 1994 with
     interest at 7% per annum. The first interest payment is
     due October 7, 1995, with subsequent payments of
     interest due semiannually commencing April 1, 1996.
     Principal payments commence October 7, 1996 in the
     amount of $240 increasing to $400 in the year 2003 with
     a balloon payment of $5,040 due October 7, 2004.              8,000
  An unsecured promissory note dated October 7, 1994 with
     interest at 7% per annum. The first interest payment is
     due October 7, 1995, with subsequent payments of
     interest due semiannually commencing April 1, 1996.
     Principal payments commence October 7, 1996 in the
     amount of $60 increasing to $100 in the year 2003 with
     a balloon payment of $1,260 due October 7, 2004.              2,000
  An unsecured promissory note dated October 7, 1994 with
     interest at 7% per annum. Annual principal payments of
     $100 plus interest commence October 7, 1995.                    100
  A note payable dated March 31, 1991 for $600 to fund the
     redevelopment and renovation of a resort restaurant.
     Principal and interest payments are made monthly over a
     five-year term at an interest rate of prime plus 2.5%
     (11.0% at December 31, 1995).                                   112
                                                                --------
                                                                 143,236
Current portion of mortgage and other loans payable               (2,347)
                                                                --------
                                                                $140,889
                                                                ========

---------------

(a) On October 11, 1994, the Partnership exercised its call option (the "1994 Refinancing") and paid $45,086 to reduce the then outstanding principal balance of $55,000 on this subordinated note to $500,

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP resulting in a gain on debt restructuring of $6,704, net of $2,710 in capitalized costs on the repaid subordinated note which were written off as a result of the restructuring.

     Also on October 11, 1994, the Partnership entered into a $48,500 subordinated note agreement with a new lender. The proceeds of the note were reduced by a $1,000 commitment fee and used to make the $45,086 payment described above and to pay accrued interest of $216 on the repaid subordinated note, resulting in net cash proceeds of $2,198.

(b) The Partnership's subordinated note in the original principal amount of $48,500 was retired on September 29, 1995 (the "1995 Refinancing"). The total principal and interest owed to the Lender under the note was $50,241. An additional Payoff Premium of $1,500 was also owed to the Lender under the note. The Partnership made a cash payment of $1,741 to the Lender for accrued interest at September 29, 1995 and refinanced $50,000 with the issuance of a $50,000 subordinated note. As a result of the 1995 Refinancing, approximately $1,696 in deferred loan costs were written off resulting in a loss on extinguishment of debt of said amount.

     In connection with the 1995 Refinancing, the Partnership paid $389 in closing costs and legal fees. These loan costs were capitalized and are being amortized on a straight line basis over the term of the loan.

(c) On December 15, 1995, the Partnership entered into a $10,000 promissory note, the proceeds of which were deposited into an escrow account. The balance in the escrow account at December 31, 1995 is $9,864 and is included in restricted cash and short-term investments in the accompanying balance sheet. The proceeds of the note are to be used for the construction of certain hotel property.

     The Note is prepayable at any time, provided that any prepayments made prior to December 15, 2000 require a prepayment fee sufficient to provide the holder an internal rate of return of 16% per annum through December 15, 2000 based upon a yield maintenance formula.

(d) The note calls for $1,000 fee due upon payoff. This fee is being accreted over the life of the loan. At December 31, 1995, included in deferred loan costs is approximately $968, which represents the $1,000 fee less accumulated accretion of $32.

     Under the terms of the senior and subordinated mortgage notes described above, certain amounts are required to be deposited in an escrow account for the purposes of paying personal and real property taxes. The balance in the personal and real property taxes account was $853 at December 31, 1995. The terms of these mortgages also require funds to be escrowed for capital repairs and replacements to the resort. The balance in the capital repair and replacement escrow account was $2,148 at December 31, 1995.

     The mortgage loan agreements include certain restrictive covenants including, among other things, the maintenance of a senior debt service ratio, as defined, of 1.75 to 1 and a subordinate debt service coverage ratio, as defined, of 1.2 to 1, restrictions on general and limited partner distributions and limitations on the incurrence of new debt.

6.  BANYAN MORTGAGE LOANS

     The Banyan mortgage loans consisted of three matured first mortgage loans collateralized by certain land (the Marina Parcel) and the Boca Golf and Tennis Country Club. At December 31, 1994, the mortgage loans had principal balances of $8,100, $10,354 and $2,031 and accrued interest totaled $4,388. During 1994 and 1995, no principal payments were made, other than as described below, and, in accordance with the terms of the agreements, interest totaling $2,419 was incurred in 1994.

     On December 29, 1994 (the Settlement Date), the Partnership entered into a settlement agreement which called for the following: (1) a payment of $1,000, which was made on November 29, 1994, and applied against outstanding principal;
(2) a payment to be made of $3,500, plus interest accrued from the Settlement Date to the date of payment, to release the Boca Golf and Tennis Country Club from the mortgage loans; and (3) a foreclosure sale on the Marina Parcel, to be held subsequent to December 31, 1994.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

     On January 17, 1995, the Partnership made the $3,500 payment, plus accrued interest of $18, and on January 26, 1995, a foreclosure sale was held and the lender obtained ownership of the Marina Parcel.

     The settlement is deemed to have occurred at the time the $3,500 payment was made and the foreclosure sale was held. Accordingly, in 1995, the Partnership recognized a net gain of $12,024 consisting of $21,373 in forgiveness of principal and interest offset by a write-off of $9,349 representing the carrying value of the Marina Parcel.

     The Partnership agreed to lease the Marina Parcel from the owner for $8 per month which terminated December 1, 1996 and was subsequently extended to January 1, 1997. On January 2, 1997, the Partnership entered into an agreement with the owner for the right of partial use of the marina property. The agreement's initial term expires on September 1, 1997 and is automatically renewable upon notice, unless terminated by either property owner or the Partnership.

7.  SERVICES AGREEMENT

     The Partnership has entered into a services agreement with an individual to provide executive services. Pursuant to the agreement, the individual has agreed to serve as a director of the corporate general partner of BRMC. The term of the agreement is ten years commencing on January 1, 1993. As compensation for these services, the individual receives the following:

          1. Basic advisory fee of not less than $150 per year payable in equal monthly installments.

          2. For the first three calendar years, a guaranteed bonus equal to the greater of $35 or 2.5% of the Partnership's adjusted contract year earnings in excess of the contract year base level earnings.

          3. Complimentary Premier Club membership.

     The basic advisory fee of $150 was paid to the individual in 1994, 1995 and 1996. Cumulative bonuses totaling $107 have been accrued and are included in other accounts payable and accrued expenses at December 31, 1996.

8.  OTHER RELATED PARTY TRANSACTIONS

     As described in Note 3, BRMC is entitled to receive several forms of compensation. In respect to Note 3 subparagraph 1, the Partnership paid $600 in supervisory management fees during 1994, 1995 and 1996. In connection with Note 3 subparagraph 2, 3, 4 and 5, the following sets forth the extent of amounts owed by the Partnership to BRMC.

     Fees incurred in 1993
      Capital raising fee(1).....................................  $   1,650
      Debt reduction fee(2)......................................      1,416
                                                                   ---------
     Balance due as of December 31, 1993.........................      3,066
     Less: Payment made in 1994 in connection with balance due as
           of December 31, 1993..................................       (500)
     Plus: Fees incurred in 1994
      Capital raising fee(3).....................................        728
      Debt reduction fee(4)......................................      1,140
      Settlement fee(5)..........................................        400
                                                                   ---------
     Balance due as of December 31, 1994.........................      4,834

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

     Plus: Fees incurred in 1995
      Debt restructuring fee(6)..................................        243
      Capital raising fee(7).....................................        173
      Debt reduction fee(8)......................................        650
                                                                   ---------
     Balance due as of December 31, 1995.........................      5,900
     Less: Payment made in 1996 in connection with balance due as
           of December 31, 1995..................................     (4,500)
     Plus: Capital raising fee incurred in 1996(9)...............      2,325
                                                                   ---------
     Balance due as of December 31, 1996.........................  $   3,725
                                                                   =========
(1)  Aggregate new money raised in 1993..........................    110,000
     Capital raising fee (@ 1.5%)................................      1,650
(2)  Original principal replaced.................................    154,908
     Less: Replacement financing.................................   (140,750)
                                                                   ---------
     Debt reduction amount.......................................     14,158
                                                                   =========
     Debt reduction fee (@ 10%)..................................      1,416
(3)  Aggregate new money raised in 1994..........................     48,500
     Capital raising fee (@ 1.5%)................................        728
(4)  Original principal replaced.................................     25,200
     Less: Loan payments.........................................     (4,500)
     Value of Marina Parcel per settlement.......................     (9,300)
                                                                   ---------
     Debt reduction amount.......................................     11,400
                                                                   =========
     Debt reduction fee (@ 10%)..................................      1,140
(5)  RMA settlement fee..........................................        400
(6)  Debt restructured in 1995...................................     48,500
     Debt restructuring fee (@ 0.5%).............................        243
(7)  Aggregate new money raised in 1995..........................     11,500
     Capital raising fee (@ 1.5%)................................        173
(8)  Original principal replaced.................................     54,500
     Less: Replacement financing payoff amount...................    (51,000)
     Plus: New money included in replacement financing...........      3,000
                                                                   ---------
     Debt reduction amount.......................................      6,500
                                                                   =========
     Debt reduction fee (@ 10%)..................................        650
(9)  Aggregate new money raised in 1996..........................    155,000
     Capital raising fee (@ 1.5%)................................  $   2,325

     Payment of the balance due BRMC at December 31, 1996 is restricted in accordance with provisions of the First Mortgage Notes. There is $25 due to the BRMC from future distribution to Limited Partners for the participation fee on the $2,500 distribution made during 1996.

     In 1994, the Partnership received $500 from an affiliate of VMSRIL for reimbursement of a percentage of shared executives' salaries and benefits and $60 for office space rental.

9.  PROFIT SHARING PLAN

     On January 1, 1987, the Partnership established the Boca Raton Hotel and Beach Club Employees Savings and Thrift Plan and Trust (the "BEST Plan"). Substantially all employees are eligible to participate

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP in the BEST Plan. The BEST Plan allows participants to contribute up to 16% of their total compensation. The Partnership is required to contribute 50% of the first 6% of the employee's earnings. The Partnership's contributions to the BEST Plan were $360, $362, and $387 for the years ended December 31, 1994, 1995, and 1996, respectively.

10.  PREMIER CLUB MEMBERSHIP DEPOSITS AND CREDITS

     During 1991, the Partnership introduced the Premier Club at the resort complex. The program requires an initial membership deposit and annual dues based on the number and type of facilities the member uses.

     Under the terms of the Premier Club, commencing in January 1991, applications for membership required a deposit of $15 ($12 for members under a prior program). The required deposit was increased to $18 as of May 1, 1992, $22 as of May 1, 1993, $25 as of May 1, 1994 and $28 as of May 1, 1995 and $30 as of May 1, 1996. As of December 31, 1996, the Partnership has recorded membership deposits of $59,287, of which $47,201 has been either received or credited. As of December 31, 1996, $1,912 of membership notes bear interest at 7% per annum and the remaining balance of $10,174 is non-interest bearing. The membership notes will be collected by 2003 as follows:

1997........................................................  $ 3,840
1998........................................................    3,327
1999........................................................    2,723
2000........................................................    1,565
2001........................................................      565
Thereafter..................................................       66
                                                              -------
                                                              $12,086
                                                              =======

     Premier Club deposits are net of a deposit credit of $3,584 and $3,462 at December 31, 1995 and 1996, respectively, granted to members of a prior membership program. The deposit credit is amortized on the interest method over 30 years. If any member paying over time suspends payments, amounts paid to date will be forfeited and recognized as income. Fully paid deposits are refundable upon the death of a member or a member's spouse and upon the expiration of the 30-year membership term (subject to renewal). The deposit is refundable upon a member's resignation from the Premier Club, but only out of the proceeds of the membership deposit of the fifth new member to join the Premier Club following refund of all previously resigned members' deposits.

11.  COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

     On August 5, 1993, the Partnership entered into agreements to lease food and beverage operations at the Deer Creek and Carolina country club facilities. The Partnership is entitled to food and beverage revenues from the operation of the facilities and is obligated to pay all employee costs, certain maintenance costs and 50% of the following: real and personal property taxes, insurance premiums and common area maintenance costs, and certain other items, in accordance with the terms of the agreements. For the years ended December 31, 1994, 1995 and 1996, rental and other expenses include net losses from these leases operations of $365, $261 and $431, respectively, which are net of food and beverage revenues totaling $5,164, $5,241 and $5,018, respectively. Included in the net losses from these operations are rent expense under the related leases of $305, $397 and $321, respectively.

                 BOCA RATON HOTEL AND CLUB LIMITED PARTNERSHIP

     Minimum future obligations under operating leases, in effect at December 31, 1996, for certain equipment and the Deer Creek and Carolina food and beverage operations are as follows:

1997........................................................  $1,620
1998........................................................   1,522
1999........................................................   1,386
2000........................................................     343
2001........................................................     327
Thereafter..................................................     321
                                                              ------
                                                              $5,519
                                                              ======

     Rent expense under operating leases, excluding rent expense under the Deer Creek and Carolina country club leases, totaled $566, $1,290 and $1,493 for the years ended December 31, 1994, 1995 and 1996, respectively.

     In conjunction with the closing of the First and Second Mortgage Notes, bonuses totaling $1,000 were paid to certain employees of the Partnership.

     State of Florida Department of Revenue performed audits of the Partnership's Sales and Use and Intangible taxes for the periods March 31, 1991 to December 31, 1995 and January 1, 1991 to January 1, 1995, respectively. The Partnership was assessed an additional $248 of taxes and $106 of interest. The Partnership disputes the assessments and believes it will be successful in defending its position. Accordingly, no additional liability has been accrued.

     The Partnership and KSL Recreation Corporation (KSL) entered into a settlement agreement and general release on April 24, 1996. In accordance with the settlement agreement, the Partnership agreed to pay KSL an amount totaling $1,250, in exchange for mutual releases and discharges from all actions and obligations from their respective suits. In accordance with the agreement, the Partnership paid $750 and agreed to pay $500 on or before June 30, 1998. At December 31, 1995, $950 was included in accrued settlement cost in the accompanying balance sheet.

     The Partnership is subject to various actions arising out of the operations of its business. Management is vigorously defending these actions and believes that all actions are adequately covered by insurance.

     In November 1995, the Partnership began Phase I of a planned $40,000 expansion of the Resort. At December 31, 1996, the Partnership incurred $15,148 of costs related to the expansion; $8,396 was completed in 1996 and includes building of a parking garage and tennis courts. The balance of the expansion plan encompasses construction of a new conference center, completion of a fitness center and certain other minor improvements to the Resort facilities. Construction of the new conference center commenced in September 1996. As of December 31, 1996 and in connection with the Project, the Partnership had contractual commitments for capital expenditures of $28,406 of which $1,507 is included in other accounts payable and accrued expenses in the accompanying balance sheet.

12.  SUBSEQUENT EVENTS

     On March 20, 1997, BRMC, BRMC's corporate general partner, and the Partnership entered into a Contribution and Exchange Agreement with Florida Panthers Holdings, Inc. (Panthers) and Panthers BRHC Limited to convey substantially all of the assets and liabilities of the Partnership in exchange for cash and ownership interests (as defined in the agreement) in Florida Panthers Holdings, Inc. This exchange of interests, which is subject to approval of the limited partners of the Partnership and the shareholders of Panthers, has an agreed-upon value of approximately $325,000 and is to close within five days of registering Panthers BRHC Limited shares and Panthers shares and warrants under the Securities Act of 1933 and under applicable state securities law.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Partners of
  LeHill Partners L.P.:

     We have audited the accompanying consolidated balance sheet of LeHill Partners L.P. and consolidated entities (a Delaware limited partnership) as of December 31, 1996, and the related consolidated statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LeHill Partners L.P. and consolidated entities as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  September 11, 1997.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 8,819
  Deposit held in escrow with closing agent.................      142
  Restricted investments....................................    3,600
  Accounts receivable, net of allowance for doubtful
     accounts of $179.......................................    1,603
  Inventories...............................................      710
  Mortgage notes receivable, current portion................    1,683
  Prepaid expenses and other assets.........................      932
                                                              -------
     Total current assets...................................   17,489
PROPERTY AND EQUIPMENT, AT COST:
  Land......................................................      986
  Building and improvements.................................    6,885
  Furniture and equipment...................................    3,134
                                                              -------
                                                               11,005
  Less accumulated depreciation.............................    1,094
                                                              -------
     Property and equipment, net............................    9,911
MORTGAGE NOTES RECEIVABLE, NONCURRENT PORTION...............    2,054
CASH AND CASH EQUIVALENTS RESTRICTED FOR FUTURE MAJOR
  REPAIRS AND REPLACEMENTS..................................    2,354
INVESTMENTS RESTRICTED FOR FUTURE MAJOR REPAIRS AND
  REPLACEMENTS..............................................    1,026
                                                              -------
          Total assets......................................  $32,834
                                                              =======

             LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $ 1,909
  Accrued payroll expenses..................................      757
  Accrued property tax expenses.............................      368
  Deferred revenue..........................................    2,173
  Due to unit owners........................................      151
  Due to former AUO manager.................................      640
                                                              -------
          Total current liabilities.........................    5,998
MINORITY INTEREST IN CONSOLIDATED ENTITIES..................    5,005
PARTNERS' CAPITAL...........................................   21,831
                                                              -------
          Total liabilities and partners' capital...........  $32,834
                                                              =======

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

REVENUE:
  Resort operations
     Rooms..................................................  $ 19,394
     Food and beverage......................................    13,684
     Other departments......................................     3,844
     Other income...........................................       784
                                                              --------
          Total resort operations...........................    37,706
  Interest income...........................................     1,102
  Excess of proceeds received over basis of mortgages.......     1,033
  Excess distribution proceeds received.....................     1,152
  Other.....................................................        61
                                                              --------
          Total revenue.....................................    41,054
                                                              --------
EXPENSES:
  Resort operations
     Cost of sales..........................................     4,624
     Payroll and related expenses...........................     8,096
     Property operations and maintenance....................     2,159
     Other operating and administrative expenses............     8,809
     Management fees........................................     1,410
     Marketing..............................................     2,908
     Depreciation and amortization..........................       912
     Real estate taxes......................................       352
                                                              --------
          Total resort operations...........................    29,270
  Other expenses............................................       100
                                                              --------
          Total expenses....................................    29,370
                                                              --------
INCOME BEFORE MINORITY INTEREST.............................    11,684
MINORITY INTEREST IN OPERATIONS OF CONSOLIDATED ENTITIES....    (4,679)
                                                              --------
NET INCOME..................................................     7,005
PRO FORMA ADJUSTMENT TO REFLECT INCOME TAXES................    (2,702)
                                                              --------
PRO FORMA NET INCOME........................................  $  4,303
                                                              ========

The accompanying notes to consolidated financial statements are an integral part of this statement.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

PARTNERS' CAPITAL, January 1, 1996..........................    $28,648
  Distributions.............................................    (13,822)
  Net income................................................      7,005
                                                                -------
PARTNERS' CAPITAL, December 31, 1996........................    $21,831
                                                                =======

The accompanying notes to consolidated financial statements are an integral part of this statement.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income from operations................................    $ 7,005
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        912
     Provision for doubtful accounts........................         19
     Minority interest in operations of consolidated
      entities..............................................      4,679
     Change in assets and liabilities:
       Accounts receivable..................................      1,600
       Inventories..........................................        (43)
       Prepaid expenses and other assets....................        822
       Accounts payable and accrued expenses................        417
       Deferred revenue.....................................        377
                                                                -------
          Net cash provided by operating activities.........     15,788
                                                                -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Deposit held in escrow with closing agent.................       (142)
  Acquisition of mortgage notes receivable..................       (690)
  Repayment of mortgage notes receivable....................      2,977
  Additions to property and equipment.......................     (3,204)
  Increase in cash restricted for future major repairs and
     maintenance............................................     (2,287)
  Sale of restricted marketable securities..................      2,401
  Purchase of marketable securities.........................     (3,202)
  Decrease in other assets..................................         19
                                                                -------
          Net cash used in investing activities.............     (4,128)
                                                                -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to partners.................................    (13,822)
  Decrease in due to unit owners............................     (1,882)
  Distributions to minority partners........................     (2,084)
  Payments made on behalf of minority partners..............       (983)
                                                                -------
          Net cash used in financing activities.............    (18,771)
                                                                -------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (7,111)
CASH AND CASH EQUIVALENTS, beginning of year................     15,930
                                                                -------
CASH AND CASH EQUIVALENTS, end of year......................    $ 8,819
                                                                =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest...............................................    $    30
                                                                =======
     Income taxes...........................................    $    77
                                                                =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Debt reclassified to deferred revenue.....................    $   483
                                                                =======
  Acquisition of units of hotel and reduction of mortgage
     notes receivable through foreclosures and deeds in lieu
     of foreclosure.........................................    $ 6,504
                                                                =======

The accompanying notes to consolidated financial statements are an integral part of this statement.

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. BACKGROUND OF THE PARTNERSHIP AND OPERATIONS:

     The accompanying consolidated financial statements of LeHill Partners L.P. (the "Partnership") consist of the accounts of the Partnership and the combined financial statements of the accounts maintained by the Registry Hotel Corporation for the individual unit owners of the Registry Hotel at Pelican Bay ("Registry Resort") and the Association of Unit Owners of the Registry Hotel at Pelican Bay, Inc. ("AUO"). The Partnership owned a 60% interest in the AUO as of December 31, 1996. All material intercompany transactions and balances have been eliminated in consolidation.

     The Partnership was formed on February 22, 1995 by Pelican Hill Associates, L.P. ("Pelican Hill"), the sole general partner, ResortHill, Inc. ("RHI"), LW-LP, Inc. ("LW-LP") and Blakely Capital Inc. ("Blakely") to acquire 100% of the participation interests in approximately 319 first mortgages collateralized by the property and 18 condominium units in the 474-unit Registry Resort located in Naples, Florida. The Partnership owned 283 of the condominium units and held 60 first mortgages at December 31, 1996. The Partnership Agreement, as amended, provides for income allocations, additional capital contributions, and distributions among the partners.

     The Partnership is a member of the AUO, a nonresidential hotel condominium association, and has entered into an Agency Agreement under which the revenue of Registry Resort and the commercial units are pooled and allocated to the investors after deducting operating expenses and management fees.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Basis of Accounting

     The accompanying financial statements include the accounts of the Partnership prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

(b)  Cash and Cash Equivalents

     For the purpose of these statements, the Partnership's policy is to consider all highly liquid instruments with original maturities of three months or less to be cash equivalents.

(c)  Inventories

     Inventories are stated at the lower of first-in, first-out cost or market. Inventories consist of food, beverage and operating supplies.

(d)  Depreciation

     Depreciation is generally computed using the straight-line method over the estimated economic lives of five years for personal property, and principally 40 years for buildings and improvements.

(e)  Property and Equipment

     Property and equipment are carried at cost. Repairs and maintenance costs are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated economic lives.

(f)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                               DECEMBER 31, 1996

liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(g) Investments and Cash and Cash Equivalents Restricted For Future Major Repairs and Replacement

     Pursuant to the AUO's governing documents, funds are required to be reserved for future major repairs and replacements. Reserved funds are to be held in separate accounts and are unable to be used for expenditures for normal operations.

(h)  Fair Value of Financial Instruments

     The carrying amount of cash and cash equivalents, investments, receivables, other assets, accounts payable and accrued expenses and deferred revenue approximates fair value because of the short maturity of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. The assumptions used have a significant effect on the estimated amounts reported.

3. INCOME TAXES

     No provision for income taxes has been made in the accompanying consolidated financial statements as the liability for such taxes is that of the partners of the Partnership and the unit owners of Registry Resort. Since the AUO is a nonresidential hotel condominium association, nonexempt and investment income are subject to tax at normal corporate rates. The accompanying consolidated statement of operations includes pro forma adjustments to reflect the income tax provision which would be incurred if the Partnership were a taxable corporation.

4. MORTGAGE NOTES RECEIVABLE

     On February 24, 1995, the Partnership acquired a majority participation interest in 319 mortgage loans collateralized by Registy Resort of which 87.56% and 12.44% of their interests were acquired from the Resolution Trust Corporation and affiliates, respectively. The promissory notes acquired by the Partnership, which had an aggregate outstanding balance of principal and accrued interest at closing of $56.5 million were purchased by the Partnership for $27.3 million. These notes receivable represent recourse first mortgage loans requiring monthly payments of principal and interest with varying maturities of 30 years from dates of original execution. The interest rate is adjusted every five years based on the average yield of United States Treasury Securities, five-year maturities, plus 3%. The balance of the Partnership's net mortgage notes receivable at December 31, 1996 is as follows (in 000's):

Current principal balance plus unamortized accrued interest
  at date of acquisition....................................  $ 9,597
Difference between principal and accrued interest at date of
  acquisition and acquisition price.........................   (5,860)
                                                              -------
Total mortgage notes receivable.............................    3,737
Less current portion........................................   (1,683)
                                                              -------
Long-term portion of mortgage notes receivable..............  $ 2,054
                                                              =======

                 LEHILL PARTNERS L.P. AND CONSOLIDATED ENTITIES

                               DECEMBER 31, 1996

     Payments of interest and principal related to mortgage notes receivable totalled $1.0 million during the year ended December 31, 1996.

5. RELATED PARTY TRANSACTIONS

     Pursuant to the terms of the partnership agreement, an asset management fee of $120,000 for the year ended December 31, 1996 was paid to RHI, as a co-general partner of Pelican Hill.

6. MANAGEMENT AGREEMENTS

     Registy Resort is operated under a management agreement between Property Directions, Inc., AUO's manager, and the Registry Hotel Corporation, as operator. The agreement provides for a basic management fee equal to 2.5% of the "Basic Fee Base" (as defined) and an incentive fee of 20% of the "Incentive Fee Base" (as defined).

     During 1996, the AUO incurred the following management fees (in 000's):

Basic management fees.......................................   $  929
Incentive fee...............................................      237
AUO manager fees............................................      124
                                                               ------
                                                               $1,290
                                                               ======

     The agreement provides a separate fee of up to 1% of guest-room revenue for actual expenses incurred related to advertising of Registry Resort ("license fee"). The license fee totaled approximately $194,000 for the year ended December 31, 1996 and is included in management fees in the accompanying consolidated statement of operations.

7. EXCESS DISTRIBUTION PROCEEDS RECEIVED

     Prior to 1996, the Company had a right to certain funds held in escrow for unit owners which were derived from the operations of Registry Resort. These funds were released in 1996 and are recorded as excess distribution proceeds received in the accompanying consolidated statement of operations.

8. SUBSEQUENT EVENTS

     On May 19, 1997, the sole shareholder of RHI, (a co-general partner of Pelican Hill), agreed to purchase the entire interests of LW-LP and certain of the other partners of Pelican Hill for a purchase price of approximately $72 million subject to an adjustment to reflect changes in the closing date, the capital contributions needed to close current condominium purchases, or a change in the current number of condominium units under contract for sale to Florida Panthers Holdings, Inc.

     Pursuant to the Merger Agreement consummated on August 13, 1997, Florida Panthers Holdings, Inc. acquired interests constituting approximately 68% of Registry Resort in exchange for approximately $75.5 million in cash, together with 918,174 shares and warrants to purchase 325,000 shares of the Company's Class A Common Stock.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Biltmore Hotel Partners

     We have audited the balance sheets of Biltmore Hotel Partners (an Arizona General Partnership), as of December 31, 1997 and 1996, and the related statements of income, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biltmore Hotel Partners (an Arizona General Partnership) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

Phoenix, Arizona
February 5, 1998, except for Note 8 as to which the date is March 2, 1998

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
                                     ASSETS
Current assets:
Cash and cash equivalents...................................  $     --   $    765
Accounts receivable, net of allowance for doubtful accounts
  of $1,212 in 1997 and $941 in 1996........................     6,739      5,964
Due from related parties....................................        --        123
Inventories.................................................     1,083        984
Prepaid expenses............................................       209         67
Reserve funds...............................................       896        967
                                                              --------   --------
Total current assets........................................     8,927      8,870
                                                              --------   --------
Property and equipment:
Land and land improvements..................................    14,344     14,345
Building and improvements...................................    39,608     39,484
Furniture, fixtures and vehicles............................    27,387     25,171
Equipment under capital leases..............................     1,459      1,459
China, linen, silverware, glassware and uniforms............       981        981
                                                              --------   --------
                                                                83,779     81,440
Less accumulated depreciation and amortization..............   (23,428)   (17,751)
                                                              --------   --------
                                                                60,351     63,689
                                                              --------   --------
Other assets:
Intangible assets, net of accumulated amortization of $5,150
  in 1997 and $4,336 in 1996................................     2,759      3,609
Reserve funds...............................................        --      1,489
Other.......................................................         7          7
                                                              --------   --------
                                                                 2,766      5,105
                                                              --------   --------
                                                              $ 72,044   $ 77,664
                                                              ========   ========
                        LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and bank overdraft.........................  $  3,918   $  1,986
Accrued expenses and other liabilities......................     7,658      5,967
Current maturities of capital lease obligations.............        25        428
Current maturities of mortgage notes payable................     1,235      1,137
Due to related parties......................................       249        382
                                                              --------   --------
Total current liabilities...................................    13,085      9,900
                                                              --------   --------
Mortgage note payable, net of current maturities............    62,192     63,328
Capital lease obligations, net of current maturities........        --         26
Partners' capital (deficit).................................    (3,233)     4,410
                                                              --------   --------
                                                              $ 72,044   $ 77,664
                                                              ========   ========

                            See accompanying notes.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1996      1995
                                                              -------   -------   -------
Revenues
  Rooms.....................................................  $26,068   $25,348   $21,835
  Food and beverage.........................................   24,196    20,676    17,378
  Other operating revenues..................................    7,021     6,769     5,607
                                                              -------   -------   -------
                                                               57,285    52,793    44,820
                                                              -------   -------   -------
Departmental costs and expenses
  Rooms.....................................................    5,699     5,167     4,052
  Food and beverage.........................................   13,198    12,108    10,503
  Other operating costs.....................................    3,136     2,728     2,749
                                                              -------   -------   -------
                                                               22,033    20,003    17,304
                                                              -------   -------   -------
Gross operating income......................................   35,252    32,790    27,516
                                                              -------   -------   -------
Undistributed operating expenses
  Administrative and general................................    4,394     5,097     4,122
  Marketing.................................................    4,290     3,927     3,767
  Energy....................................................    1,539     1,506     1,545
  Property operation and maintenance........................    2,719     2,537     2,379
                                                              -------   -------   -------
                                                               12,942    13,067    11,813
                                                              -------   -------   -------
Income before other charges.................................   22,310    19,723    15,703
Other charges
  Management fees...........................................      841       540       446
  Property taxes, insurance and rent........................    2,293     2,302     2,336
  Interest expense..........................................    5,292     4,908     4,311
  Depreciation and amortization.............................    6,491     6,438     6,070
  Other.....................................................      206       122       344
                                                              -------   -------   -------
Net income before extraordinary loss........................    7,187     5,413     2,196
Extraordinary loss from early extinguishment of debt........       --       653        --
                                                              -------   -------   -------
Net income..................................................  $ 7,187   $ 4,760   $ 2,196
                                                              =======   =======   =======

                            See accompanying notes.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                             W&S/W&S INVESTMENTS                          AZB LIMITED PARTNERSHIP
                              --------------------------------------------------   -------------------------------------
                                                                     ACCUMULATED
                              PREFERRED   PREFERRED     CAPITAL        CAPITAL       CAPITAL      ACCUMULATED
                               RETURN      CAPITAL    CONTRIBUTION    (DEFICIT)    CONTRIBUTION     DEFICIT      TOTAL
                              ---------   ---------   ------------   -----------   ------------   -----------   --------
Balance, December 31,
  1994......................   $  (472)   $ 22,000      $ 8,000        $(4,836)      $ 8,000        $(6,337)    $ 26,355
Distributions...............        --          --       (2,180)            --        (2,180)            --       (4,360)
Unpaid preferred return.....      (133)         --           --             --            --             --         (133)
Distribution of preferred
  return....................    (1,473)         --           --             --            --             --       (1,473)
Net income..................        --          --           --          1,679            --            517        2,196
                               -------    --------      -------        -------       -------        -------     --------
Balance, December 31,
  1995......................    (2,078)     22,000        5,820         (3,157)        5,820         (5,820)      22,585
Contributions...............        --          --           --             --            10             --           10
Distribution of preferred
  capital...................        --     (22,000)          --             --            --             --      (22,000)
Distribution of preferred
  return....................      (945)         --           --             --            --             --         (945)
Net income..................        --          --           --          2,565            --          2,195        4,760
                               -------    --------      -------        -------       -------        -------     --------
Balance, December 31,
  1996......................    (3,023)         --        5,820           (592)        5,830         (3,625)       4,410
Distributions...............        --          --       (7,415)            --            --         (7,415)     (14,830)
Net income..................        --          --           --          3,594            --          3,593        7,187
                               -------    --------      -------        -------       -------        -------     --------
Balance, December 31,
  1997......................   $(3,023)   $     --      $(1,595)       $ 3,002       $ 5,830        $(7,447)    $ (3,233)
                               =======    ========      =======        =======       =======        =======     ========

                            See accompanying notes.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
Cash flows from operating activities
Net income..................................................  $  7,187   $  4,760   $  2,196
Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation and amortization.............................     6,491      6,439      6,070
  Changes in assets and liabilities
     Accounts receivable....................................      (774)    (1,796)       546
     Due from related parties...............................       123       (123)        --
     Inventories............................................      (100)      (189)       142
     Prepaid expenses.......................................      (142)       165        (26)
     Current reserve funds..................................     1,560       (967)        --
     Other assets...........................................        36        (29)       154
     Accounts payable and bank overdraft....................     1,932        627       (385)
     Due to related parties.................................      (132)       172        210
     Accrued expenses and other liabilities.................     1,690     (1,716)     1,746
                                                              --------   --------   --------
Net cash provided by operating activities...................    17,871      7,343     10,653
                                                              --------   --------   --------
Cash flows from investing activities
Purchases of property and equipment.........................    (2,339)    (2,347)    (2,942)
Reserve funds for property and equipment replacement........        --     (1,489)        --
                                                              --------   --------   --------
Net cash used in investing activities.......................    (2,339)    (3,836)    (2,942)
                                                              --------   --------   --------
Cash flows from financing activities
Net proceeds from refinancing...............................        --     14,271         --
Payment of refinance costs..................................        --       (813)        --
Payment of principal on note payable........................    (1,039)      (706)      (199)
Payment of preferred return.................................        --     (1,078)    (1,732)
Payment of preferred capital................................        --    (22,000)        --
Net decrease in capital lease obligations...................      (428)      (468)      (427)
Capital contributions.......................................        --         10         --
Capital distributions.......................................   (14,830)        --     (4,360)
                                                              --------   --------   --------
Net cash used in financing activities.......................   (16,297)   (10,784)    (6,718)
                                                              --------   --------   --------
Net increase (decrease) in cash.............................      (765)    (7,277)       993
Cash at beginning of year...................................       765      8,042      7,049
                                                              --------   --------   --------
Cash at end of year.........................................  $     --   $    765   $  8,042
                                                              ========   ========   ========
Supplemental disclosure of cash flow information
Cash paid for interest......................................  $  4,856   $  4,766   $  4,212
                                                              ========   ========   ========

                            See accompanying notes.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Biltmore Hotel Partners, an Arizona general partnership (the Partnership), was formed on June 8, 1992 for the purpose of acquiring, owning, operating and renovating the Arizona Biltmore Hotel (the Hotel), a resort hotel located in Phoenix, Arizona. The Partnership was formed by AZB Limited Partnership, a Delaware limited partnership (AZB) and Aoki Realty Corporation of Arizona, an Arizona corporation and wholly owned subsidiary of Aoki Corporation, a Japanese corporation (Aoki Arizona and Aoki, respectively). AZB and AZ Biltmore Hotel (AZ Biltmore), an Arizona limited partnership and general partner of AZB, are responsible for the administration of the partnership, including all accounting and record keeping.

     On May 12, 1995, W&S Hotel Holding Corp, a wholly owned subsidiary of W&S Hotel L.L.C., acquired all of the outstanding capital stock of Westin Hotel Company (Westin) from Aoki. Concurrently, W&S Arizona Corp., also a wholly owned subsidiary of W&S Holding Corp., acquired all the issued and outstanding stock of Aoki Arizona. Subsequently, Aoki Arizona changed its name to W&S Realty Corporation of Arizona (W&S).

     On February 14, 1997 W&S Realty Investment Group L.L.C., an Arizona limited liability company and an affiliate of AZB (W&S Investments), acquired the interest of W&S Realty Corporation of Arizona in the Partnership as of January 1, 1997.

     On December 19, 1997 the Partnership entered into a contribution and exchange agreement to admit Wright-Bilt Corp, a Delaware corporation (Wright-Bilt) and a wholly owned subsidiary of Florida Panthers Holdings, Inc., a Delaware corporation (NYSE:PAW) to the Partnership. Upon the admission of Wright-Bilt to the Partnership, the Partnership will be converted to a limited liability limited partnership in which AZB and Wright-Bilt will be the general partners and AZB will be the managing general partner. (See Note 8.)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The financial statements include the consolidated accounts of the Hotel and the restaurants and other facilities wholly owned by the Partnership. The Partnership is also affiliated with the operation of a rental pool with respect to certain units of the Arizona Biltmore Hotel Villas Condominiums (Villas) located on property adjacent to the Hotel. Cash receipts generated from rental of the Villas are processed by the front desk system of the Hotel and then subsequently transferred to AZB for payment of a management fee and distribution of payments to Villas owners. The balance sheet and related statement of operation and cash flow for this affiliated operation are not included in these financial statements.

  Cash and Cash Equivalents

     Cash and cash equivalents includes amounts in-house, amounts in demand depository accounts, and liquid investments with maturities at date of purchase of 90 days or less.

  Inventories

     Inventories consist of food, beverage, operating supplies and retail store merchandise, and are stated at the lower of cost or market. Cost is primarily determined using the first-in, first-out method.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

  Reserve Funds

     Reserve Funds represent amounts on deposit with the Partnership's lender relating to property taxes, insurance and future furniture, fixture and equipment expenditures (see Note 2).

  Property and Equipment

     During 1996, the Partnership adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Impaired assets are written down to fair value. At December 31, 1997 and 1996, the Partnership does not hold any assets that meet the impairment criteria of SFAS No. 121.

     Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives as follows:

ASSETS                                                        USEFUL LIVES
------                                                        ------------
Buildings and improvements..................................      35 years
Land improvements...........................................      15 years
Furniture, fixtures and vehicles............................  3 - 12 years
China, linen, silverware, glassware and uniforms............       5 years

     One-half of the allocated costs of china, linen, silverware, glassware and uniforms purchased on June 8, 1992 has been amortized over five years. The remaining balance will be maintained as par stock. Subsequent purchases of such items are expensed.

  Intangibles

     Intangibles represent principally the estimated value of established bookings, which are being amortized over a five year period, and the estimated value of certain contracts with third parties, which are being amortized over the terms of the related contracts, at the date of acquisition of the Hotel by the Partnerships in 1992.

  Financial Instruments

     The carrying amount of receivables, accounts payable and accrued expenses, and the notes and loans payable approximates their fair value.

  Income Taxes

     No federal or state income taxes are payable by the Partnership and none have been provided in the accompanying combined financial statements. The partners are to include their respective share of taxable income or loss in their respective separate federal and state income tax returns.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

2. MORTGAGE NOTES PAYABLE

     During June 1996, the Partnership executed four notes payable to lenders totaling $65,000. These notes are secured by a Deed of Trust, Security Agreement, Assignment of Rents and Revenues and Fixture Filing with respect to the real and personal property of the Partnership related to the ownership and operation of the Hotel and other related security documents including a Pledge and Security Agreement and a Security Agreement. A substantial portion of the proceeds from the notes were used to repay the Partnership's previous mortgage note discussed below. The notes require monthly payments of principal and interest totaling $534 and mature on July 1, 2016. Interest is payable at the rate of 8.25% per annum.

     The Pledge and Security Agreement requires the Partnership to deposit 2.5% of the preceding month's gross revenue of the Hotel into a security account for future furniture, fixture and equipment expenditures. During 1997 and 1996 the Partnership deposited $1,422 and $1,489 or 2.5% and 3.0%, respectively, of the 1997 and 1996 annual gross revenues of the Hotel into the security account and withdrew $2,912 from the account in 1997. The balance of this fund is recorded as Other Assets -- Reserve Funds on the accompanying balance sheet as of December 31, 1997.

     In addition to the reserve for future furniture, fixture and equipment expenditures, the Security Agreement requires the Partnership to deposit into a second security account amounts related to the payment of property taxes and insurance. The Partnership has on deposit $896 and $967 in this security account as of December 31, 1997 and 1996, respectively. These amounts are recorded as Current Assets -- Reserve Funds on the accompanying balance sheets.

     Prior to June 1996, the mortgage note payable was due to The Equitable Life Assurance Society of the United States and was collateralized by the assets of the Hotel. All principal and unpaid interest relating to the note was due June 7, 2002. Prepayment of the note was permitted, however, a prepayment premium of the lessor of (i) 3% of the principal amount being prepaid, or (ii) a Yield Maintenance Payment, as defined in the note, was required. The Partnership paid a prepayment penalty of $1,522 related to the early payoff of this note in June 1996. At the same time, the Partnership recognized as income previously accrued interest of $869 relating to the notes graduated interest rate. The net of these two amounts has been classified as an extraordinary item, during the year ended December 31, 1996.

     Future minimum principal payments on the notes payable for the years ended December 31 are as follows:

1998........................................................  $ 1,235
1999........................................................    1,341
2000........................................................    1,455
2001........................................................    1,580
2002........................................................    1,716
Thereafter..................................................   56,100
                                                              -------
                                                              $63,427
                                                              =======

3. MANAGEMENT AGREEMENT

     The Partnership entered into a Marketing and Technical Services Agreement (the Agreement) on August 1, 1994 through December 21, 2012 with Westin. The Partnership has the right to extend the Agreement on the same terms and conditions for up to 20 years. The Agreement provides for payments to Westin of 2% of the Hotel's monthly gross revenues during the first three years of the Agreement and 4% thereafter. The Partnership incurred $1,038 and $890 in fees under the Agreement during 1996 and 1995,

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

respectively. Amounts payable under the Agreement at December 31, 1996 are included in amounts due to related parties.

     As of December 31, 1996, the Partnership terminated the Agreement with Westin and entered into a new Marketing and Technical Services Agreement (the W&S Agreement) with W&S Investments concurrently with W&S Investments' acquisition of W&S's interest in the Partnership. The W&S Agreement expires on December 31, 2012, can be extended by the Partnership for an additional period of 20 years and provides for payments to W&S Investments of 2% of the Hotel's monthly gross revenues through July 31, 1997 and 4% thereafter. The Partnership incurred $1,683 in fees under the W&S Agreement during 1997. Amounts payable under the W&S Agreement at December 31, 1997 are included in amounts due to related parties.

     The Partnership entered into an informal Management Services Agreement with AZ Biltmore during the year ended December 31, 1994 (the MS Agreement). Under the terms of the MS Agreement, the partnership pays AZ Biltmore a fee of 1% of the Hotel's monthly gross revenues through July 31, 1997 and 2% of monthly gross revenues thereafter. The Partnership incurred management fees of $841, $539 and $446 to AZ Biltmore in 1997, 1996 and 1995, respectively. Amounts payable under the MS Agreement at December 31, 1997 and 1996 are included in amounts due to related parties.

4. LEASES

     The Partnership has capital leases for a telephone system and cooling system which expire at various times through August 1998. The Partnership also has various operating leases for office equipment.

5. LITIGATION

     The Partnership is currently involved in certain legal proceedings with the Maricopa County Assessor related to the value of the Hotel for real property tax purposes. In 1993, the Partnership contested the valuation of the Hotel for 1992 and paid the real estate taxes assessed for 1992 under protest. During the appeal process, the valuation of the Hotel for 1992 was increased and the Partnership accrued an additional $450 in real estate taxes pending the final outcome of this litigation. During 1997, the Arizona Court of appeals remanded the case to the trial court with directions to adjust the valuation of the Hotel to reflect the value of intangibles included in the purchase price of the Hotel.

     For 1993, 1994 and 1995, the Partnership has accrued real property taxes as assessed, but paid these taxes under protest and appealed the valuation of the Hotel. These proceedings have been stayed pending the outcome of the 1992 appeal.

     Management of the Partnership is of the opinion that settlement of such proceedings will not have a materially adverse effect on the financial position, results of operations or cash flows of the Partnership.

6. PARTNERS' CAPITAL

     Partner capital accounts are maintained for each Partner in accordance with the terms of the Agreement of Partnership of Biltmore Hotel Partners, as amended (the Partnership Agreement). Capital accounts include initial partner contributions and have been increased by subsequent contributions and decreased by subsequent cash distributions. Profits and losses are allocated under the terms of the Partnership Agreement to the partners in a manner which causes each partner's adjusted capital account balance to equal the amounts that would be distributed to such partner if all the Partnership's assets were sold at book value and the proceeds distributed.

                            BILTMORE HOTEL PARTNERS
                        (AN ARIZONA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

     Under the terms of the Partnership Agreement, W&S was required to contribute up to $30,000 for renovation of the Hotel which would be W&S Preferred Capital as defined in the Partnership Agreement. All other capital contributions by partners are subordinated to the W&S Preferred Capital. W&S earned a preferred return on the Preferred Capital contributed, other than any capital contributed to pay the W&S Preferred Return, computed as simple interest at LIBOR plus 125 basis points. The Partnership Agreement provided that W&S was to contribute additional Preferred Capital to pay the W&S Preferred Return if cash flows from the operations of the Partnership were insufficient to pay the Preferred Return. During 1996, the Partnership distributed to W&S the W&S Preferred Capital and the balance of the W&S Preferred Return.

7. YEAR 2000 (UNAUDITED)

     The Partnership is assessing the modification or replacement of its software that may be necessary for its computer systems to function properly with respect to dates in the year 2000 and thereafter. The Partnership does not believe that the cost of either modifying existing software or converting to new software will be significant, or that the year 2000 issue will pose significant operational problems for its computer systems.

8. SUBSEQUENT EVENT

     On March 2, 1998, an affiliate of Florida Panthers Holdings, Inc. acquired a controlling ownership interest in the Arizona Biltmore Hotel pursuant to a contribution and exchange agreement dated December 19, 1997 described in Note 1.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Florida Panthers Holdings, Inc.

     We have audited the accompanying Historical Summaries of Revenues and Direct Operating Expenses of the Rental Pool Operations of the Biltmore Villas (the Rental Pool), for the years ended December 31, 1997 and 1996. These Historical Summaries are the responsibility of the management of the Rental Pool. Our responsibility is to express an opinion on these Historical Summaries based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

     The Historical Summaries have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Florida Panthers Holdings, Inc. as described in Note 1, and are not intended to be a complete presentation of the financial position and operations of the entity which manages the Rental Pool.

     In our opinion, the Historical Summaries referred to above present fairly in all material respects, the revenues and direct operating expenses of the Rental Pool Operations of the Biltmore Villas, as described in Note 1, for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

Phoenix, Arizona
May 4, 1998

               THE RENTAL POOL OPERATIONS OF THE BILTMORE VILLAS

         HISTORICAL SUMMARIES OF REVENUES AND DIRECT OPERATING EXPENSES
                                 (IN THOUSANDS)

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                1997           1996
                                                              ---------      ---------
Villa room revenues.........................................   $ 6,413        $ 3,680
Credit card and travel agent commissions....................      (309)          (170)
                                                               -------        -------
          Villa revenues....................................     6,104          3,510
Revenue participation to villa owners.......................    (3,018)        (1,730)
                                                               -------        -------
                                                                 3,086          1,780
Direct operating expenses...................................      (247)          (129)
                                                               -------        -------
Excess of revenues over direct operating expenses...........   $ 2,839        $ 1,651
                                                               =======        =======

                            See accompanying notes.

               THE RENTAL POOL OPERATIONS OF THE BILTMORE VILLAS

                   NOTES TO HISTORICAL SUMMARIES OF REVENUES
                         AND DIRECT OPERATING EXPENSES
                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     The Rental Pool Operations of the Biltmore Villas (the Rental Pool) represent the presentation of the operations of nightly rental of participating condominium units (Villas) which are located adjacent to the Arizona Biltmore Hotel, a resort hotel located in Phoenix, Arizona. The Villas are owned by affiliated and unaffiliated individuals who have entered into agreements (the Rental Pool Agreements) with AZ Biltmore Hotel Limited Partnership (the Partnership) whereby the Villas are operated as hotel units and revenue participation payments are paid to the Villas owners (see Note 3).

     At December 31, 1997 and 1996, there were 61 and 41 Villas, respectively, under management by the Partnership.

     On January 1, 1998 the Partnership assigned the rights and obligations of the Rental Pool Agreements to Biltmore Hotel Partners (BHP). On March 2, 1998, an affiliate of Florida Panthers Holdings, Inc. acquired a controlling interest in BHP. Thus, the accompanying Historical Summaries have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Florida Panthers Holdings, Inc. The Historical Summaries are not a complete presentation of the financial position and operations of the Partnership for the years ended December 31, 1997 and 1996, as no other assets, liabilities or operations of the Partnership are applicable to the Rental Pool Agreements assigned to BHP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the Historical Summaries and accompanying notes thereto. Actual results could differ from those estimates.

  Direct Operating Expenses

     Direct operating expenses are primarily comprised of maintenance and administrative costs.

3. REVENUE PARTICIPATION TO VILLA OWNERS

     In accordance with individual Rental Pool Agreements, each Villa owner is entitled to participate in the revenues generated from the rental of all Villa units on a given day in proportion to the total number of Villa units participating in the rental pool on that day. The Villa owners participation is equal to 50 percent of net villa revenues (on a per-villa basis) up to $100 annually, and 35 percent of such net villa revenues in excess of $100.

------------------------------------------------------
------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR BUY ANY NOTES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE
INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF MAY   , 1999, EXCEPT AS
OTHERWISE NOTED.

                         ------------------------------

                               TABLE OF CONTENTS
                         ------------------------------

                                       PAGE
                                       -----
Where You Can Find More Information..  (iii)
Cautionary Notice Regarding Forward
  Looking Statements.................   (iv)
Summary..............................      1
Risk Factors.........................     17
Use of Proceeds......................     25
Exchange Offer.......................     25
Capitalization.......................     32
Selected Consolidated Historical
  Financial Data.....................     33
Unaudited Condensed Consolidated Pro
  Forma Financial Statements.........     35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     43
Our Business.........................     57
Management...........................     71
Executive Compensation...............     76
Security Ownership of Certain
  Beneficial Owners and Management...     79
Certain Relationships and
  Transactions.......................     82
Description of Certain
  Indebtedness.......................     84
Description of Notes.................     87
Registration Rights; Liquidated
  Damages............................    125
Plan of Distribution.................    127
Certain United States Federal Income
  Tax Considerations.................    128
Legal Matters........................    132
Experts..............................    132
Index to Consolidated Financial
  Statements.........................    F-1

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                  $340,000,000

                                      LOGO

                        FLORIDA PANTHERS HOLDINGS, INC.

                           9 7/8% SENIOR SUBORDINATED
                                 NOTES DUE 2009

                               ------------------

                                   PROSPECTUS
                               ------------------
                                  MAY   , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation, as amended provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Bylaws, as amended, provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

     The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     A. Exhibits

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
 3.1          Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
              Statement on Form S-4 -- SEC File No. 333-28951)
 3.2          By-Laws of the Company (incorporated by reference to Exhibit
              3.2 to the Company's Registration Statement on Form
              S-4 -- SEC File No. 333-28951)
 4.1          Form of 9 7/8% Senior Subordinated Notes to be issued upon consummation of the Exchange Offer (included as part of the
              Indenture filed as Exhibit 4.4 hereto)
 4.2          Senior Subordinated Guarantees dated April 21, 1999 of the
              Guarantors (included as part of the Indenture filed as
              Exhibit 4.4 hereto)
 4.3          Indenture dated April 21, 1999, between the Company, the
              Guarantors and The Bank of New York, including table of
              contents and cross-reference table
 4.4          Registration Rights Agreement dated April 21, 1999, between the Company, the Guarantors and the Initial Purchasers
 4.5          Credit Agreement, dated as of April 21, 1999, by and among the Florida Panthers Hotel Corporation, the Initial Lenders
              named therein, Bear, Stearns & Co. Inc., as Syndication
              Agent, and Bankers Trust Company, as Administrative Agent.
 5.1          Opinion of Akerman, Senterfitt & Eidson, P.A.
12.1          Statement of Computation of Ratio of Earnings to Fixed
              Charges
23.1          Consent of Arthur Andersen LLP
23.2          Consent of KPMG LLP
23.3          Consent of PricewaterhouseCoopers LLP
23.4          Consent of Ernst & Young LLP
23.5          Consent of Ernst & Young LLP
23.6          Consent of Akerman, Senterfitt & Eidson, P.A. (included in
              Exhibit 5.1 above)
24.1          Powers of Attorney (included as part of the signature page hereto)
25.1          Form T-1 Statement of Eligibility of Trustee
99.1          Letter of Transmittal relating to the Exchange Offer
99.2          Notice of Guaranteed Delivery relating to the Exchange Offer

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement on any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 6th day of May, 1999.

                                          FLORIDA PANTHERS HOLDINGS, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Pierce and Richard L. Handley as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ H. WAYNE HUIZENGA                     Chairman of the Board (Principal                    May 6, 1999
----------------------------------------    Executive Officer)
H. Wayne Huizenga

/s/ RICHARD C. ROCHON                     Vice Chairman and President                         May 6, 1999
----------------------------------------
Richard C. Rochon

/s/ WILLIAM M. PIERCE                     Senior Vice President, Treasurer and                May 6, 1999
----------------------------------------    Chief Financial Officer (Principal
William M. Pierce                           Financial Officer)

/s/ STEVEN M. DAURIA                      Vice President and Corporate                        May 6, 1999
----------------------------------------    Controller (Principal Accounting
Steven M. Dauria                            Officer)

/s/ STEVEN R. BERRARD                     Director                                            May 6, 1999
----------------------------------------
Steven R. Berrard

/s/ DENNIS J. CALLAGHAN                   Director                                            May 6, 1999
----------------------------------------
Dennis J. Callaghan

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ MICHAEL S. EGAN                       Director                                            May 6, 1999
----------------------------------------
Michael S. Egan

/s/ CHRIS EVERT                           Director                                            May 6, 1999
----------------------------------------
Chris Evert

/s/ HARRIS W. HUDSON                      Director                                            May 6, 1999
----------------------------------------
Harris W. Hudson

/s/ GEORGE D. JOHNSON, JR.                Director                                            May 6, 1999
----------------------------------------
George D. Johnson, Jr.

/s/ HENRY LATIMER                         Director                                            May 6, 1999
----------------------------------------
Henry Latimer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        2301 MGT., LTD.

                                          By: 2301 SE 17TH ST, INC., general
                                          partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of 2301 Mgt., Ltd., by the following persons in the capacities indicated below at 2301 SE 17th St, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          2301 SE 17TH ST, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director             May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and           May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                      2301 SE 17TH ST., LTD.

                                        By: MGT., LTD., general partner

                                          By: 2301 SE 17TH ST, INC., general
                                          partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of 2301 SE 17th St., Ltd., by the following persons in the capacities indicated below at 2301 SE 17th St, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          ARENA DEVELOPMENT COMPANY, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        ARENA DEVELOPMENT COMPANY, LTD.

                                          By: ARENA DEVELOPMENT COMPANY, INC.,
                                              general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Arena Development Company, Ltd., by the following persons in the capacities indicated below at Arena Development Company, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          ARENA OPERATING COMPANY, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        ARENA OPERATING COMPANY, LTD.

                                          By: ARENA OPERATING COMPANY, INC.,
                                              general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Arena Operating Company, Ltd., by the following persons in the capacities indicated below at Arena Operating Company, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        BILTMORE HOTEL PARTNERS, L.L.L.P.

                                          By: WRIGHT-BILT CORP., general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Biltmore Hotel Partners, L.L.L.P., by the following persons in the capacities indicated below at Wright-Bilt Corp. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          BOCA BY DESIGN, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          BOCA RATON CATERERS, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          BOCA RATON RESORT AND CLUB, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          COYOTE HOLDINGS, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          DECOMA INVESTMENT, INC. I

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          DECOMA INVESTMENT, INC. II

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        DESERT JEWEL DESTINATIONS L.L.C.

                                          By: BILTMORE HOTEL PARTNERS,
                                            L.L.L.P., managing member

                                            By: WRIGHT-BILT CORP.,
                                              general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Desert Jewel Destinations L.L.C., by the following persons in the capacities indicated below at Wright-Bilt Corp. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FLORIDA GOLF MANAGEMENT, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FLORIDA HOSPITALITY SERVICES, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FLORIDA PANTHERS HOCKEY CLUB, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        FLORIDA PANTHERS HOCKEY CLUB, LTD.

                                          By: FLORIDA PANTHERS HOCKEY
                                            CLUB, INC., general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Florida Panthers Hockey Club, Ltd., by the following persons in the capacities indicated below at Florida Panthers Hockey Club, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FLORIDA PANTHERS HOTEL CORPORATION

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FLORIDA PANTHERS ICE VENTURES, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FLORIDA PANTHERS NAPLES, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FPH MANAGEMENT, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          FPH/RHI MERGER CORP., INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        LEHILL PARTNERS L.P.

                                          By: PELICAN HILL ASSOCIATES, L.P.,
                                            general partner

                                            By: RESORTHILL, INC., general
                                                partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of LeHill Partners L.P., by the following persons in the capacities indicated below at ResortHill, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          MIZNER CENTER, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS AHL HOCKEY CORP.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS BOCA GENERAL PARTNER, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS BOCA LIMITED PARTNER, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS BRGP CORPORATION

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        PANTHERS BRHC LIMITED

                                          By: PANTHERS BRGP CORPORATION,
                                            general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Panthers BRHC Limited, by the following persons in the capacities indicated below at Panthers BRGP Corporation and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS BRHC MANAGEMENT
                                          CORPORATION

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS BRLP CORPORATION

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS EDGEWATER RESORT, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS GREY OAKS, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          PANTHERS PLANTATION GOLF, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        PANTHERS RPN LIMITED

                                          By: PANTHERS EDGEWATER RESORT,
                                            INC., general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Panthers RPN Limited, by the following persons in the capacities indicated below at Panthers Edgewater Resort, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        PELICAN HILL ASSOCIATES, L.P.

                                          By: RESORTHILL, INC., general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Pelican Hill Associates, L.P., by the following persons in the capacities indicated below at ResortHill, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        PER, L.L.C.

                                          By: PANTHERS EDGEWATER RESORT,
                                            INC., managing member

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of PER, L.L.C., by the following persons in the capacities indicated below at Panthers Edgewater Resort, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          RAHN BAHIA, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                        RAHN BAHIA MAR, G.P., LTD.

                                          By: RAHN BAHIA MAR, INC.,
                                          general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Rahn Bahia Mar, G.P., Ltd., by the following persons in the capacities indicated below at Rahn Bahia Mar, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          RAHN BAHIA MAR, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                      RAHN BAHIA MAR, LTD.

                                        By: RAHN BAHIA MAR, G.P., LTD.,
                                           general partner

                                          By: RAHN BAHIA MAR, INC.,
                                            general partner

                                            By: /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on behalf of Rahn Bahia Mar, Ltd., by the following persons in the capacities indicated below at Rahn Bahia Mar, Inc. and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          RAHN BAHIA MAR MGMT., INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          RAHN PIER, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          RAHN PIER MGT., INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          RESORTHILL, INC.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on May 6, 1999.

                                          WRIGHT-BILT CORP.

                                          By: /s/ WILLIAM M. PIERCE
                                            ------------------------------------
                                            William M. Pierce
                                            Vice President and Sole Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William M. Pierce and Richard L. Handley, and each of them, his or her true and lawful name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                 TITLE                            DATE
               ----------                                 -----                            ----
/s/ WILLIAM M. PIERCE                     Vice President and Sole Director                    May 6, 1999
----------------------------------------    (Principal Executive Officer)
William M. Pierce

/s/ STEVEN M. DAURIA                      Treasurer (Principal Financial and                  May 6, 1999
----------------------------------------    Accounting Officer)
Steven M. Dauria

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
 3.1          Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
              Statement on Form S-4 -- SEC File No. 333-28951).
 3.2          By-Laws of the Company (incorporated by reference to Exhibit
              3.2 to the Company's Registration Statement on Form
              S-4 -- SEC File No. 333-28951).
 4.1          Form of 9 7/8% Senior Subordinated Notes to be issued upon consummation of the Exchange Offer (included as part of the
              Indenture at Exhibit 4.4 hereto).
 4.2          Senior Subordinated Guarantees dated April 21, 1999 of the
              Guarantors (included as part of the Indenture filed as
              Exhibit 4.4 hereto).
 4.3          Indenture dated April 21, 1999, between the Company, the
              Guarantors and The Bank of New York, including table of
              contents and cross-reference table.
 4.4          Registration Rights Agreement dated April 21, 1999, between the Company, the Guarantors and the Initial Purchasers.
 4.5          Credit Agreement, dated as of April 21, 1999, by and among the Florida Panthers Hotel Corporation, the Initial Lenders
              named therein, Bear, Stearns & Co. Inc., as Syndication
              Agent and Bankers Trust Company, as Administrative Agent.
 5.1          Opinion of Akerman, Senterfitt & Eidson, P.A.
12.1          Statement of Computation of Ratio of Earnings to Fixed
              Charges
23.1          Consent of Arthur Andersen LLP
23.2          Consent of KPMG LLP
23.3          Consent of PricewaterhouseCoopers LLP
23.4          Consent of Ernst & Young LLP
23.5          Consent of Ernst & Young LLP
23.6          Consent of Akerman, Senterfitt & Eidson, P.A. (included in
              Exhibit 5.1 above)
24.1          Powers of Attorney (included as part of the signature page hereto)
25.1          Form T-1 Statement of Eligibility of Trustee
99.1          Letter of Transmittal relating to the Exchange Offer.
99.2          Notice of Guaranteed Delivery relating to the Exchange
              Offer.